Exhibit 10.1

THIS EXHIBIT AND THE ACCOMPANYING SCHEDULES HAVE BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

DATED April 1, 2018

(1) ASPEN INSURANCE UK SERVICES LIMITED

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(2) ASPEN INSURANCE U.S. SERVICES, INC.

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(3) ASPEN BERMUDA LIMITED

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(4) GENPACT INTERNATIONAL, INC.

OUTSOURCING AGREEMENT

CONTENTS

PART A DEFINITIONS AND INTERPRETATION6
1.DEFINITIONS    6
2.INTERPRETATION    6
PART B TERM AND SERVICE PROVISION7
3.TERM    7
4.SERVICES    7
5.DELAY    9
6.ACCEPTANCE    10
7.TRANSITION    11
8.Governance, Reporting and Performance    11
9.CHANGE CONTROL    12
PART C PERFORMANCE AND QUALITY13
10.HOLDBACK, SERVICE LEVELS AND LIQUIDATED DAMAGES    13
11.SERVICE IMPROVEMENT AND ADVANCES IN TECHNOLOGY    13
12.TRANSFORMATION OPPORTUNITIES AND REFERENCE    14
PART D OPERATION OF THE SERVICES14
13.ASSETS    14
14.CO-OPERATION AND THIRD PARTY CONTRACTS    15
15.PERSONNEL    16
16.SERVICE LOCATIONS    17
17.SUB-CONTRACTORS    17
18.DATA AND SECURITY REQUIREMENTS    18
19.DISASTER RECOVERY    19
20.REGULATORY MATTERS AND AUDIT RIGHTS    19
21.CUSTOMER DEPENDENCIES    21
PART E PAYMENT22
22.CHARGES    22
23.TAX    23
24.Value for Money/Benchmarking    23
PART F INTELLECTUAL PROPERTY, CONFIDENTIALITY AND DATA PROTECTION24
25.INTELLECTUAL PROPERTY RIGHTS    24
26.CONFIDENTIAL INFORMATION    25
27.DATA PROTECTION    26
28.PUBLICITY    28
PART G REPRESENTATIONS, WARRANTIES AND INDEMNITIES29
29.REPRESENTATIONS AND WARRANTIES    29

30.INDEMNITIES    30
PART H IMPACT OF A FAILURE TO PERFORM31
31.FORCE MAJEURE    31
32.STEP IN    32
33.ENHANCED CO-OPERATION    32
34.LIABILITY    34
35.INSURANCE    36
PART I TERMINATION37
36.TERMINATION    37
37.Termination Assistance/Exit    38
PART J MISCELLANEOUS PROVISIONS39
38.COMPLIANCE WITH LAWS    39
39.TRANSFER OF THIS AGREEMENT    39
40.NO PARTNERSHIP, AGENCY ETC    40
41.NOTICES    40
42.THIRD PARTY RIGHTS    41
43.SURVIVAL    41
44.SEVERABILITY    41
45.ENTIRE AGREEMENT    41
46.WAIVER    41
47.CORPORATE SOCIAL RESPONSIBILITY, COMPLIANCE WITH LAWS AND LLOYDS CENTRE OF EXCELLENCE    42
48.CUMULATIVE REMEDIES    43
49.DISPUTE RESOLUTION    43
50.COUNTERPARTS    44
51.GOVERNING LAW AND JURISDICTION    44

SCHEDULES

Schedule 1    Definitions
Schedule 2    Service Tower Specification
Schedule 3    Service Levels and Service Credits
Schedule 4    Customer Dependencies
Schedule 5    Sub-Contractor List
Schedule 6    Standards and Polices
Schedule 7    Security – IT & Physical
Schedule 8    Transition and Transformation
Schedule 9     Form of Local Agreement
Schedule 10    Charging & Invoicing
Schedule 11    Benchmarking Procedure
Schedule 12    Governance and Service Management
Schedule 13    Contract Change Control Procedure
Schedule 14     Sequence Licence
Schedule 15    Exit Plan and Service Transfer Arrangements
Schedule 16    Business Continuity and DR Plan
Schedule 17    Staff Transfer
Schedule 18    Key Personnel
Schedule 19    Transferring Contracts/Right to Use
Schedule 20     Transferring Assets
Schedule 21    Data Processing and Transfer
Schedule 22    Locations and Site Licence
Schedule 23     Service Provider’s IT Solution Document
Schedule 24    Pro-forma Statement of Work
Schedule 25    Parent Company Guarantee

THIS AGREEMENT is made on April 1, 2018

BETWEEN:

(1)	ASPEN INSURANCE UK SERVICES LIMITED a company incorporated in England with registered number 04270446, whose registered office is at 30 Fenchurch Street, London, EC3M 3BD (the “UK Customer”); and

(2)	ASPEN INSURANCE U.S. SERVICES, INC. a company incorporated in Delaware, United States, whose registered office is at 1209 Orange Street, Wilmington, DE 19801 (the “US Customer”);

(3)
ASPEN BERMUDA LIMITED a company incorporated in Bermuda with company number 127314 and registration number 32866, whose registered office is at 141 Front Street, Hamilton HM 19, Bermuda (the “Bermuda Customer”); and

(4)	GENPACT INTERNATIONAL, INC. a company incorporated in Delaware, United States, whose registered office is at 1155 Avenue of the Americas 4th Floor, New York, NY 10036 (the “Service Provider”).

Together, the UK Customer, the US Customer and the Bermuda Customer are referred to in this Agreement in the singular form as the “Customer”.

WHEREAS:

(A)	The Customer wishes to outsource the provision and management of its business processes to the Service Provider.

(B)	The Customer’s business processes are currently undertaken in-house. Under this Agreement those business processes shall be separated from that arrangement and provided by the Service Provider.

(C)
The Service Provider is experienced in the design, development and implementation of business process systems and the provision of managed services and wishes to be responsible for the provision and management of the Customer’s business process services functions.

(D)
The Customer issued a request for solution (“RFS”) on 8 November 2017, and the Service Provider responded to the RFS (the “Response”) on 30 November 2017. Subsequently the Service Provider presented its best and final offer (“BAFO”) to the Customer on 2 March 2018.

(E)
On the basis of the Service Provider’s Response, its BAFO and subsequent discussion between the Parties the Customer agreed to enter into negotiations with the Service Provider and the Service Provider agreed to commence the process of pre-Transition due diligence work.

(F)
The Customer now therefore wishes to procure and the Service Provider wishes to provide the Services to the Customer, subject to and in accordance with the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

PART A DEFINITIONS AND INTERPRETATION

1.	DEFINITIONS

1.1	In this Agreement, unless the context otherwise requires, the capitalised terms used herein shall have the meanings set out in Schedule 1 (Definitions).

2.	INTERPRETATION

2.1	In this Agreement a reference to:

2.1.1	a “person” includes bodies corporate and unincorporated associations of people;

2.1.2
a clause, Schedule, paragraph, section, Exhibit, Appendix or Annex are, except where otherwise stated, a reference to a clause, Schedule, paragraph, section, Exhibit, Appendix or Annex to this Agreement. The Schedules form part of this Agreement and shall be read as though they were set out in this Agreement;

2.1.3	a word importing one gender shall (where appropriate) include any other gender and a word importing the singular shall (where appropriate) include the plural and vice versa;

2.1.4
any statute or statutory provision includes, except where otherwise stated, the statute or statutory provision as amended, consolidated or re-enacted from time to time and includes any subordinate legislation made under the statute or statutory provision (as so amended, consolidated or re-enacted) from time to time;

2.1.5
“including”, “includes” and “in particular” are illustrative, none of them shall limit the sense of the words preceding it and each of them shall be deemed to incorporate the expression “without limitation”. “Other” and “otherwise” are also illustrative and shall not limit the sense of the words preceding them;

2.1.6
words denoting persons include bodies corporate and unincorporated associations and vice versa where the context requires. The words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 and schedule 6 of the Companies Act 2006;

2.1.7	the index and headings in this Agreement and any descriptive notes in brackets are for convenience only and shall not affect its interpretation; and

2.1.8
in the case of any inconsistency between any provision of the Schedules to this Agreement and any term of this Agreement the latter shall prevail. In the case of any inconsistency between any provision of the Annexes or Appendices and any provision of the Schedules, the latter shall prevail.

PART B TERM AND SERVICE PROVISION

3.	TERM

3.1
The term of this Agreement shall begin on the Effective Date and shall expire (unless terminated earlier or extended in accordance with this Agreement) four (4) years from 31 March 2019 (such period being the “Initial Term”). From the Effective Date, the Service Provider shall commence Transition and Committed Transformation activities with a view to commencing a pre-identified scope of Services on 27 July 2018 such date being the planned date for completion of the Parallel Run activities, whether or not such activities are successfully concluded by that date (the “First Service Commencement Date”) (each subsequent transfer of a service being a “Subsequent Service Commencement Date” and together them all being a “Service Commencement Date”).

3.2
The Customer may, in its sole discretion, extend the Initial Term by up to three (3) further periods of one (1) year from the expiry of the Initial Term, by giving written notice to the Service Provider at least ninety (90) days prior to the expiry of the Initial Term or an extension period, as applicable.

3.3	The Service Provider shall provide notice to the Customer of the expiry of the Initial Term and any extension period at least one hundred and eighty (180) days prior to the same.

3.4
The Customer may require that local services agreements (“Local Agreements”) or Statements of Work are put in place between its Affiliates and the Service Provider or its Affiliates pursuant to which the provision of local delivery of certain of the Services may be managed. The Service Provider agrees that subject always to agreement on the appropriate invoicing and taxation arrangements it shall not unreasonably withhold its consent to the agreement of such Local Agreements and/or Statements of Work and further agrees that any such Local Agreements and/or Statements of Work shall incorporate all of the terms of this Agreement save as specified and agreed by the executing parties in such Local Agreement or Statement of Work and approved in writing by the Customer and the Service Provider. The Parties have agreed a form of Local Agreement (as set out in Schedule 9) and Statement of Work (as set out in Schedule 24) and agree to use such pro-formas as the basis of any Local Agreement or Statement of Work. The Parties further agree that on or before the First Service Commencement Date they shall conclude Local Agreements between the Service Provider and each of the UK Customer, the US Customer and the Bermuda Customer.

3.5
The Parties have agreed that the UK Customer shall be entitled to make decisions and provide instructions to the Service Provider pursuant to this Agreement as “the Customer” for and on behalf of each of the US Customer and the Bermuda Customer.

4.	SERVICES
General

4.1	The Service Provider shall provide the Services to the Customer and the Customer Group in accordance with the terms of the Agreement and also:

4.1.1	in accordance with the requirements set out in the applicable Schedules save for immaterial or cosmetic deviations;

4.1.2	with diligence, professionalism and in accordance with Good Industry Practice (defined below);

4.1.3	with sufficient, suitably trained and qualified resources to provide the Services;

4.1.4	in a cost-effective manner, but without prejudice to the level of quality and performance required;

4.1.5	in accordance with the relevant time frames specified or if none are specified, within a reasonable time frame;

4.1.6	in material compliance with the Customer Standards and Policies made available to it in writing from time to time (with changes managed via the Contract Change Control Procedure);

4.1.7	to meet or exceed any Service Levels; and

4.1.8	at Customer Locations or from Service Provider Service Locations approved in writing by the Customer.

4.2	The Service Provider shall adopt processes and related behaviour that shall:

4.2.1	support closely the Customer’s business model and business objectives;

4.2.2	enable the Customer and its Service Provider to respond promptly and effectively to predictable and unpredictable change;

4.2.3	promote rational, fact based problem solving;

4.2.4	increase ease of communication and understanding;

4.2.5	increase openness, reliability and consistency;

4.2.6	facilitate the identification and deployment of creative solutions to optimise value; and

4.2.7	reflect the partnership principles methodology.

4.3
The Customer considers “scope creep” to be a particular risk in any outsourcing project and considers that its service providers, as experts in the field, should take responsibility for managing the downside risk of scope creep. In recognition of this, the Service Provider agrees that if any services, functions or responsibilities not specifically described in the Agreement or any are required for, incidental to or customarily included in, the performance and provision of the Services they shall be implied by and automatically included within the applicable Schedule and the agreed Charges, to the same extent and the same manner as if specifically described in the Agreement.

4.4	The Services shall be deemed to include:

4.4.1
any services, functions or responsibilities performed within the twelve (12) month period immediately preceding the Effective Date by the Customer’s employees, agents and/or contractors whose functions were displaced as a result of this Agreement, even if the service, function or responsibility is not specifically described in this Agreement unless such function or responsibility is specifically identified in this Agreement as either no longer being required or as being the responsibility of the Customer; and

4.4.2
any services, functions and responsibilities reflected in those categories of the Customer’s budget that the Service Provider is assuming pursuant to the Agreement unless the same are specifically identified in this Agreement as either no longer being required or as being the responsibility of the Customer.

4.5	The Service Provider shall increase or decrease the amount of the Services according to the Customer’s demand for these Services and the Customer reserves the right to add or remove Services.

4.6	Except as otherwise expressly provided in this Agreement, the Service Provider shall be responsible for providing all the facilities, personnel and other resources necessary to provide the Services.

4.7
The Customer reserves the right, in its sole discretion, to provide any or all of the Services itself or to contract with Third Party Service Providers to perform all or any part of the Services at any time.

Suspension

4.8	The Customer shall have the right to suspend the provision of Services at any time where either:

4.8.1	the provision of Services is, in the Customer’s reasonable opinion, having an adverse impact on the Customer’s business or the experience of its customers or staff; or

4.8.2	the Service Provider is in material breach of its obligations under this Agreement.

4.9	In the event of suspension pursuant to clause 4.8, the Service Provider shall:

4.9.1	in the case of both clauses 4.8.1 and 4.8.2 immediately cease providing the affected Services; and

4.9.2	in the case of clause 4.8.2 only, and save to the extent any ramp down benching or other costs are agreed in this Agreement, will cease to have any entitlement to charge for the Services.

4.10
The Customer shall have the right to require that any Services suspended pursuant to clause 4.8 re-start at any time provided that if the period of suspension has continued for longer than one (1) month, at least one (1) week’s notice shall be required and if the period of suspension has continued for longer than three (3) months, at least one (1) month’s notice shall be required.

5.	DELAY

5.1
If the Service Provider becomes aware that the provision of the Services or any other activity under this Agreement is being, or in its reasonable estimation is likely to be, delayed or interrupted (for whatever reason), such that it shall not meet any of its obligations under this Agreement, then the Service Provider shall, unless otherwise agreed by the Customer, give written notice immediately to the Customer of the relevant circumstances (the “Delay Notice”). The giving of such notice shall not prejudice the Customer’s rights under this Agreement.

5.2	The Delay Notice shall:

5.2.1	identify the cause or causes of the delay or interruption;

5.2.2	state whether, and to what extent, the delay or interruption is, or is expected to be, caused by a Force Majeure Event;

5.2.3	provide details of the delay or interruption and its expected duration;

5.2.4
identify clearly which Services, Milestones (if any), Performance Standards and/or other Agreement obligations are likely to be affected and, in the reasonable opinion of the Service Provider, the extent to which they are likely to be affected; and

5.2.5	identify as far as possible the extent to which the Service Provider’s fulfilment of the relevant obligations under this Agreement will be delayed, interrupted or otherwise affected.

5.3	If the Service Provider fails to achieve a Milestone, at no additional charge to the Customer, and without prejudice to the Customer’s other rights, the Service Provider shall (as the case may be):

5.3.1	continue to provide the Services so as to meet the Milestone or complete Transition as soon as possible after the Milestone Date; or

5.3.2	re-perform the Services so as to meet the Milestone or complete Transition as soon as possible after the Milestone Date; and

5.3.3	ensure that any cost reductions planned to take effect at such Milestone shall in any event be realised by the Customer as of the planned Milestone Date.

5.4
If the delay or interruption continues for more than five (5) Business Days, the Service Provider shall provide the Customer periodically (and at least on a weekly basis) with updated information in relation to the matters referred to in clause 5.2, notwithstanding any discussions or negotiations relating to the continued performance of this Agreement following a Force Majeure Event or the Customer exercising its other rights.

6.	ACCEPTANCE

6.1
Where applicable, the Parties shall agree and set out Acceptance Criteria for each Acceptance Item and the rest of this clause 6 shall apply. If no such procedures or criteria are set out, the Services provided under the Agreement shall be deemed accepted upon receipted delivery to the Customer and the remaining clauses of this clause 6 shall not apply, save that in the case of documentary Deliverables any failure to comply with a requirement that they be clearly and concisely set out with no material errors or omissions shall entitle the Customer to require that they be rectified and redelivered at no additional charge.

6.2	The Service Provider must undertake its own internal testing of any Acceptance Item before submitting it to the Customer for acceptance testing.

6.3	The Service Provider must provide the Customer with at least seven (7) Business Days’ notice prior to submitting any item for acceptance testing.

6.4
Unless otherwise agreed between the Parties, the Customer shall conduct the acceptance testing promptly after receiving the Acceptance Item and promptly notify the Service Provider whether it accepts, rejects or conditionally accepts the Acceptance Item. The Customer shall promptly issue an Acceptance Certificate if it accepts or conditionally accepts the Acceptance Item.

6.5	The Service Provider shall provide all reasonable support to the Customer in relation to conducting the acceptance testing at no additional charge.

6.6
If the Service Provider conducts the acceptance testing, the Customer shall be entitled to observe the acceptance testing and shall provide reasonable support to the Service Provider in relation to the conduct of the acceptance testing.

6.7
If an Acceptance Item is rejected, the Customer shall provide reasons for such rejection, and the Service Provider shall remedy the relevant defects at no additional charge and re-submit the Acceptance Item to the Customer as soon as reasonably practicable but in all cases within seven (7) Business Days or such longer period as may be reasonable in the circumstances and as such longer period is stipulated in the applicable Transition Plan, Transformation Plan or Change Control Note.

6.8	If an Acceptance Item is rejected a second time, without prejudice to any other rights the Customer may have, the Customer shall have the option to:

6.8.1	require the Service Provider to rectify any defects and re-submit the Acceptance Item for acceptance;

6.8.2	accept the Acceptance Item subject to an equitable reduction in fees (which shall be at least 10% or such other greater sum as is agreed); or

6.8.3
immediately terminate the affected Services for material breach and be refunded all Charges paid under this Agreement in connection with the same, in which case the Customer shall not use the rejected Acceptance Item.

6.9	In no circumstances shall the Customer be deemed to have accepted an Acceptance Item, other than where it is unconditionally accepted and an Acceptance Certificate is issued.

6.10
If the Customer conditionally accepts an Acceptance Item, it shall notify the Service Provider of the conditions to which the acceptance is subject and the Acceptance Item shall not be fully accepted until such conditions have been met. Any payments related to acceptance shall not be triggered by a conditional acceptance unless agreed otherwise in writing in a Change Request, it being agreed that such agreement may include an agreement that the defects or backlog of issues shall be completed within an agreed period.

7.	TRANSITION

7.1
The Transition Plan in Schedule 8 (Transition and Transformation) sets out full details of how the current service provision shall be separated from the remaining Customer-provided activities and then migrated to the Service Provider after the Effective Date. The Service Provider shall perform the Transition and any further implementation or Transformation Projects:

7.1.1	so as to cause minimal disruption to the business of the Customer (and in any event only that disruption agreed in the Transition Plan or other applicable Transformation Plan); and

7.1.2	in accordance with the Milestones set out in the agreed Transition Plan (or other applicable Transformation Plan).

7.2
The Service Provider shall be responsible for the overall management of the project and shall identify and resolve, or assist the Customer in the identification and resolution of, any problems encountered in the timely completion of each task identified in the Transition Plan (or other applicable Implementation Plan), whether the task is the responsibility of the Service Provider, the Customer or a third party.

7.3
The Service Provider shall provide the Customer with weekly progress reports that describe in reasonable detail the current status of the Transition, indicate the progress of the work being performed, identify any actual or anticipated problems or delays, assess the impact of such problems or delays on the Supplier’s provision of the Services and describe all actions being taken or to be taken to remedy such problems or delays.

7.4
The Service Provider further agrees that the Acceptance procedure set out in clause 6 shall apply with the Acceptance Item being the effective transfer of the applicable service to the Service Provider.

8.	GOVERNANCE, REPORTING AND PERFORMANCE
Governance

8.1	The Service Provider shall comply with the Customer’s governance requirements as set out in Schedule 12 (Governance and Service Management) at no additional charge.
Procedures Manual

8.2
The Service Provider shall develop within one (1) week of completion of each Parallel Run activities carried out pursuant to each applicable Transition and Transformation Plan and maintain (subject always to approval by the Customer) a policy and procedures manual (the “Procedures Manual”) that describes, at a minimum:

8.2.1	how the Services are to be performed and delivered;

8.2.2	the Equipment and Software to be used;

8.2.3	the relevant Documentation including operations manuals and user guides;

8.2.4	the quality assurance procedures approved by the Customer;

8.2.5	the supervision, monitoring, staffing, reporting, planning and oversight activities to be undertaken by the Service Provider;

8.2.6	the Service Provider’s problem management escalation procedures;

8.2.7	other pertinent Service Provider standards and procedures; and

8.2.8	the Standards and Policies.

8.3
The Service Provider shall update and maintain the Procedures Manual at least annually and the Customer and the Service Provider shall agree on any policies and procedures to be included within the same.

8.4	Until the Procedures Manual is approved, the Service Provider shall perform the Services consistent with existing Customer Standards and Policies.
Escalation

8.5
The Service Provider agrees that if an agreed trigger event occurs (it being agreed that this shall include if: (i) there are repeated delivery or service failures; (ii) there is a major one off failure such as a failure to achieve Transition Milestones; (iii) and/or it fails to comply with its rectification obligations) then it will commit to executive escalation as follows:

8.5.1
as a first level of executive escalation (“Executive Escalation (a)”) the Service Provider has agreed that should Executive Escalation (a) be triggered then Service Provider’s Global Operating Leader (named in the Agreement as a member of the Key Personnel) shall relocate to the Customer’s offices for four (4) full Business Days per week to lead the Service Provider’s team and to explain progress; and the Service Provider’s Chief Operations Officer or his or her nominee who shall be of at least equivalent standing/seniority shall telephone the Customer’s CEO once each week to report progress. Without prejudice to its other rights and remedies the Customer may in its sole and absolute discretion elect to waive or defer Executive Escalation (a); and

8.5.2
as a second level of executive escalation (“Executive Escalation (b)”) the Service Provider has agreed that should Executive Escalation (a) not result in the successful resolution of the issue that gave rise to Executive Escalation (a) then the Service Provider’s Chief Operations Officer or his or her nominee who shall be of at least equivalent standing/seniority (and not the person already identified as Executive Escalation (a)) shall relocate to the Customer’s offices for three (3) full Business Days per week to lead the Service Provider’s team and to explain and report progress. Without prejudice to its other rights and remedies the Customer may in its sole and absolute discretion elect to waive or defer Executive Escalation (b).

9.	CHANGE CONTROL

9.1
No variation of this Agreement shall be effective unless made in writing, signed by or on behalf of the Parties and expressed to be such a variation. Pursuant to clause 3.5, the Parties agree that the UK Customer may bind all of the UK Customer, US Customer and the Bermuda Customer with respect to agreeing such variations.

9.2
Day-to-day operational changes to the Services shall be effected in accordance with the process set out in paragraph 1.3 of Schedule 13 (Contract Change Control Procedure), which shall be incorporated into the Procedures Manual. Such changes shall not result in any alteration to the Charges.

9.3	Additions of New Services, major alterations to the Services or other variations to this Agreement shall be effected through Schedule 13 (Contract Change Control Procedure).

PART C PERFORMANCE AND QUALITY

10.	HOLDBACK, SERVICE LEVELS AND LIQUIDATED DAMAGES

10.1
If the Service Provider fails to achieve a Key Milestone for any reason other than a Force Majeure Event or a failure by the Customer to meet a Customer Dependency, without prejudice to its other rights and remedies, the Customer may claim the Liquidated Damages associated with that Key Milestone (if any), in which case:

10.1.1
the Liquidated Damages amount shall be deducted from the next invoice or paid to the Customer if there are no further invoices due to be rendered under the Agreement within thirty (30) days from the date of the invoice issued by the Customer; and

10.1.2	the Parties agree that the Liquidated Damages are a genuine pre-estimate of some of the loss the Customer is likely to suffer as a result of the Service Provider’s failure to achieve a Milestone.

10.2
The Service Provider agrees that [***] per cent ([***]%) of any payments made during or at the completion of Transition shall be held back (the “Holdback”) pending final completion of all Transition activities and cut over to the provision of Services by the Service Provider in accordance with the agreed Service Levels.

10.3
The Service Provider acknowledges that any failure to provide a Service to a Performance Standard may have a material adverse impact on the business and operations of the Customer and that, accordingly, it shall

10.3.1	at all times achieve or exceed the Performance Standards in respect of the Services; and

10.3.2
shall perform the Services with at least at the same level of performance (including in respect of accuracy, quality, timeliness, responsiveness and efficiency) as was provided by or for the Customer prior to the Effective Date (unless expressly agreed to the contrary in the Agreement) or, if higher, in accordance with Good Industry Practice.

10.4
Each Party acknowledges and agrees that any Service Credits that may become payable are an adjustment to the Charges and that the payment and receipt of Service Credits and/or Liquidated Damages is without prejudice to any other right or remedy available to the Customer as a result of the Service Provider’s failure to meet the relevant Service Levels or achieve the relevant Milestone (as applicable).

10.5
In addition to Service Levels, the Service Provider shall measure other key indicators of performance of the Services (including by carrying out a customer satisfaction survey) and shall provide such measurements to the Customer in order for the Customer to fully understand the levels of performance of the Service being provided by the Service Provider.

10.6
At the Customer’s election, Service Levels may be added, deleted or revised due to change in the Customer’s business requirements once suitable agreement on the impact of such changes on the Service and the Service Credits has been reached.

11.	SERVICE IMPROVEMENT AND ADVANCES IN TECHNOLOGY

11.1
The Service Provider shall keep the Systems, methodologies and processes used by the Service Provider in performing the Services current and the Customer shall receive the benefits of upgrades in the same through increases in efficiency and productivity.

11.2
The Service Provider shall cause the delivery of the Services, as approved by the Customer, to evolve and be modified, enhanced, supplemented and replaced as necessary for the Services to keep pace with advances in the methods of delivering services, where such advances are at the time pertinent and in general use. Accordingly, the Service Provider shall proactively seek out new technologies by surveying the market and the technology landscape more generally to identify advances or changes in technology that are appropriate and beneficial to the Customer.

12.	TRANSFORMATION OPPORTUNITIES AND REFERENCE

12.1
In addition to the baseline improvements in service quality and reduction in charges and costs agreed as of the Effective Date and to be delivered as part of Transition of the agreed Services, the Service Provider shall actively seek out costs reduction opportunities throughout the Term through Transformation and, subject to the Customer’s approval, shall implement the same in order to pass on the benefit of costs savings to the Customer.

12.2
If the Service Provider identifies technology or processes that change the manner in which the Services are supplied including where such changes could result in cost reductions to the Service Provider, the Service Provider shall notify the Customer. The Parties shall discuss the proposed changes and the Service Provider shall provide the Customer with suggestions and a plan for implementing the changes and any cost benefits. If the Customer wishes to implement the changes then such changes and the impact on Charges shall be agreed pursuant to Change Control.

12.3
In accordance with Schedule 8 (Transition and Transformation) the Service Provider shall submit to the Customer a draft Transformation Plan for the Customer’s review and approval and shall revise the Transformation Plan as requested or approved by the Customer. The Transformation Plan shall be additional to the improvements and transformational activities to be carried out during Transition or agreed to be carried out in any event as at a particular Service Commencement Date.

12.4	Each Transformation Plan after the first shall review and assess the immediately preceding Transformation Plan.

12.5
The Transformation Plan shall include suggestions and plans, including cost benefits, for improving productivity beyond the Service Levels and/or reducing the Charges. Upon approval by the Customer, any such suggestions may be incorporated into this Agreement pursuant to the process set out in Schedule 8 (Transition and Transformation).

12.6
The Service Provider shall use the Customer as a referee in relation to at least two (2) bids each year. Such bids shall be for services broadly similar to the Services for clients of a similar size to the Customer. Failure to do this shall, without limitation, require the Service Provider’s CEO (or his or her designee who is of no less seniority than a Senior Vice President) to provide detailed reasons for such failure to the Customer’s CIO.

PART D OPERATION OF THE SERVICES

13.	ASSETS
Equipment

13.1
In the event the Customer deems it necessary to require the Service Provider to use equipment owned or operated by the Customer (“Customer Equipment”), the Service Provider shall be responsible for transfer of the Customer Equipment to the Service Provider’s Service Locations and the Parties will agree via the Contract Change Control Procedure, the costs, maintenance and warranty obligations applicable to any such Customer Equipment to be so managed.

13.2	The Customer makes no warranties with regard to the Customer Equipment (if any).

13.3
The Service Provider shall be fully responsible for monitoring the operation of and maintenance of the Customer Equipment (if any) and shall promptly notify the Customer of any issues with the same that may impact the provision of the Services or achievement of the Service Levels.

13.4
The Service Provider may, where directed to do so by the Customer, acquire future equipment (“Future Equipment”), including modifications, upgrades, enhancements, additions and replacements of the Customer Equipment, as necessary or appropriate to provide the Services. Such Future Equipment shall be acquired in the name of the Customer and title shall vest in the Customer at the Customer’s cost. The Parties shall agree such matters pursuant to the Contract Change Control Procedure and may agree that purchases can be in the name of the Service Provider subject always to arrangements being made to transfer title to the Customer in the event of termination or exit.

13.5
The Customer shall have the right to approve any Software or Service Provider Tools used by the Service Provider in relation to the Services and installed on Customer Systems prior to the Service Provider’s use of the same in order to provide the Services, which approval shall not be unreasonably withheld or delayed. The Service Provider shall, at its own expense, be responsible for:

13.5.1	installing, operating and maintaining the Service Provider Software and Service Provider Tools; and

13.5.2	managing, modifying and using any other software, systems or materials (including the Customer Software, Customer Systems and Customer Materials) required to provide the Services.
Risk of Loss

13.6
Each Party shall be responsible for risk of loss of, and damage to, Equipment, Software or other Material in its possession or under its control, provided that Service Provider will notify the Customer prior to installing any single piece of Equipment worth more than fifty thousand GB Pounds (£50,000) at a Customer Location.

13.7
The Service Provider shall be responsible for the risk of loss of, and damage to, any property, Systems or Material used by it to provide the Services, except to the extent that any loss of, or damage to, any such property, Systems or Materials is caused by an intentional wrongful act or omission of the Customer or Customer Personnel.

14.	CO-OPERATION AND THIRD PARTY CONTRACTS

14.1
The Service Provider acknowledges that it will be delivering the Services to the Customer in a multi-vendor environment. Accordingly, the Service Provider shall co-operate in good faith with the Customer, to the extent relevant to obtain the benefit of the Services, and with the Customer’s other suppliers to facilitate the integrated and efficient carrying out of the Customer’s operations and the provision of the Services. Such co-operation shall include providing advice, assistance, data and information as reasonably required by the Customer and (subject to reasonable confidentiality provisions being in place) its suppliers.

14.2
Where applicable to its service model, the Service Provider will agree to specific operation level agreements with those Third Party Service Providers of the Customer identified by the Parties from time to time and, without prejudice to the generality of clause 14.1, the Service Provider shall comply with such co-operation obligations.

14.3
During Transition, the Parties will identify any third party contracts under which a Third Party Service Provider furnishes or provides services to the Customer that are associated with the Services and which are required to be maintained in the name of the Customer (or its Affiliates) and managed by the Service Provider ("Managed Agreements").

14.4
Without prejudice to the generality of its obligations under clauses 14.1 and 14.2, the Service Provider agrees that in relation to any such Managed Agreements, it will monitor the performance of each applicable Third Party Service Provider and take steps to address with each Third Party Service Provider any issues arising with its performance and shall promptly escalate any concerns it may have with respect to such performance to the Customer.

14.5	The Service Provider shall ensure that reasonable knowledge transfer takes place between it and the applicable Third Party Service Providers including in relation to:

14.5.1	difficulties and issues such Third Party Service Providers may encounter in delivering their services in the context of the Service Provider’s provision of the Services;

14.5.2
information regarding the operating environment, system constraints and other operating parameters applicable to the provision of the Services by the Service Provider as a supplier with reasonable technical skills and expertise would find reasonably necessary in order to perform its work; and

14.5.3	such information as is necessary to assist each such Third Party Service Provider to ensure that the results of its services have the ability to interoperate with the Services.

14.6
The Parties acknowledge that from time to time the Service Provider may need to appoint third parties as its sub-contractors in order to enable it to perform aspects of the Services. The Service Provider agrees that the Customer shall have the right to nominate certain Third Party Service Providers to be its sub-contractors in relation to such Services and that it shall then enter into direct contracts with such Third Party Service Providers who shall thereafter be treated as sub-contractors of the Service Provider for the purposes of clause 17.

15.	PERSONNEL
Staff Transfer

15.1	The Parties shall comply with the terms of Schedule 17 (Staff Transfer).
General

15.2
The personnel assigned to the Customer account by the Service Provider (or its sub-contractors) will be and remain employees of the Service Provider (or such sub-contractors) (“Service Provider Personnel”) and the Service Provider (or such sub-contractors) shall be liable for all taxes, national insurance and other costs, compensation and benefits of such personnel, including salary, health, accident and workers’ compensation benefits, pensions and contributions that an employer is required to pay with respect to the employment of employees related to the Service Provider Personnel (“Employment Costs”).

15.3	If the actions or inactions of Service Provider Personnel creates:

15.3.1	additional work in connection with the performance of the Services by the Service Provider that would have otherwise been unnecessary in the absence of such action or inaction; or

15.3.2	additional work for the Customer to enable it to obtain the full benefit of the Services, the Service Provider shall perform all such additional work at no additional charge to the Customer.

15.4
The Customer shall have the right to require the removal of any member of the Service Provider Personnel assigned to perform under this Agreement where such Service Provider Personnel’s performance and competence, responsiveness, capabilities, cooperativeness, ability to work within the Customer’s culture, or fitness for a particular task of any person assigned by the Service Provider to perform Services, is insufficient to perform the Services in a manner acceptable to the Customer. Without prejudice to the foregoing, the Service Provider shall furnish a qualified replacement as soon as reasonably practicable but in all cases, within ten (10) days of the removal.

Key Personnel

15.5
The Customer shall have the right to designate certain employees of the Service Provider or its sub-contractors as key employees (the “Key Personnel”), provided that the Service Provider may reasonably refuse such designation. The Parties have agreed in Schedule 18 (Key Personnel) a maximum number of Key Personnel across each Service Tower during Transition and following the applicable Service Commencement Date. The Key Personnel shall devote sufficient effort to perform their role in the delivery of the applicable Services. The Key Personnel will be listed in Schedule 18 (Key Personnel) to this Agreement.

15.6
The Service Provider shall only remove or change the Key Personnel with the written consent of the Customer except where the removal or change results from resignation, death, disability, or termination of employment of the Key Personnel in question in which case the Service Provider must promptly notify the Customer of such removal and the proposed replacement.

15.7
The Service Provider may only assign or replace any Key Personnel with the Customer’s prior written consent (which in the circumstances set out above shall be deemed to have been given) and only after the Service Provider has provided the Customer with the relevant curriculum vitae of the relevant Key Personnel and with a reasonable opportunity to interview such Key Personnel. At no additional cost to the Customer, the Service Provider will provide for an appropriate transition (including overlap) period for the new individual so that there is no disruption to the performance of the Service Provider’s obligations or the Customer’s receipt of the Services under this Agreement.

Non-Solicitation

15.8
Save for any exceptions agreed in Schedule 17 (Staff Transfer), each Party agrees that during the term of this Agreement and for a period of one (1) year thereafter, it will not and will procure that its Affiliates will not directly or indirectly, either on its own account or in conjunction with or on behalf of any other person, hire, solicit or endeavour to entice away from the other Party any person who, during the term of this Agreement has been an officer, manager, employee, agent or consultant of the other Party. The Parties agree that to the extent required by Relevant Law, this restriction shall not apply to responses made to bona fide job advertisements.

16.	SERVICE LOCATIONS

16.1
When working at any Customer facilities, Service Provider Personnel shall comply with the requirements of Schedule 22 (Locations and Site Licence) and all applicable Standards and Policies, including the Customer’s standard workplace security, administrative, safety and other policies and procedures applicable to the Customer’s own employees or contractors (“Customer Location Policies”) and the Customer IT and Security Policies as set out in Schedule 7 (Security – IT and Physical).

16.2
The Customer shall notify the Service Provider of any subsequent modifications or amendments to the Customer Location Policies. Any such changes to the Customer Location Policies which impose materially increased obligations or costs on the Service Provider, shall be agreed through Change Control.

17.	SUB-CONTRACTORS

17.1
The Service Provider shall not delegate or subcontract any of its obligations under this Agreement without the prior written consent of the Customer and shall ensure that obligations akin to those set out in Schedule 17 (Staff Transfer), 5 (Sub-contractor List), 7 (Security - IT and Physical), and 21 (Data Processing and Transfer) are included in any key subcontracts.

17.2
The Customer acknowledges and agrees that the consent required pursuant to clause 17.1 has been granted in respect of those Approved Sub-contractors identified in Schedule 5 (Sub-contractor List) and any sub-contractor it formally requires the Service Provider to use in connection with the provision of the Services pursuant to clause 14.6.

17.3	The Customer may revoke its approval of a sub-contractor if it has good faith doubts about the sub-contractor’s ability to perform the subcontracted Services.

17.4	The Service Provider shall on request advise the Customer of the impact of any revocation action pursuant to clause 17.3 by the Customer including any impact on the timetable and the charges.

17.5	If the Customer wishes to proceed with the revocation action pursuant to clause 17.3 then any changes shall be agreed through Change Control.

17.6
The Parties agree that there will be no impact on the Charges if the Customer revokes its approval of a sub-contractor as a result of any fraud, fraudulent misrepresentation, Wilful Default or any other criminal act by a sub-contractor or its employees.

17.7
If the Customer consents to the Service Provider’s proposed use of a sub-contractor to perform the Services (or part thereof) the Service Provider shall remain fully responsible and liable for the acts and omissions of the sub-contractors to the same extent as if such acts and omissions were those of the Service Provider.

18.	DATA AND SECURITY REQUIREMENTS

18.1
The Service Provider shall comply with the current Standards and Policies relating to IT and security and the requirements of Schedule 7 (Security – IT and Physical) at no additional cost to the Customer. If the Standards and Policies change, the Service Provider will review such changes, and notify the Customer of any implications of such changes. Any such changes to this Agreement or the Services required as a direct result of the changes to the Standards and Policies and/or the requirements of Schedule 7 (Security – IT and Physical) will be agreed through Change Control save that the Charges shall only be increased where the changes materially increase obligations or costs on the Service Provider.

18.2	The Service Provider shall provide ongoing training for all the Service Provider’s Personnel employed or engaged in the provision of the Services in compliance with the Standards and Policies.

18.3
Without limiting clause 18.1, the Service Provider shall comply and shall ensure that all sub-contractors comply with vetting procedures and policies in respect of all Service Provider Personnel that comply with Good Industry Practice.

18.4	The Service Provider shall ensure that the principles and processes of ISO 27001 and ISO 9001 are reflected in its performance of the Services.

18.5	The Customer shall retain exclusive rights and ownership of all of Customer Data and the Customer Data shall not be:

18.5.1	used by the Service Provider for any purpose other than as required under the Agreement in connection with providing the Services;

18.5.2	disclosed, sold, assigned, leased or otherwise provided to third parties by the Service Provider; or

18.5.3	commercially exploited or otherwise used by or on behalf of the Service Provider, its Affiliates, officers, directors, employees, or agents, other than in accordance with the Agreement.

18.6
Upon request by the Customer and at its election and at no additional charge, the Service Provider shall promptly return to the Customer the Customer Data in the format and on the media as reasonably requested by the Customer, or erase or destroy Customer Data in the Service Provider’s possession, power or control and, if requested by the Customer to do so, shall provide the Customer with confirmation in writing signed by a corporate officer of the Service Provider.

18.7	The Service Provider shall protect the Customer’s Data in its possession, power or control so as to not lose, damage, destroy, corrupt or enable unauthorised access or disclosure of the Customer Data.

18.8
Pursuant to the requirements of Schedule 7 (Security – IT and Physical), the Service Provider shall establish and maintain all appropriate technical and organisational controls to safeguard against the destruction, loss, alteration and unauthorised access or disclosure of Customer Data that are no less rigorous than those operated by the Customer as of the relevant Service Commencement Date and that are no less rigorous than those maintained by the Service Provider for the Service Provider’s own information of a similar nature or that otherwise comply with Good Industry Practice.

18.9
Service Provider Personnel must not attempt to access, or allow access to, Customer Data to which they are not entitled or that is not required for the performance of the Services by Service Provider Personnel.

19.	DISASTER RECOVERY

19.1
Without prejudice to any Services relating to disaster recovery or business continuity the Parties may agree, the Service Provider shall manage and maintain internal disaster recovery and business continuity policies and procedures consistent with Good Industry Practice and the requirements of Schedule 16 (Business Continuity and DR Plan) throughout the Term at no additional cost (beyond that (if any) specified in Schedule 10 (Charging & Invoicing)) to the Customer.

20.	REGULATORY MATTERS AND AUDIT RIGHTS
General

20.1
The Service Provider shall comply with all Relevant Law applicable to the provision of the Services and in performing its obligations under the Agreement generally insofar as they relate to it as a provider of business process services or where the following sentence applies. Without prejudice to the generality of the foregoing, the Customer may notify the Service Provider of any Relevant Laws it specifically requires the Service Provider to comply with (which would include any requirements set out in the Standards and Policies to either comply with Relevant Laws referenced there or to ensure compliance with Relevant Law by following certain policies or procedures). For the avoidance of doubt, such notifications may relate to compliance with Relevant Law in any jurisdictions worldwide in which the Customer or its Affiliates operate or do business from time to time. The Service Provider shall make any modifications to the Services as reasonably necessary as a result of changes to Relevant Law at no extra cost to the Customer other than where the relevant modification is required to address a change in Relevant Law that is specific to the Customer in which event the effect on cost shall be assessed by the Contract Change Control Procedure.

20.2
The Service Provider recognises that the Customer and its Affiliates are subject to regulation by (or has regulatory responsibilities in respect of) the regulatory authorities in the jurisdictions in which it operates and that, in particular, the Customer has regulatory responsibilities in respect of:

20.2.1	the Financial Conduct Authority and the Prudential Regulation Authority;

20.2.2	the Bermuda Monetary Authority;

20.2.3	the North Dakota Department of Insurance and the Texas Department of Insurance;

20.2.4	the Jersey Financial Services Commission;

20.2.5	the Central Bank of Ireland;

20.2.6	the successor organisations/regulators of each entity listed in clauses 20.2.1 to 20.2.5 from time to time; and

20.2.7	various other relevant governmental agencies or bodies around the world.

20.3
The Service Provider shall provide such cooperation with all applicable regulatory authorities as may reasonably be requested by the Customer or otherwise required by such authorities and in any event shall cooperate with both the Customer and any regulatory authorities in responding to any enquiries made by such authorities. Such cooperation shall be provided at the Customer’s reasonable cost. The Service Provider’s obligations under this clause 20.3 shall include:

20.3.1	providing, on request, such assistance as the Customer may reasonably require to prove its compliance with its regulatory requirements in the context of the Services;

20.3.2
providing to the Customer such information and/or documentation as a regulatory authority may request in its supervision of the performance of the Services and it consents to such information and documentation being passed on to the relevant regulatory authority; and

20.3.3	in addition to the Customer’s own audit rights hereunder, permitting a regulator to carry out audits of the Service Provider where such regulator requires the right to do so.
External Audits

20.4
The Customer (or its nominee) shall be entitled to audit the Service Provider’s conformance with its obligations under the Agreement (including to verify the Charges) and the relevant Service Provider’s facilities in each case in respect of:

20.4.1	each Service Tower; and

20.4.2	the Services provided to each of the UK Customer, the US Customer and the Bermuda Customer,
once per year (at no charge) on reasonable written notice (which shall, other than in the case of an emergency or regulatory audit, be no less than ten (10) days), provided that the auditor is not a direct competitor of the Service Provider and subject to the auditor entering into a confidentiality agreement with the Customer on terms no less onerous than those set out in clause 26 (Confidential Information). For the avoidance of doubt, the “Big 4” accountancy firms are not direct competitors of the Service Provider.

20.5	The Service Provider shall provide all reasonable co-operation with any audits conducted pursuant to clause 20.4 and the Customer shall use its reasonable endeavours to seek to:

20.5.1	minimise any disruption to the Services; and

20.5.2	consolidate such audits for each Service Tower and key Customer Location, where possible.

20.6
Subject to the restrictions in clauses 20.4 and 20.5 (other than in relation to the frequency of audits), the Customer (or its nominee) shall be entitled to undertake no more than two further audits in that same year across the Agreement as a whole and/or in respect of each Service Tower, (with the Service Provider providing all reasonable co-operation) at its own cost, unless such audits reveal fraud, a breach of the Agreement (including all instances of over-charging), in which case the cost of the audit shall be borne by the Service Provider.

20.7
If, as a result of an audit, it is determined that the Service Provider has overcharged the Customer, the Customer shall notify the Service Provider of the amount of such overcharge and the Service Provider shall promptly pay to the Customer the amount of the overcharge, plus interest at a rate of two per cent (2%) above the annual base rate of the Bank of England from time to time calculated from the date of receipt by the Service Provider of the overcharged amount until the date of payment to the Customer.

20.8
In the event any such audit by the Customer or its agents reveals an overcharge to the Customer by the Service Provider of five per cent (5%) or more of a particular fee category, the Service Provider shall reimburse the Customer for the cost of such audit in addition to the repayment of the sum plus interest at the rate set out above.

20.9	The Service Provider agrees that the restrictions on the Customer’s right to conduct audits set out in clause 20.4 will not apply to audits required for legal or regulatory reasons.

20.10
If any audit by an auditor designated by the Customer or a regulatory authority having jurisdiction over the Customer results in the Customer being notified that it is not in compliance with any generally accepted accounting principle or audit requirement relating to the Services, the Service Provider shall, at its own expense and within the period of time specified by such auditor or regulatory authority, bring the Services into compliance. If the Service Provider fails to bring the Services into compliance within a reasonable time the Customer shall be entitled to terminate this Agreement for on the grounds of the Service Provider’s irremediable material breach of contract on the provision of written notice.

20.11
The Service Provider shall maintain and retain in a manner that complies with Good Industry Practice accurate records (including complete financial records of its operations and activities) in relation to the provision of the Services for seven (7) years after the creation of such record (which would include any part of such seven (7) year period after the termination or expiry of the Agreement) and make the same available to the Customer and its auditors.

20.12
The Service Provider shall provide all reasonable assistance and information in relation to the conduct of the audit at its own cost. For the avoidance of doubt such information shall not include the provision of any background cost or overhead information or any the Service Provider internal reports relating to the Services (although the Service Provider shall act reasonably in this regard).

Internal Audit

20.13
The Service Provider shall establish and maintain a system of internal audits to provide management with assurance that a quality assurance system is being utilised, is effective, meets customer and business needs and continues to improve (“Internal Audits”).

20.14	The Service Provider shall maintain internal controls lists in a manner consistent with Good Industry Practice and provide confirmation of the same at least once per year.

20.15
The Service Provider shall also provide a copy (if any) of its own independent audit reports concerning International Standard on Assurance Engagements No. 3402 (ISAE 3402) Assurance Reports on Controls at a Service Organisation to the Customer within a reasonable time after such reports are completed.

20.16	Should any Internal Audit identify an overcharge, the provisions of clauses 20.7 and 20.8 shall apply.

21.	CUSTOMER DEPENDENCIES

21.1
The Service Provider’s sole and exclusive remedy for the Customer failing to meet any of its Customer Dependencies is set out in this clause 21 and the Service Provider shall not be entitled to sue the Customer for breach of contract or terminate the Agreement due to a failure of the Customer to meet the Customer Dependencies.

21.2	The Service Provider shall be excused from failures to perform its obligations under this Agreement if the Customer delays or fails to provide the Customer Dependencies but only:

21.2.1	to the extent that such failure directly causes Service Provider’s failure to perform;

21.2.2	provided that such acts or omissions are not undertaken by the Customer at the Service Provider’s direction or with the Service Provider’s written consent;

21.2.3	provided that the Service Provider gives the Customer prompt written notice of the Customer’s failure to perform the Customer Dependencies; and

21.2.4	provided the Service Provider uses Commercially Reasonable Efforts to mitigate the adverse consequences of the Customer’s failure and continues to provide the Services.

21.3
Provided the Service Provider has complied with the obligations set out in clause 21.2 and has obtained the Customer’s prior written approval, the Service Provider will be entitled to receive a reasonable adjustment in the timeframes set out in the Transition Plan or schedule to deliver and its reasonable, demonstrable, unavoidable costs incurred directly as a result of the Customer’s failure to perform the relevant Customer Dependency.

21.4	The Service Provider shall only be entitled to relief under this clause 21 from the date on which it notifies the Customer in accordance with clause 21.2.3.
PART E PAYMENT

22.	CHARGES

22.1	The Service Provider’s pricing shall not be subject to or contingent upon any due diligence to be performed after the Effective Date or, if earlier, the relevant Service Commencement Date.

22.2
In the event the Parties agree that a particular pass-through expense is to be paid directly by the Customer, such pass-through expense shall not be subject to any mark-up and the Service Provider shall provide the Customer with the original third party invoice together with a statement that the Charges are proper and valid and should be paid by the Customer.

22.3
In consideration for the provision of the Services the Customer shall pay to the Service Provider all undisputed Charges within forty-five (45) days from the date on which it receives a correctly rendered invoice.

22.4
In the event of late payment the Service Provider reserves the right to charge interest on amounts overdue at a rate of two per cent (2%) above the annual base rate of the Bank of England from time to time.

22.5	Except as otherwise agreed by the Parties in writing, no rates or charges other than those set out in clauses 22.3 and 22.4 shall be applicable to the provision of the Services under this Agreement.

22.6
The Service Provider shall only be entitled to invoice the Customer for its expenses if such expenses have been approved in writing in advance and are incurred in accordance with the version of the Customer’s expenses policy notified to the Service Provider from time to time.

22.7
The Service Provider shall maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by the Customer under this Agreement and the Service Provider shall provide the Customer with documentation and other information with respect to each invoice as may be reasonably requested by the Customer to verify accuracy and compliance with the provisions of the Agreement.

22.8
The Customer shall have the right to deduct from amounts owed by the Customer to the Service Provider amounts that the Service Provider is obliged to pay to or credit to the Customer under the Agreement.

22.9	The Customer may withhold payment of particular Charges that the Customer reasonably and in good faith disputes on notice to the Service Provider.

22.10
If the Customer disputes a part of an invoice, the Service Provider shall re-issue an invoice for the undisputed Charges and the Customer shall pay such undisputed Charges in accordance with clause 22.3. The Parties shall diligently pursue an expedited resolution of such dispute in accordance with the clause 49 (Dispute Resolution)

22.11	The Service Provider shall render invoices in accordance with paragraph 3 of Schedule 10 (Charging & Invoicing).

22.12	The Service Provider shall issue a consolidated report on the last day of each month comprising details of the invoices for that month.

23.	TAX

23.1	All prices are exclusive of value added tax or any other locally applicable equivalent sales taxes (“VAT”), which is payable at the rate and as prescribed by law.

23.2	Unless otherwise agreed between the Parties, the Service Provider will be responsible for all other taxes which are incurred as a result of this Agreement and the Services being provided.

23.3	The Customer shall be entitled to deduct the sums required to pay any withholding taxes, demanded by any taxation authority, from payment to the Service Provider.

23.4
If the Customer does deduct any amounts pursuant to clause 23.2, it shall pay such sums to the relevant taxation authority within the period for payment permitted by law, and furnish the Service Provider with evidence of payment of the relevant amount from the relevant tax authority.

23.5
If VAT or other taxes are payable on damages payable or paid under this Agreement then the Party liable for payment of such damages must pay any such VAT or other taxes in addition to the relevant amount of damages upon production of a valid VAT or other appropriate tax invoice by the other Party.

24.	VALUE FOR MONEY/BENCHMARKING

24.1	The Service Provider agrees that:

24.1.1	the Charges applicable to the Services it provides under this Agreement shall be competitive and offer value for money to the Customer; and

24.1.2	the Performance Standards applicable to the Services shall accord with Good Industry Practice, and, in order to demonstrate this to the Customer, the Service Provider agrees to comply with the terms of this clause 24 and Schedule 11 (Benchmarking Procedure)

24.2
It is agreed that, in accordance with the terms of Schedule 11 (Benchmarking Procedure) at any time following the expiry of the period of twenty-four (24) months after the Effective Date, the Customer may have the Service performance and prices reviewed by a Benchmarker in order to evaluate the Service efficiency, effectiveness and productivity, and whether the Charges, costs and Performance Standards applicable to the Services are competitive in the market place.

PART F INTELLECTUAL PROPERTY, CONFIDENTIALITY AND DATA PROTECTION

25.	INTELLECTUAL PROPERTY RIGHTS
General

25.1
Each Party shall retain its rights in its own Pre-existing Intellectual Property Rights (IPR). Except as provided in this clause 25 (Intellectual Property Rights), neither Party shall gain by virtue of the Agreement any rights of ownership in any IPR owned by the other Party or any third party.

25.2
The Service Provider shall procure that all Service Provider Personnel waive all moral rights in any item provided to, or used by, the Customer in connection with the Agreement, save that, for certain projects, prior to the agreement of the same, the Parties may agree to vary this clause.

25.3	Developed IPR shall be solely owned by the Customer and shall vest in the Customer on creation.

25.4	The Service Provider may use the Developed IPR solely to provide the Services to the Customer during the Term.

25.5
To the extent that title and/or ownership rights may not automatically vest in the Customer as contemplated by clause 25.3, the Service Provider agrees to irrevocably assign, transfer and convey to the Customer all rights, title and ownership in the Developed IPR. The Service Provider shall and shall procure that Service Provider Personnel shall give the Customer or its designees, all reasonable assistance and execute all documents necessary to assist or enable the Customer to perfect, preserve, register or record its rights in the Developed IPR at the Customer’s cost.

25.6
The Service Provider shall ensure that where it develops new Software for the Customer, it shall deliver the same in Source Code and object code form, with appropriate Documentation and that both versions shall be able to be used by a reasonably skilled programmer familiar with the relevant software language.

25.7	The Service Provider shall ensure that at all times it keeps all Documentation related to any product (or a component thereof) up to date.

25.8
Save to the extent clause 25.10 applies to any Materials provided by the Service Provider to the Customer hereunder, the Service Provider grants to the Customer and the Customer Group an irrevocable, royalty free, world-wide, non-exclusive, transferable licence (at no additional charge and including the right to sub-licence) to use, copy, modify, and prepare derivative works of:

25.8.1	the Service Provider’s Pre-existing IPR;

25.8.2	the Service Provider Software; and

25.8.3	the Service Provider Material (including any Service Provider processes), in each case, in connection with the Customer’s and the Customer Group’s use and receipt of the Services or any Replacement Services provided in-house or by a Successor Service Provider, or any related services provided by a third party. To the extent such Materials are embedded within a Deliverable, then the licence grant shall be perpetual, but in all other cases the licence grant shall be for the duration of the Term and the Termination Assistance Period and shall expire three (3) months’ following the completion of the Termination Assistance services.

25.9
The Service Provider shall use Commercially Reasonable Efforts and at mutually agreed terms (but at no additional cost), to procure the grant to the Customer and the Customer Group and, to the extent necessary, its sub-contractors, agents and representatives of a world-wide, fully paid up, non-exclusive licence to use, modify, enhance and maintain Third Party Materials produced specifically to provide the Services to the Customer and that are licenced or otherwise supplied to the Service Provider in connection with the Services.

25.10
The Parties acknowledge and agree that from time to time the Service Provider may propose the use of its own or third party proprietary products that are typically licenced on stand-alone terms (the “Digital Products”) and that subject always to agreement between the Parties as to such terms, any such Digital Products shall be licenced on separate terms (and subject to escrow requirements, or not, in accordance with such separate terms) and the remainder of this clause 25 shall not apply to their use. The Service Provider undertakes to ensure that the impact of the use of Digital Products on the Customer’s receipt of the Services and the wider terms of this Agreement is minimised. As at the Effective Date the only Digital Product contemplated is the Service Provider’s solution branded as ‘Sequence’ and that the terms applicable to the Customer Group’s use of this Digital Product (but not any other or future Digital Products) are as set out in Schedule 14 (Sequence Licence). The Parties agree that during the Term of this Agreement and any Termination Assistance Period the licence to use the Digital Product shall be as set out in Schedule 14 (Sequence Licence) and that following the completion of the provision of Termination Assistance by the Service Provider they shall enter into a separate ongoing licence agreement on the terms set out in Schedule 14 (subject to the variations applicable following completion of Termination Assistance and in consideration of the costs identified in Schedule 14) at the Customer’s sole and absolute discretion.

25.11
The Customer grants to the Service Provider a non-exclusive, non-transferable, revocable licence (including the right to sub-licence, but only to sub-contractors approved by the Customer in accordance with this Agreement) to use, copy, modify, and prepare derivative works of Customer IPR for the sole purpose of providing the Services to the Customer for the Term (which includes any applicable Termination Assistance Period).

Escrow

25.12
Save to the extent that clause 25.10 applies, the Service Provider shall ensure that the Source Code in the Service Provider Software together with any related Documentation, is deposited in escrow with Legal Escrow & Arbitration Services Limited pursuant to the terms of an Escrow Agreement which is substantially in the terms published by Legal Escrow & Arbitration Services Limited from time to time.

25.13
The Service Provider and the Customer mutually undertake to sign the Escrow Agreement promptly following signature of this Agreement. The Service Provider additionally undertakes to procure that Legal Escrow & Arbitration Services Limited promptly signs the Escrow Agreement.

Residual Knowledge

25.14
Nothing contained in the Agreement shall restrict either Party from the use of any general ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques retained in the unaided mental impressions of such Party’s personnel relating to the Services which either Party, individually or jointly, develops or discloses under the Agreement provided that in doing so such Party does not:

25.14.1	infringe the Intellectual Property Rights of the other Party or third parties who have licenced or provided materials to the other Party; or

25.14.2	breach its confidentiality obligations under the Agreement or under agreements with third parties.

26.	CONFIDENTIAL INFORMATION

26.1
Subject to clause 26.2, each receiving Party will treat and keep all Confidential Information of the disclosing Party as secret and confidential and will not, without the disclosing Party's written consent, directly or indirectly communicate or disclose (whether in writing or orally or in any other manner) Confidential Information to any other person other than in accordance with the terms of this Agreement.

26.2	Clause 26.1 shall not apply to the extent that:

26.2.1
the Receiving Party needs to disclose the Confidential Information of the Disclosing Party to any of its Affiliates or sub-contractors in order to fulfil its obligations, exercise its rights under this Agreement or to receive the benefit of the Services, provided always that the Receiving Party shall ensure that every person to whom disclosure is made pursuant to this clause 26.2.1 uses such Confidential Information solely for such purposes, and complies with this clause 26 to the same extent as if it were a Party to this Agreement;

26.2.2	any Service Provider Confidential Information is embodied in or otherwise incorporated into any item provided as part of the Services;

26.2.3	such Confidential Information is in the public domain at the Service Commencement Date or at a later date comes into the public domain, other than as a result of breach of this Agreement;

26.2.4	the Receiving Party obtains or has available such Confidential Information from a source other than the Disclosing Party without breaching any obligation of confidence;

26.2.5	subject to clause 26.3, such Confidential Information is required to be disclosed pursuant to any Relevant Law or the rules of any Regulator or stock exchange; or

26.2.6	the Receiving Party can show such Confidential Information was independently developed by it otherwise than in connection with this Agreement.

26.3
Notwithstanding clause 26.1, the Customer may disclose Confidential Information to its solicitors, auditors, insurers, accountants or other operational or service-related advisers for the purposes of reporting to or seeking advice from the relevant party. In such circumstances the Customer shall ensure that every person to whom disclosure is made pursuant to this clause 26.3 uses such Confidential Information solely for such purposes and complies with this clause 26 to the same extent as if it were a Party to this Agreement.

27.	DATA PROTECTION

27.1
The categories of personal data to be processed by the Service Provider, categories of data subjects whose personal data will be processed, and the nature and purpose of processing activities to be performed under this agreement is set out in Schedule 21 (Data Processing and Transfer) of this Agreement.

27.2
Each Party shall comply with its respective obligations under applicable Data Protection Legislation and, without prejudice to the foregoing, the Service Provider shall not process Customer Personal Data in a manner that will or is likely to result in the Customer breaching its obligations under Data Protection Legislation.

27.3
Upon termination or expiry of this agreement, the Service Provider shall, at the Customer’s request, promptly delete or return all Customer Personal Data and delete the copies thereof (unless otherwise required by Data Protection Legislation or other Relevant Laws) in its possession and shall certify to the Customer that it has done so.

27.4	The Parties acknowledge that, in respect of all Customer Personal Data processed by the Service Provider for the purpose of the provision of Services under this Agreement:

27.4.1	the Customer alone shall determine the purposes for which and the manner in which such Customer Personal Data will be processed by the Service Provider;

27.4.2	the Customer shall be the data controller; and

27.4.3	the Service Provider shall be the data processor.

27.5	Where in connection with this Agreement the Service Provider processes Customer Personal Data as the data processor of the Customer, the Service Provider shall:

27.5.1
process Customer Personal Data only on behalf of the Customer, only for the purposes of performing this Agreement and only in accordance with instructions contained in this Agreement or as otherwise received from time to time; the Service Provider shall notify the Customer prior to taking any further action if it considers an instruction to be likely to result in processing that is in breach of Data Protection Legislation;

27.5.2
not otherwise modify, amend, disclose or permit the disclosure of any of the Customer Personal Data to any third party (including a data subject) unless specifically authorised or directed to do so in writing by the Customer;

27.5.3
implement and maintain appropriate technical and organisational measures to protect Customer Personal Data against unauthorised or unlawful processing and against accidental loss, destruction, damage, alteration, disclosure or theft. Upon the Customer’s request, the Service Provider shall provide the Customer with a written description of the technical and organisational measures implemented by itself and its sub-contractors as well as copies of all documentation relevant to such compliance including, protocols, procedures, guidance, training and manuals;

27.5.4
ensure the reliability of any of the Service Provider's Personnel with access to Customer Personal Data, that such access is granted on a ‘need to know’ basis, and that they are subject to binding obligations of confidentiality with respect to Customer Personal Data;

27.5.5	comply with:

27.5.5.1	all guidance and recommendations from the relevant supervisory authorities in countries where the Customer is established;

27.5.5.2	clause 18.4; and

27.5.5.3	the Customer’s Standards and Policies;

27.5.6
at no additional cost, provide full cooperation and assistance to the Customer as the Customer may require to allow the Customer to comply with its obligations as a data controller, including in relation to data security, data breach notification, data protection impact assessment, prior consultation with data protection authorities, any enquiry, notice or investigation received from a data protection authority, and the fulfilment of data subject’s rights;

27.5.7
promptly and without delay (but in any event within twenty-four (24) hours of becoming aware of it), notify the Customer in writing of any actual, alleged, or potential unauthorised disclosure, loss, destruction, compromise, damage, alteration, or theft of Customer Personal Data (including unauthorised access to or use of the Customer Systems or data, improper handling or disposal of data, theft of information or technology assets, and/or the inadvertent or intentional disclosure of Customer Personal Data) or any incident which may give rise to a personal data breach (as such term is defined under the GDPR); and

27.5.8
permit physical inspections in accordance with clause 20 of the areas of the Service Provider’s relevant premises from where Services are provided, by the Customer or its representatives to ensure compliance with this clause 27.

27.6
The Service Provider shall nominate a representative within its organisation who shall have responsibility to respond to Customer queries regarding the processing of Customer Personal Data and the Service Provider shall ensure that it responds to such queries promptly.

27.7
The Service Provider shall not authorise any third party or sub-contractor to process Customer Personal Data other than with the prior written consent of the Customer (for the avoidance of doubt, written consent shall be deemed given for Approved Sub-Contractors listed in this Agreement).

27.8
Where the Service Provider is a processor with respect to the Customer Personal Data, it shall impose obligations on its sub-contractors that are the same as or equivalent to those set out in this clause 27 by way of written agreement, and shall remain fully liable to the Customer for any failure by a sub-contractor to fulfil its obligations in relation to the Customer Personal Data.

27.9
Where the Service Provider is subject to an obligation in relation to Customer Personal Data or the Customer is granted a right in respect of the Service Provider, the Service Provider should procure that its sub-contractors are subject to equivalent obligations and that the Customer is granted the same right against the sub-contractors.

27.10	The Service Provider shall not process and/or transfer any Customer Personal Data in or to any country outside the European Economic Area without the prior written consent of the Customer.

27.11
If, for the purposes of the performance of this agreement, the Service Provider or any of its sub-contractors wishes to process and/or transfer any Customer Personal Data in or to a country outside the European Economic Area without prejudice to clause 27.10, the Service Provider shall comply with such other instructions and shall carry out such other actions as the Customer may notify in writing, including:

27.11.1
providing details of how the Service Provider will ensure an adequate level of protection for any such Customer Personal Data so as to ensure the Customer’s compliance with Data Protection Legislation; and

27.11.2
implementing any data transfer mechanism provided by the applicable Data Protection Legislation, such as the appropriate model contractual clauses approved by the European Commission as set out in Schedule 21 (Data Processing and Transfer), to allow for the lawful processing of Personal Data in a country outside the European Economic Area pursuant to the applicable Data Protection Legislation.

27.12
In the event that any act or omission of the Service Provider or any Service Provider group company in connection with this Agreement results in any losses being suffered by any Customer Group company, such losses will be treated as if they had been suffered by Customer and the Customer will be able to recover any such losses from the Service Provider in accordance with clause 34.4. For this purpose, any losses suffered by any Customer Group company will not be treated as being indirect or consequential in terms of clause 34.2 simply because it has been suffered by a Customer Group company and not by the Customer directly.

27.13
The Service Provider acknowledges that its obligations with respect to Customer Personal Data set out in this clause 27 shall also apply to the same extent to any of the Customer’s Confidential Information that is received by the Service Provider.

28.	PUBLICITY

28.1
The Service Provider shall not make any public announcement (whether written or oral) about the existence of the Agreement or that it is providing Services to the Customer without the Customer’s prior written consent (which may be withheld in its complete discretion). For the purposes of clause 12.6, the Customer’s consent to disclosure by the Service Provider is deemed to be given only to the extent that such disclosure is required for the Service Provider to comply with its obligations under clause 12.6.

28.2
In no circumstance shall either Party be authorised to use any of the other Party’s logos, trademarks or any other representations related to the other Party’s brand (including noting the other Party or its personnel as a referee) without the other Party’s prior written consent (which may be withheld in its complete discretion).

PART G REPRESENTATIONS, WARRANTIES AND INDEMNITIES

29.	REPRESENTATIONS AND WARRANTIES

29.1	Each Party represents, warrants and undertakes to the other, as at the date of this Agreement:

29.1.1	that it has the power and authority to enter into and perform its obligations under this Agreement;

29.1.2	that it has all necessary rights, licences, permissions and consents to provide or receive the Services; and

29.1.3	that the execution of this Agreement does not violate any law or constitute a default under any other agreement.

29.2	The Service Provider represents, warrants and undertakes to the Customer on a continuing basis throughout the term that:

29.2.1	it shall not conduct itself in a way so as to adversely affect the Customer’s public image;

29.2.2	it is not insolvent or unable to pay its debts within the meaning of the insolvency legislation applicable to it;

29.2.3
it shall allocate sufficient resources to provide the Services in accordance with the contractual requirements and use Commercially Reasonable Efforts to use the resources efficiently and services necessary to provide the Services;

29.2.4
it shall not knowingly and/or negligently insert or include, or permit or cause any Service Provider personnel to insert or include, any known Virus into any items provided to the Customer or the Customer Systems;

29.2.5
it shall use the latest available versions of anti-virus software available from an industry accepted anti-virus software vendor to check for and delete malicious software and Viruses from the Service Provider’s IT systems;

29.2.6
it shall co-operate with the Customer to reduce the effect of any Virus found and assist the Customer to mitigate any losses (including without limitation, loss of operational efficiency and loss or corruption of the Customer’s Data) and to restore the system, products, Deliverables and Services to their desired operating efficiency;

29.2.7
it has undertaken all diligence it requires (including in relation to the Customer’s existing services) in order to plan and perform the Services and that accordingly its prices and estimates are robust and may be relied upon by the Customer;

29.2.8
it is skilled and experienced in the provision of services akin to the Services and in using the tools, methodologies and procedures it is proposed that it will use in the delivery of Services hereunder;

29.2.9	all information it provides to the Customer during the Term shall, at the time it is supplied, be true and accurate in all material respects;

29.2.10	that the Services will be performed in accordance with all Relevant Law;

29.2.11
it shall at all times conduct the performance of the Services in such a manner that shall ensure that the Customer does not fail to comply with the Customer regulatory requirements that have been notified to the Service Provider in writing (if any) as a result of or in connection with its receipt of the Services; and

29.2.12	it shall comply with any Customer request or instruction that enables the Customer to comply with its regulatory requirements (if any) in respect of the Services at mutually agreed terms.

29.3
The Customer warrants that, to the extent that Customer Personal Data is provided to the Service Provider for processing (as that term is defined in the Data Protection Legislation), the Customer Affiliate providing such Customer Personal Data shall have a legal basis on which to do so.

30.	INDEMNITIES

30.1
The Customer will indemnify, defend and hold harmless the Service Provider against any claims, losses, damages, costs (including reasonable legal fees), expenses and liabilities incurred or suffered by the Service Provider in connection with any infringement (or claim of infringement) of any Third Party IPR, based upon the Service Provider’s use of Customer IPR provided to the Service Provider under this Agreement.

30.2
The Service Provider will indemnify, defend and hold harmless the Customer and its Affiliates and their respective officials, employees, agents and assigns (“Customer Indemnities”) against any claims, losses, damages, costs (including reasonable legal fees), expenses and liabilities incurred or suffered by the Customer and/or the Customer Personnel in connection with any of the following:

30.2.1	breach by the Service Provider or any of its Affiliates or the Service Provider Personnel of any of the Service Provider’s confidentiality obligations under this Agreement;

30.2.2	breach by the Service Provider of any of the representations and warranties set out in clause 29.1;

30.2.3	employment costs, any claim for indemnification for Employment Liabilities made pursuant to Schedule 17 (Staff Transfer) and/or any employment claims of Service Provider Personnel;

30.2.4	breach by the Service Provider of clause 27 (Data Protection); and

30.2.5
any infringement (or claim of infringement) of any Third Party IPR or other proprietary rights, alleged to have occurred because of Deliverables provided by the Service Provider to the Customer, or based upon the Service Provider’s performance or the Customer’s receipt or use of such Deliverables, products or Services.

30.3
Without prejudice to its obligations pursuant to clause 30.2.5, if any Deliverable or Service, other item or Material provided by the Service Provider or the provision of the Services by the Service Provider is, or in the Service Provider’s reasonable judgement is likely to become, the subject of a claim (an “Infringing Item”), the Service Provider, at its expense and in addition to the indemnity and defending the claim, will procure for the Customer the right to use and continue using the Infringing Item or replace it with a non-infringing equivalent or modify it to make its use non-infringing, provided that such replacement or modification does not result in a degradation of the performance or quality of the Infringing Item.

30.4
The following procedures will apply with respect to indemnification for third-party claims arising in connection with the Agreement save that the indemnified party shall only give the indemnifying party the right to control third party litigation relating to a third party claim that is subject to indemnification by the where the claim relates to IPR:

30.4.1
as soon as reasonably practicable after receipt by an indemnified party of written notice of the assertion or the commencement of any claim, demand, action, cause of action or other proceeding by a third party, whether by legal process or otherwise (a “Claim”), but no later than fourteen (14) days following receipt of written notice from the indemnified party relating to any Claim, the indemnifying party will notify the indemnified party in writing that it will assume control of the defence and settlement of such Claim (the “Notice”);

30.4.2
if the indemnifying party delivers the Notice relating to any claim within the required notice period, the indemnifying party will be entitled to have sole control over the defence and settlement of such Claim;

30.4.3
if the indemnifying party fails to assume the defence of any such Claim within the prescribed period of time, then the indemnified party may assume the defence of any such Claim at the cost and expense of the indemnifying party; and

30.4.4
subject to the payment of its reasonable costs, the indemnified party shall provide reasonable assistance to the indemnifying party, including reasonable assistance to the indemnifying Party’s employees, agents, independent contractors and Affiliates, as applicable. Notwithstanding any provision of this clause 30 to the contrary, the indemnifying party will not consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the indemnified party without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

30.5
The Service Provider shall procure that the Customer receives the full benefit and protection of any IPR indemnity that the Service Provider has in relation to IPR which is not owned by the Service Provider (whether third party IPR or otherwise) but is supplied to the Customer pursuant to the Agreement unless the Customer has previously agreed in writing to waive this requirement.

PART H IMPACT OF A FAILURE TO PERFORM

31.	FORCE MAJEURE

31.1	Neither Party shall be liable for default or delay in the performance of its obligations under the Agreement:

31.1.1
if the default or delay is caused by a cause beyond the reasonable control of such Party (it being agreed that causes beyond the reasonable control of a Party shall not include strikes or lock outs of its own personnel); and

31.1.2
provided the non-performing Party is without fault in causing the default or delay and the default or delay could not have been prevented by reasonable precautions (which for these purposes shall include complying with that Party’s Disaster Recovery Plan and/or Business Continuity Plan or, if of a higher standard, disaster recovery plans consistent with Good Industry Practice) or circumvented by workarounds.

31.2	The non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as:

31.2.1	the circumstances prevail; and

31.2.2	the Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay.

31.3
A Force Majeure Event shall not relieve the Service Provider of its obligations to supply the Services in conjunction with implementing its Disaster Recovery Plans or Business Continuity Plans, including requiring that essential personnel report to work during an emergency, and any or all personnel work at a contingency location.

31.4
In the event that a Force Majeure Event interrupts the provision of Services for in excess of thirty (30) days the Customer may terminate the Agreement in whole or in part on the provision of written notice.

32.	STEP IN

32.1	If:

32.1.1
any default or non-performance by the Service Provider occurs and as a result, the performance of any business critical service is prevented, hindered, degraded or delayed for more than two (2) consecutive days;

32.1.2	the Service Provider is excused from the performance of the Services pursuant to a Force Majeure Event; or

32.1.3	a Regulator requires the Customer to do so,
then, without limiting any other rights it may have, the Customer may take control of the part of the Services affected by the Service Provider default or non-performance, or the Force Majeure Event and in the case of clause 32.1.3, the Customer shall take control of the part of the Services affected by the regulatory direction (in each case, “Step In”).

32.2	In exercising its rights of Step In the Customer may perform any act that the Customer deems reasonably necessary in order to restore the Services (including by engaging a Third Party

Service Provider) or may direct the Service Provider to procure those Services from a Third Party Service Provider.

32.3
Unless Step In is instigated due to the events set out in clauses 32.1.2 and/or 32.1.3 (except in the event that the Regulator requires Step In due to the Service Provider’s default), where a Third Party Service Provider is engaged in connection with a Step In, the Service Provider shall be liable for the payment of the difference between the sums that would have been paid to the Service Provider for the provision of those Services and the sums payable to the Third Party Service Provider for performing the same for as long as the failure to perform continues, and the Customer shall not be charged for Services that are not provided to the Customer as a result of a Force Majeure Event or the Service Provider’s default or non-performance. The Service Provider shall either pay directly or reimburse the Customer for any such third party costs incurred on an indemnity basis. Such payments made by the Service Provider may be credited against the Charges or paid by way of cheque or direct debit to the Customer, at the Customer’s option.

32.4
In the event of the Customer exercising its right of Step-In, the Service Provider shall co-operate with the Customer (and its agents or representatives, including any applicable Third Party Service Provider) and provide reasonable assistance at no charge to the Customer to restore such Customer function or the Services or any part of them as soon as reasonably possible, including giving the Customer (and its agents or representatives, including any applicable third party services provider) reasonable access to the Service Provider’s premises, Equipment, Material and Software, to the extent reasonably necessary for the purpose of restoring such Customer function or the Services or any part of them to the level required under this Agreement.

32.5
As soon as reasonably practicable following the restoration of the affected the Customer function or the affected part of the Services (meaning that its performance is no longer substantially prevented, hindered, degraded or delayed) to the Customer’s reasonable satisfaction or a Regulator lifting its Step In requirement, the Service Provider shall resume the performance of the relevant Services.

32.6	Nothing in this clause 32 limits the Service Provider’s liability to the Customer with respect to any default or non-performance by the Service Provider under this Agreement.

33.	ENHANCED CO-OPERATION

33.1
Where the Customer requires the right to do so in order to obtain an improved understanding of the Services or to assist the Service Provider to improve its performance (including in particular in the circumstances set out in clause below), the Parties agree that the Customer may nominate a certain number of its employees, agents or contractors (subject to clause 32.4), to be seconded to the Service Provider or any of its sub-contractors (“Consultants”). The number of Consultants shall be the minimum reasonably necessary (as determined by the Customer acting reasonably) for the limited purposes described in this clause 33.1 and the Customer agrees to appoint Consultants with a level of seniority appropriate to the tasks they shall be engaged in and to provide the Service Provider with at least five (5) Business Days’ notice of its intention to exercise its rights under this clause 33.

33.2	The circumstances that the Parties agree shall entitle the Customer to invoke its rights under clause 33.1 include where:

33.2.1	the Customer is entitled, or has reasonable grounds for believing that it will be entitled, to terminate the Agreement in whole or in part for cause;

33.2.2	the Service Provider is not performing any of the services in accordance with the Minimum Service Levels (if any);

33.2.3	the Service Provider is or the Customer has reasonable grounds for believing that the Service Provider is reasonably likely to be in material breach of its obligations under the Agreement;

33.2.4	the Customer has reasonable grounds to suspect acts of fraud are being committed by the Service Provider, any sub-contractor or any Service Provider Personnel;

33.2.5	the Service Provider causes the Customer to breach its legal or regulatory obligations; or

33.2.6
the Service Provider fails to provide the Services in accordance with the Agreement (whether such failure amounts to a material breach of contract or not) and that failure causes, or is in the Customer’s opinion likely to cause:

33.2.6.1	delay in delivery of the Services that means that the Service Provider will not be able to meet any Key Milestone date;

33.2.6.2	the degradation or unavailability of the Services which, in the Customer’s opinion, is unlikely to be resolved within a reasonable period of time; or

33.2.6.3	the Customer to incur a material loss, liability or cost whether direct or indirect or to suffer any adverse publicity.

33.3
No Consultant shall become an employee of the Service Provider, or have a legal entitlement to any benefits conferred by the Service Provider on its employees, as a result of his or her secondment under this clause 33.

33.4	A Consultant may not be an employee of any entity who competes with the Service Provider in the field of system integration services unless they are an employee of the Customer.

33.5
The Consultants shall be given full access to all information (other than information related to the Charges) that is available to all relevant Service Provider Personnel and that is related to the performance of the Services that are relevant to the purposes described in clauses 33.1 and

33.2 and shall be able to make suggestions related to any element of the performance of the Services.

33.6	Service Provider shall not be obliged to follow any suggestions given by the Consultants.

33.7
If the Service Provider does follow a suggestion of a Consultant, then the Service Provider shall be fully responsible for all consequences that flow from the suggestion as if it were the Service Provider’s own suggestion.

33.8
By exercising its right under this clause, the Customer shall not, and shall not be deemed to, assume any obligation to resolve any issue or problem with the Services or relieve the Service Provider of any obligation or liability in relation to that event. Without limiting the foregoing, nothing in this clause 33.8 shall be construed to limit the Service Provider’s obligation to continue to perform the Services in accordance with all applicable Service Levels or Milestone Dates.

33.9
A secondment under this clause may be terminated by the Customer at any time by giving written notice to the Service Provider, but shall in any event cease when the secondment has been effective for a continuous period of ninety (90) days (or such longer period as may be agreed between the Parties, such agreement may not be withheld by the Service Provider where clause 33.10 applies), when both of the following conditions are satisfied:

33.9.1	the event giving rise to the appointment of the Consultants under this clause has ceased and/or has been resolved or remedied; and

33.9.2
the Service Provider has demonstrated to the Customer’s reasonable satisfaction that the Service Provider has taken all reasonable measures accepted to ensure that the event giving rise to the appointment of the Consultants shall not reoccur.

33.10
Subject to clause 33.11, the Customer shall be responsible for paying the Consultants reasonable and demonstrable fees for the duration of the secondment, plus any reasonable, actual and demonstrable travel and subsistence costs incurred by the Consultants in relation to their secondment under this clause provided that the salaries of the Consultants are reasonable given their level of seniority and experience and Good Industry Practice (“Consultant Costs”).

33.11
Notwithstanding clause 33.10, the Parties agree that to the extent that the Customer exercises its rights due to an alleged Service Provider default and it transpires that the Service Provider was in default then then Service Provider shall be responsible for fifty per cent (50%) of the Consultant Costs.

33.12	The exercise by the Customer of its rights in this clause 33 shall be without prejudice to any other rights or remedies of the Customer.

34.	LIABILITY

34.1	Nothing in this Agreement shall limit either Party’s liability in respect of:

34.1.1	death or personal injury caused by negligence;

34.1.2	fraud or fraudulent misrepresentation;

34.1.3	any employment related indemnities provided by the Service Provider;

34.1.4	the breach by the Service Provider or any of its sub-contractors or Service Provider Personnel of the duties of confidentiality contained in the Agreement;

34.1.5	any claim made under the Intellectual Property Right infringement indemnities set out in clauses 30.1 (Customer IPR Indemnity) and 30.2.5 (Supplier IPR Indemnity);

34.1.6	Wilful Default by the Service Provider; and

34.1.7	any liability that cannot be excluded pursuant to applicable law.

34.2	Subject to clause 34.1, the maximum aggregate liability of the Service Provider:

34.2.1
under the indemnity set out in clause 30.2.4 (Data Protection Indemnity) shall be limited to the greater of [***] US dollars (USD [***]) or [***] per cent ([***]%) of the of the total Charges paid or payable under the Agreement in the twelve (12) months immediately prior to the act or omission giving rise to such liability;

34.2.2
for damage to tangible property caused by the Service Provider’s or its sub-contractors negligence or Wilful Default shall be limited to the greater of [***] US dollars (USD [***]) or [***] per cent ([***]%) of the total Charges paid or payable under the Agreement in the twelve (12) months immediately prior to the act or omission giving rise to such liability; and

34.2.3	in respect of the indemnity in clause 30.2.2 (Warranty Breach Indemnity) shall be subject to the cap set out in clause 34.5.

34.3
Subject to clause 34.1, neither Party shall have any liability for any indirect or consequential losses suffered by the other Party or for any special or incidental damages, loss of profits, loss of business, loss of revenue, loss of goodwill, loss of anticipated savings or loss of data (other than as detailed in clause 34.4).

34.4	The exclusions above shall not exclude liability for the following heads of losses which the Service Provider will accept to be deemed direct losses or damages suffered by the Customer:

34.4.1	subject always to the Customer’s duty to mitigate, the costs of procuring and implementing an alternative to the Services provided (or not provided) by the Service Provider;

34.4.2	the cost of restoring lost or damaged data caused or contributed to by the Service Provider;

34.4.3	the cost of restoring damage to physical property caused or contributed to by the Service Provider;

34.4.4
additional wages, overtime and expenses incurred by the Customer or its sub-contractors or agents in performing or rectifying defective services and/or managing a third party’s performance of the same;

34.4.5	the public relations costs of repairing any brand or reputational damage caused by a default (whether by act, omission or otherwise) of the Service Provider;

34.4.6	subject always to the Customer’s duty to mitigate, cost savings that are agreed by the Parties in this Agreement; and

34.4.7
in the event that a default (whether by act, omission or otherwise) of the Service Provider prevents the Customer from running its business in the normal way, the costs of the remedial action necessary so as to re-enable such normal running together with the costs of implementing any temporary work-around.

34.5
Other than those losses which are unlimited as set out in clause 34.1, the Service Provider’s total aggregate annual liability under or in connection with the Agreement shall not exceed the greater of:

34.5.1	[***] US dollars (USD [***]); and

34.5.2	[***] percent ([***]%) of the total charges paid or payable under the Agreement in the twelve (12) months immediately prior to the act or omission giving rise to such liability.

34.6
Other than those losses which are unlimited as set out in clause 34.1, the Customer’s total aggregate liability under or in connection with this Agreement shall not exceed the total amounts paid or payable under the Agreement in the twelve (12) months immediately prior to the act or omission giving rise to such liability.

34.7
Any Service Credits or Liquidated Damages payable by the Service Provider to the Customer under the Agreement shall not count towards the limitations of liability. For the avoidance of doubt, the Parties acknowledge that in accordance with Relevant Law, any claim for damages shall be reduced by the amount of Service Credits or Liquidated Damages already paid by the Service Provider to the Customer in respect of the relevant liability so as to avoid double recovery by the Customer.

34.8	The phrase “paid or payable” will mean the aggregate of:

34.8.1	all relevant amounts already paid by the Customer to the Service Provider;

34.8.2	all relevant amounts invoiced but not yet paid by the Customer to the Service Provider; and

34.8.3	all relevant amounts not yet invoiced for any products, deliverables and/or services not yet performed (but would be as if the Agreement continued until the end of the term).

35.	INSURANCE

35.1
The Service Provider shall maintain at its own cost (and on request provide evidence to the Customer in the form of a broker’s letter) the following insurance policies with an insurer of good standing and having an A.M. best rating of at least A- for the term of this Agreement. Thereafter, the Service Provider shall manage its insurances in a prudent manner such that it has coverages no less than the limits specified below. Such policies and limits are as follows:

35.1.1	professional liability insurance for a minimum amount of [***] US dollars (USD [***]) per claim and in aggregate;

35.1.2
public liability insurance including product liability insurance for a minimum amount of [***] US dollars (USD [***]); per occurrence and in aggregate and these insurance limits may be achieved by a combination of primary and/or umbrella/excess liability policies;

35.1.3	employer’s liability insurance for a minimum amount of [***] GB Pounds ([***]) for the UK; and

35.1.4	such other insurances as mandated by law in jurisdictions from where the Services are provided.

35.2
The Service Provider shall not take out or hold any of the insurance coverage described in clause 35.1 with the Customer or any member of the Customer Group as a primary insurer (i.e. responsible for the first twenty five million US dollars (USD 25,000,000) of coverage) without the Customer’s prior written consent and will use reasonable endeavours to notify the Customer of any current or future insurance policy for which the Customer or any member of the Customer Group is party to for insurances beyond this level.

35.3
The Service Provider shall not during the term of this Agreement and for a period of six (6) years thereafter act or refrain from acting in such a way as would entitle the underwriter(s) of the policies required by clause 35.1 above to avoid or negate their liability to deal with any claim(s) which would otherwise be covered.

35.4	The Service Provider shall, whenever reasonably requested by the Customer, provide evidence of such insurance and of its currency.
PART I TERMINATION

36.	TERMINATION
Customer Termination Rights

36.1	The Customer may terminate for convenience this Agreement (in whole or in part) on ninety (90) days’ notice.

36.2
If the Customer terminates this Agreement pursuant to clause 36.1, it shall pay the Service Provider any applicable Liquidated Damages for early termination as are then applicable and agreed in the Price Book as set out in Appendix 10-E of Schedule 10 (Charging & Invoicing), and such payment shall be the Service Provider’s sole and exclusive remedy in connection with the early termination. If the Customer terminates this Agreement during the Initial Term for any other reason then, save as set out in this sentence, no penalty or payment shall accrue (other than due and payable Charges payable up to the date of termination or, if later, completion of the Termination Assistance activities) and accordingly the Liquidated Damages set out in Appendix 10-E shall not be payable save that the sum identified for the period in which termination takes place in the line item listed as “Unrecovered Discount (Deal Bonus)” in Appendix 10-E of Schedule 10 (Charging & Invoicing) shall be payable as Liquidated Damages. The Parties agree that such payment shall be without prejudice to the Customer’s other rights and remedies.

36.3
The Customer may terminate the Agreement for material breach by the Service Provider, immediately if it is not capable of remedy, or after thirty (30) days from the Customer providing the Service Provider with written notice of the material breach if it is capable of remedy but remains unremedied.

36.4	The Customer may also terminate this Agreement, in whole or in part:

36.4.1	forthwith on the insolvency of the Service Provider;

36.4.2	on thirty (30) days’ notice in the event of persistent breaches of the Agreement;

36.4.3	forthwith where a Key Milestone for Transition is missed by more than a period of time specified as such in the Transition Schedule;

36.4.4	forthwith in the event of a Material Adverse Change occurs in relation to the Service Provider;

36.4.5
forthwith in the event of a Change of Control of the Service Provider (other than an internal re-organisation within the Service Provider Group) which raises a legitimate concern for the Customer, provided that the Customer gives notice to terminate on this basis within ninety (90) days following the Customer becoming aware of the Change of Control, such notice to specify the date upon which termination shall become effective;

36.4.6	forthwith in the event of any breach by the Service Provider which causes the Customer or any member of the Customer Group to be in breach of its obligations pursuant to Relevant Law;

36.4.7	forthwith in the event of in the event of a Material Service Failure;

36.4.8
in the event of repeated failure by the Service Provider to engage with the governance procedures set out in this Agreement, including but not limited to, Schedule 12 (Governance and Service Management) where, following formal notice from the Customer, the Service Provider either:

36.4.8.1	fails to address and propose a plan to solve the concerns identified by the Customer within thirty (30) days of a notice requiring it do so; or

36.4.8.2	fails to then deliver on the plan proposed by it pursuant to this clause by the dates specified in the plan; or

36.4.9	forthwith in the event of any breach by the Service Provider which has a material adverse impact on the Customer’s reputation (or that of the Customer Group) or leads to material adverse publicity.

36.5
If the Customer terminates this Agreement in whole or in part and the Customer has paid any Charges in advance for Services it has not yet received, an amount equal to such Charges shall be repayable, subject to a pro-rated reduction.

36.6
If the Service Provider believes that any termination by the Customer constitutes a wrongful repudiation of the Agreement, then the Service Provider agrees that it will not affirm the Agreement and any wrongful repudiation shall, if proven, be deemed to be termination for convenience by the Customer.

Service Provider Termination Right

36.7	The Service Provider may only terminate this Agreement on written notice to the Customer due to:

36.7.1	the Customer’s failure to pay undisputed Charges, for which properly submitted invoices have been delivered, by the due date for payment, provided that:

36.7.1.1	the Customer fails to remedy the failure to pay within fifteen (15) days of its receipt of the Service Provider’s written notice of the failure to pay; and

36.7.1.2	the Service Provider provides the Customer a further notice of the failure to pay and the Customer fails to remedy the failure to pay within ninety (90) days of its receipt of such further notice;

36.7.2	a material breach by the Customer of the licence conditions set out in clause 25.8; or

36.7.3
its obligations under clause 26 (Confidential Information), provided the Customer fails to remedy the relevant breach (if capable of remedy) within sixty (60) days of its receipt of the Service Provider’s written notice of the relevant breach.

36.8
If the Service Provider terminates this Agreement pursuant to this clause 36.7 then, without prejudice to its other rights and remedies but provided always there is no double recovery of its losses, it shall be entitled to be paid the sums payable in the event of early termination as are then applicable and agreed in Appendix 10-E of Schedule 10 (Charging & Invoicing).

37.	TERMINATION ASSISTANCE/EXIT

37.1
Subject to clause 37.4, for up to twelve (12) months following the Effective Date of termination or expiration of the Agreement or following the date of any notice of termination, at the Customer’s election and request the Service Provider shall provide Termination Assistance to the Customer.

37.2	Actions by the Service Provider under this clause 37 shall be subject to the provisions of the Agreement.

37.3
Charges for Termination Assistance activities by the Service Provider shall be at the services rates, or other rates, as specified in Schedule 15 (Exit Plan and Service Transfer Arrangements) (which shall not be more than the rates in the ‘Offshore Rate Card’ and/or the ‘New Services Rate Card’ set out in the Price Book (Appendix 10-A) or at such lower rates as agreed by the Parties according to Schedule 10 (Charging & Invoicing)).

37.4
The Service Provider represents and warrants that the Termination Assistance Services shall be provided to permit the Customer to readily continue the provision of the Services in-house or by a replacement service provider and eliminate or minimise any disruption or deterioration of the Service, including, but not limited to, the following:

37.4.1	efficient and comprehensive transition;

37.4.2	assistance in providing information required to prepare and execute any request for proposal process;

37.4.3	knowledge transfer;

37.4.4	enabling data migration; and

37.4.5	executing any document required for assignment of rights.

37.5
The Customer shall procure that any Successor Service Provider shall enter into a confidentiality agreement with the Customer on terms no less onerous than those set out in clause 26 (Confidential Information).

PART J MISCELLANEOUS PROVISIONS

38.	COMPLIANCE WITH LAWS
Generally

38.1
The Service Provider shall perform its obligations in a manner that complies with all Relevant Laws (which shall include all Laws affecting the Customer’s business of which the Service Provider is aware or should, acting as a prudent supplier of services to businesses in the Customer’s sectors and geographies, have been aware of). The Service Provider’s obligations pursuant to this clause shall include identifying and procuring any required permits, certificates, approvals and inspections. If a charge of non-compliance with such Laws occurs, the Service Provider shall promptly notify the Customer in writing. Any actual failure to so comply shall give the Customer the right to terminate this Agreement for irremediable material breach pursuant to clause 36.3.

38.2
The Customer shall notify the Service Provider of any material changes in any Relevant Laws affecting its business and of which it becomes aware in the ordinary course of its business (provided always that this shall not release the Service Provider from its own obligations to keep abreast of all Relevant Laws affecting its business and the ongoing provision of the Services).

38.3
The Service Provider shall make any modifications to the Services as reasonably necessary as a result of such changes at no extra cost to the Customer other than where the relevant modification is required to address a change in legislation that is specific to the Customer in which event the effect on cost shall be assessed by the Contract Change Control Procedure.

38.4
The Service Provider shall be responsible for any fines and penalties imposed on the Service Provider or the Customer arising from any non-compliance by the Service Provider, its personnel or agents with any Relevant Laws.

39.	TRANSFER OF THIS AGREEMENT

39.1	The Customer may assign the Agreement within the Customer Group, to any entity that acquires it or with the Service Provider’s consent (not to be unreasonably withheld) to any third party.

39.2
Apart from the specific rights to transfer, novate or assign specified in clause 39.1, neither Party may assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the other Party’s prior written consent (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, it is reasonable for the Customer to withhold its consent to any proposed assignment, novation or other transfer by the Service Provider to any person (the “Transferee”), if the Customer determines (in its sole and absolute discretion) that the Transferee is of lesser financial standing to the Service Provider or has a lesser standing or perceived ability to provide services of the quality required by this Agreement.

39.3
The Service Provider shall use its reasonable endeavours to notify the Customer in advance of any Change of Control and in any event shall notify the Customer within ten (10) days of any Change of Control occurring.

40.	NO PARTNERSHIP, AGENCY ETC

40.1
Nothing in this Agreement is intended to create a partnership or the relationship of principal and agent or employer and employee between the Parties. Neither Party has the authority or power to bind, to contract in the name of or to create a liability for the other in any way or for any purpose, save as specified in Schedule 2 (Service Tower Specification).

41.	NOTICES

41.1
All formal notices and communications between the Parties and/or to any Affiliate made in the course of this Agreement are to be in writing and shall be deemed to have been received by the addressee at the times stated below, provided that the notice of communication is addressed to the recipient at the address specified below, is marked for the urgent notification of the specified point of contact as notified in writing to the other Party from time to time in accordance with this clause 41 and is properly franked or otherwise sent postage prepaid:

41.1.1	by first class post, forty-eight (48) hours after dispatch;

41.1.2	by email with return receipt acknowledgement, on the next Business Day after the day of dispatch;

41.1.3	by hand delivery, immediately upon receipt by the recipient; or

41.1.4	if sent by a reputable overnight express mail service with a reliable tracking system, twenty four (24) hours after dispatch.
This clause 41.1, however, shall not apply to the service of any proceedings or documents in any legal action.

41.2	The addressees of the Parties for the purpose of this clause 41 and for the purpose of service of proceedings are set out below. Notices must be addressed to:
For the Customer – addressed to the UK Customer

For the attention of: The General Counsel

With a copy to the BPO Lead

At the address listed at the top of this Agreement.

For the Service Provider

For the attention of: The General Counsel

With a copy to the Service Provider Delivery Lead

At the address listed at the top of this Agreement.

42.	THIRD PARTY RIGHTS

42.1
Save for any exceptions specified in the Schedules relating to the rights of any Successor Service Provider or other specified third party, a person who is not a Party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, save that Affiliates of the Customer from time to time and Divested Affiliates as referred to below may enforce the benefits granted to them under this Agreement. For the avoidance of doubt however this Agreement may be amended or rescinded by agreement between the Parties (and the UK Customer acting on behalf of the US Customer and Bermuda Customer) without the consent of any third party.

42.2
At the Customer’s discretion and upon notice to the Service Provider of the divestment, any Divested Affiliate shall be entitled (at no additional charge to it or to the Customer) to continue to enjoy the benefit of the Services which it is receiving pursuant to this Agreement for a period of up to two (2) years from the date of completion of such divestment or the date of notice whichever is later, such period to co-terminate with the Term and provided that the overall liability of Service Provider under this Agreement to the Customer, the Divested Affiliate and any of the beneficiaries does not increase. The Customer shall be responsible for compliance by such Divested Affiliate to the relevant terms and conditions of this Agreement and any changes to the relevant Services resulting from this clause shall be agreed in accordance with the Contract Change Control Procedure.

43.	SURVIVAL

43.1	Those clauses that by their nature are intended to survive the termination or expiry of this Agreement, shall so survive.

44.	SEVERABILITY

44.1
If any provision of this Agreement or any part of any provision is determined to be partially void or unenforceable by any court or body of competent jurisdiction or by virtue of any legislation to which it is subject or by virtue of any other reason whatsoever, it shall be void or unenforceable to that extent only and the validity and enforceability of any of the other provisions or the remainder of any such provision shall not to be affected. If any clause is rendered void or unenforceable, whether wholly or in part, the Service Provider and the Customer shall endeavour, without delay and in good faith discussions, to attain the economic and/or other intended result in another legally permissible manner.

45.	ENTIRE AGREEMENT

45.1
This Agreement constitutes the entire understanding between the Parties relating to the subject matter of this Agreement and, save as may be expressly referred to in this Agreement, supersedes all prior representations, writings, negotiations or understandings relating to the subject matter of this Agreement.

45.2
Except in respect of any fraudulent misrepresentation made by a Party, the Parties acknowledge that they have not relied on any representations, writings, negotiations or understandings, whether express or implied, (other than as set out in this Agreement) in entering into this Agreement.

46.	WAIVER

46.1
No delay, neglect, or forbearance on the part of either Party in enforcing against the other Party any term or condition of this Agreement shall be or shall be deemed to be a waiver or in any way prejudice any right of that Party under this Agreement. Any waiver by either Party of any of its rights under this Agreement must be in writing and only applies to the transaction or series of transactions expressly referred to in such waiver.

47.	CORPORATE SOCIAL RESPONSIBILITY, COMPLIANCE WITH LAWS AND LLOYDS CENTRE OF EXCELLENCE
Anti-Bribery

47.1	Each Party shall comply with all Relevant Laws relating to anti-bribery and anti-corruption including (but not limited to) the UK Bribery Act 2010 and all relevant US requirements.
Modern Slavery

47.2
Without prejudice to any other provisions in this Agreement, the Service Provider shall, and shall procure that all persons who will or may be used in performing or to support the performance of this Agreement in any part of the world (“Supply Chain”) shall, at all relevant times:

47.2.1
comply with the provisions of the Modern Slavery Act 2015 and all Relevant Laws made under it or relating to it (“MSA”), and ensure that all relevant Service Provider Personnel have received appropriate training on the same;

47.2.2	comply with any Customer policy relating to modern slavery and/or human trafficking as is notified to the Service Provider by the Customer from time to time; and

47.2.3
immediately notify the Customer’s BPO Lead in writing if it has reason to believe that it or any member of its Supply Chain is in breach or is likely to breach any of the MSA or any provisions of these clauses 47.2 to 47.4 (or would do so if it were a party to this Agreement), or if it receives a communication from any person alleging breach of any of the MSA.

47.3	The Service Provider shall maintain detailed, accurate and up-to-date records setting out:

47.3.1	its staff hiring procedures;

47.3.2	its supplier selection processes; and

47.3.3
the steps it takes to ensure that it and each member of its Supply Chain is not engaged in the activities prohibited by the MSA, and shall promptly provide copies of such records to the Customer on the Customer’s request.

47.4
On the Customer’s reasonable request, the Service Provider shall make, and shall require any relevant member of its Supply Chain to make, such adjustments to its processes that relate to staff hiring and supplier selection as the Customer reasonably considers to be desirable to address any risk of non-compliance with the MSA.

Environment

47.5
The Service Provider shall ensure that its performance of the Services shall comply with all Relevant Laws relating to the environment including but not limited to all environmental laws, statutes, regulations and relevant government issued guidance.

Health & Safety

47.6
The Service Provider shall at times throughout the Term comply with all Relevant Laws relating to health and safety including (but not limited to) the Health and Safety at Work etc. Act 1974 and shall maintain a written health & safety policy.

Equal Opportunities

47.7	The Service Provider shall at all times throughout the Term comply with all Relevant Law relating to equal opportunities, including, (but not limited to) the Equality Act 2010.
Compliance with Competition Laws

47.8
The Service Provider confirms that it has not colluded with any third parties in relation to the Charges and that it shall comply with all Relevant Laws relating to competition and anti-trust including (but not limited to) the UK Competition Act 1998 and all relevant US requirements.

Compliance with Import/Export Laws

47.9
The Service Provider shall comply with, and be solely responsible for compliance with, all Relevant Laws with respect to the export and/or import of systems, dual-use items, materials, data, information and technologies necessary for the provision of the Services to each Customer site (including those comprising the Deliverables) and with applicable embargoes, sanctions, and similar restrictions in force from time to time (including by determining and obtaining all relevant import and/or export authorisations).

Lloyd’s Centre of Excellence

47.10	The Customer expects the Service Provider to demonstrate a commitment to developing its knowledge of the London insurance market during the Term. Accordingly, the Service Provider shall commit to:

47.10.1	engaging with external consultants to develop training materials and to obtain a deeper understanding of Lloyd’s of London performance standards and requirements;

47.10.2	developing and delivering training and certification programmes for Service Provider Personnel delivering the Services;

47.10.3	increasing the general pool of Service Provider staff who are familiar with Lloyd’s of London operations;

47.10.4
subject always to its duties of confidentiality to its own clients, promoting the sharing of experience across the Service Provider’s and its Affiliate’s clients in the Lloyd’s of London market including by promoting opportunities for such clients to network and share experiences;

47.10.5	inviting Lloyd’s of London staff to participate as a guest teachers / lecturers; and

47.10.6
subject always to its duties of confidentiality to its own clients, identifying best practices across all the clients of the Service Provider and its Affiliates in the insurance sector and applying such best practice to services in areas regulated by Lloyd’s of London including by recommending enhancements to processes.

48.	CUMULATIVE REMEDIES

48.1
Except as otherwise expressly provided in this Agreement, remedies provided under this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

49.	DISPUTE RESOLUTION

49.1	Any dispute between the Parties arising out of or relating to the Agreement, including with respect to the interpretation of any provision of the Agreement, shall be dealt with as follows:

49.1.1	by the respective Contract Managers appointed under the Agreement; and if the dispute is not resolved by the Contract Managers;

49.1.2	then by the Customer’s BPO Lead (or his or her designated nominee) and a person of equivalent standing in the Service Provider’s organisation; and

49.1.3	then by a member of the Customer’s board (or his/her designated nominee) and a person of equivalent standing in the Service Provider’s organisation.

49.2	Any dispute, controversy or claim arising under, out of, in connection with, or in relation to the Agreement which cannot be settled as provided for above may then be referred by the Parties to:

49.2.1	mediation by a neutral mediator accredited by the Centre for Dispute Resolution (CEDR); and

49.2.2	then, if the Parties fail to reach agreement during the mediation process within sixty (60) days of the mediator being appointed, Arbitration in London under the ‘LCIA Rules’, in order for the Parties to attempt to resolve such dispute.

49.3	Notwithstanding clauses 49.1 and 49.2, the Parties shall be free at any time to commence legal proceedings in order to seek emergency or injunctive relief.

50.	COUNTERPARTS

50.1
This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one Agreement binding on the Parties, notwithstanding that both Parties are not signatories to the original or the same counterpart.

51.	GOVERNING LAW AND JURISDICTION

51.1
The Agreement and all matters arising out of or in connection with it (including any dispute or claim) shall be governed and construed in accordance with the laws of England and Wales and made subject to the exclusive jurisdiction of the Courts of England.

AGREED by the Parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:

For and on behalf of                )
ASPEN INSURANCE UK SERVICES LIMITED     ) /s/ Michael Cain

Name: Michael Cain
Title: Director
Date: April 17, 2018

For and on behalf of                )
ASPEN INSURANCE U.S. SERVICES, INC.     ) /s/ Michael Cain

Name: Michael Cain
Title: Director
Date: April 17, 2018

For and on behalf of                ) /s/ Kate Vacher
ASPEN BERMUDA LIMITED             )

Name: Kate Vacher
Title: CEO
Date: April 19, 2018

For and on behalf of                )
GENPACT INTERNATIONAL, INC.         ) /s/ Sasha Sanyal

Name: Sasha Sanyal
Title: Senior Vice President
Date: April 20, 2018

SCHEDULE 1

DEFINITIONS
The following definitions apply in this Agreement:
Acceptance Certificate means a written notice, issued by the Customer in accordance with clause 6.5, certifying that an Acceptance Item has passed (in full, or conditionally) the relevant acceptance tests.
Acceptance Criteria means the mutually agreed objective criteria which an Acceptance Item must satisfy during the acceptance tests as set out in this Agreement before the Customer is required to issue an Acceptance Certificate for that Acceptance Item.
Acceptance Item means any Deliverable or Service or any other item expressed to be subject to acceptance testing under this Agreement.
Acceptance Test means any test set out in this Agreement or agreed between the Parties for the acceptance of Acceptance Items pursuant to clause 6 of this Agreement.
Acceptance Test Plan means the plan for acceptance testing agreed between the parties pursuant to paragraph 4.1.4 of Schedule 8 (Transition and Transformation).
Additional Charges has the meaning set out in paragraph 10.1 of Schedule 10 (Charging & Invoicing)
Affiliate means any other person that, directly or indirectly, through one or more intermediaries, is controlled by or under common control with a Party or in the case of another legal entity, controlled by or under common control with such other legal entity. For the purposes of this definition, control (including, with correlative meanings, the terms controlled by and under common control with) as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of shares, the holding of voting power, by contract or otherwise.
Agreed Form NDA means the form of non-disclosure agreement set out in Schedule 15 (Exit Plan and Service Transfer Arrangements).
Agreement means this agreement, the schedules, appendices and attachments.
Applicable Increase has the meaning set out in paragraph 4.2 of Schedule 10 (Invoicing & Charging)
Approval Criteria means the set of formal pre-defined conditions that the Service Provider must demonstrably prove they have achieved prior to progressing to the next stage of a Transition or Transformation project;
Approved Sub-Contractors means sub-contractors of the Service Provider listed in Schedule 5 (Sub-contractor List) or who have otherwise been approved in writing by the Customer pursuant to clause 17.
At Risk Amount has the meaning given to it in paragraph 6.5 of Schedule 3 (Service Levels and Service Credits).
Average Handling Time or AHT has the meaning set out in paragraph 2.2 of Appendix 10-B of Schedule 10 (Charging & Invoicing).
BAFO has the meaning set out in Recital D.

Balanced Scorecard has the meaning given to it in paragraph 7.1 of Schedule 12 (Governance and Service Management) as further described in Appendix 1 to Schedule 12 (Governance and Service Management).
Baseline FTE means the minimum number of FTEs required to meet demand relative to the Baseline Volume, such figures being set out in Appendix 10-H of Schedule 10 (Charging & Invoicing).
Baseline Volume means the minimum volume of work items the Customer requires the Service Provider to process for a given period of time, as set out in Appendix 10-D of Schedule 10 (Charging & Invoicing) to this Agreement.
BCP Test has the meaning set out in paragraph 3.1 of Schedule 16 (Business Continuity and DR Plan).
Benchmarked Services has the meaning given to it in paragraph 1.1 of Schedule 11 (Benchmarking Procedure).
Benchmarker has the meaning set out in paragraph 2.3 of Schedule 11 (Benchmarking Procedure).
Benchmarking Report means the report of a Benchmarker commissioned by the Parties in accordance with Schedule 11 (Benchmarking Procedure).
BPO Lead has the meaning set out in paragraph 1.3 of Schedule 12 (Governance and Service Management)
Business Continuity Plan means the business continuity plan to be developed pursuant to Schedule 16 (Business Continuity and DR Plan).
Business Day means a day other than a Saturday, Sunday or Bank holiday in England, Bermuda or relevant US States.
Business Impact Initiative has the meaning set out in paragraph 16.1 of Schedule 10 (Charging & Invoicing).
Calendar Year means the period of 365 (or 366 as applicable) days starting from the first (1st) day of January and ending on the thirty first (31st) day of December.
Calendar Quarter means any one of the following four periods of three months that make up a Calendar Year: 1st January to 31st March (quarter 1); 1st April to 30th June (quarter 2); 1st July to 30th September (quarter 3) and 1st October to 31st December (quarter 4).
Ceded Operations Services means the services designated as such in Schedule 2 (Service Tower Specification) to this Agreement.
Change means any change to this Agreement and/or provision of the Deliverables and/or Services agreed between the Parties in accordance with Schedule 13 (Contract Change Control Procedure).
Change Control means the process for modifying the provision of the Services or the Agreement as set out in Schedule 13 (Contract Change Control Procedure).
Change Control Note shall be a document agreed between the Parties in the form set out in Appendix 1 to Schedule 13 (Contract Change Control Procedure) that records a Change.
Change of Control means a change in Control involving the Service Provider.
Change Request means a written request from either party to vary the terms of this Agreement pursuant to the procedure set out in Schedule 13 (Contract Change Control Procedure).

Charges means the aggregate charges payable by the Customer to the Service Provider under this Agreement and as are more particularly set out in Schedule 10 (Charging and Invoicing).
Claim has the meaning set out in clause 30.3.1.
Commercially Reasonable Efforts means that the Party obliged to perform shall take all such steps and perform in such a manner as if it were acting in a determined, prudent and reasonable manner in order to achieve the desired result for its own benefit.
Committed Non-FTE Benefits has the meaning set out in paragraph 13.1 of Schedule 10 (Charging & Invoicing)
Committed Service Levels means the Service Levels described as such in Appendix 3-A and Appendix 3-B of Schedule 3 (Service Levels and Service Credits) which shall be subject to the process set out in paragraph 3 of Schedule 3 (Service Levels and Service Credits).
Committed Transformation means the Transformation Projects to be completed prior to or after completion of Transition in order to deliver committed price reductions and/or service improvements and whose scope is either agreed prior to the Effective Date or identified prior to the Effective Date with a plan to finalise the details of the same to be agreed during Transition.
Committed Transformation Services has the meaning set out in paragraph 1.1.1(i) of Schedule 8 (Transition & Transformation).
Comparative Charges has the meaning set out in paragraph 1.2 of Schedule 11 (Benchmarking Procedure).
Confidential Information means in relation to either Party to this Agreement (“first Party”) any and all information in whatever form (whether oral, tangible or documented), that (a) is by its nature confidential; or (b) the other Party knows or ought to know is confidential; or (c) is designated by the first Party as confidential including the following which are hereby designated by the first Party as confidential information of that Party: (i) in the case of the Customer, all Deliverables; (ii) information relating to the financial position of the first Party (or any of its Affiliates) and in particular includes information relating to the assets or liabilities of the first Party (or any of its Affiliates), budgets, sales, and any other matter that does or may affect the financial position or reputation of the Party (or any of its Affiliates); (iii) information relating to the business strategies of the first Party (or any of its Affiliates) and in particular including marketing, public relations, advertising and commerce plans, ideas, strategies, projections and other information (including related to electronic sales), business plans, real estate plans, strategic expansion plans, products and product designs; (iv) information relating to the first Party’s (or any of its Affiliate's) customers, contractors or sub-contractors; (v) any information derived from the information described in (i) to (iv) above; and is disclosed to or otherwise learnt, acquired or developed by the other Party in connection with this Agreement (or its subject matter).
Consultant has the meaning given in clause 33.1 (Enhanced Co-operation).
Contract Change Control Procedure or ‘CCP’ means the process for modifying the provision of the Services or the Agreement as set out in Schedule 13 (Contract Change Control Procedure).

Contract Manager means the person appointed by each party to represent it in relation to day to day matters arising in relation to the Services and this Agreement.
Contract Year means the twelve (12) month period from the Effective Date or an anniversary thereof.

Control shall mean the direct or indirect power to direct or cause the direction of the management and policies of a company or other business entity, whether through ownership of fifty percent (50%) or more of the voting interest, by contract, or otherwise.
Consultant Costs has the meaning given in clause 33.10 (Enhanced Co-operation).
Continuation Services means the Services (other than Termination Assistance) which the Customer may continue to require the Service Provider to provide during the Termination Assistance Period.
Critical Service Level means a Service Level designated as such in Appendix 3-A to which the provisions of paragraph 6 of Schedule 3 (Service Levels and Service Credits) apply.
Customer Data means information regarding or relating to the Customer or the Customer Group that is provided to the Service Provider pursuant to this Agreement.
Customer Dependencies means the obligations of the Customer in relation to the provision of information, advice or assistance and which are required in order to enable the delivery of the Deliverables and/or Services by the Service Provider, and which is identified as a Customer Dependency in Schedule 4 (Customer Dependencies).
Customer Equipment has the meaning given to it in clause 13.1 (Equipment and Software).
Customer Group means each of the UK Customer, US Customer and Bermuda Customer and their Affiliates and, with respect to the receipt of Services hereunder by the Customer Group to be provided for the benefit of the Customer Group clients (but not the right to call off Services pursuant to this Agreement), the Customer’s or the Customer’s Affiliates’ third party service providers and Related Parties (and their third party service providers). For the avoidance of doubt this definition shall not include any competitor of the Service Provider.
Customer Indemnities has the meaning set out in clause 30.2 of this Agreement.
Customer IPR means any IPR owned by the Customer or its Affiliates and licenced by the Customer to the Service Provider to be used by the Customer or the Service Provider in receiving or providing the Services.
Customer Location Policies has the meaning set out in clause 16.1.
Customer Locations and Customer Sites means the locations and sites from which the Customer operates and to which the Service Provider will require access in order to provide the Services from time to time, as set out in the Procedures Manual and/or Schedule 22 (Locations and Site Licence).
Customer Material means any Material owned by the Customer or its Affiliates (and any modifications to that Material).
Customer Onshore FTE Underwritten Benefits has the meaning set out in paragraph 1.1.1 of Appendix 10-B of Schedule 10 (Charging & Invoicing)
Customer Personal Data means any personal data which may be supplied by a Customer Group company to the Service Provider under this Agreement and/or which the Service Provider (and/or any Sub-Contractor) generates, collects, stores, transmits or otherwise processes either on behalf of a Customer Group company or as a data controller in connection with this Agreement.
Customer Personnel means the directors, officers, employees, agents, agency workers, contractors and sub-contractors of the Customer Group and its sub-contractors (other than the Service Provider and its Affiliates).

Customer Software means the computer programs (whether in machine or optically readable format) and all Materials relating to such computer programs, owned, licenced or used by the Customer and/or its Affiliates.
Customer Systems means the Customer Software and any Equipment and/or Tools owned or used by the Customer and/or its Affiliates.
Data Protection Legislation means all laws relating the processing of Personal Data, privacy and security, including, without limitation, the EU Data Protection Directive 95/46/EC (as will be superseded by the EU General Data Protection Regulation 2016/679 (“GDPR”)), the EU Privacy and Electronic Communications Directive 2002/58/EC, the New York Department of Financial Services Cybersecurity Regulation (23 NYCRR Part 500) (NYDFS) and the Bermuda Personal Information Protection Act 2016, as implemented in each jurisdiction, and all amendments, or all other applicable international, regional, federal or national data protection laws, regulations and regulatory guidance. The terms data controller, data processor, data subject, personal data and processing shall have the meanings ascribed to them in the GDPR.
Dedicated Licence means a licence designated as such by the Parties in Schedule 19 (Transferring Contracts/Rights to Use).
Dedicated Third Party Contracts means a third party contract designated as such in Schedule 15 (Exit Plan and Service Transfer Arrangement).
Delay Notice as defined in clause 5.1 (Delay).
Deliverable means any tangible item or output required to be provided by the Service Provider to the Customer.
Deliverable Acceptance Document means a document setting out the acceptance requirements for the relevant Deliverable as may be agreed between the Parties pursuant to Schedule 8 (Transition and Transformation).
Delivered Benefit has the meaning set out in paragraph 2.3 of Appendix 10-B of Schedule 10 (Charging & Invoicing)
Designated Areas means those areas designated as such in accordance with Schedule 22 (Location and Site Licence) to this Agreement.
Desktop Virtualisation Software means software technology that separates the desktop environment and associated application software from the physical client device that is used to access said software application.
Detailed Design or Detailed Design Phase refers to the detailed design phase of Transition and where applicable Transformation as further described in Appendix 1 of Schedule 8 (Transition and Transformation).
Developed IPR means any IPR created by the Service Provider in connection with this Agreement.
Digital Product has the meaning set out in clause 25.10 of this Agreement.
Disaster means any disruption to the performance or receipt of the Services (whether caused by a natural or a man-made phenomenon or occurrence) that requires the implementation of the Disaster Recovery Plan and which is acknowledged to be a Disaster by the Customer.
Disaster Recovery Plan means a disaster recovery plan to be developed pursuant to Schedule 16 (Business Continuity and DR Plan).
Disclosing Party means the Party which discloses its Confidential Information to the other Party.

Dispute Resolution Procedure means the procedure set out in clause 49 (Dispute Resolution).
Divested Affiliate means any entity which has been, during the term of this Agreement, an Affiliate of the Customer, and which subsequently ceases to be an Affiliate of the Customer.
Documentation means all documentation including user manuals or other operating manuals relating to a Deliverable or the Services.
Effective Date means the date set out at the start of this Agreement.
Employment Costs has the meaning set out in clause 15.2 (Personnel).
Employment Liabilities mean all claims and employment related costs, including but not limited to claims for salary and benefits, redundancy payments, unlawful deductions from wages, unfair, wrongful or constructive dismissal compensation, compensation for age, sex, race or disability discrimination or discrimination on the grounds of religion, belief, age or sexual orientation or claims for equal pay, compensation for less favourable treatment of part-time workers, and any other claims whether in tort (including negligence), contract or statute or otherwise, and any demands, actions, proceedings and any award, compensation, damages, tribunal awards, fine, loss, order, penalty, disbursement, payment made by way of settlement and costs and expenses reasonably incurred in connection with a claim or investigation, and any expenses and legal costs on an indemnity basis.
Enhanced Change Management has the meaning set out in paragraph 21 of Schedule 10 and more further described in Part E of Appendix 1 to Schedule 8 (Transition and Transformation).
Equipment means all components, materials, plant, tools, test equipment, hardware, firmware, computing and data communications equipment and any related documentation used in the provision of the Services.
Equivalent Services has the meaning given to it in paragraph 1.2 of Schedule 11 (Benchmarking Procedure.
Excess FTE has the meaning set out in paragraph 3.2 of Appendix 10-B to Schedule 10 (Charging & Invoicing.)
Executive Escalation (a) has the meaning given in clause 8.5.1.
Executive Escalation (b) has the meaning given in clause 8.5.2.
Existing Performance Data has the meaning set out in paragraph 3.6 of Schedule 3 (Service Levels and Service Credits.
Existing Service Levels means the Service Levels described as such in Appendix 3-A and Appendix 3-B of Schedule 3 (Service Levels and Service Credits) which shall be subject to the process set out in paragraph 3 of Schedule 3.
Exit Information has the meaning given to it in paragraph 5.1 of Schedule 15 (Exit Plan and Service Transfer Arrangements).
Exit Milestones are the applicable Milestone Dates set out the Exit Plan developed in accordance with Schedule 15 (Exit Plan and Service Transfer Arrangements).
Exit Plan the plan to be developed pursuant to Schedule 15 (Exit Plan and Service Transfer Arrangements) that shall set out in such detail as is reasonably required by the Customer a plan by which the Services shall be transferred to the Customer or a Successor Service Provider following the termination or expiry of this Agreement in whole or in part.

Finance & Accounting Services means those Services set out as such in Schedule 2 (Service Towers Specification).
Finance, Contract, Billing and Commercial Meeting has the meaning set out in paragraph 4.3 of Schedule 12 (Governance and Service Management).
Finance Services means the services set out in Schedule 2 (Service Tower Specification) to this Agreement.
Financial Distress Event means any or all of the following:

(a)	the Service Provider’s credit rating dropping two levels below its rating as at the Effective Date;

(b)	the Service Provider issuing a profits warning to a stock exchange or making any other public pronouncement about a material deterioration in its financial position or prospects;

(c)
in case the Service Provider 's Solvency Ratio rises to four (4) or above, where the Service Provider cannot reasonably demonstrate to the Customer that such lower rating will have no impact on the Service Provider 's ability to provide the Services in accordance with this Agreement. The Solvency Ratio is calculated as net borrowings net of cash divided by EBITDA; and

(d)
a public investigation or regulatory finding into any allegations of improper financial accounting and reporting, suspected fraud or other financial impropriety by the Service Provider that, if the allegations are proven, is likely to result in a material adverse change in the financial position of the Service Provider, where, in each case, the Customer reasonably believes that this could impact on the continued performance and delivery of all or part of the Services in accordance with this Agreement.
Firm Forecast has the meaning set out in paragraph 8.4 of Schedule 10 (Charging & Invoicing).
First Service Commencement Date has the meaning set out in clause 3.1.
Force Majeure Event means any act of God, war, civil disturbance, strike (other than strikes of Service Provider Personnel), flood, fire, or other cause not within that Party’s reasonable control.
Forecast Volumes has the meaning set out in paragraph 8.2 of Schedule 10 (Charging & Invoicing).
FTE means full time equivalent resources (or any individual full time equivalent resource) being the resources to be deployed to provide the Services (or for Customer FTEs, activities to be replaced by the Services) and to be measured by reference to a full working day during which Services are performed by a member of the Service Provider Personnel (or, pre-Transition, the full working day during which Customer activities were performed by Customer FTEs).
FTE Rates means the Rate Card applicable to the Service Provider’s FTEs as set out in the ‘Offshore Rate Card’ table of the Price Book set out in Appendix 10-A of Schedule 10 (Charging & Invoicing).
FTE Run Buffer has the meaning set out in paragraph 7.11 of Schedule 10 (Charges & Invoicing).
FTE Run Service Charges means the aspect of the Charges calculated pursuant to paragraph 7 of Schedule 10 (Charges & Invoicing).
FTE Walk means the increase or decrease in the Baseline FTE figures relative to the Baseline Volume as set out in the “FTE Walk” table of the Price Book (Appendix 10-A) in Schedule 10 (Charging & Invoicing).

Functional Lead has the meaning set out in paragraph 1.3 of Schedule 12 (Governance and Service Management).
Functional Owner has the meaning set out in paragraph 1.3 of Schedule 12 (Governance and Service Management).
Future Equipment has the meaning given to it in clause 13.4.
Future Transformation means the Transformation Projects that will take place during the Term following Transition and which go beyond the Committed Transformation activities agreed to be performed as at the Effective Date.
Future Transformation Services means the Transformation Services to be agreed between the Parties in accordance with Appendix 2 of Schedule 8 (Transition and Transformation) of this Agreement.
Gainshare Initiatives has the meaning set out in paragraph 16.2 of Schedule 10 (Charging & Invoicing).
Good Industry Practice means that degree of skill, care, prudence, foresight and practice which would ordinarily be expected of a skilled, experienced and leading supplier of services of the same or a similar nature to the Services and which, for the avoidance of doubt, includes compliance with applicable British Standards Institute and International Standards Organisation standards.
Hardware means the physical material parts of a computer or other system.
Holdback has the meaning set out in clause 10.2.
Implementation Plan means any plan for the implementation of Transition or Transformation Services as described in Appendix 1 of Schedule 8 (Transition and Transformation) to this Agreement.
Indexation Date has the meaning set out in paragraph 4.1 of Schedule 10 (Charging & Invoicing).
Indian FTE means a Service Provider FTE based in India.
Indian FTE Rate means that aspect of the ‘Offshore Rate Card’ applicable to Indian FTEs.
Infringing Item has the meaning set out in clause 30.3.
Initial Term has the meaning set out in clause 3.1.
Innovation Pool has the meaning set out in paragraph 17 of Schedule 10 (Charging & Invoicing)
Innovation Project/Initiative has the meaning set out in paragraph 17.2 of Schedule 10 (Charging and Invoicing)
Insolvency Event means one or more of the following events:

(a)	a Party becomes unable to pay its debts or is deemed to be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

(b)	a Party enters into liquidation either compulsory or voluntary (save for the purposes of a solvent reconstruction or amalgamation) or a provisional liquidator is appointed in respect of that Party;

(c)
an administrator, administrative receiver, receiver or manager, liquidator or similar officer is appointed in respect of the whole or any part of that Party’s assets (save for the purposes of a solvent reconstruction or amalgamation) and/or a winding up petition is issued against that Party;

(d)	that Party proposes to enter or enters into any composition or arrangement with its creditors generally or any class of creditors; or

(e)	that Party is subject to an event analogous to any of the above in any other jurisdiction.
Insurance Services, Claims & Underwriting means those services set out as such in Schedule 2 (Service Tower Specification) to this Agreement.
Intellectual Property Rights or ‘IPR’ means all patents, rights in inventions, rights in designs, trade marks, trade and business names and all associated goodwill, rights to sue for passing off or for unfair competition, copyright, Moral Rights and related rights, rights in databases, topography rights, domain names, rights in information, tools and methodologies and all other similar or equivalent rights subsisting now or in the future in any part of the world, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights for their full term.
Interim Minimum Service Levels means, in respect of any Services to which New Service Levels apply, the Minimum Service Levels that apply from the Effective Date up until the end of the Service Level Observation Period to which Service Credits shall not be applicable.
Interim Required Service Levels means, in respect of any Services to which New Service Levels apply, the Required Service Levels that apply from the Effective Date up until the end of the Service Level Observation Period to which Service Credits shall not be applicable.
Internal Audit has the meaning set out at clause 20.13.
Key Measure means a Service Level to which the provisions of paragraph 6 of Schedule 3 (Service Levels and Service Charges) does not apply. The Key Measures as at the Effective Date of this Agreement are set out in Appendix 3-B of Schedule 3 (Service Levels and Service Credits).
Key Milestone means any Milestone identified as such by the Parties in accordance with Schedule 8 (Transition and Transformation).
Key Personnel means those individuals identified as such in Schedule 18 (Key Personnel).
Landed Resource means Service Provider Personnel performing Services not from one of the Service Providers main offshore service centres but who is normally based at such centres.
Lean Six Sigma or LSS refers to a managerial methodology based on the “Lean” and “Six Sigma” principles as commonly adopted across the business process management industry.
Legal & Compliance Services means those services set out as such in Schedule 2 (Service Tower Specification) to this Agreement.
Liquidated Damages means any fixed or determined sum of damages agreed by the Parties to this Agreement to be payable should certain defined events occur as set out in this Agreement.
Local Agreement means an agreement entered into on the terms set out in Schedule 9 (Template Local Agreement) to this Agreement.

Managed Agreements has the meaning set out in clause 14.3.
Market Competitive has the meaning set out in paragraph 1.2 of Schedule 11 (Benchmarking Procedure).
Material means methodology or process, documentation, data or other material in whatever form, including without limitation any reports, specifications, business rules or requirements, user manuals, user guides, operations manuals, training materials and instructions, but excluding Software.
Material Adverse Change means any of the following occurring in relation to the Service Provider:

(a)	a Financial Distress Event;

(b)
the Service Provider allowing the benefit of other contracts entered into by it to be assigned or novated from the Service Provider without the Service Provider’s prior written consent or otherwise allowing (whether by act or omission) a situation to arise where the Customer is the only significant customer of the Service Provider; or

(c)
in the event the Service Provider’s Parent Company ceases to be listed, the Service Provider Personnel identified in clause 8.5.2. failing within a reasonable period of time to respond in a substantive manner to queries raised by the Customer as to the Service Provider’s financial well-being; priorities for and intentions regarding the Service Provider; and/or its activities over the next twelve (12) months following the query.

Material Service Failure means the events identified as such in this Agreement including those identified as such in paragraph 5.8 of Schedule 3 (Service Levels and Service Credits).
Measurement Period means the period of time in respect of which the Service Provider's performance against the Service Levels will be measured, and in the absence of anything to the contrary will be a calendar month.
Milestone means a milestone identified and agreed between the Parties for the performance of any element of the Service under this Agreement.
Milestone Date: means, in relation to an agreed Milestone, the date by which such Milestone is to be achieved.
Minimum Service Level means, in respect of any Service Level, the level of performance below which, the provisions of paragraph 5.5 of Schedule 3 (Service Levels and Service Credits) apply.
Moral Rights has the meaning set out in Chapter IV of the UK Copyright, Designs and Patents Act 1988.
MSA means Modern Slavery Act 2015 as set out in clause 47.2 (Modern Slavery) of this Agreement.
New Service means a service additional to the Services.
New Service Level means the Service Levels described as such in Appendix 3-A and Appendix 3-B of Schedule 3 (Service Levels and Service Credits) which shall be subject to the process set out in paragraph 3 of Schedule 3 (Service Levels and Service Credits).
Non-Dedicated Licence means a licence designated as such by the Parties in Schedule 19 (Transferring Contracts/Rights to Use).
Non-Dedicated Third Party Contracts means a third party contract designated as a non-dedicated in Schedule 15 (Exit Plan and Service Transfer Arrangements) of this Agreement.

Non-Underwritten Benefits has the meaning set out in paragraph 1.2 of Appendix 10-B of Schedule 10 (Charging & Invoicing).
Notice has the meaning set out in clause 30.4.1.
Offshore FTE means FTE based primarily offshore (being India and other jurisdictions that are not in Europe, North America or Bermuda).
Offshore FTE Underwritten Benefits has the meaning set out in paragraph 1.1.2 of Appendix 10-B of Schedule 10 (Charging & Invoicing).
Offshore Personnel means Service Provider Personnel who are based primarily offshore (being India and other jurisdictions that are not in Europe, North America or Bermuda).
Onshore FTE means FTE based primarily onshore (that being Europe, North America or Bermuda).
Onshore Personnel means Service Provider Personnel who are based full time onshore (that being Europe, North America or Bermuda).
Operational Review Meeting has the meaning set out in paragraph 4.3 of Schedule 12 (Governance and Service Management) to this agreement.
Ops Centre means the application of Sequence for the purpose of business process workflow management and reporting in respect of the Services.
Optional Transformation Benefits has the meaning set out in paragraph 14.1 of Schedule 10 (Charging & Invoicing)
Other Sites means any other Customer Site which is not subject to a Site Licence under Schedule 22 (Site Licence) which the Customer may procure access pursuant to Schedule 22 (Site Licence)
Overhead Charges has the meaning set out in paragraph 11.1 of Schedule 10 (Charging and Invoicing).
Parallel Run or Parallel Run Phase refers to the parallel run phase of Transition and where applicable Transformation as set out in Appendix 1 of Schedule 8 (Transition and Transformation).
Parent Company means the entity that ultimately Controls the Service Provider.
Pass-Through Expenses means any expenses that the Customer specifies shall be paid for by the Service Provider on behalf of the Customer, and which are then to be recharged on to the Customer by the Service Provider without any administration fee or mark-up, other than as part of the ongoing Charges in accordance with Schedule 10 (Charging and Invoicing).
Performance Standards means the standards of performance the Service Provider is required to meet pursuant to this Agreement as referred to in Schedule 3 (Service Levels).
Person means any body corporate, association, partnership, joint venture, organisation, individual, business or other trust or any other entity or organisation of any kind or character, including a court or other governmental authority.
Planning, Programme and Transformation Committee has the meaning set out in paragraph 4.3 of Schedule 12 (Governance and Service Management) to this Agreement.

Pool Allocation has the meaning set out in paragraph 6.3 of Schedule 3 (Service Levels and Service Credits).
Post-Transformation Service Levels means the Service Levels set out as such in Part 2 of Appendices 3-A and 3-B of Schedule 3 (Service Levels and Service Credits).
Pre-existing IPR means any IPR owned by that Party prior to the Effective Date used in the provision of the Deliverables or Services.
Pre-Transformation Service Levels means the Service Levels set out as such in Part 1 of Appendices 3-A and 3-B of Schedule 3 (Service Levels and Service Credits).
Price Book means the document set out in Appendix 10-A to Schedule 10 (Charging & Invoicing) (as the same may be updated during the Term) setting out the basis on which the Charges shall be calculated.
Procedures Manual or ‘SOP’ has the meaning given to it in clause 8.2 of this Agreement.
Ramp Up means the process by which the Service Provider takes on an aspect of the Services at low volume and gradually takes on more work until they have reached the full 100% of business volume.
Ramp Up Period means the period during in which Ramp Up takes place as the same is identified in or shall be identified pursuant to the Transition Plan or an applicable Transformation Plan as set out in Appendix 1 to Schedule 8 (Transition and Transformation).
Rapid Process Automation or Robotic Process Automation or RPA means robotic technology used to autonomously configure computer software or tools to capture, manipulate and communicate data in order to automate transitional business processes.
Rate Card means the rate cards set out in the Price Book in Appendix 10-A of Schedule 10 (Charging and Invoicing) used to calculate the Charges payable under this Agreement.
Receiving Party means the Party which receives Confidential Information of the other Party.
Regular Future Transformation Update has the meaning set out in paragraph 1.5 of Appendix 2 to Schedule 8 (Transition & Transformation).
Regulator or Regulatory Body means any person, body or regulatory authority responsible for ensuring compliance with statutory requirements and all other rules, guidance regulations, instruments and provisions in force from time to time including the rules, codes of conduct, codes of practice, and practice requirements guidance, which a Party or its Affiliates may be subject to from time to time.
Regulatory Change means any change to any Customer Applicable Regulations or Service Provider Applicable Regulations.
Reinsurance Services, Claims & Underwriting means those services set out in to Schedule 2 (Service Tower Specification) to this Agreement.
Related Party means those entities that from time to time work with the Customer Group to provide services to users of the Customer’s Group’s services or resell the Customer Group’s services to third parties.
Relevant Law means:

(a)	any statute, regulation, by-law, ordinance or subordinate legislation in force from time to time to which a Party is subject including Data Protection Laws;

(b)	the common law as applicable to the Parties from time to time;

(c)	any binding court order, judgment or decree;

(d)	any applicable industry code, policy or standard, in each case enforceable by law; and

(e)
all applicable statutory and all other rules, guidance regulations, instruments and provisions in force from time to time including the rules, codes of conduct, codes of practice, practice requirements guidance and accreditation terms, in each case of mandatory effect and stipulated by any regulatory authority to which a Party or its Affiliates is subject from time to time.

Replacement Services means the provision of services by an entity other than the Service Provider or a member of the Service Provider Group in substitution of the Service Provider following the expiry or termination of all or part of the Services.
Reports means those reports to be provided by the Service Provider to the Customer in accordance with this Agreement.
Residual Knowledge has the meaning given to it in clause 25.14 (Residual Knowledge).
Response has the meaning set out in Recital D of this Agreement.
Retained Organisation means the organisation, service and resources retained by the Customer following the replacement of the Transition and Transformation Services.
Required Service Level means, in respect of any Service Level, the required level of performance which the Service Provider shall meet or exceed in its performance of the relevant Services;
RFS has the meaning set out in Recital D.
Risk & Actuarial Services means those services set out as such in Schedule 2 (Service Tower Specification) to this Agreement.
Security Control Requirements has the meaning set out in para 3.1.1 of Schedule 7.
Security Incident means any actual or suspected unauthorised access or disclosure, accidental or unlawful destruction or accidental loss or alteration of Customer Data.
Sequence means the Service Provider’s proprietary Digital Product for business process workflow management and operational reporting licenced to the Customer during the Term of this Agreement on the terms set out in Appendix 14.1 Schedule 14 (Sequence Licence) (as amended by the terms of Section A of Schedule 14).
Service Commencement Date has the meaning set out in clause 3.1 (Term).
Service Credits means the credits (if any) which become payable to the Customer in accordance with paragraph 6 of Schedule 3 (Service Levels and Service Credits).
Service Failure means a failure to meet the Required Service Level.

Service Level means the service levels required by the Customer as set out in Appendix 3-A or Appendix 3-B of Schedule 3, as may be amended from time to time in accordance with Schedule 3 (Service Levels and Service Credits).
Service Level Default means a failure to meet a Service Level which is not excused pursuant to Schedule 3 (Service Levels and Service Credits).
Service Level Observation Period has the meaning given to it in paragraph 3.8.1 of Schedule 3 (Service Levels and Service Credits).
Service Level Report has the meaning given to it in paragraph 5.3 of Schedule 3.
Service Provider BC Representative has the meaning set out in Schedule 16 (Business Continuity and DR Plan) to this Agreement.

Service Provider Delivery Lead means the individual designated as such in Schedule 18 (Key Personnel).

Service Provider Group means the Service Provider and its Affiliates.
Service Provider IPR means any IPR owned by the Service Provider, its Affiliates or sub-contractors and used to provide the Services and/or Deliverables (including Service Provider Software) and (including Developed IPR in the Deliverables) any enhancements or modifications thereto.
Service Provider Personnel means the Service Provider’s and any sub-contractor’s staff, employees, contractors and any other individual whom the Service Provider or its sub-contractors engage to provide Services on their behalf to the Customer from time to time.
Service Provider Service Locations means those locations, site or facilities from which Services shall be provided that from time to time are owned, leased or under the control of the Service Provider, its Affiliates, or their sub-contractors.
Service Provider Software means software owned by or licenced to the Service Provider which is or has been from time to time used in any Deliverables or Services and/or in respect of which access is granted to the Customer for the use of the any Deliverables or Services in accordance with the terms and conditions of this Agreement.
Service Provider Systems Regulatory Change has the meaning given to it in paragraph 5.1.2(b) of Schedule 13 (Contract Change Control Procedure).
Service Tower means any one or more of the categories of Services set out in the sections (3-10) of Schedule 2 (Service Towers Specification).
Service Transfer means the transfer of the Services to the Customer or a Replacement Service Provider following the termination or expiry (whether in whole or in part) of this Agreement.
Service Transfer Date means the date on which the Services or services similar to the Services revert to the Customer or transfer to a Replacement Service Provider as the case may be
Services means the services agreed to be provided by the Service Provider to the Customer, each as set out Schedule 2 (Service Towers Specifications), or any agreed Change Control Note, or referred to in clause 4 of this Agreement.
Site Licence is a Licence agreed between the Parties in accordance with Schedule 22 (Locations and Site Licence) to this Agreement.

SME means “Subject Matter Expert”.
Software means any computer program (in object code or Source Code form), program interfaces and any tools or object libraries embedded in that Software.
Solution Design Document means the document titled “D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018 as set out at Annex 1 of Schedule 2 (Service Tower Specification).
Source Code means in relation to any Software used to perform the Services or provided as part of the Services, (i) electronic and hard copy versions of the set of human readable, higher level programming language instructions or statements in which the Software was written; and (ii) any additional documents and information as the Customer may reasonably require to maintain, modify, alter, upgrade, develop, or enhance the Software or any part of the Software.
Specification means the specification for a Deliverable as set out in Schedule 2 (Service Towers Specification).
Standards and Policies means those standard and policies set out in Schedule 6 (Standards and Policies).
Statement of Work or ‘SOW’ means any statement agreed between the Parties in accordance with the template(s) set out in Schedule 24 (Pro-forma Statement of Work) to this Agreement.
Steering Committee means the committee comprising two (2) senior management representatives of each Party, as appointed by each party from time to time, which representatives at the Effective Date are as set out in Schedule 12 (Governance and Service Management).
Step In means the right of the Customer to take control over the provision of the Services or any part of them in accordance with clause 32.1 (Step In).
Submissions Management Functionality has the meaning in section C of Appendix 14 (Sequence Licence).
Subsequent Service Commencement Date has the meaning set out in clause 3.1.
Successor Service Provider means the third party or the Customer, or a Customer Affiliate appointed by the Customer to provide the Replacement Services.
Supply Chain has the meaning set out in clause 47.2.
System: means an interconnected grouping or electronic processes, including Equipment, Software and associated attachments, features, accessories, peripherals and cabling, and all additions, modifications, substitutions, upgrades or enhancements to such System, to the extent a party has financial or operational responsibility for such System or System components hereunder. System shall include all Systems in use or required to be used as of the applicable Service Commencement Date, all additions, modifications, substitutions, upgrades or enhancements to such Systems and all Systems installed or developed by or for Customer or Service Provider following the applicable Service Commencement Date.
Task Completion Date means the date for completion of Transition, Committed Transformation Future Transformation Tasks agreed between the Parties in accordance with Schedule 8 (Transition and Transformation) of this Agreement.
Technical Design or Technical Design Phase refers to the technical design phase of Transformation as further described in Appendix 1 of Schedule 8 (Transition and Transformation).

Term means the Initial Term together with any extension of the Initial Term.
Termination Assistance means the Services to be provided by the Service Provider in the event of and/or in the lead in to the termination (in whole or in part) or expiry of the Agreement as further described in clause 37 (Termination Assistance) and Schedule 15 (Exit Plan and Transfer Arrangements).
Termination Assistance Period means the period agreed pursuant to clause 37 of this Agreement as further described in paragraph 3.1 of Schedule 15 (Exit Plan and Service Transfer Arrangements).
Termination Trigger means the standard of performance described as such in respect of a Critical Service Level in Appendix 3-A of Schedule 3 (Service Levels and Service Credits).
Third Party IPR means any IPR which is not Customer IPR or Service Provider IPR.
Third Party Material: Material and/or Software used by the Service Provider in the course of the Services or otherwise provided to the Customer or its Affiliates pursuant to this Agreement, in respect of which the Intellectual Property Rights are owned by a third party.
Third Party Service Provider means a third party provider/supplier of goods or services relevant to the performance, receipt or use of the Services that the Service Provider may have to interact with, rely on or support in its performance of the Services.
Tool means any program used for software development, testing, data search, analysis, project management, measurement and monitoring or system maintenance, including related know-how.
Transferee has the meaning set out in clause 39.2.
Transformation means the Services delivered to enable the Committed Transformation and/or Future Transformation Tasks to be successfully completed as set out in Schedule 8 (Transition and Transformation) or in an applicable Transition or Transformation Plan.
Transformation Acceptance Tests has the meaning set out at paragraph 4.1.3 (ii) of Schedule 8 (Transition and Transformation).
Transformation Charges means the Charges set out in Schedule 10 (Charging & Invoicing) payable for: (i) the Committed Transformations, it being acknowledged that each Service Tower may have different Transformation Charges for Committed Transformation(s) and such Transformation Charges shall only be payable if Committed Transformation of such Service Tower is called off by the Customer; and (ii) any Future Transformations the Parties may agree.
Transformation Deliverables means the Deliverables related to Transformation set out in Schedule 8 (Transition and Transformation) including but not limited to Committed Transformation Deliverables and Future Transformation Deliverables.
Transformation Manager means the Service Provider’s Onshore and/or Offshore Transformation Delivery Managers appointed in accordance with paragraph 5.2 of Schedule 8 (Transition and Transformation) and the Service Provider’s Future Transformation Manager as appointed from time to time in accordance with paragraph 7.1 of Schedule 8 (Transition and Transformation).
Transformation Phase means the relevant phase of the Transformation Projects set out in Appendix 1 of Schedule 8 (Transition and Transformation) including but not limited to “Detailed Design”, “Technical Design”, “Build”, “Test” and “Go Live”.

Transformation Plan means the detailed plan of activities and associated timescales for the implementation of the Transformation activities covering service Transformation and business process Transformation set out in Appendix 1, or to be agreed between the Parties pursuant to Schedule 8 (Transition and Transformation), including but not limited to Committed Transformation Plan and Future Transformation Plan.
Transformation Project means the projects set out in Appendix 1 of Schedule 8 (Transition and Transformation) including but not limited to Committed Transformation Projects and from time to time as agreed between the Parties, Future Transformation Projects.
Transformable Services has the meaning set out in paragraph 1.1.1(ii) of Schedule 8 (Transition and Transformation).
Transformation Services means the services agreed between the Parties pursuant to Schedule 8 (Transition and Transformation) including but not limited to Committed Transformation Services and Future Transformation services.
Transformation Task means any transformation related tasks agreed between the parties pursuant to Appendix 1 of Schedule 8 (Transition and Transformation) including but not limited to Committed Transformation Tasks and Future Transformation Tasks.
Transformed Services means Transformable Services that have undergone Transformation.
Transition means implementation of those services to be provided by the Service Provider to the Customer in accordance with the terms of this Agreement and as more particularly described in Schedule 8 (Transition and Transformation).
Transition and Committed Transformation Services Board means a board of representatives appointed by the Customer, Service Provider and other interested third parties and in accordance with Schedule 8 Transition and Transformation.
Transition Buffer has the meaning set out in paragraph 7.10 of Schedule 10 (Charges & Invoicing)
Transition Charges means the Charges payable for Transition as set out in Schedule 10 (Charging & Invoicing), it being acknowledged that each Service Tower may have different Transition Charges and such Transition Charges shall only be payable if Transition of such Service Tower is called off by the Customer.
Transition, Committed Transformation and Future Transformation Documentation has the meaning given to it in paragraphs 1.5.2 and 1.5.3 of Schedule 8 (Transition and Transformation).
Transition Deliverables means the Deliverables relating to Transition agreed between the parties in Appendix 1 to Schedule 8 (Transition and Transformation).
Transition Dependency means the Transition related dependencies set out in Schedule 4 (Customer Dependencies) to this Agreement.
Transition Manager has the meaning set out in paragraph 5.2 of Schedule 8 (Transition and Transformation).
Transition Phase means the phases of each Transition Project as set out in Part B of Appendix 1 to Schedule 8 (Transition and Transformation) including but not limited to “Detailed Design”, “Pre-Process Training”, “Process Training” and “Parallel Run”.

Transition Plan the detailed plan of activities and associated timescales for the implementation of the Services set out in Schedule 8 (Transition and Transformation).
Transition Project means the projects set out for each Service Tower in Part B of Appendix 1 to Schedule 8 (Transition and Transformation).
Transition Schedule means the schedule for Transition activities as agreed between the Parties pursuant to paragraph 3.1.1 of Schedule 8 (Transition and Transformation) as more further described in Part B of Appendix 1 to Schedule 8 (Transition and Transformation).
Transition Services has the meaning set out in paragraph 1.1.1 of Schedule 8 (Transition and Transformation.
Transition Task means any task relating to transition that the Parties agree and set out in a relevant Transition Plan in accordance with Appendix 1 of Schedule 8 (Transition and Transformation) to this Agreement.
Transition Wave means those waves set out in Part B of Appendix 1 of Schedule 8 (Transition and Transformation).
UK Onshore Support means those aspects of the Services to be performed by FTE who are Landed Personnel or Onshore Personnel.
Underwritten Benefits has the meaning set out in paragraph 1.1 of Appendix 10-B of Schedule 10 (Charging and Invoicing).
US Onshore Support means those aspects of the Services to be performed by FTE who are Landed Personnel or Onshore Personnel.
VAT has the meaning set out at clause 23.1.
Virus means any form of harmful or surreptitious code, including malware, disabling devices, Trojan horses, system monitors, keyloggers, dialers, adware and adware cookies.
Weekly SL Report has the meaning given to it in paragraph 5.3 of Schedule 3 (Service Levels and Service Credits).
Wilful Default means any act or omission by the Service Provider which is or results in a breach of any provision of this Agreement and which the Service Provider, or the individual undertaking such act or omission, knows or ought reasonably to know that such act or omission would result in such a breach of this Agreement.
Working Day means a day other than Saturday or Sunday or those days agreed between the Parties to be public holidays in respect of the Services provided to the UK Customer, US Customer and Bermuda Customer as per the holiday calendar set out in the Procedures Manual.
Working Hours means the usual hours in a Working Day as agreed between the Parties and set out in the Procedures Manual.

SCHEDULE 2

SERVICE TOWERS SPECIFICATION

1.	INTRODUCTION

1.1
The objectives of the Service Towers are to ensure that the scope of Services being provided to the Customer by Service Provider are articulated to a level of detail that enables the Service Provider to meet the requirements of the Customer.

1.2	The Service Towers in Schedule 2 (Service Towers Specification) comprise the following 8 sections:

1.2.1	Cross-Tower Services (Section 2)

1.2.2	Reinsurance Claims (Section 3)

1.2.3	Reinsurance Underwriting (Section 4)

1.2.4	Insurance Claims (Section 5)

1.2.5	Insurance Underwriting (Section 6)

1.2.6	Risk & Actuarial (Section 7)

1.2.7	Finance & Accounting (Section 8)

1.2.8	Legal & Compliance (Section 9)

1.2.9	Ceded Operations (Section 10)

1.3	The Services in each Service Tower shall be provided to the Customer.

1.4
The Service Provider shall provide a solution that supports all of the business processes set forth in this Schedule 2 (Service Towers Specification), and all such Services are included in the Charges as set out in Schedule 10 (Charging & Invoicing). The Service Provider’s obligation with respect to any improvement of the Services is as set forth in clause 11 of the Agreement.

1.5
The Service Provider will discuss on an ongoing basis, the current and future business and operational needs of the Customer and the other Service recipients, and any corresponding adjustment to the Services and Charges. The Service Provider shall implement New Services through the Contract Change Control Procedure and Service Provider will work with the Customer to assess the impact of any such New Services.

1.6
As of each Service Commencement Date, the Service Provider shall assume full operational and management responsibility for the Services to which that Service Commencement Date applies as set forth in this Schedule 2 (Service Towers Specification).

1.7
The Service Provider shall fulfil the obligations, Deliverables and commitments listed in each individual Service Tower Specification set out in the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider on March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers

Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider. A copy of which is set out in Annex 1 to this Schedule (2).

1.8	The Service Provider, directly or through its Affiliates as identified in Schedule 5 (Sub-contractor List), shall provide the Services from the following Service Provider Service Locations:

Site Name	City	State	Country	Address

Gurgaon (Silokhera)	Gurgaon	Haryana	India	DLF City - Block A, Sector 30, Delhi -Jaipur Expressway, Gurgaon, Haryana 122002, India
Atlanta	Atlanta	Georgia	United States	8010 Roswell Rd #200, Sandy Springs, GA 30350, USA

Effective September 2018, Services provided from Service Provider’s Gurgaon (Silokhera) location shall move to Service Provider’s new facility in Gurgaon:

Site Name	City	State	Country	Address

Gurgaon (Badshahpur)	Gurgaon	Haryana	India	Kore Tech Park, Village Badshahpur-Fazilpur, Sector 69, Gurgaon, Haryana 122101, India

2.	CROSS TOWER SERVICES
The Services set out in this paragraph are common to all individual Service Towers and apply to all Services provided hereunder.
The Service Provider shall

2.1	provide the Services described in this Schedule (2) to meet the forecasted activity, ensuring that peak activity periods are accounted for

2.2	understand all Customer Standards and Policies, and how current processes and systems map against such Customer Standards and Policies

2.3	provide pro-active and not on a timed schedule input to the Customer via email or collaborative tools as appropriate on:

(i)	improvement opportunities for the Customer Standards and Policies;

(ii)	proposed changes to the Customer Standards and Policies;

(iii)	industry direction (including in respect of regulatory requirements) and how services similar to the Services are being provided in other organisations; and

(iv)	how changes to the aspen Standards and Policies will impact the then current work processes and systems and all Customer regulatory requirements;

2.4
ensure that the Customer’s regulatory requirements and applicable Customer Standards and Policies and Customer requirements are followed, and that any failure to follow any of the same is promptly reported to the Customer;

2.5	identify and assist in resolving issues related to work processes in respect of the Services;

2.6
provide guidance and advice to the Customer in respect of improving then-current work process designs and the potential implications of such work process designs, to improve efficiency and reliability;

2.7	comply with the Customer processes, systems security and access policies (including, without limitation, the Customer ‘Group Information Security Policies and Standards’);

2.8
make continuous improvements in the work processes and associated documentation to ensure a Service which is constantly adapting to meet the market demand, consistently eradicating waste and ultimately meeting the Customer’s “Lean” principles of continuous improvement;

2.9	deliver quality checking against processes to ensure right first time execution;

2.10	provide all support and processing capabilities to support the hours of operations in all in-scope geographies;

2.11
escalate commercial and strategic issues in respect of the Services to the Customer, as required, in accordance with the escalation procedures as set forth in Schedule 12 (Governance & Service Management);

2.12	escalate BAU issues in respect of the Services to the Customer, as required, in accordance with the agreed escalation procedures with the Customer point of contact; and

2.13	provide the Services in accordance with the Standard Operating Procedures manual (SOPs) and/or the Customer’s written instructions (as provided from time to time).

2.14
In accordance with the “Duration of Commitments” set out in Schedule 18 (Key Personnel), the Service Provider shall appoint a temporary team (‘Middle Office Team’) providing on-the-ground support to the Customer and Service Provider, facilitating all aspects of Transition. This business partnering role will reduce the toll on the Customer’s SME and change management functions, providing instant feedback to the Customer and Service Provider management teams. In accordance with Schedule 18 (Key Personnel) the Service Providers responsibilities include:

2.14.1	Support retained and outsourced functions to Steady State

2.14.2	On-Site visual escalation point

2.14.3	Conduit between on-shore and off-shore teams

2.14.4	Host on-site problem solving sessions with multiple stakeholders

2.15	As part of committed seeding and domain development for the outsourced scope, the Service Provider shall:

▪	guarantee one hundred per cent (100%) seeding of experienced resources for Transition Wave 1 of the Transition Plan as detailed in Schedule 8 (Transition & Transformation) including all team leads;

▪	guarantee fifty per cent (50%) overall seeding at account level by steady state;

▪
leverage Service Providers in-house insurance academy to build functional knowledge during and after Transition and create a pool of Insurance resources trained and ready for deployment in subsequent waves.

▪	Implement a specialised programme for P&C commercial/ specialty claims for high potential employees, domain experts and management team supporting for the Customer.

2.16	Deliver the Services in accordance with the processes and methodologies as defined in Section 15 of the Solution Design Document.

2.17	Deliver the change management services in accordance with “Change Management” approach as defined in Section 16 of the Solution Design Document.
Offshore Processing
The Service Provider shall

2.18
define and establish robust communication channels, including the provision of a Customer dedicated video conference room within the operations floor of the Service Provider Service Location at Badshahpur with effect from September 2018;

2.19	establish a governance model which ensures that the onshore and offshore functions are fully integrated and are able to promptly resolve day-to-day issues;

2.20	mitigate communication risks, taking into account: (i) process complexity; (ii) turnaround times; and (iii) the interdependency of processes;

2.21	in accordance with Schedule 12 (Governance & Service Management) manage outsourcing relationships at the following levels (via committees and teams):

(a)	Strategic Level - responsible for providing direction and guidance to offshore operations;

(b)	Tactical Level - responsible for monitoring offshore operations and guiding the operational team; and

(c)	Operational Level - responsible for day-to-day activities and regularly reporting to the tactical team;

2.22	be responsible for recruiting, maintaining and training skilled employees;

2.23	comply with all disclosure requirements for all relevant countries where the Services are received or provided; and

2.24	have the required experience of integrating teams and policies and will ensure standardisation of operations across all functions and lines of business.

Lean/Six-Sigma (LSS)
The Service Provider shall:

2.25
in addition to embedding the continuous six sigma framework within Service Provider processes of deploying services for the Customer outsourced organization, the Service Provider shall also facilitate to embed “Lean Six Sigma (LSS)” framework in the Retained Organisation by increasing Lean trained and tested and green belt trained tested penetration within the two hundred (200) FTEs retained by the Customer;

2.26
support the Customer in the process of driving cost, efficiency and value for end customers by ensuring the Lean and Six Sigma culture reduces or eliminates siloes of non-continuous improvements across the enterprise. In order to build and embed a culture of Lean Six Sigma in the Customer Retained Organisation, the Service Provider shall execute the below approach to build Service Provider LSS culture to the Customer business units, with the Retained Organisation of two hundred (200) FTEs:

2.26.1	identify smaller targeted audience to train on Lean Six Sigma, to form the core continuous improvement change agents for the Customer;

2.26.2
the Service Provider LSS expert team shall assess current six sigma DNA of the Service Provider retained team, including that of leadership and frontline managers. This will define the operating model of the LSS process excellence programme; and

2.26.3
for effective seeding of the core continuous improvement team with the Customer, the Service Provider shall identify and train twenty five per cent (25%) of retained staff to be Lean trained and tested within twelve (12) months. Another five per cent (5%) will be identified and trained on green belt certification within twelve (12) months. This identification will be done partnering with the Customer business leaders, training, and HR personnel, with recommended penetration across all businesses of the Customer.

Operational Reporting/MI
The Service Provider shall

2.27
provide timely, accurate and relevant operational reports to support the day-to-day operational requirements of demonstrably proving the delivery of the Services on a reliable and consistent basis and in line with the Service Levels identified in Schedule 3 (Service Levels and Service Credits);

2.28	provide timely, accurate and relevant operational reports to support the governance forums identified in Schedule 12 (Governance and Service Management);

2.29	provide timely accurate and relevant management information to support the governance forums in Schedule 12 (Governance and Service Management).
Balanced Scorecards
The Service Provider shall

2.30
in accordance with Schedule 12 (Governance and Service Management), the Service Provider shall create scorecards that take into account the qualitative and quantitative aspects of performance that are measured in these engagements. These reports/ scorecards will be shared with the Customer during the scheduled governance calls. The management reviews and reporting calls will take place monthly / quarterly;

2.31
in accordance with and subject to Schedule 3 (Service Levels and Service Credits), the Service Provider shall develop operational metrics jointly with the Customer and track them to measure process performance, monitor service levels and enhance productivity:

2.31.1	track all agreed metrics on regular basis and report daily/ weekly/ monthly dashboards;

2.31.2	perform root cause analysis on deficiencies and work on action plan; and

2.31.3	measure improvement ideas generated by team members and reward for higher scores.

3.	REINSURANCE CLAIMS SERVICES

3.1	For Reinsurance Claims Services, the Service Provider will:

3.1.1
provide to the Customer with the Services described in this section 3 Reinsurance Claims Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

3.1.2	provide the Reinsurance Claims Services in accordance with the SOPs; and

3.1.3	be responsible for the acts and omissions of its Personnel.

3.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 6 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider.

3.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	6.2 Solution Summary

(ii)	6.3 Solution Details – New Operating Model

3.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

3.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	L2 Process Description	L2 Process The Service Provider shall	L2 Process The Customer shall

Proportional Treaties (AIUK BUREAU and NON-BUREAU) Claims Adjusting	Handling London market Proportional treaty claims	Proportional treaty claims processing (both bureau and non-bureau)	• Proportional treaty claims desktop handling • FNOL, manual claims movements, MIS, reporting, admin support, fee/direct payments, binder bordereau support	• Approve/ review Genpact claims handling • Client/ broker handling will be done by retained Bureau, or XoL or technical accounting where this function better resides
	Reviewing Cash losses, assessing claims coverage, claims quantum and settling the billing as appropriate	Broker/ client interaction	• Cash losses tracking/ analysis, coverage, billing processing	• Approve/ review Genpact claims handling
	Liaising with the London Broker	Client facing	• n/a	• Representing claims to brokers/ management
	Liaising with Underwriters and Actuaries	Internal strategy	• n/a ACR for low-medium complexity claims	• Representing claims to UWs/ actuaries
	The treaty statements are presented in the local language, e.g. Chinese – China, Spanish/Portuguese for Latin America	Processing in non-English (very less volume, but standard treaties)	• Proportional treaty claims processing in non-English	• Approve/ review Genpact claims handling • Client/ broker handling will be done by retained Bureau, or XoL or technical accounting where this function better resides

Reinsurance Claims operational support	MI reporting	MI reporting	• Reporting process to stakeholders • Admin tasks , reporting	• n/a
	Compliance – SOX reporting	SOX reporting	• n/a	• Compliance – SOX reporting
	ACR data input	Reserve review/ update	• Additional case reserve review/ update reserves within prescribed limits	• Review high reserve adjustments • ACR above Genpact prescribed limit
	Non Moving claims	Claims watch/ follow claim development on occurrence basis	• Monitoring and reporting cadence of matching claims proportionate to reserves • Follow claim development on occurrence basis	• n/a

AIUK – ABL XOL Claims Adjustment	Claims handling of XOL claims	Claims handling of XOL claims	• XOL claims processing/ desktop handling (2 FTEs only, simple to medium complex cases) • Reports, MIS – claim trend, Large loss reports • Coverage and claim quantum analysis, BI • Reports & MIS	• Visiting clients to discuss complex claims • Dealing with local regulatory bodies • Dealing with local agents, Australia and Canada • Liaising with the London broker
	Visiting clients to discuss complex claims	Client facing	• n/a	• Client facing
	Undertaking claims audits/ Organising an external party to carry out Claims Audits	Client facing	• n/a	• Client facing
	Working with Underwriters/ Actuaries	Internal strategy	• n/a	• Internal strategy
	Dealing with Local Regulatory bodies/ local agents, Australia and Canada	Client facing	• n/a	• Client facing
	Claims minimal service levels		•	•

4.	REINSURANCE UNDERWRITING SERVICES

4.1	For Reinsurance Underwriting Services, the Service Provider will:

4.1.1
provide to the Customer the Services described in this section 4 Reinsurance Underwriting Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

4.1.2	provide the Reinsurance Underwriting Services in accordance with the SOPs; and

4.1.3	be responsible for the acts and omissions of its Personnel.

4.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 4 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

4.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	4.2 Solution Summary

(ii)	4.3 Key Design Principles

(iii)	4.4 Solution Details – New Operating Model

4.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

4.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	L2 Process Description	L2 Process The Service Provider shall	L2 Process The Customer shall

Submission Handling	Process and complete Submission	End to end processing of new and renewal business submissions, including updating all systems of record, progressing a submission to the next stage, documentation and filing	• End to end processing of new and renewal business submissions. • Updating all systems of record, progressing a submission to the next stage, documentation and filing	• Quality Control and sign off
	Perform Clearance	Clearance checks on customer name, current exposure and exposure within other branches of the Customer	• Clearance checks on customer details • Clearance checks on exposure	• Quality Control and sign off
Complete Risk Administration and Processing	Process Endorsement/Mid Term Adjustment	End to end processing of all mid- term changes and adjustments. These will include premium bearing and non-premium bearing changes to an existing policy	• End to end processing of all mid- term changes and adjustments. • These will include premium bearing and non-premium bearing changes to an existing policy	• Quality Control and sign off

Not Taken Up (NTU)/Declinature Updates
Process and document all submissions where the Customer elects not to provide a quote. Capture and record reason for the Customer’s declinature.
Process and document all submissions where ASPEN’s quote is declined. Capture and record the reason for the quote not being taken up by broker/customer.

•    Capture, document and record all cases where the Customer elects not to provide a quote (Declinature).
•    Capture, document and record all cases where the Customer’s quotes are not accepted (Not Taken Up).
• Declinature: Provide reason/rationale. • NTU: Provide reason/rationale.

Treaty Processing
Inwards Treaty data processing encompassing bordereau management, line item data booking into Policy Admin systems, capturing of key policy attribute fields, quality checks, claims booking or referring claims data to Claims department for bookings, trigger settlement of bordereau (payment inwards or outwards), reconciliation of technical bookings to cash

•    Inwards Treaty data processing encompassing bordereau management
•    Line item data booking into Policy Admin systems, capturing of key policy attribute fields, quality checks,
•    Claims booking or referring claims data to Claims department for bookings
•    Trigger settlement of bordereau (payment inwards or outwards),
•    Reconciliation of technical bookings to cash
• Treaty negotiations. • Treaty audit of cedant’s portfolio

Data Quality Checks	Quality Checks to validate accuracy of data extraction and processing, correct interpretation of documentation, correct bookings into policy admin systems
•    Quality Checks to validate accuracy of data extraction and processing, correct interpretation of documentation, correct bookings into policy admin systems.
•    Root cause analysis of error.
•    Data Quality reporting to the Customer.
•    Exception handling
• Quality Control and sign off. • Feedback on identified error • Joint engagement with Genpact in Problem Solving sessions to improve data quality
Manage Automatics Platform	End to End administration of Automatics platform	• End to End administration of Automatics platform	• Quality Control and sign off

Distribution and Marketing	Support Global Head of Distribution and Marketing
Strategic direction and admin of broker agreements and relevant data
Opportunity tracking, identification for cross selling, customer relationship management
Events planning to include collateral development, conference sponsorships and advertising
Generate MI to support Underwriting teams
		• Opportunity tracking • Identification of cross selling initiatives • Support events planning and execution • Generate MI to support Underwriting teams • Admin of broker agreements and relevant admin	• Strategic direction of channel performance • Customer relationship management • Broker and customer engagement • Events planning

5.	INSURANCE CLAIMS SERVICES

5.1	For Insurance Claims Services, the Service Provider will:

5.1.1
provide to the Customer the Services described in this section 5 Insurance Claims Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

5.1.2	provide the Insurance Claims Services in accordance with the SOPs; and

5.1.3	be responsible for the acts and omissions of its Personnel.

5.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 5 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

5.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	5.2 Solution Summary

(ii)	5.3 Solution Details – New Operating Model

5.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

5.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	L2 Process Description	L2 Process Service Provider shall	L2 Process Customer shall

Expert adjusting	Expert Claims Adjustment on high value and complex claims	Expert Claims Adjustment on high value and complex claims
•    Claims adjustment (US commercial property, liability, auto, marine, Accident &Health(A&H), cargo) - Field Adjusting, estimation, Resource Management, Workflow Management, Reporting
•    Reserving individual claims/ Additional Case Reserve (ACR) for low-medium complexity claims
•    Adjudication support services (decoupled)

•    Approve/ review Genpact adjudication

•    Claims adjustment - field adjustment of all Lines of Business (LoBs) except for US property, liability, A&H, marine, cargo

•    Litigation strategy, lawyer interaction, review

•    Representing product/ underwriting team

Representing such claims to external brokers / clients and internal senior management	Broker/ client interaction	• n/a	• Representing claims to brokers/clients/ management
Representing product / underwriting team internally and externally	Internal management/ product strategy	• n/a	• Representing claims to brokers/ clients/ management
Litigation management and strategy at a case level	Litigation management	• Decouple the case summarizing for litigation summary support (medical & non-medical)	• Litigation strategy, lawyer interaction, review

Reserving individual claims and portfolio reserving		• Decouple portfolio level reserving, Incurred But Not Reported (IBNR) variance analysis and consolidate with actuarial reserving • Reserving individual claims/ ACR for low-medium complexity claims	• Reserving individual claims/ ACR for high complexity claims • Review (sample QA) ACR set for low-medium complex cases by Genpact
Reporting to reinsurers	Standard reporting	• Reporting from legacy systems • Standardization/ automation	• n/a

Claims operations	Claims operations - support	Claims Ops – First Notice of Loss (FNOL), manual claims movements, MI, reporting, administrative support, fee / direct payments, binder bordereau regulatory support, TPA fee monitoring / payment	• Claims Ops – FNOL, manual claims movements, MI, reporting, administrative support, fee / direct payments, binder bordereau regulatory support, TPA fee monitoring / payment	• Quality audit SP sample tasks
	Claims operations –nil value notified claims, tasks as delegated	Claims adjustment – designated lower value or nil value notified claims, tasks as delegated	• Claims adjustment – designated lower value or nil value notified claims, tasks as delegated	• n/a
	Admin tasks , reporting	Statics, diary management tasks, underlying aggregate monitoring	• Statics, diary management tasks, underlying aggregate monitoring	• n/a

6.	INSURANCE UNDERWRITING SERVICES

6.1	For Insurance Underwriting Services, the Service Provider will:

6.1.1
provide to the Customer the Services described in this section 6 Insurance Underwriting Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

6.1.2	provide the Insurance Underwriting Services in accordance with the SOPs; and

6.1.3	be responsible for the acts and omissions of its Personnel.

6.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 3 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

6.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	3.2 Solution Summary

(ii)	3.4 Solution Details – New Operating Model

(iii)	3.5 Solution Details Transition & Transformation – Underwriting Services US

6.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

6.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	L2 Process Description	L2 Process Service Provider shall	L2 Process Customer shall
Underwriting Services	Submission, Quote and Bound processing	All admin and processing activities, currently performed by Underwriting Services, relating to new or renewal business submission life cycle	• End to end processing of new and renewal business submissions. • Updating all systems of records, progressing a submission to the next stage, documentation and filing	• Quality Control and sign off
	Endorsement processing	End to end processing of all mid- term changes and adjustments. These will include premium bearing and non-premium bearing changes to an existing policy	• End to end processing of all mid- term changes and adjustments. • These will include premium bearing and non-premium bearing changes to an existing policy	• Quality Control and sign off
	Slip and Policy Document Management	Documentation, preparation and filing of all Underwriting material in a Document Management System (DMS), in strict adherence to ASPEN’s filing and retrieval guidelines.	• Documentation, preparation and filing of all Underwriting material in a DMS • Strict adherence to ASPEN’s filing and retrieval guidelines	• Document retrieval

	Data and Peer Review Checks	Quality Checks to validate accuracy of data extraction and processing, correct interpretation of documentation, correct bookings into policy admin systems
•    Quality Checks to validate accuracy of data extraction and processing
•    Correct interpretation of documentation
•    Correct bookings into policy admin systems.
•    Root cause analysis of error.
•    Data Quality reporting to ASPEN.
•    Exception handling
• Quality Control and sign off. • Feedback on identified error • Joint engagement with GENPACT in Problem Solving sessions to improve data quality
Bureau Processing/Aged Debt Management and Credit Control Input
Manage end to end Bureau processing for new, renewal and mid-term adjusted risks. To include matching Bureau messages to records in Policy Admin systems, reconciliation of variances between both sets of records. Aged debt interrogation and resolution. Credit control of outstanding settlements

•    Manage end to end Bureau processing for new, renewal and mid-term adjusted risks.
•    Matching Bureau messages to records in Policy Admin systems and reconciliation of variances between both sets of records.
•    Aged debt interrogation and resolution.
•    Credit control of outstanding settlements.
•    Give guidance on the correct cash clearance of technical entries
• Oversight and governance. • Broker engagement to resolve unreconciled bureau transactions between brokers and the Customer • Resolution of aged debt
	Operational MI production	Scheduled and ad-hoc MI production, including analysis on Underwriting Operations	• Scheduled and ad-hoc MI production, including analysis on Underwriting Operations	• Quality Control and sign off
	Input to Regulatory returns	Support creation of multiple regulatory mandatory returns as required	• Support creation of multiple regulatory mandatory returns as required	• Quality Control and sign off
	S-OX Attestation	Support the assessment of the effectiveness of ASPEN’s internal control framework	• Validate internal control checks are effective • Complete S-OX attestations	• Sign-off on effectiveness of internal control framework • Sign-off on S-OX attestations
Delegated Underwriting Services	Program Bordereaux Management
Inwards programme data processing encompassing bordereau management, line item data booking into Policy Admin systems, capturing of key policy attribute fields, quality checks, claims booking or referring claims data to Claims department for bookings, trigger settlement of bordereau (payment inwards or outwards).

•    Inwards data processing encompassing bordereaux management,
•    Line item data booking into Policy Admin systems,
•    Capturing of key policy attribute fields,
•    Quality checks,
•    Claims booking or onward referral of claims data to Claims function for bookings
•    Trigger settlement of bordereau (payment inwards or outwards),
• Broker, customer negotiations. • Treaty audit of cedant’s portfolio
	CODA Reconciliation	Reconciliation of program bookings to financial records Reconciliation of technical bookings to cash settlements	• Reconciliation of technical bookings to financial records. • Cash allocation. Debtor/Creditor reconciliation	• Oversight and sign-off

Global Performance Management	Produce and analyse Financial, Underwriting and Operational MI	MI Reporting and Analysis covering Financial Performance by segment. Actual vs Plan analysis Underwriting performance by segment. Variance analysis UW Ops performance by defined KPI. Variance analysis	• MI Reporting and Analysis covering Financial Performance by segment. • Actual vs Plan analysis • Underwriting performance by segment. • UW Ops performance by defined KPI. Variance analysis	• Oversight and sign-off
	Executive and Management Reporting	Monthly and Quarterly Management and Executive Reporting packs covering financial, underwriting and operations performance	• Monthly and Quarterly Management and Executive Reporting packs covering financial, underwriting and operations performance	• Oversight and sign-off
	Scheduled and ad-hoc MI and analysis	Scheduled and non-scheduled business reports, MI production including insights and analysis	• Scheduled and non-scheduled business reports, MI production including insights and analysis	• Oversight and sign-off
Global Distribution and Marketing	Broker and Distribution Relationship Management	Strategic direction and admin of broker agreements and relevant data Opportunity tracking, identification for cross selling, customer relationship management	• Admin of broker agreements and relevant data • Opportunity tracking, identification for cross selling, customer relationship management	• Strategic direction of broker agreements
	Events Planning	Events planning to include collateral development, conference sponsorships and advertising Generate MI to support Underwriting teams	• Events Planning • Generate MI to support Underwriting teams	• Events Planning • Collateral development • Conference sponsorships • Advertising
Global Business Operations	Letter of Authority (LOA) Issuance/Admin	Issuance of LOA Due diligence pre and post issuance Documentation and administration of all LOA Update records	Admin effort covering – • Issuance of LOA • Due diligence pre and post issuance • Documentation and administration of all LOA • Update records	• Decision making on all aspects of LOA • Customer/broker engagement
	Underwriting Authority Monitoring	Monitor UW limits to ensure (Insurance) risks that are being underwritten fall within assigned authority limits	• Digitise and automate UW monitoring process	• Oversight and quality check on automated UW monitoring
	Process Review and Documentation	Oversee process development, design of best practise, documentation and governance	• Support process improvement • Design best practise • Documentation • Governance	• Joint effort on all aspects. • ASPEN to provide oversight, sign-off and intellectually contribute towards design
	ISO Reporting	Ensure reporting is compliant with international standards and fits within ISO frameworks	• Compliance checks	• Oversight and sign-off

7.	RISK & ACTUARIAL SERVICES

7.1	For Risk & Actuarial Services, the Service Provider will:

7.1.1
provide to the Customer the Services described in this section 7 Risk & Actuarial Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

7.1.2	provide the Risk and Actuarial Services in accordance with the SOPs; and

7.1.3	be responsible for the acts and omissions of its Personnel.

7.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 8 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

7.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	8.2 Solution Summary

(ii)	8.3 Solution Details – New Operating Model

7.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

7.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	Description	The Service Provider shall	The Customer shall

Cat. Risk Management	Maintaining licensed cat models	Maintaining licensed cat models including validation, testing and sign off	Maintenance, validation & testing of CAT models	Retain research & development & sign off
	Statement of Value (SOV) Data cleansing	SOV Data cleansing for individual accounts and cat modelling, as input to pricing processes	Perform all the activities	Provide underwriting guidelines
	Maintaining and managing in-force portfolios	Maintaining and managing in-force portfolios for accumulation modelling	Maintaining and managing in-force portfolios	Retain final sign-off and strategic decision-making.
	Accumulation reporting and analysis	Accumulation reporting and analysis for internal reporting and ceded reinsurance	Perform all the activities	Provide guidance and review
Pricing	Pricing model development	Pricing model development (both new and enhancements to current models)	Basic coding & testing & validation related activities	Retain final model sign-off, setting of strategic focus and assumptions
	Pricing model parameter validation studies	Pricing model parameter validation studies from historic exposure and claims data	Data preparation & preliminary pricing analysis related activities	Retain sign-off on final analysis and findings
	Produce MI	Produce MI in pricing model usage and share information with underwriting teams	Data extraction & preparation of MI	Finalize MI pack & result socialization across stakeholders
	Train underwriters in pricing models	Train underwriters in pricing models	Creating training material	Provide guidance on content and deliver training
	Price risks / treaties referred to actuarial	Price risks / treaties referred to actuarial	Data preparation, model set up & preliminary analysis activities	Retain detailed analysis & final pricing sign-off
	Provide pricing reports to management	Provide pricing reports to management	Data extraction & preparation. Preparation of pricing reports	Retain final sign off on the reports
	Support business planning	Support business planning process in terms of prospective loss ratios by contract (reinsurance)		Retain
	Calibrate underwriting risk in capital model	Calibrate underwriting risk in the capital model (Insurance only currently)		Retain
	Influence portfolio level steering decisions	Influence portfolio level steering decisions within underwriting		Retain
	Link pricing models to an SQL database	Link pricing models to an SQL database for capture of inputs and outputs		Retain

Reserving	Quarterly reserving process
Quarterly reserving process for all lines of business. This includes model population, analysis of key movements and discussion with claims staff, initial selections and underwriter meetings, preparing reserve committee packs and reserve committee meetings and then preparation of legal entity audit committee packs
			Data preparation, model set up, reserving analysis activities, initial selections, preparation of reserving packs	Retain final sign-off, result socialization and strategic decision-making.
	Support regulatory and SEC reporting disclosures	Support regulatory and SEC reporting disclosures on loss triangles – quarterly		Retain
	Calculate solvency 2 technical provisions	Calculate solvency 2 technical provisions for all legal entities		Retain
	Annual business planning	Annual business planning exercise where GLR’s and reinsurance recoveries are set along with optimization work at the class level		Retain
	Perform actuarial function for UK, Bermuda & US legal entities	Perform the actuarial function for the UK, Bermuda & US legal entities including board meetings, annual actuarial function reports and statements of actuarial opinion		Retain
	Ad-hoc management queries	Answer many ad-hoc management queries on performance		Retain
	Provide ad-hoc MI requests to underwriters	Provide ad-hoc MI requests to underwriters	Perform all the activities	Review
	Support data requests from Outwards Reinsurance and our Reinsurers	Support data requests from Outwards Reinsurance and our Reinsurers	Perform simple data related requests	Retain more complex data requests.
	Manage external consulting actuary reviews and deal with queries from auditors	Manage the external consulting actuary reviews and deal with queries from auditors		Retain
	Support schedule P returns (annual) and prepare internal QS returns	Within USI support schedule P returns (annual) and prepare internal QS returns on behalf of finance who lack the skills / tools to do it		Retain

8.	FINANCE & ACCOUNTING SERVICES

8.1	For Finance & Accounting Services, the Service Provider will:

8.1.1
provide to the Customer the Services described in this section 8 Finance & Accounting Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

8.1.2	provide the Finance & Accounting Services in accordance with the SOPs; and

8.1.3	be responsible for the acts and omissions of its Personnel.

8.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 7 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

8.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	7.2 Solution Summary

(ii)	7.3 Solution Details – New Operating Model

8.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

8.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	Description	The Service Provider shall	The Customer shall
Finance Operations	Staff Expense reimbursement	Processing of staff expenses	• Process expense • Pay expense to staff	• Approve staff expense for payment • Policy setting and oversight
	Accounts Payable	Processing and payment of supplier invoices	• Process supplier invoices • Payment processes • Vendor management	• Approve supplier invoices for payment • Policy setting and oversight
	Fixed Assets	Registration of fixed assets and fixed asset accounting	• Register fixed assets in system • Fixed asset accounting	• Approve fixed asset journal entries
	US Claims Payments	Payment processing of US claims	• Process claim payments	• Approval of claim payments
	1099 reporting	Prepare 1099 reports Send 1099 reports to authorities	• Prepare 1099 reports	• Approve 1099 reports • Send to authorities

Cash Operations	Treasury	Management of available cash	• Check sufficient funding • Produce payment files	• Approvals and authorisation • Policy setting • Oversight
	Credit Control	Manage open invoices	• Update credit control ledger • Prepare unmatched cash and aging reports • Journal entries • Reconcile credit control ledger with GL	• Review and approvals • Oversight
	Cash matching and broker statement reconciliations	Matching of cash receipts against invoices and reconcile with broker statements	• Cash matching • Broker statement reconciliations	• Approvals • Oversight • Broker interactions
	Banking and credit card administration	Administration of bank accounts and credit cards	• Administration of bank accounts and credit cards	•
	Bank reconciliations	Reconciliation of bank statements	• Reconciliation of bank statements	• Approvals • Oversight
	Unclaimed property	Keeping record of unclaimed property and transfer to state controller’s office	• Processing unclaimed property	• Approvals • Oversight
Technical Accounting	Platform Technical Accounting	Technical accounting for the Customer platforms	• Booking of premiums and claims • Booking of technical provisions and reserves	• Approval of journal entries • Policy setting • Oversight
	Lloyd's Technical Accounting	Technical accounting with respect to business written to the Lloyd’s business	• Booking of premiums and claims • Booking of technical provisions and reserves	• Approval of journal entries • Policy setting • Oversight
	Branch Technical Accounting	Technical accounting for the Customer Branches	• Booking of premiums and claims • Booking of technical provisions and reserves	• Approval of journal entries • Policy setting • Oversight
	Outwards Reinsurance Accounting	Accounting or ceded reinsurance	• Booking of ceded reinsurance premiums and claims • Booking of technical provisions and reserves	• Approval of journal entries • Policy setting • Oversight
	Delegated Authority reporting and on boarding	Accounting for insurance business written by delegated external parties	• Accounting of premiums and claims for business written by delegated parties	• Approval of journal entries • Policy setting • Oversight

Reporting	Statutory Reporting	Statutory Reporting	• Data extraction and preparation • Preparation of reports	• Approvals and oversight • Policy setting • Submission to regulators
	Regulatory Reporting	Regulatory Reporting	• Data extraction and preparation • Preparation of reports	• Approvals and oversight • Policy setting • Submission to regulators
	Group Consolidation	Consolidation of legal entity accounts into group accounts	• Data extraction and preparation • Preparation of reports	• Approval of consolidated balance sheet and income statement • Policy setting • Oversight
	Quarterly Close process	Quarterly Close process	• Period close • Reconciliations • Periodic (manual) journal entries	• Approval of journal entries and reconciliations • Policy setting • Oversight
	SEC Reporting and Disclosures	SEC Reporting and Disclosures	• Data extraction and preparation • Preparation of reports	• Approval of reports • Policy setting • Oversight • Submission to SEC
	Local Entity Board Reporting	Reporting to the Local Entity Boards	• Data extraction and preparation • Preparation of reports	• Approval of reports • Policy setting • Oversight
	iXBRL Tagging	Tagging of XBRL data and reports	• Data extraction • Tagging of XBRL data points • Preparing XBRL reports • Reconciliation of XBRL output with statutory and regulatory reports	• Approvals and Oversight • Submission of XBRL reports

FP&A	Group Planning Process	Prepare and coordinate group plans	• Data extraction and preparation • Preparation of templates • Submit templates to local entities for completion	• Approval of group budget • Policy setting • Oversight
	Actual versus Budget analysis	Analyse variance between actuals and budget	• Data extraction and preparation • First analysis of variance • Prepare draft commentary	• Analysis of variance • Finalise commentary • Interact with leadership and business
	Reforecasting	Adjusting forecasts	• Data extraction and preparation • Preparation of adjusted forecast	• Approval of forecast • Policy setting • Oversight
	Segmental MI production	Prepare management information for segments	• Data extraction and preparation • First analysis of variance • Prepare MI pack	• Analysis of variance • Finalise MI pack • Interact with leadership and business
	Segmental analysis and commentary	Prepare management information for segments	• Data extraction and preparation • First analysis of segment data • Prepare draft commentary	• Analysis of variance • Finalise commentary • Interact with leadership and business
Projects and Finance Change Agenda	Interact with Finance SME and advocate with business to ensure project understanding	Interact with Finance SME and advocate with business to ensure project understanding	• Prepare project charters, business cases, requirements documentation etc. • PMO	• Interact with business • Overall project management
	Liaise with Business Transformation to deliver Finance Projects	Liaise with Business Transformation to deliver Finance Projects	• Preparation of documentation etc. needed by business transformation	• Interact with business transformation
	Delivery updates and reporting of the Finance Change Agenda and ongoing projects/ initiatives	Delivery updates and reporting of the Finance Change Agenda and ongoing projects/ initiatives	• Prepare project status update reports	• Approvals and oversight • Interact with steering committee and project approval board
	Plan resource & ensure SME engagement	Plan resource & ensure SME engagement	• Prepare resource planning	• Approve resource planning • Interact with business to ensure SME engagement
Experts / Centre of Excellence	Taxation – Income and Indirect taxes	Tax accounting and production of tax reporting	• Data extraction and preparation • Booking of tax journal entries • Prepare tax reports	• Approvals and oversight • Submit tax reports to authorities

9.	LEGAL & COMPLIANCE SERVICES

9.1	For Legal & Compliance Services, the Service Provider will:

9.1.1
provide to the Customer the Services described in this section 9 Legal & Compliance Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

9.1.2	provide the Legal & Compliance Services in accordance with the SOPs; and

9.1.3	be responsible for the acts and omissions of its Personnel.

9.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 9 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

9.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	9.2 BPO Scope

9.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

9.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	Description	The Service Provider shall	The Customer shall
10. Training & Awareness	E learning Platform	Training available from a centralized platform	• Administration services- User Registration, tracking, assessment, troubleshoots	• Training Plan development & oversight • LMS implementation
	Development of training material and learning framework	Reporting and administration of training	• Support the Customer to administer trainings	• Oversight • Share training materials from 3rd party
	Manage mandatory trainings on Induction, Fraud, Underwriting	Administer Training	• Support the Customer to administer trainings on these specific modules	• Oversight • Share training materials from 3rd party
Executions	Sanctions Batch Processing	Screening of transactions against sanctions watchlists	• Provide results including political exposure/ PEPs, adverse media news	• Exceptions processing • Oversight
	Compliance with US Cyber laws	Implementation of regulatory compliance projects	• Support the Customer L&C team with Cyber assessments (e.g. NFS500)	• Oversight • Policy Ownership
	Product and Conduct – risk assessments	Risk assessments on delivery of fair customer outcomes	• Supporting Risk assessment activities	• Oversight • Policy Ownership
	Privacy – GDPR, Cyber	Risk assessments on data privacy and cybersecurity	• Supporting assessment	• Oversight • Policy Ownership
	Governance eg: maps and AP / SIMR	Implementation of regulatory compliance projects	• Process mapping	• Oversight • Policy Ownership
	KYC / AML checks for the Customer Capital Markets	KYC checks for customer’s clients	• On boarding / Periodic checks	• Remediation for exceptions noted • Oversight
Policy & Control	Design and manage procedures for updating policy forms and endorsements in Duck Creek	Updation of applicable policies	• Support with operational aspects of policy management	• Oversight • Policy Ownership
	Update corporate policies	Updation of applicable policies	• Support with operational aspects of policy management	• Policy ownership

1.	CEDED OPERATIONS SERVICES

1.1	For Ceded Operations Services, the Service Provider will:

1.1.1
provide to the Customer the Services described in this section 10 Ceded Operations Services as well as any additional Services which the Service Provider has committed to perform in accordance with the Agreement;

1.1.2	provide the Ceded Operations Services in accordance with the SOPs; and

1.1.3	be responsible for the acts and omissions of its Personnel.

1.2
The Service Provider shall fulfil the obligations, Deliverables and commitments set out in Section 10 of the Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification), unless such obligations, Deliverables and commitments are superseded by the documented and agreed Deliverables produced as a result of Detailed Design Phase of the project which will conclude by June 4th 2018 unless jointly agreed otherwise by the Customer and Service Provider

1.2.1	The Service Provider shall as a minimum fulfil the obligations, Deliverables and commitments documented in sections:

(i)	10.2 Solution Summary

(ii)	10.3 Solution Details – New Operating Model

1.3	The processes will be transitioned in accordance with Schedule 8 (Transition and Transformation).

1.4	The Service Provider shall provide the following Services:

L1 Process	L2 Process	L2 Process Description	The Service Provider shall	The Customer shall

Ceded Operations	Set up and Maintenance of outwards reinsurance contracts in ProCede	Entry and maintenance of Excess of Loss (XoL) and proportional treaties in ProCede. Acceptance, interface and run cessions for fac contracts.
•    Record details including terms and conditions of treaties into ProCede
•    Enter Minimum and Deposit (M&D) and estimated adjustment premium for XoL contracts
•    Accept facultative risks, interface new facultative risks to ProCede and run cessions
•    Send queries to retained team for review prior to sending to ORT or brokers
• Liaise with the Outwards Reinsurance Team (ORT) and brokers for queries raised by Genpact • Final review and sign-off of treaties • Advise on queries from Genpact team
	Initiating of payment process	Initiation of the payment process to pay reinsurance premiums	• Prepare payment requests and agree to cover note • Peer review payment requests • Send payment request and supporting documents to Finance	• Advise on queries from Genpact team • Audit of process and reconciliations
	Losses and recoveries	Billing of outwards reinsurance losses calculated in ProCede
•    Review of weekly claim movement report from Subscribe
•    Identify large losses
•    Send precautionary notices to brokers
•    Generate cessions in ProCede and produce billing
•    Generate and peer review collection/advice note
•    Send advice/collection not to broker
• Advise on queries from Genpact team • Audit of process and reconciliations
	Generation of broker statements	Generation and sending of broker statements for proportional and XoL treaties	• Generation of cessions in ProCede • Produce and peer review statements and bordereau • Send statements and bordereau to broker/reinsurer • Resolve queries from brokers/reinsurers	• Advise on queries from Genpact team

Cash allocation / Matching	Cash allocation and matching of payments and receipts in ProCede
•    Receive payments cash file from Finance
•    Enter and allocate payments in ProCede
•    Send applied cash payments report to Finance
•    Receive and review recovery statement from broker
•    Enter and match received cash in ProCede
•    Check unallocated cash report
•    Check aged debt report and send chaser to broker for aged recoverables
• Advise on queries from Genpact team • Escalation of aged debt items to brokers
Premium adjustment processing	Calculation of adjustment premiums for XoL contracts
•    Request and receive premium income from Insurance Operations
•    Perform adjustment calculation and determine if adjustment is required
•    Produce manual XoL statement
•    Record adjustment premium in ProCede
•    Send statement to broker
• Review and approve adjustment premiums • Advise on queries from Genpact team

ANNEX 1
SOLUTION DESIGN DOCUMENT
Annexed to this Schedule 2 is the Service Provider’s Solution Design Document (D2a_Genpact_Genpact Solution Document_20180319.docx) as submitted by Service Provider on March 19th 2018, which is incorporated by reference into this Schedule 2 (Service Towers Specification).

SCHEDULE 3

SERVICE LEVELS AND SERVICE CREDITS

1.	INTRODUCTION

1.1	The objectives of the Service Levels are to ensure that the Services are of a consistently high quality, delivered to time and budget, and meet the requirements of the Customer.

1.2
The Service Levels for the Services are set out in Appendix 3-A and Appendix 3-B to this Schedule 3 and as may subsequently be added to in accordance with the provisions of the Agreement. The Service Levels comprise of Critical Service Levels and Key Measures.

1.3
Pursuant to clause 10.3 (Service Levels), the Service Provider acknowledges that its failure to meet a Service Level may have a material adverse impact on the business and operations of the Customer. Accordingly, the Service Provider agrees that any such failure will be required to be remedied in accordance with paragraph 1.4.

1.4
If the Performance Standards (or any of them, including any Required Service Level) is not achieved, then without prejudice to the Customer's rights under the Agreement, the Service Provider shall (at no additional charge):

1.4.1	advise the Customer immediately;

1.4.2
investigate, assemble and preserve pertinent information with respect to the cause(s) of the problem, including performing a root cause analysis of the problem, an initial summary of the initial findings of which shall be delivered to Customer in writing within five (5) Business Days following the failure, with the full details then being provided to Customer in writing within fifteen (15) Business Days following the failure or, in each case, such other time periods as are mutually agreed by the Parties (provided always that in the absence of agreement the default periods herein shall apply);

1.4.3
advise the Customer, as and to the extent requested by the Customer, of the status of remedial efforts being undertaken with respect to such problem and update the Customer's Contract Manager of the status of the remedial efforts on a daily basis;

1.4.4
minimise the impact of and correct the problem (including using all operational processes available to it to restore performance such as utilisation of any additional resourcing capacity) and begin meeting the affected Performance Standard as soon as reasonably practicable;

1.4.5	take appropriate preventative measures so that the problem does not reoccur; and

1.4.6
in respect of any repeated failure to meet a Required Service Level only and in order to remedy or seek to avoid the risk of the Service Provider failing the Required Service Level in subsequent months, upon notification from the Customer, permit the Customer and/or its nominated representative to remedy the failure, if the Service Provider has not done so within a reasonable time of being required to, in which case the Service Provider will reimburse Customer in respect of any reasonable and proportionate costs and expenses incurred by the Customer in doing so and, when exercising such rights using a nominated representative, the Customer shall have in place confidentiality obligations materially no less onerous that those set out in the Agreement with such nominated representative.

1.5	Service Credits are calculated pursuant to paragraph 6 below.

1.6
The Service Provider shall provide and use monitoring tools and procedures as are reasonably necessary to measure and report upon its performance of the Services, and in particular as required by paragraph 3 below. The Service Provider will provide the Customer with sufficient information in order to ensure the levels of service that are being provided by the Service Provider are in accordance with the Service Levels and so as to verify the Charges. The Service Provider will provide the Customer with reasonable information for the purposes of such verification.

1.7
The Service Provider shall provide the Customer with the details as to the levels of performance relevant to the Service Levels in writing on a weekly and monthly basis or as otherwise agreed in writing, together with all supporting information reasonably required by the Customer.

1.8
Save as set out in paragraphs 7, 8 and 9 below, any changes to this Schedule 3 shall be made pursuant to the Contract Change Control Procedure. Unless otherwise specified in a signed Change Control Note, measurement and reporting against amended Service Levels shall commence with effect from the date which the relevant Changes take effect.

2.	COMMENCEMENT OF PRE-TRANSFORMATION SERVICE LEVELS

2.1
As at the Effective Date, Part 1 of each of Appendices 3-A and 3-B describe the Critical Service Levels and Key Measures the Parties expect to apply prior to any Transformation activities being completed. The Parties agree that these Service Levels shall be subject to a process of confirmation and verification pursuant to paragraph 3 below. In addition, during this Detailed Design Phase (described in further detail in Appendix 1 of Schedule 8 (Transition and Transformation), the Parties agree that:

2.1.1	certain additional Service Levels may be identified and/or Service Levels set out in Appendices 3-A and 3-B may be removed;

2.1.2	the performance metrics set out in Appendices 3-A and 3-B may be varied up or down;

2.1.3	the performance metrics for those Service Levels that do not have such metrics assigned to them in Appendices 3-A and 3-B shall be identified; and

2.1.4	the Service Levels that are to be subject to baselining for the purposes of paragraph 3.8 shall be identified.

2.2
In respect of each Transition Wave (as set out in Appendix 1 to Schedule 8 (Transition and Transformation), the Pre-Transformation Service Levels (as set out in Part 1 of Appendix 3-A and 3-B) shall, subject to paragraph 2.1, come into force and shall be measured and reported on with effect from the start of the Ramp Up Period in accordance with Schedule 8 (Transition and Transformation) and, as part of the Approval Criteria for the Ramp Up Period, the Service Provider must demonstrate its ability to meet or exceed the relevant Service Levels.

2.3
During the Ramp Up Period for any Transition Wave, in respect of any Service Failure which falls within the scope of the Services that are subject to the Ramp Up the Service Provider shall only incur any Service Credits pursuant to paragraph 6 below in relation to Service Failures that are a failure to achieve the quality measure of a Critical Service Level (as identified in Appendix 3-A) and not, for clarity, in respect of other measures applicable to those Critical Services Levels. Service Credits shall not accrue in relation to any Service Failures in respect of those other measures during the Ramp Up Period, but no other obligations of the Service Provider or rights of the Customer are affected.

2.4
The provisions of paragraph 6 shall apply to all measures attached to the Pre-Transformation Critical Service Levels applicable to the scope of Services contained within that Transition Wave with effect from the approval of the Milestone at the end of Ramp Up of that Transition Wave

(i.e. the completion of Parallel Run Phase) in accordance with Schedule 8 (Transition and Transformation).

3.	SERVICE LEVEL OBSERVATION

3.1	For each Service there shall be a:

3.1.1	quality Service Level; and

3.1.2	speed Service Level, measuring of the time to complete from receipt of the work item.

3.2
Where a Service Level does not exist for any Service on the Effective Date, the Service Provider must propose a Service Level during design activities that are to take place prior to the formal commencement of Transition (as the same are further described in the Transition Plan) to be agreed with the Customer. The Parties shall then work together to further refine such proposed Service Levels as part of the Transition process and the agreed Service Levels shall be confirmed prior to the applicable Service Commencement Date.

3.3	The Service Levels agreed at the Effective Date are set out in Appendix 3A and 3B, broken down into Existing Service Levels, Committed Service Levels and, subject to paragraph 3.8, New Service Levels.

3.4
The Service Provider shall accurately measure the performance of the Services and the achievement of the Service Levels and Key Measures and, where it is an inherent part of the measurement of that Service Level or Key Measure, promptly notify the Customer of any potential issues with performance of a Third Party Service Provider.

3.5
The Service Level regime described in this Schedule 3 for Existing Service Levels will come into effect from the applicable Service Commencement Date and the Customer shall be entitled to claim Service Credits in accordance with this Schedule 3 from such date.

3.6
The Customer will act in good faith and use its reasonable endeavours to provide all information and service measurement data reasonably requested by the Service Provider in relation to the Service Levels prior to the applicable Service Commencement Date for the applicable Services (“Existing Performance Data”). The Existing Performance Data shall include service measurement data for the nine (9) months prior to the applicable Service Commencement Date and accordingly for each Service Level there shall be nine (9) data points with accompanying raw data to evidence such data point (i.e. one data point reflecting the service level performance for each month).  For Existing Service Levels, the Performance Standards shall be determined as follows:

(i)	the Minimum Service Level shall be:

(a)
for qualitative Service Levels (as referred to at paragraph 3.1.1), the lower of: (i) the seventh (7th) data point from the top of the nine (9) data points; and (ii) a reduction of four (4) percentage points from the applicable Required Service Level; and

(b)
for speed Service Levels (as referred to at paragraph 3.1.2), shall be the lower of: (i) the seventh (7th) data point from the top of the nine (9) data points; and (ii) a reduction of five (5) percentage points from the applicable Required Service Level; and

(ii)	the Required Service Level shall be the third (3rd) data point from the top of the nine (9) data points.

3.7	In respect of any Service Level, if:

3.7.1	the Customer has not provided all required Existing Performance Data prior to the date of the applicable Service Commencement Date in accordance with paragraph 3.6; or

3.7.2	the Service Level is subject to a proposal in accordance with paragraph 3.2, then the Service Level shall be deemed to be a New Service Level and the baselining methodology in paragraph 3.8 shall apply.

3.8	The baselining methodology set out below will be used in relation to all New Service Levels:

3.8.1
the “Service Level Observation Period” shall be the six (6) month period following the completion of the applicable Service Commencement Date, during which the Service Provider shall measure and report upon its performance against the New Service Levels;

3.8.2
during the Service Level Observation Period, the Service Provider shall meet the applicable Interim Minimum Service Levels and Interim Required Service Levels. Service Credits shall not apply to the New Service Levels for the duration of the Service Level Observation Period.  The Interim Minimum Service Levels and Interim Required Service Levels shall only apply during the Service Level Observation Period;

3.8.3
the Interim Minimum Service Levels and Interim Required Service Levels shall be as agreed by the Parties and if the Parties have failed to agree by the Transition Milestone Date for commencement of the Process Training Phase (as set out in Appendix 1 of Schedule 8 (Transition and Transformation), the Parties shall refer this matter for resolution in accordance with the Dispute Resolution Procedure;

3.8.4
on expiry of the Service Level Observation Period, the baselining results will comprise the Service Level Performance for each month and accordingly for each Service Level there shall be six (6) data points (i.e. one data point  reflecting the Service Level Performance for each month).  The Performance Standards for each New Service Level shall be determined as follows:

(i)	the Minimum Service Level shall be:

(a)
for qualitative Service Levels (as referred to at paragraph 3.1.1), the lower of: (i) the fourth (4th) data point from the top of the six (6) data points; and (ii) a reduction of four (4) percentage points from the applicable Required Service Level;  and

(b)
for speed Service Levels (as referred to at paragraph 3.1.2), shall be the lower of: (i) the fourth (4th) data point from the top of the six (6) data points; and (ii) a reduction of five (5) percentage points from the applicable Required Service Level; and

3.8.5	the Required Service Level shall be the second (2nd) data point from the top of the six (6) data points; and

3.8.6
notwithstanding the determination of the Performance Standards for New Service Levels in accordance with this paragraph 3.8, if required by the Customer, the Parties shall agree a service improvement plan via the Contract Change Control Procedure.

3.9	The Parties agree there shall be no measurement or verification of the Committed Service Levels and they shall apply from the applicable Service Commencement Date.

3.10
The following are worked examples of the Performance Standards for Existing Service Levels and New Services levels determined in accordance with the methodologies set out in paragraphs 3.6 and 3.8 above:

3.10.1
in respect of paragraph 3.6(i)(a) if the data points for the nine (9) month period, in descending order, are 100%, 99%,  98%, 97%, 97%, 97%, 96%, 94%, 93%; the seventh (7th) data point from top is 96% and a reduction of four (4) percentage points from the applicable Required Service Level (i.e. the third (3rd) data point from top = 98%) is 94%. In this case, the Minimum Service Level would be 94%, which is the lower of the two (2) figures. If the seventh (7th) data point from top was 93% and a reduction of four (4) percentage points from the applicable Required Service Level (i.e. third (3rd) data point from top = 98%) remained unchanged at 94%, the Minimum Service Level would be 93%, which is the lower of the two (2) figures;

3.10.2
in respect of paragraph 3.6(i)(b) if the data points for the nine (9) month period, in descending order, are 100%, 100%,  99%, 98%, 97%, 96%, 95%, 93%, 92%; the seventh (7th) data point from top is 95% and a reduction of five (5) percentage points from the applicable Required Service Level (i.e. third (3rd) data point from top = 99%) is 94%. In this case, the Minimum Service Level would be 94%, which is the lower of the two (2) figures. If the seventh (7th) data point from top was 93% and a reduction of five (5) percentage points from the applicable Required Service Level (i.e. third (3rd) data point from top = 99%) remained unchanged at 94%, the Minimum Service Level would be 93%, which is the lower of the two (2) figures;

3.10.3
in respect of paragraph 3.8.4(i)(a) if the data points for the six (6) month period, in descending order, are 99%, 98%, 97%, 96%, 94%, 92%; the fourth (4th) data point from top is 96% and a reduction of four (4) percentage points from the applicable Required Service Level (i.e. second (2nd) data point from top = 98%) is 94%. In this case, the Minimum Service Level would be 94%, which is the lower of the two (2) figures. In the above example, if the fourth (4th) data point from top was 93% and a reduction of four (4) percentage points from the applicable Required Service Level (i.e. second (2nd) data point from top = 98%) remained unchanged at 94%, the Minimum Service Level would be 93%, which is the lower of the two (2) figures; and

3.10.4
in respect of paragraph 3.8.4(i)(b) if the data points for the six (6) month period, in descending order, are 100%, 99%, 97%, 95%, 92%, 91%; the fourth (4th) data point from top is 95% and a reduction of five (5) percentage points from the applicable Required Service Level (i.e. second (2nd) data point from top = 99%) is 94%. In this case, the Minimum Service Level would be 94%, which is the lower of the two (2) figures. If the fourth (4th) data point from top was 93% and a reduction of five (5) percentage points from the applicable Required Service Level (i.e. second (2nd) data point from top = 99%) remained unchanged at 94%, the Minimum Service Level would be 93%, which is the lower of the two (2) figures.

4.	COMMENCEMENT OF POST-TRANSFORMATION SERVICE LEVELS

4.1
The Post-Transformation Service Levels set out in Part 2 of Appendices 3-A or 3-B (as the same may be varied as the detailed solution design activities for Committed Transformation Projects are completed) shall apply automatically from the applicable Service Commencement Date for the relevant Committed Transformation Projects and, upon such date the Pre-Transformation Service Levels as set out in Part 1 of Appendices 3-A and 3-B shall cease to apply and shall be replaced by the Post-Transformation Service Levels set out in Part 2 of Appendices 3-A and 3-B. The provisions of paragraph 5 shall apply to the Post-Transformation Service Levels immediately from such date.

4.2	Where a Post Transformation Service Level set out in Part 2 of Appendix 3-A is stated to be "subject to baselining" then the terms of paragraph 3 above shall apply.

5.	MEASUREMENT AND REPORTING

5.1
The Service Provider shall be responsible for monitoring its performance against all of the Service Levels and shall maintain adequate technical and organisational procedures and reasonable and auditable tools to enable it to do so. The Customer reserves the right to measure the Service Provider's performance. In the event of a discrepancy between the Service Provider's measurement and the Customer's measurement, the Customer's measurement shall prevail except to the extent of manifest error or in the event that the Customer’s data set is not statistically significant, provided that, where the difference between the two measurements is in excess of five per cent (5%), the Service Provider shall have the opportunity to present to the Customer, within five (5) Business Days, evidence to support and justify the accuracy of its measurement, which the Customer shall consider in good faith, but if the Service Provider is unable to demonstrate to the Customer's reasonable satisfaction that the Customer's measurement is incorrect, the Customer's measurement shall prevail. The relevant data volumes to ensure statistical significance for measuring applicable Service Levels will be set out in the Procedures Manual.

5.2
Service Levels measured on a "time to perform" basis shall be measured from the time the relevant process is logged as measured by the date stamp of the work item, or the time the relevant work item is received by the Service Provider, whichever is earlier as further described in the Procedures Manual from time to time. The applicable process for logging will be set out in the Procedures Manual.

5.3
The Service Provider shall create and provide the Customer with reports, trend analysis and such other information as the Customer may reasonably request to verify the Service Provider's performance and compliance against the Service Levels on a rolling weekly basis, as soon as possible following the end of each week (a "Weekly SL Report"). At the end of each month (and in any event within five (5) Business Days thereafter), the Service Provider shall submit a detailed report, based on the Weekly SL Reports from the immediately preceding month, setting out performance against Service Levels during that month on a cumulative average basis, including setting out details of any Service Credits payable during that month in respect of any Service Failures (a "Service Level Report") and, in the event that performance against any Critical Service Level has fallen below the Required Service Level, the Service Provider shall include within the Service Level Report, details of the weekly performance against that Service Level, taken from the relevant Weekly SL Report.

5.4
If the Service Provider fails to produce and deliver a Service Level Report in respect of a particular month within the relevant timescale, either at all or in a format and without the level of detail required to enable the Customer to understand the Service Provider's performance in respect of the Service Levels for that month, the Service Provider will be deemed to have failed to achieve the Required Service Level in respect of the affected Service Levels.

5.5	In each Weekly SL Report and Service Level Report, the Service Provider's performance shall be shown as follows:

5.5.1	in respect of any Service Levels where performance is in excess of or equal to the Required Service Level, performance shall be shown as "green";

5.5.2	in respect of any Service Levels where performance is less than the Required Service Level but greater than the Minimum Service Level, performance shall be shown as "amber"; and

5.5.3	in respect of any Service Levels where performance is less than the Minimum Service Level, performance shall be shown as "red".

5.6
In respect of any Service Levels where the Service Provider's performance is below the Required Service Level (i.e. "amber" or "red") during the relevant Measurement Period, then, without prejudice to the Customer’s other rights and remedies, the provisions of paragraph 1.4 shall apply.

5.7
In respect of any Critical Service Levels where the Service Provider's performance is below the Required Service Level (i.e. "red") during the relevant Measurement Period, then Service Credits shall accrue in accordance with paragraph 6 below.

5.8	The Parties agree that the following events shall be Material Service Failures for the purposes of clause 36.4.7 (Termination for Cause):

5.8.1
the Service Credits incurred by the Service Provider in any period of three (3) consecutive months exceeds fifty (50%) of the total aggregate amount of Service Credits which could potentially have accrued in such six (6) month period;

5.8.2
subject always to paragraph 8.2 below (Maximum Number of Critical Service Levels), the Service Provider failing to achieve any of the Minimum Service Levels applicable to Critical Service Levels (provided always that this right shall only apply in respect of those Minimum Service Levels in respect of which the Service Level Observation Period has either expired or did not apply) for four (4) consecutive months or in four (4) or more months within any period of six (6) consecutive months.

5.9
Without prejudice to the Customer’s other rights and remedies, where a termination right arises pursuant to paragraph 5.8 above, the Customer shall have six (6) months within which it may exercise its termination right. The Customer agrees that if it does not so exercise its termination right, then its ability to invoke its right to terminate shall lapse unless a new right of termination has arisen (e.g. if in months 1-6 a termination right arises, the Customer shall lose its right to terminate in month 13 unless, separate failures have continued to occur during months 7-12 that also amount to Material Service Failures).

6.	CALCULATION OF SERVICE CREDITS

6.1	The Service Credits shall be calculated as set out in paragraphs 6.2 to 6.5 below.

6.2
If more than one Service Failure has occurred in a single month, the Service Credits to be credited in respect of that month shall be the aggregate of each of the Service Credits as calculated in accordance with paragraphs 6.3 to 6.5 below.

6.3
Subject to paragraph 6.5 below, if the Service Provider's actual performance against a Critical Service Level constitutes a Service Failure against that Critical Service Level, for more than two (2) times in a rolling twelve (12) month period, then in respect of that actual performance, the Service Credit applicable shall be the percentage of the overall At Risk Amount set out in the table at Appendix 3-A in the column headed "Timelines Risk Pool Allocation" and "Quality Risk Pool Allocation" as applicable (together "Pool Allocation").

6.4
If the Service Provider's actual performance against a Critical Service Level is at or below the level described in the "Minimum Service Level" columns of the table set out at Appendix 3-A then the Service Credit applicable pursuant to paragraph 6.3 shall be applicable for each failure to achieve the Minimum Service Level.

6.5
Notwithstanding the foregoing provisions, the amount of Service Credit actually payable to the Customer with respect to all Service Failures occurring in a single Measurement Period under the Agreement shall not exceed, in total [***] per cent ([***]%) of the Fees for the Services due for the relevant Measurement Period ("At Risk Amount"). Accordingly, whilst it will be notionally possible on the basis of the total Pool Allocations to incur Service Credits in excess of one hundred per cent (100%) of the At Risk Amount, the Service Provider shall not be required to credit the Customer with more than one hundred per cent (100%) of the At Risk Amount in respect of any given Measurement Period.

7.	CHANGES TO SERVICE LEVELS

7.1	The maximum Pool Allocation percentage that the Customer can allocate to any single Critical Service Level is twenty five per cent (25%).

7.2
The Customer shall have the right to adjust the Pool Allocations between the relevant Critical Service Levels on giving written notice to the Service Provider and such changes will be recorded (but will not need to be agreed) via the Contract Change Control Procedure as set out in this Agreement. Any such adjustments shall happen no more than once per Calendar Quarter. Such changes will take effect so as to apply to the Measurement Period after the Measurement Period in which the change was notified by the Customer to the Service Provider. Such changes shall not however result in an increase which takes the total Pool Allocation higher than [***] per cent ([***]%).

7.3
The Customer shall be entitled to promote a Key Measure to become or replace a Critical Service Level on giving written notice to the Service Provider, such that the Key Measure is then classified as a Critical Service Level, provided that such changes shall not however result in a net increase which takes the total Pool Allocation higher than two hundred and seventy five per cent (275%). In this regard, the Customer shall be required to demote Critical Service Levels to Key Measures or reduce the Pool Allocation assigned to individual Critical Service Levels before it may promote Key Measures to Critical Service Levels if doing so would result in a net increase which takes the total Pool Allocation higher than two hundred and seventy five per cent (275%). Any such promotions will be recorded (but will not need to be agreed) via the Contract Change Control Procedure as set out in this Agreement. Any such promotions shall happen no more than once per Calendar Quarter. Such changes will take effect so as to apply to the Measurement Period after the Measurement Period in which the change was notified by the Customer to the Service Provider.

8.	ADDING NEW SERVICE LEVELS

8.1
No more than once in a Calendar Quarter, the Customer shall have the right to add one (1) or more new Critical Service Levels on giving written notice to the Service Provider and such changes will be recorded (but will not need to be agreed) via the Contract Change Control Procedure as set out in this Agreement. Any new Critical Service Levels and Key Measures shall be determined in accordance with paragraph 8.3 below.

8.2
The Parties agree that there will be no more than six (6) Critical Service Levels per Service Tower at any one time. If the promotion of new Critical Service Levels takes the total number of Critical Service Levels per Service Tower beyond the limitation set out in this paragraph 8.2 the Customer shall demote any one or more of the existing Critical Service Levels to comply with this paragraph 8.2.

8.3	For any new Critical Service Levels or Key Measures added, the Critical Service Levels or Key Measures (as applicable) will be calculated as follows:

8.3.1	where at least three (3) months of consecutive Service measurements exist (as measured by the Customer or Service Provider) prior to the date of agreement for a particular Service, the Critical Service Level or Key Measure (as applicable) shall be established by taking the mean of the Service measurements achieved during each consecutive month in that three (3) month period.
For example, if the measurements for a Service were 98.5%, 97%, 100%, during a three (3) month period, the new Required Service Level would be 98.5% (i.e. the mean of the three (3) measurements); or

8.3.2
where no Service measurements exist for a particular Service, the Parties shall attempt to agree on a Critical Service Level or Key Measure (as applicable) commitment using industry standard measures (including, but not limited to, measures provided by third party experts such as Compass, Gartner, Hackett, Meta and Ovum) or data from a comparable Critical Service Level or Key Measure. If the Parties are unable to agree upon a Critical Service Level or Key Measure under this paragraph 8.3.2 then the following shall apply:

(i)
within ninety (90) days after the Customer's notification that it requires a new Critical Service Level or Key Measure, the Service Provider shall begin providing monthly measurements of its performance of the applicable Services against such new Critical Service Level or Key Measure (as applicable); and

(ii)
after three (3) or more actual monthly Service measurements are provided by Service Provider, the Customer may at any time request in writing that paragraph 8.3.1 above be used to establish the Service Level or Key Measure (as applicable).

8.4
Where the Customer is adding a Critical Service Level, such changes shall not result in a net increase which takes the total Pool Allocation higher than two hundred and seventy five per cent (275%). In this regard, the Customer shall be required to demote Critical Service Levels to Key Measures or reduce the Pool Allocation assigned to individual Critical Service Levels before it may add the new Critical Service Levels if doing so would result in a net increase which takes the total Pool Allocation higher than two hundred and seventy five per cent (275%).

9.	CONTINUOUS IMPROVEMENT

9.1
Without prejudice to the generality of clause 11 (Service Improvement), the Parties agree that the Critical Service Levels and Key Measures should be modified during the Term to reflect the concept of continuous improvement. To accomplish this, Critical Service Levels and Key Measures will be modified each Contract Year.

9.2
If the Service Provider exceeds a Required Service Level six (6) times in a Contract Year, the Customer shall be entitled to reset that Required Service Level to the mid‑point between its current level and the average of the actual performance. Such adjustments shall take effect at the beginning of the Contract Year, immediately following the Contract Year in which the Service Provider's performance exceeded the Required Service Level on the basis described in this paragraph 9.2. The Termination Trigger and Minimum Service Level shall also be increased so as to keep the same proportionate difference as between the Termination Trigger, Required Service Level and Minimum Service Level as existed prior to the adjustment in the Required Service Level. Notwithstanding the foregoing, no single increase to a Required Service Level for any twelve-month period shall exceed ten per cent (10%) of the difference between absolute/100% and the then-current level. For example, if the Required Service Level being adjusted were 99.6%, the maximum increase for that reset would be 0.04 (with an adjusted annual cap of 99.64%).

10.	CO‑OPERATION

10.1
Without prejudice to the generality of clause 14 (Cooperation and Third Party Contracts), the Service Provider agrees that the achievement of the Service Levels by the Service Provider may require the co‑ordinated, collaborative effort of other service providers, vendors and other third parties who contract with the Customer. The Service Provider's Contract Manager will provide a single point of contact for the prompt resolution of all Service Failures. Similarly, the Service Provider will reasonably co‑operate with the Customer and other service providers in their attempts to resolve service problems in relation to the services those service providers are providing to the Customer.

APPENDIX 3‑A

CRITICAL SERVICE LEVELS
The Service Levels consist of two components: (1) the Service Levels as set out in this Appendix 3-A; and (2) the Key Measures as set out in Appendix 3-B. The Service Levels listed in this Appendix 3-A and also in 3-B are sample Service Levels and Key Measures, respectively, which will be mutually agreed and firmed-up during the Detailed Design Phase.
The Parties have agreed that for Appendix 3-A and 3-B:

a)	the rows in the following tables highlighted purple are taken from the Service Provider’s BAFO response; and

b)	the rows in the following tables highlighted green are those referenced in paragraph 3.2 of this Schedule (3) (i.e. a Service for which a Service Level does not yet exist).
NOTE: Where ‘Exists/Commit/New’ is equal to N, then the Service Level Observation Period applies and the ‘No of Months until effective’ column is set to 3.

PART 1 – Critical Service Levels Pre Transformation

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Claims	FNOL	Claim registration	Claim registrations (Non-LM / TPA fed) = [***]% in [***] working day, [***]% in [***] working days	1 wd: [***]% 2 wd: [***]%			N	6
Insurance Claims	Processing payments	Invoice processing post agreement from Adjuster	End to end time of confirmation from adjuster to payment completion in Treasury function (excl hand back to adjuster for 2nd sign-off)	2 wd: [***]% 3 wd: [***]%			N	6
Insurance Claims	Scanning	Scanning hard copy documentation and files as directed	Post to be scanned within 3 hours; paper files files within 1 working day of receipt	1. [***] hours 2. [***] working day			N	6
Insurance Claims	London market messaging	Validation and error resolution		[***] working day			N	6
Insurance Underwriting	Global distribution and marketing	Global distribution and marketing	Turnaround time- [***]% work under this function to be completed within [***] hours of the receipt	[***]% in [***] business days			N	6

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Underwriting	Global Business Operations	Global Business Operations	Turnaround time- [***]% work under this function to be completed within [***] hours of the receipt	[***]% in [***] business days			N	6
Insurance Underwriting	All global functions	All global functions	Accuracy - # of defective transactions /Total # transactions booked		[***]		N	6
Insurance Underwriting	Operational	Exceptions/Query	# of exceptions/queries raised by the team at Genpact should not increase > 5%		[***]		N	6
Insurance Underwriting	Operational	Calibration Variance	Variance during quality check conducted by the Customer to the one done by Genpact should not be more than 2%		[***]		N	6
ReInsurance Claims	Solution Proposal SLs Not Provided
ReInsurance UW & Operations	Solution Proposal SLs Not Accepted
Risk & Actuarial	Quality		Number of errors, corrections required, reworking/iterations required – score out of 20		[***]		N	6
Risk & Actuarial	Communication		Quality of interaction with stakeholders and managing expectations with managers – score out of 20		[***]		N	6

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Risk & Actuarial	Workload Managed		Amount of work taken on each quarter should increase over time (and give context to the quality produced) e.g. classes covered – score out of 20		[***]		N	6
Risk & Actuarial	Analysis		Value and insight added - this would capture where value is being added i.e. more than just turning the handle on a model – score out of 20		[***]		N	6
Risk & Actuarial	Attitude		How much they contribute to the team, proactiveness, may interpret this as "Aspen Spirit", amount of responsibility/ownership assumed – score out of 20		[***]		N	6
Ceded Operations	Operational	Treaty Set-up	Turnaround Time – Percentage of treaty contracts set-up	[***]% within [***] Working Days			N	6
Ceded Operations	Operational	Treaty Set-up	Accuracy – Percentage of critical fields accurately entered for a Treaty		[***]		N	6

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Compliance	PPM Required Readership Maintenance	PPM	Maintain the required readership for the policies deemed appropriate by the Customer including o New joiners o Movers o Leavers o Liaising with Security Admin on those individuals incorrectly assigned				N	6
Compliance	PPM Required Readership	PPM	Maintain the required readers to the policies deemed appropriate by the Customer including: o New joiners (add) o Movers (add) o Leavers (remove)				N	6
Compliance	PPM Outstanding Chase	PPM	Manually chase (call or dedicated email) to those outstanding over 30days including escalation email to line manager				N	6
Compliance	PPM MI	PPM	Provide MI on: o Those outstanding in total (by document) o Those outstanding over 30 days from joining date (not notification of joining) o Those incorrectly assigned o Issues (date, cause/description, time to close, date escalated, etc)				N	6
Compliance	PPM Escalation	PPM	Escalate any issues within 24hrs of identification				N	6

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Compliance	Elearning Escalation	ELearning	Escalate any issues within 24hrs of identification				N	6
Finance	Operational	Finance operations	Turnaround Time – percentage of vendor invoices to be processed within 24 hr.	[***]% within [***] business day	[***]		N	6
Finance	Operational	Finance operations	Accuracy – Percentage of vendor invoices accurately processed	[***]% within [***] business day	[***]		N	6
Finance	Operational	Cash operations	Turnaround Time – Percentage of bank statements and credit card statements to be processed within 24 hr.	[***]% within [***] business day			N	6
Finance	Operational	FP&A (Reports/Numbers)	Accuracy – Percentage of reports/numbers produced accurately		[***]		N	6
Finance	Operational	FP&A (Commentary)	Rating by the Customer on scale of 5 (5 being highest)		[***]		N	6

PART 2 – Critical Service Levels Post Committed Transformation (TO BE POPULATED POST DETAILED DESIGN WORKSHOPS)

Business Function	SL	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Claims
Insurance Underwriting
ReInsurance Claims
ReInsurance UW & Operations
Risk & Actuarial
Ceded Operations
Finance

APPENDIX 3-B
KEY MEASURES
Parties agree that on or before the applicable Service Commencement Date, each Key Measure identified herein shall be jointly reviewed to agree on the Key Measures that may be subject to promotion to a Critical Service Level. All other Key Measures will not be subject to promotion to a Critical Service Level. For the sake of clarity, no Key Measure which is a soft metric will be subject to promotion to a Critical Service Level.
PART 1 – Key Measures Pre-Transformation

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Claims	FNOL	Claim acknowledgement	Acknowledgement format by LOB, required by LOB: 100% within 0.5 working day post claim creation	[***] wd: [***]%			N	6
Insurance Claims	Processing payments	URGENT Invoice processing post agreement from Adjuster	End to end time of confirmation from adjuster to payment completion in Treasury function (excl hand back to adjuster for 2nd sign-off)	[***]wd: [***] %			N	6
Insurance Claims	Statics	Chasing of non-moving claims	100% of "statics" are chased within 1 week of going static and evidenced	[***]wd : [***] %			N	6
Insurance Claims	1st Diary Chase	1st diary chase of incomplete 3rd party expert activities	Overdue receipt of expert reports - chasing - 1st and rediarisation. 95% within 2 working days, 100% within 3 working days	[***]wd : [***] % [***] wd : [***] %			N	6
Insurance Claims	Loss Runs	Loss run production (ad-hoc)	Ad-hoc requests should be processed and returned to the initiator within 1 working day	[***] wd: [***] %			E	0
Insurance Claims	Loss Runs	Loss run production (Regular / scheduled)	Reports should be produced and circulated within 1 working day of scheduled date (weekly, monthly, etc)	[***] wd: [***] %			N	6

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Claims	Scheduled Reports	Scheduled / regular reports	Reports should be produced and circulated within 2 working days of scheduled date (weekly, monthly, etc)	[***] wd: [***] %			N	6
Insurance Claims	Ad-hoc MI/data requests	Ad-hoc data requests	Based upon clear definition, data should be produced within 2 working days	[***] wd: [***] %			N	6
Insurance Claims	TPE Service Data collation	Collation of TPE service / performance data	Where collated, service and performance data should be collated for review within 10 working days of month end.	[***] wd: [***] %			N	6
Insurance Claims	Adjuster Licencing coordination	Adjuster licencing is maintained and monitored	Adjusters remain appropriately licenced	Licences are maintained on a monthly basis			E	0
Insurance Underwriting	Solution Proposal KMs Not Provided
ReInsurance Claims	Solution Proposal KMs Not Provided
ReInsurance UW & Operations	Solution Proposal KMs Not Accepted

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Risk & Actuarial	N/A
Ceded Operations	Operational	Fac Set-up	Accuracy – Percentage of critical fields accurately entered for Fac contracts		[***]		N	6
Ceded Operations	Operational	Reinsurance Payments	Turnaround Time – Percentage of reinsurance payments sent to the market by PPC date		[***]		N	6
Ceded Operations	Operational	Reinsurance Payments	Accuracy – Percentage of reinsurance payments accurately made		[***]		N	6
Ceded Operations	Operational	Query	Turnaround Time – Percentage of treaty contracts set-up queries responded	[***] % within [***] working day			N	6
Compliance	Batch Upload Assurance	Batch Processing	Assurance that the upload has worked daily basis		[***]		N	6
Compliance	Batch Clearance	Batch Processing	Expectation is minimum 80% clearance without escalation		[***]		N	6
Compliance	Batch Escalation	Batch Processing	Escalation of queries that they are unable to clear or require EDD on a daily basis				N	6
Compliance	Batch MI	Batch Processing	Required MI as described by the Customer				N	6

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Compliance	PPM Reconciliation	PPM	Reconcile those on the required readership with specific temporary staff population: Long Term Sick; maternity/paternity leave and remove them from any “overdue” stats				N	6
Compliance	PPM Joiner Emails	PPM	Ensure that joiner emails are sent on a timely basis (system generated email)				N	6
Compliance	PPM Chaser Emails	PPM	Ensure that chaser emails are sent after 30 days (system generated email)				N	6
Compliance	Elearning Completion	ELearning	Maintain the required completion population for the courses deemed appropriate by the Customer including: o New joiners (add) o Movers (add) o Leavers (remove) o Liaising with Security Admin on those individuals incorrectly assigned (weekly)				N	6
Compliance	Elearning Reconciliation	ELearning	Reconcile those on the required readership with specific temporary staff population, those on Long Term Sick and those on maternity/paternity leave and remove them from any “overdue” stats				N	6
Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Compliance	Elearning MI	ELearning	Provide MI on: o Those outstanding in total (by document) o Those outstanding over 30 days from joining date (not notification of joining) o Manually chase (call or dedicated email) to those outstanding over 30 days including escalation email to line manager o Those incorrectly assigned o Issues (date, cause/description, time to close, date escalated, etc.)				N	6
Compliance	Elearning Module Release	ELearning	Co-ordinate release of any new elearning courses in line with the Customer timescales with support from the Customer				N	6
Finance	Operational	Reporting	Turnaround Time – percentage of reports submitted in time	[***]			N	6

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Finance	Operational	FP&A (Reports/Numbers)	Turnaround Time – Percentage of reports/numbers submitted in time	[***] % within agreed timelines			N	6

PART 2– Key Measures Post Committed Transformation (TO BE POPULATED POST DETAILED DESIGN WORKSHOPS)

Business Function	Key Measure	Process	Service Description Name	Turnaround Time	Qual.	Minimum Service Level	Exists Commit New (ECN)	No. Of Months Until Effective	Timeliness Risk Pool Allocation	Quality Risk Pool Allocation
Insurance Claims
Insurance Underwriting
ReInsurance Claims
ReInsurance UW & Operations
Risk & Actuarial
Ceded Operations
Finance

SCHEDULE 4

CUSTOMER DEPENDENCIES
The Customer shall perform the following Customer Dependencies in respect of the associated Service Provider obligations to the extent identified in the table below:

REF.	CATEGORY	CUSTOMER DEPENDENCY
1.	Technology
Customer will provide the agreed technology solutions subject at all times to Customer’s security requirements and notified licence restrictions. The agreed technology solutions should be available during the relevant operational hours for which those solutions are required (being the applicable service supported hours).

2.	Technology
Customer will update the Service Provider in a timely manner of all known server application outages, availability challenges, and its data refresh schedule, to the extent reasonably likely to have an impact on the Service Provider’s ability to comply with its obligations under Schedules 2 (Services Description) and 8 (Transition and Transformation).

3.	Technology
Customer shall, through its Third Party Service Provider, procure the provision of Level 1 support and production server support for the Service Provider's 'Digital Workflow(s)' tool and 'Robotic' solutions once Approved and deployed onto Customer's systems as part of a Transformation Project. For the avoidance of doubt, all other support, will be provided by the Service Provider.

4.	Transition Services and Transformation Services	Customer will provide the agreed Personnel for the relevant periods to fulfil Customer obligations set out in the Transition Plan and Transformation Plan.
5.	Facilities
Customer will make available a reasonable, agreed number of workstations set up with the agreed connectivity and infrastructure for the Service Provider's Transformation project team at Customer's specified locations, subject to compliance with Customer's Policies and Procedures.

6.	Submissions Management	Submissions Management proposal is not in scope of the solution. This will be revisited over the course of the coming weeks and updated as necessary.
7.	Committed Non-FTE Benefits projects
Customer agrees to align business stakeholders to the project requirements, provide reasonable access to Customer’s IT environment and ensure these projects go ahead in 2018-19 as per reasonable requirements set-out by Service Provider and agreed by Customer in good faith. If these projects do not move ahead, Service Provider will not be able to deliver the associated benefits.

8.	Optional Transformation projects
Customer agrees to align business stakeholders to the project requirements, provide reasonable access to Customer’s IT environment and ensure the optional transformation projects go ahead in 2018-19 as per reasonable requirements set-out by Service Provider and agreed by Customer in good faith. If these projects do not move ahead, Service Provider will not be able to deliver the associated benefits. While Service Provider will identify the capacity release, Customer will have to release the capacity to realize the benefit.

SCHEDULE 5

SUB-CONTRACTOR LIST
As at the Effective Date no third party Approved Sub-contractors have been identified. The Parties agree however that all members of the Service Provider Group shall be deemed to be Approved Sub-contractors for the purpose of this Agreement.

SCHEDULE 6

STANDARDS AND POLICIES
Notwithstanding any other statements elsewhere in this Schedule 6, where Customer Standards and Policies and Customer Location Policies impose obligations, requirements or restrictions on the Customer, the Service Provider shall comply as though the Service Provider were referred to under the relevant Customer Standards and Policies and Customer Location Policies rather than the Customer, to the extent applicable to the Service Provider’s obligations under this Agreement.

1.	LIST OF CUSTOMER STANDARDS & POLICIES

Reference	Document Title	Release Cycle
1.	Group Anti Money Laundering and Counter Terrorist Financing Policy (647_5);	Not applicable, Policy is available via Customer intranet
2.	Group Financial Crime & Notification Policy (1279_3);	Not applicable, Policy is available via Customer intranet
3.	Group Compliance User Guide (3489_0);	Not applicable, Policy is available via Customer intranet
4.	Group Business Continuity Policy (3500_0);	Not applicable, Policy is available via Customer intranet
5.	Group Procurement Policy (3372_0);	Not applicable, Policy is available via Customer intranet
6.	Group Conflicts of Interest Policy (1114_4);	Not applicable, Policy is available via Customer intranet
7.	Group Gifts and Hospitality Policy (492_7);	Not applicable, Policy is available via Customer intranet
8.	Travel and Expenses Policy (3643_0);	Not applicable, Policy is available via Customer intranet
9.	Code of Business Conduct & Ethics (3589_3)	Not applicable, Policy is available via Customer intranet
10.	Aspen Group Data Quality Management Policy (3266_0);	Not applicable, Policy is available via Customer intranet

Reference	Document Title	Release Cycle
11.	Group Data Protection Policy (399_7);	Not applicable, Policy is available via Customer intranet
12.	Group Information Classification Policy (3375_0);	Not applicable, Policy is available via Customer intranet
13.	Aspen US Information Security and Cybersecurity Program (3717_1);	Not applicable, Policy is available via Customer intranet
14.	Information Security Policy (3585_1);	Not applicable, Policy is available via Customer intranet
15.	Aspen US Cybersecurity Policy (3720_0);	Not applicable, Policy is available via Customer intranet
16.	Group IT Acceptable Use Policy (2744_7);	Not applicable, Policy is available via Customer intranet
17.	Group End User Computing Policy (3713_0);	Not applicable, Policy is available via Customer intranet
18.	Information Security Password Standards (1898_2)	Not applicable, Policy is available via Customer intranet
19.	Operational Risk Policy (3312_0);	Not applicable, Policy is available via Customer intranet
20.	Group Insurance Accumulation Risk Policy (3673_0);	Not applicable, Policy is available via Customer intranet
21.	Aspen Group Underwriting Risk Policy (3676_0);	Not applicable, Policy is available via Customer intranet
22.	Group Insurance Risk User Guide (3672_0);	Not applicable, Policy is available via Customer intranet
23.	Group Delegated Underwriting Procedure;	Not applicable, Policy is available via Customer intranet
24.	UK Platform Delegated Underwriting Authority Procedure (2105_0);	Not applicable, Policy is available via Customer intranet
25.	Reinsurance Mitigation Risk Policy (3675_0);	Not applicable, Policy is available via Customer intranet

Reference	Document Title	Release Cycle
26.	US Delegated Underwriting Authority Procedure (3177_0);	Not applicable, Policy is available via Customer intranet
27.	Group Claims Risk Policy (3678_0);	Not applicable, Policy is available via Customer intranet
28.	Aspen Insurance Claims Manual (AIUK & AMAL) (2310_0);	Not applicable, Policy is available via Customer intranet

2.	HEALTH AND SAFETY STANDARDS

2.1
The Service Provider shall strive to continuously improve its health and safety performance by implementing appropriate measures to promote health and safety in the workplace and reduce the risk of accidents, including:

2.1.1	putting in place programs to protect workers from overexposure to chemical, biological and physical hazards, as well as physically demanding tasks;

2.1.2	making safety information relating to hazardous materials available to train and educate workers; and

2.1.3	identifying and assessing emergency situations in the workplace and implementing appropriate plans and response procedures to minimise their impact.

2.2
The Service Provider acknowledges that it has been supplied with a copy of the Customer's current rules regarding health and safety. The Service Provider agrees to comply with these rules, and any additional rules made known to the Service Provider from time to time by the Customer, together with all applicable statutory rules and regulations regarding such matters. The Service Provider shall ensure that the Service Provider Personnel also comply with these rules and regulations together with all reasonable Customer requirements concerning conduct at Customer's premises.

2.3
Each Party shall notify the other of any health and safety hazards at the Customer's premises of which it becomes aware. The Service Provider shall draw these hazards to the attention of those personnel engaged in the performance of the Services at Customer's premises and shall instruct such persons in connection with any necessary associated safety measures.

3.	ENVIRONMENTAL STANDARDS

3.1	The Service Provider shall strive to continuously improve its environmental performance and reduce its negative environmental impact, including:

3.1.1	minimising the consumption of energy and natural resources;

3.1.2	reducing waste and promoting recycling and the use of recycled materials;

3.1.3	avoiding the use of hazardous materials where possible;

3.1.4	putting in place systems to ensure the safe handling, movement, storage, recycling, reuse or management of waste, air emissions and wastewater discharges; and

3.1.5	putting in place systems to prevent and mitigate accidental spills and releases to the environment.

4.	SUPPORT FOR CUSTOMER CORPORATE RESPONSIBILITY POLICIES

4.1	In support of Customer’s endeavours to achieve its own corporate responsibility objectives, the Service Provider shall:

4.1.1	upon request by the Customer, promptly provide a copy of Service Provider’s current “integrity policy”;

4.1.2	identify a single point of contact within the Service Provider organisation for all corporate ”integrity initiatives”; and

4.1.3
at the Customer’s request, allow the Customer or an independent third party (subject to a confidentiality agreement entered into by such party, and subject to the Service Provider’s approval of such third party which shall not be unreasonably withheld) to perform an audit on the implementation of the corporate responsibility obligations set out herein

SCHEDULE 7

SECURITY – IT AND PHYSICAL

1.	GENERAL

1.1
In compliance with its obligations under this Agreement and clauses 27 (Data Protection) and 18 (Data and Security Requirements) of the Agreement, the Service Provider shall comply with the provision of this Schedule 7.

1.2
In accordance with this Schedule 7, and without prejudice to any of the other provision herein or elsewhere in this Agreement, the Service Provider shall develop, enforce and maintain appropriate technical, organisational and logical security measures to protect the Customer Data against unauthorised access or disclosure, accidental or unlawful destruction or accidental loss or alteration.

1.3	The Service Provider must obtain the Customer's prior written approval for any communication, notification or public announcement relating to any Security Incident.

2.	PHYSICAL AND LOGICAL SECURITY

2.1	The Service Provider shall at all times ensure that:

2.1.1	all data processing equipment, including storage equipment used in the provision of the Services to the Customer are solely used for the provision of Services to the Customer;

2.1.2	Customer Data are logically separated from other Service Provider data;

2.1.3	all physical Customer assets under the Service Provider’s control or possession are clearly physically marked as Customer assets;

2.1.4	physical and logical access to data-processing equipment, including storage equipment or media containing Customer Data, and physical access to paper-based Customer Data, is restricted to people:

(i)	who need the access for providing the Services; and

(ii)	specifically and duly authorised by the Customer; and

2.1.5	all media containing Customer Data, including all paper-based Customer Data are safely stored, handled and disposed of in line with recognised industry standards.

2.2
To the extent that the Service Provider moves any media storage with Customer Data offsite, the Service Provider shall ensure that these media are encrypted, transported in accordance with the mutually agreed instructions and that the chain of custody is made available for the Customer. The encryption requirement shall only be applicable if there is a requirement to store confidential data locally and agreed between Parties.

3.	SECURITY CONTROLS DOCUMENT

3.1	Within thirty (30) days after the Effective Date, the Service Provider shall prepare and provide for the Customer’s review an initial draft of a security controls document, which shall describe:

3.1.1
how the security related aspects of the Standards and Policies and the Customer’s security related regulatory requirements as referred to in this Agreement or otherwise communicated to Service Provider (together the “Security Control Requirements”) will be implemented and/or complied with;

3.1.2	how the Parties will interact in security matters;

3.1.3	the security governance structure, detailing the security for the end-to-end delivery of the Services, and bringing together the controls specified by the Customer;

3.1.4	the security settings of all devices and infrastructure elements and processes between the Customer and the Service Provider, outlining roles/responsibilities and reporting (where applicable);

3.1.5	the implementation of the security requirements set out in clause 18.4 or as otherwise requested by the Customer;

3.1.6	the implementation of the current security settings as defined in this Agreement, including the detailed settings definitions on a platform-by-platform and a server-by-server basis (where applicable);

3.1.7	the Service Provider’s recommended security settings (where applicable); and

3.1.8	the Customer’s agreed-to values in the context of security compliance.

3.2
Within sixty (60) days or as mutually agreed upon time period between both parties, after the applicable Service Commencement Date, the Service Provider shall modify and adapt the security controls document in accordance with the Customer’s requests and deliver to the Customer the final security controls document.

3.3	The Service Provider shall maintain the security controls document and prepare and submit it to the Customer for approval to reflect any change in the operation or procedures.

3.4
To the extent any Service Provider hosted tools or platforms are used to deliver the services the required security and data protection controls in relation to it shall be agreed mutually between parties.

4.	INFORMATION SECURITY

4.1	Physical & Logical Security
The Service Provider shall at all times ensure that:

(a)
all data processing equipment, including data storage equipment used in the provision of the Services is solely used for the provision of the Services to the Customer, and for clarity whilst the Service Provider's IT solution as at the applicable Service Commencement Date is a non-Airgap solution, the Service Provider Personnel will only access the Customer's hosted applications, systems and Customer Data via Desktop Virtualisation Software but where Customer Data is processed and held on the Service Provider’s System (for example, in relation to call recordings) the foregoing shall always apply;

(b)
Customer Data is logically and physically separated from other Service Provider and non-Customer data. For clarity whilst under the Service Provider's IT solution as at the applicable Service Commencement Date the Service Provider Personnel will only access Customer hosted applications, systems and data via Desktop Virtualisation Software so no Customer Data will be stored on the Service Provider Systems and Service Provider agent desktops connecting to the Customer Desktop Virtualisation Software will be logically segregated from all non-Customer systems and desktops but where Customer Data is processed and held on the Service Provider System (for example, in relation to call recordings) the foregoing shall always apply;

(c)
all physical assets belonging, leased or licensed to the Customer and which are under the Service Provider’s control or possession, are and continue, throughout the Term, to be clearly physically marked as Customer assets;

(d)
physical and logical access to data-processing equipment is restricted to people: (i) who need the access to such equipment for the purposes of providing the Services and (ii) specifically and duly authorised by the Customer. The Customer shall implement reasonable access controls to limit the Service Provider employee’s access to the Customer's network, such that, the Service Provider’s employees are only able to access the systems required for providing the Services from approved Service Provider Locations only and the Service Provider shall suggest the controls that should ideally be implemented; and

(e)	all media containing Customer Data handled and disposed of in line with Good Industry Practice.

4.2	Remote Access to the Customer Systems
The Service Provider shall:

(a)
subject always to paragraph 4.1(a), only use remote access tools approved or provided by the Customer in advance to remotely access the Customer Systems. Any tools provided by the Customer pursuant to this paragraph shall constitute the Customer’s assets;

(b)
acknowledge that any remote access by the Service Provider or its sub-contractors, Personnel or any other third parties to the Customer Systems can be disconnected by the Customer at any time upon providing prior notice to the Service Provider, save that if such prior notice is not possible or in circumstances of a suspected or actual security breach, the Customer will use reasonable endeavours to notify the Service Provider as soon as practicable following such disconnection;

(c)
when accessing the Customer Systems remotely, comply and procure that its sub-contractors and Personnel comply with all technical and organisational security requirements set out in the Agreement and with other security requirements required for the Service Provider to comply with its regulatory requirements;

(d)
ensure at all times that the authorised Service Provider Personnel use the remote access only to the extent required to provide the Services. For the purposes hereof, remote access shall mean access of Customer Systems by the Service Provider from outside of the Service Provider’s Location, for the avoidance of doubt there will not be any remote access, in the event that remote access is required this will be agreed between the Parties via the Contract Change Control Procedure (Schedule 13);

(e)
take all necessary steps to implement appropriate security standards as set out in the Customer Standards and Policies and deal with security aimed at ensuring the integrity, security and confidentiality of all remote access connections with the Customer Systems; and

(f)	ensure that the Customer Systems can only be accessed by authorised Service Provider Personnel from their individual dedicated Customer account.

4.3	Security Controls Document
The Service Provider shall implement reasonable mutually agreed controls that achieve the control objectives of the Customer’s “Group Information Security Policies and Standards” and document these to the Customer’s reasonable satisfaction in the security controls document, which the Service Provider shall provide in accordance with paragraphs 3.2 and 3.3 of this Schedule 7 above.

5.	BACKUPS

5.1
Where the Service Provider is storing information on the Service Provider’s Systems (for example in relation to call recordings), the Service Provider shall perform backups as further set out in this Agreement, in accordance with the procedures developed by the Service Provider.

6.	OTHER SECURITY REQUIREMENTS

6.1
The Service Provider shall at all times when undertaking the Services provide security processes and facilities regarding the holding of Customer Data that meet or exceed the Security Control Requirements including security measures set out in the Customer’s “Group Information Security Policies and Standards” comprised in the Standards and Policies relevant to the transfer, storage and processing of data (as notified to the Service Provider by the Customer from time to time) and the provisions set out in this Schedule 7. The Service Provider shall make available to the Customer its policies and procedures upon request by the Customer.

6.2
The Service Provider shall have and maintain in place written procedures to prevent a Security Incident and to be followed in the event of a Security Incident. In the event of a Security Incident, the Service Provider shall:

6.2.1
promptly (and in any event within forty eight (48) hours) of becoming aware of and after initial analysis and classification of the Security Incident, inform the person designated by the Customer with as many details as known at that time and regularly update the Customer thereafter;

6.2.2	use all efforts to avoid the occurrence of a Security Incident (where applicable) and mitigate its consequences;

6.2.3	implement any and all measures necessary to restore the security of compromised systems, files and information;

6.2.4	continuously inform the Customer of the steps the Service Provider is taking, or will take, to avoid or mitigate the consequences of the Security Incident and prevent further Security Incidents,

6.2.5	perform all actions as requested by the Customer, including providing support for any Customer investigations;

6.2.6	modify any related policies, procedures and practices to avoid similar occurrences prospectively; and

6.2.7	provide a copy of such modifications to the Customer for its review and approval.

6.3
In the event of a Security Incident involving Customer Data, the Customer shall at its sole discretion determine whether to provide notification to any third party unless such disclosure by the Service Provider is required by law. The Customer shall approve all notifications to third parties which it determines are required or appropriate. In the event that the Service Provider is responsible for the Security Incident leading to such notifications or communications, the Service Provider shall be responsible for the Customer’s reasonable costs and expenses relating to such notifications or communications.

6.4
The Service Provider shall keep the Customer informed of all assessments and plans of actions taken by it in response to any Security Incident involving Customer Data. The Customer may participate in any Service Provider investigation, and the Service Provider shall promptly provide the Customer with any related reports prepared by or for the Service Provider relating to such Security Incident.

6.5
In the event Customer experiences or reasonably believes a Security Incident in its Systems which appears attributable to Service Provider (e.g. relates to credentials provided to the Service Provider or related to IP addresses of Service Provider networks), the Customer should promptly notify the Service Provider in order for the Service Provider to commence investigation and response at CSIRT@genpact.com.

6.6
Without prejudice to the requirements of paragraph 2.2 above, the Service Provider shall not store or transfer any Customer Data via any form of portable storage media (such as a USB drive, disc or tape) unless the holding/transfer of such data has been previously authorised by the Customer in writing and such media is fully encrypted in accordance with the most stringent industry standards.

6.7	The Service Provider shall develop and provide for the Customer’s approval an anti-crime policy, that is consistent with the Customer’s policies, covering at a minimum the following areas:

6.7.1	reporting concerns and whistleblowers;

6.7.2	investigative response to crime and fraud; and

6.7.3	awareness training for Service Provider Personnel (including the periodicity of such training).

6.8
Pursuant to clause 18.2 of the Agreement, at least once per Calendar Year, the Service Provider shall appropriately train all Service Provider Personnel on the security measures and procedures applicable to this Agreement and shall, upon request, promptly provide to the Customer evidence of such training.

6.9
Pursuant to clause 18.3 of the Agreement, to the extent permitted by applicable law, the Service Provider shall perform appropriate background checks for all Service Provider Personnel and Approved Sub-contractors in order to:

6.9.1	verify that individuals are who they claim they are;

6.9.2	verify that individuals hold the appropriate qualifications and experience claimed and have the legal right to work in the relevant country(ies); and

6.9.3	identify and assess all criminal convictions or disqualifications that might be relevant to the Customer, and the Service Provider shall, upon request, promptly provide to evidence satisfactory to the Customer of compliance with this paragraph 6.9.
6.10    Without the prior agreement of the Service Provider the Customer shall not use tools on Service Provider owned or licensed equipment to conduct ethical hacking, penetration testing or vulnerability testing.
6.11    In all Service Provider Locations, the Service Provider shall ensure that:

a.	The Service Provider Locations have on a 24x7x365 basic trained, skilled, and experienced security guards.

b.
The Service Provider will permit access to Service Provider Locations only to authorized individuals. Without limiting the generality of the foregoing, each individual working in any such Service Provider Location will enter through an entrance of the Service Provider Location using an access badge or such other secured means as the Service Provider may reasonably implement.

c.
There is a fully operational surveillance system (CCTV) which on a 24x7x365 continuous basis monitors and creates video recordings of: (i) the perimeter of each Service Provider Location; (ii) each point of ingress and egress into and out of the Customer floors inside the Service Provider Locations.

APPENDIX 1
TRANSITION AND COMMITTED TRANSFORMATION DELIVERABLES, DEPENDENCIES AND MILESTONE DATES

1.
Appendix 1 of this Schedule (8) lists the projects, Deliverables, Milestone Dates and Key Milestones for Detailed Design (Part A), Transition (Part B), Committed Transformations (Part C), Retained Organisation Implementation Plan (Part D) and Change Management (Part E). These are subject to confirmation by the Customer at the end of the Detailed Design Phase due to complete on [***].

2.
Parts A-E of this Appendix are supplemented by the “Aspen RFS – Genpact Transition and Transformation Plan” dated 15 March 2018 as produced by the Service Provider and as amended by agreement from time to time.

3.
For the avoidance of doubt, the Milestones and Key Milestones set out in this Appendix are fixed and agreed between the Parties. Pursuant to paragraph 3.2 of this Schedule (8) any amendment to the Milestone Dates and Key Milestones set out in this Appendix must be agreed between the Parties in accordance with the Contract Change Control Procedure.

PART A – Detailed Design Phase – Transition and Transformation

1.	Deliverables and Customer Dependencies of the Detailed Design Phase are as below:

Start Date	End Date
[***]	[***]
Deliverables	Customer Dependencies
Transition (BPO Transition)

1.    Future process and its metrics
2.    Transition plan
3.    Risk mitigation plan

Transformation

1.    Workflow design and RPA design
2.    Implementation plan
3.    Transformation plan for E2E scope

Retained Organisation

1.    Future organisation structure
2.    Restructuring plan
Implementation plan

Change Management

1.    Communication approach
2.    Retention best practices
3.    SME selection consideration

As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

1.1	The Service Provider shall deliver the Deliverables stated in the table above and in accordance with the applicable Milestone Dates for each Service Tower.

PART B – TRANSITION DELIVERABLES, DEPENDENCIES AND MILESTONE DATES

1.	Transition Schedule

1.1	The following Gantt chart outlines the Transition Schedule in accordance with paragraph 3.3.1 of this Schedule (8):

2.	Deliverables and Customer Dependencies:

2.1	The Deliverables and Customer Dependencies for each Transition Phase are set out below:

2.1.1	Process Training Phase

Deliverables	Customer Dependencies
1.    Completion of training as per the training plan
2.    Trainees meet set assessment criterion
3.    Completion of end of On the Job Training ‘OJT’ SOPs
4.    Create acceptance criterion, including but limited to speed and quality metric, Required Service Levels, Minimum Service Levels, specific IT & physical security arrangements and operational readiness check.

As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

2.1.2	Parallel Run Phase

Deliverables	Dependencies
1. Completed SOPs 2. Meet performance targets as per the acceptance criterion	As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

3.	Milestones and Key Milestone Dates

3.1	The following table sets out the applicable Milestone Dates and Key Milestones for each Transition Project per Service Tower.

3.2	Each date set out in the tables below is a Milestone Date for the purposes of this Agreement and the Milestone Dates for Key Milestones are marked as such.

3.3
For the purpose of this Appendix (Parts A, B, C and D collectively) the term “Go Live” shall be taken to have the same meaning as Service Commencement Date as defined in Schedule 1 (Definitions) of this Agreement.

Finance
Transition Project		Transition Phase
Transition Wave 1	Process	Dates	Design	Pre-Process Training	Process Training	Parallel Run	Service Commencement Date
	Finance operations	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Cash operations	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 2	Technical Accounting	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Reporting	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Finance operations	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Cash operations	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 3	Experts / CoE	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	FP&A	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Projects / Change	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Technical Accounting - Outward Reinsurance Accounting	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]

Transition Wave 1	Insurance: Claims Ops / Claims Adjustment	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Reinsurance - Operational Support	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 2	ReInsurance - Proportional Treaties (AIUK – ABL Non BUREAU) Claims Adjusting	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	ReInsurance - XoL / AIUK	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 3	Insurance Claims – expert adjustment (client facing) (India	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance: Claims Ops / Claims Adjustment (BER)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Underwriting

Transition Wave 1	Insurance - UWS US - New York	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - San Francisco	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Atlanta	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS Intl. Prebind to Bind	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - Delegated authority services Intl.	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	ReInsurance - Submission Handling	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 2	Insurance - UWS US - Boston	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Chicago	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Dallas	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Houston	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS Intl. Bind to post bind	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - Global performance Management	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - Global Distribution Marketing	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - Global Business Operations	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 3	ReInsurance - Submission Handling	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	ReInsurance - Assurance & Control	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	ReInsurance - Complete Risk Administration & Processing	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Jersey City	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - LA	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Hunt Valley	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Insurance - UWS US - Rocky Hill	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Risk & Actuarial

Transition Wave 1	Cat Risk Management - Insurance SOV Cleansing and Model Runs	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Cat Risk Management - Portfolio Management and Accumulation Modelling (Reporting)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Cat Risk Management - Reinsurance Data Assessment and Model Runs (Simple)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Acturial - Quarterly Reserve Analysis (Simple)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Acturial - Insurance Pricing Data (Simple)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Transition Wave 2	Cat Risk Management - Reinsurance Data Assessment and Model Runs (Complex)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Cat Risk Management - Portfolio Management and Accumulation Modelling (Analytics)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Acturial - Quarterly Reserve Analysis (Complex)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Acturial -Insurance Pricing Data (Complex)	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Ceded Operations
Transition Wave 3	Ceded facultative processes, statement production, cash payments and receipts application , credit control, MI	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Ceded Treaty Input and Testing Claims	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
Legal & Compliance
Transition Wave 2	Executions / Training & awareness / Policy & Control	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]
	Executions & Training and Awareness	Start	[***]	[***]	[***]	[***]	[***]
		End	[***]	[***]	[***]	[***]	[***]

4.	Transition Tasks and Acceptance Testing:

4.1
The Transition Tasks and applicable Task Completion Dates will be set out in the Transition Plan to be delivered on the completion of the Detailed Design Phase as further described in Part A of this Appendix.

4.2
The applicable Acceptance Criteria and Acceptance Tests for each Milestone Date, Key Milestone and any applicable Transition Tasks will be agreed by the Parties and set out in the Acceptance Test Plan pursuant to paragraph 4.1.4 of this Schedule (8).

PART C – COMMITTED TRANSFORMATION DELIVERABLES, DEPENDENCIES AND MILESTONE DATES

1.	Committed Transformation Schedule

1.1	The following Gantt chart outlines the Committed Transformation Schedule in accordance with paragraph 3.3.1 of this Schedule (8):

Highly Confidential

…nt view of the transformation plan proposed

2.	Deliverables and Customer Dependencies:

2.1	The Deliverables and Customer Dependencies for the relevant Transition Phase are set out below:

2.2	Build and Test Phase of each Ops Centre and RPA Committed Transformation Project:

Deliverables	Customer Dependencies
1.    User Acceptance Test cases prepared with business and approved for UAT testing
2.    Test results and outputs for UAT sign off
3.    Release management plan for deployment into production
4.    Deliverable Acceptance Document

As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

2.2.1	“Go Live”

Deliverables	Customer Dependencies
1. Defect log with all major defects fixed and plan to deliver reasonable minor defects within 6 months 2. BA Service management document	As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).
3.

4.	Milestone Dates and Key Milestones for Committed Transformation

4.1	The following table sets out the applicable Milestone Dates and Key Milestones for the Ops Centre Transformation Project and RPA Transformation Project.

4.2	Each date set out in the table below is a Milestone Date for the purpose of this Agreement and the Milestone Dates for Key Milestones are marked as such.

(i)	Ops Centre Transformation Projects:

Phases
	Design		Technical Design		Build		Test		“Go Live”
Wave 1	Start date	End date	Start date Key Milestone 1	End date Key Milestone 2	Start date	End date	Start date	End date Key Milestone 3	Key Milestone 4
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
UK Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Wave 2
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
UK Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Risk & Actuarial	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Wave 3
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Ceded operations	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

(ii)	RPA Transformation Projects:

Phases
	Design		Technical Design		Build		Test		Go Live
Finance	Start date	End date	Start date Key Milestone 1	End date Key Milestone 2	Start date	End date	Start date	End Date Key Milestone 3	Key Milestone 4
Cash Operations	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Technical Accounting & Reporting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance Underwriting
Underwriting Services US RPA 1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Underwriting Services UK RPA 1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Underwriting Services US RPA 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Underwriting Services UK RPA 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance UW
Reinsurance UW RPA 1	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance UW RPA 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Risk & Actuarial
Insurance SOV cleansing and model runs	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance Pricing Data	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

5.	Committed Transformation Tasks and Acceptance Testing:

5.1
The Committed Transformation Tasks and applicable Task Completion Dates will be set out in the Implementation Plan to be delivered on the completion of the Detailed Design Phase as described in Part A of this Appendix.

5.2
The applicable Acceptance Criteria and Acceptance Tests for each Milestone Date, Key Milestone and any applicable Transformation Tasks will be agreed by the Parties and set out by the in the Acceptance Test Plan pursuant to paragraph 4.1.4 of this Schedule (8).

PART D - Retained Organisation Implementation Plan

1.	The Retained Organisation redesign project aims to help Aspen deliver a future state organisation for the retained scope that will effectively operate with the BPO and the wider Retained Organisation.

2.
In accordance with the commitment to achieve, underwritten benefits set out in paragraph 1 of Appendix 10-B to Schedule 10 (Charging & Invoicing) Genpact will help Aspen reskill and reorganise its retained personnel. Genpact will clearly demonstrate the ability to release the stipulated FTE capacity but will not directly deliver the FTE release.

3.
For clarity, the Charges payable for delivery the Retained Organisation Implementation Plan have not been agreed between the Parties in Schedule 10 (Charges & Invoicing) but are included in the Appendix 10-F as an indication of the maximum overall costs of implementation.

1.	Retained Organisation Implementation Schedule:

1.1	The following Gantt chart outlines the schedule for the Retained Organisation Implementation Plan:

2.	Deliverables and Dependencies:

2.1	Build (Reskilling)

Deliverables	Customer Dependencies
Reskill
1.    Updated training documents
2.    Profile mapping to new roles
3.    Capability matrix
4.    Work closely with business heads to design continuous improvement roadmap (CI Roadmap)
5.    Enable Customer’s organization to integrate Lean Six Sigma (LSS) into its operations
6.    Assess target audience for Lean & Green Belt Trainings and provide a roadmap for training and mentoring
7.    Expected duration of this support will be 9 to 12 months from the Effective Date

Ops Centre build & test
1.    User Acceptance Test cases prepared with business and approved for UAT testing
2.    Test results and outputs for UAT sign off
3.    Release management plan for deployment into production
4.    Deliverable Acceptance Document

As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

2.2	Deploy

Deliverables	Customer Dependencies
Reorganisation
1.    New operating model for processes within the scope of the impacted, retained organisation
2.    Performance metrics for each process
3.    Re-baseline existing operational reports
4.    Deploy a MBB as part of the Team that is working on the retained organization project, who will work closely with the Transformation head to drive the continuous improvement agenda.

Ops Centre production rollout
1.    Defect log with all major defects fixed and plan to deliver reasonable minor defects within 6 months
2.    BA Service management document

As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).

3.	Proposed Milestones:

3.1	Delivery of Retained Organisation – Process Lean

	Design		FTE Analysis		Reskill		Reorganise
Transition Wave-1	Start date	End date	Start date Key Milestone 1	End date Key Milestone 2	Start date	End date Key Milestone 3	Start date	End date Key Milestone 4
Ins UW	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance Claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Transition Wave-2
Ins UW	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance Claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Transition Wave-3
Reinsurance UW	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
R&A	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

3.2	Extension of Ops Centre implementation in the Retained Organisation

	Design		Tech design		Build		Test (Milestone)		Go Live (Milestone)
Transition Wave-1	Start date	End date	Start date Key Milestone 1	End date Key Milestone 2	Start date	End date	Start date	End date Key Milestone 3	Key Milestone 4
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
UK Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Transition Wave-2
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
UK Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Reinsurance underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Insurance claims	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Risk & Actuarial	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Transition Wave-3
US Underwriting	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Finance	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Ceded operations	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

PART E – Change Management

1.
Change management work stream aims to help the Customer deliver a stable and engaged future state organisation, where employees for the impacted functions are equipped with the right tools, techniques and knowledge to operate efficiently and sustainably with the BPO and the wider Retained Organisation.

2.	The change management outputs outlined below will be delivered by the Service Provider’s Change resource located in the UK for the functions outlined below.

3.	For the avoidance of doubt, this Part E sets out a high-level proposal for change management, however the implementation of change management is yet to be agreed between the Parties.

Phase	Duration	Deliverables	Customer Dependencies
Design	April 4 –Jun 4
For Insurance UW, Reinsurance UW and Finance only:
•    Functional Case for Change
•    Stakeholder analysis and management plan
•    High level change impact analysis
•    Change strategy and plan
•    Communication strategy and 100 day plan
•    Business readiness assessment
•    Culture assessment
•    Support the identification of change agents
•    On-boarding of change agents
As per the Customer Dependencies stated in Schedule 4 (Customer Dependencies).
Wave One Delivery	Jun 4 –Dec 31
For Insurance UW, Reinsurance UW and Finance only:
•    Employee level stakeholder analysis
•    Detailed change and communications plan
•    Change management toolkit (core)
•    Provide function areas support adoption to new ways of working
•    Conduct trainings for “managing outsourced teams” for retained organisation’s key staff
•    Train and support local change agents
In conjunction with functional change agents:
•    Business impact workshop and plan
•    Business readiness checklist prior to go live
•    Business surveys after go live

APPENDIX 2

FUTURE TRANSFORMATION DELIVERABLES, DEPENDENCIES AND MILESTONE DATES

1.	FUTURE TRANSFORMATION PLAN DEVELOPMENT

1.1	As at the Effective Date no Future Transformation Services are agreed between the Parties.

1.2
Should Future Transformation Services be agreed to be provided, a detailed Future Transformation Plan shall be produced and it shall underpin the Key Milestones agreed through a Change Control Note. The detailed plan will show the activities undertaken by the Service Provider to deliver the Future Transformation Services.

1.3	Without prejudice to the obligations set out in the Future Transformation Plan itself, the Service Provider’s specific Future Transformation obligations shall include:

(i)	planning, preparing for and conducting Future Transformation in accordance with the Future Transformation Plan and this Agreement;

(ii)	delivering Future Transformation to meet all Future Transformation Milestones in full and in accordance with all agreed timescales;

(iii)	the overall management of Future Transformation;

(iv)	identifying and resolving any problems encountered in order to ensure the timely completion of each Future Transformation task;

(v)	the integration in accordance with Schedule 12 (Governance and Service Management) of the Service Provider's project and programme plans and teams with the Customer programme management framework;

(vi)
ensuring the smooth transformation of the “As-Is Services” to the “To Be Services” while minimising the impact on the business of the Customer (or the Customer Group) or the service provided to the Customer's customers or the Customer’s users, including minimising:

(a)
any deterioration in the availability, quality or scope of any Services (for the avoidance of doubt, the transfer of employees in accordance with the Transition Plan shall not be considered a disruption to the business of the Customer or any member of the Customer Group);

(b)	any disruption to the business of the Customer or any member of the Customer Group; or

(c)	any degradation to or adverse impact on the security and/or fidelity of any the Customer System or of the Customer Group,
other than those adverse effects (if any) specifically identified in the                 Future Transformation Plan;

(vii)
supporting the Customer in respect of the effective transfer to the Service Provider of the Transferring Customer Employees (which term shall, for the purposes of this Appendix, include any Transitional Customer Employees) and, if applicable, any third party agreements to be transferred to Service Provider and complying with its obligations in relation to the transfer of Transferring Customer Employees and third party agreements as set out in this Agreement; and

(viii)	all programme management necessary for the purposes set out in sections (i) to (vii) above including establishing a Future Transformation project office consisting of the Service Provider

Future Transformation Manager, the Customer Future Transformation Manager, and such other members of the Customer Personnel and Service Provider Personnel as may be agreed by the Parties, to manage the Future Transformation activities set forth in the Future Transformation Plan.

1.4
The Future Transformation Plan shall, once it is finalised and agreed between the Parties and subject to any subsequent amendments or updates made in accordance with the terms of this Agreement shall be updated every four (4) weeks or at a timescale greater than four (4) weeks agreed between the Parties, for the provision of the Future Transformation Services, with increasing level of detail as the plan is updated, and sets out the plans for Future Transformation on a global and regional basis, including (as a minimum) at all times:

(i)
the proposed timing of the Future Transformation by reference to a detailed project plan which shall include a precise timetable for Future Transformation to be completed within the Future Transformation Period and in particular but without limitation, a detailed plan for at least the initial twelve (12) months;

(ii)
descriptions and timing of each of the Future Transformation Milestones which clearly state measurable outcomes, including early benefits and the agreed process for realisation and adoption for each Milestone;

(iii)	Service Provider Personnel and any Customer Personnel required to execute the Future Transformation Plan;

(iv)	details of the recommended alterations that the Customer would be required to make to its Retained Organisation in order to deliver optimum operational benefits;

(v)	details of Service Provider Personnel headcount at all locations for delivery of the Future Transformation Services;

(vi)	details of Service Provider organisation structure, Key Personnel, and locations for the delivery of the Future Transformation Services;

(vii)	details of any overlap and risks/mitigations between the Committed Transformation Plan and Transition Plan or between either of them and any Future Transformation Plans;

(viii)
details of any elements of Future Transformation that rely on ‘Other Programme Future Transformation activities’ (if any) and the likely impact of any such ‘Other Programme Future Transformation activities’;

(ix)	(i) details of how the following issues will be managed:

(a)	compliance with regulatory requirements;

(b)	compliance with the Customer’s obligations under its customer contracts to the extent that the Service Provider has been notified of such obligations;

(x)
information on (i) how any impact caused by the Future Transformation Services to the other Services will be managed by the Service Provider throughout the Term, and (ii) details of how compliance with local legal and regulatory requirements and the Customer’s Standards and Policies will be managed pursuant to and in accordance with Change Control; and

(xi)	details of the reporting mechanisms and processes to be employed during the Future Transformation period.

1.5
The Service Provider will update the Future Transformation Plan at least every four (4) weeks (“Regular Future Transformation Update”), and shall present the updated Future Transformation Plan to the Customer for its approval, such approval not to be unreasonably withheld. The Regular Future

Transformation Update shall comprise a detailed twelve (12) month forecast and an update of the Future Transformation Plan for the remainder of the Future Transformation period. The detailed twelve (12) Month forecast shall include at a minimum, an update on all Key Milestones showing progress and identifying any slippage.

1.6	The Service Provider shall report on progress of Future Transformation and the performance of its obligations as against the Future Transformation Plan in accordance with the terms of this Schedule.

1.7
To the extent that there is any inconsistency between the terms of this Appendix and the Future Transformation Plan, the terms of this Appendix shall take precedence unless otherwise agreed between the Parties via the governance process set out in paragraph 7 of this Schedule 8.

SCHEDULE 9

FORM OF LOCAL AGREEMENT
LOCAL AGREEMENT dated: [insert date]
between:
Genpact International, Inc., a Delaware, US corporation with office at 1155 Avenue of the Americas 4th Floor, New York, NY 10036 (“Service Provider”); and
[Insert Name and address of Aspen entity] (“Customer Group Company”).
BACKGROUND
On [insert date] the Service Provider, Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services, Inc. and Aspen Bermuda Limited entered into a business process outsourcing agreement for the provision of certain services from the Service Provider (the “Outsourcing Agreement”).
The Customer Group Company now requires the provision of certain services. The Service Provider has agreed to provide and the Customer Group Company has agreed to accept those services and deliverables on the terms of this Local Agreement that incorporates the applicable terms of the Outsourcing Agreement.
The parties now agree as follows:

1.	SUPPLY OF PRODUCTS AND SERVICES

1.1	The Service Provider hereby agrees to supply certain of the Services described in the Outsourcing Agreement to the Customer Group Company in accordance with the terms of this Local Agreement.

1.2
The Customer Group Company hereby appoints Aspen Insurance UK Services Limited (the “Managing Customer Party”) to carry out day to day management of the Services being provided to the Customer Group Company pursuant to this Local Agreement. [Drafting Note: delete if the Local Agreement is the UK Local Agreement.]

1.3	The Customer Group Company shall, pursuant to the terms of this Local Agreement, pay those parts of the Charges identified further to Schedule 10 (Charging & Invoicing) of the Outsourcing Agreement as

being payable by it for the performance of the Services being performed for its benefit but shall have no other liability to pay Charges arising under the Agreement.

2.	INCORPORATION OF TERMS AND INTERPRETATION

2.1	Incorporation of terms
Subject to the remaining provisions of this clause 2, the terms of the body of the Outsourcing Agreement (other than clause 3.4 of the body of the Outsourcing Agreement) and the Schedules to the Outsourcing Agreement (other than Schedule 9 (Form of Local Agreement) and the pricing in Schedule 10 (Charging & Invoicing) that is described as being applicable to members of the Customer Group other than the Customer Group Company) in effect as at the date of this Local Agreement (together “Agreement Terms”) are incorporated into this Local Agreement as if those terms were reproduced in full, amended as provided in this Local Agreement.

2.2	Interpretation of defined terms
Unless a contrary intention appears (for instance, where a term is separately defined in this Local Agreement), any defined term used in this Local Agreement has the meaning given to it in the Outsourcing Agreement except a reference to:

(a)
“Customer” in the Outsourcing Agreement and the Schedules thereto shall be read as a reference to the Customer Group Company, save that the reference to “the Customer” in clause 3.5,  shall be read as a reference to the Managing Customer Party;

(b)
Where the Customer Group Company is the UK Customer, the US Customer or the Bermuda Customer references to the “UK Customer”, the “US Customer” or “Bermuda Customer” as applicable shall be deemed to be a reference to such Customer Group Party in the Outsourcing Agreement; and

(c)	“Agreement” in the Outsourcing Agreement and its Schedules shall be read as a reference to this Local Agreement.

2.3	Order of precedence
If there is any inconsistency between the Agreement Terms and the terms set out in the body of this Local Agreement, the terms set out in the body of this Local Agreement shall prevail to the extent of any inconsistency.

3.	AMENDMENTS TO AGREEMENT TERMS
The Agreement Terms as incorporated into this Local Agreement are amended as follows:

3.1	Notices

(a)	The notice details for the Service Provider specified in clause 41 (Notices) of the body of the Outsourcing Agreement shall be replaced with the following:
For Service Provider:                [NAME]
[ADDRESS]
Facsimile:                     [NUMBER]
Marked for the attention of:             [TITLE]

(b)	The notice details for the Customer specified in clause 41 (Notices) of the body of the Outsourcing Agreement shall be replaced with the following:
For Customer Group Company:            [NAME]
[ADDRESS]
Facsimile:                     [NUMBER]
Marked for the attention of:             [TITLE]

3.2	[Other
Insert any country specific amendments or additions to the Outsourcing Agreement.

(a)	Taxation
Insert any country specific taxation requirements (if any)

(b)	Data Protection/Privacy
[Amend the definition of “Data Protection Legislation” (if necessary) in Schedule 1 of the Outsourcing Agreement terms and insert country specific privacy requirements (if any).]
IN WITNESS WHEREOF, the parties hereto have signed and executed this Local Agreement on the date last written below.
Signed for and on behalf of                Signed for and on behalf of
[Insert name of Customer Group Company]        Genpact International, Inc.

SIGNED:……………………                SIGNED:……………………
[Name and Title]                    [Name and Title]
………………………………………            ………………………………………

SCHEDULE 10

CHARGING & INVOICING
All pricing shall be in USD, unless agreed in a Local Agreement / Statement of Work that local currency shall apply, and the Service Provider agrees that its pricing shall not be contingent upon nor adjustable because of currency fluctuations.

1.	INTRODUCTION

1.1	This Schedule 10 (Charging & Invoicing) is subject to the terms of the Agreement in general and clause 22 (Charges) and 23 (Tax) in particular.

2.	GENERAL

2.1
In consideration of the Service Provider providing the Services in accordance with the terms of this Agreement, the Charges shall be payable by the Customer as set out in this Schedule 10 (Charging & Invoicing).

2.2
The Charges identified and agreed pursuant to this Schedule 10 (Charging & Invoicing) shall be the only compensation to which the Service Provider shall be entitled for the Services provided under this Agreement. In this regard, where a fee or charge is not identified in the Agreement for an activity to be undertaken by the Service Provider, such activity shall be carried out by the Service Provider at no cost to Customer beyond the payment of the Charges as set out or calculated in accordance with this Schedule 10 (Charging & Invoicing) or agreed pursuant to the Contract Change Control Procedure.

2.3
Save in respect of the application of indexation pursuant to paragraph 4 below and any requirement on the part of the Customer to increase FTE as part of the forecasting, any proposed increase to the Charges shall be dealt with through the Contract Change Control Procedure.

2.4	Where the Transition Charges and Transformation Charges are stated to be fixed amounts, this statement is without prejudice to the application and operation of clause 21 (Customer Dependencies).

2.5
The Price Book attached as Appendix 10-A to this Schedule 10 (Charging & Invoicing) as at the Effective Date reflects the Charges for the Baseline FTEs ([***] FTEs), agreed as being applicable to the Services as at the Effective Date.

2.6
The Service Provider shall ensure it pays its Personnel at least the living wage applicable to the location from which Service Provider Personnel provides the Services or, if higher, the statutory minimum wage.

2.7	The Customer and the Service Provider shall comply with the Appendices to this Schedule 10 (Charging & Invoicing).

3.	INVOICING

3.1
The Service Provider shall invoice the Customer and its Affiliates for amounts due and payable under the Agreement in accordance with the payment profile specified in this Schedule 10 (Charging & Invoicing) and its appendices and each applicable Local Agreement.

3.2
Invoices shall be raised by the Service Provider in arrears by the end of the tenth (10th) day following the end of the month in which the Services were provided or the relevant Milestone was achieved or the relevant Charges were incurred (as applicable). Where Charges are specified as a quarterly amount, the Service Provider’s monthly invoice will include one-third of the said quarterly charges so as to convert it to monthly charges.

3.3
The Service Provider shall issue invoices in respect of Charges applicable to the provision of Transition Services and Transformation Services and invoices in respect of Charges applicable to the provision of other Services to the Customer Parties and such Customer Affiliates notified to the Service Provider by the Customer from time to time. Invoices shall be payable pursuant to the Local Agreements that incorporate this Schedule and only those amounts referenced in such Local Agreements shall be payable by the Customer Parties or Affiliates who are party to such Local Agreements.

3.4	Each invoice shall specify the Charges payable in respect of each Service Tower and, at the Customer’s direction, there may be separate invoices per Service Tower.

3.5	Properly submitted and valid invoices shall be paid by the Customer in accordance with clause 22.3 (Payment Terms) of the Agreement provided that:

3.5.1	the invoice fulfils the requirement of paragraph 3.9 below;

3.5.2	the Service Provider provides all information in connection with its invoice as the Customer shall reasonably require; and

3.5.3	invoices reference the purchase reference ID (purchase order number or contract ID) as provided by the Customer to the Service Provider.

3.6
All invoices should be addressed to the legal entity the Service Provider is notified of or contracted with pursuant to a Local Agreement. If in doubt, the Service Provider is expected to contact the purchase requestor to confirm.

3.7
Electronic copies of the invoice are required and should be sent to the Customer’s then current e-billing address (as at the Effective Date it is:aspeninvoicecapture@concursolutions.com) with copies to such other email addresses as the Customer may notify the Service Provider of from time to time.

3.8
Only if an electronic invoice has not already been sent by email (as outlined in paragraph 3.7) and/or the Service Provider is unable to submit the invoice electronically, then the original invoices must be sent directly to the addresses specified in each applicable Local Agreement.

3.9	All invoices shall be submitted in a form specified by the Customer and shall:

3.9.1	specify the period to which the invoice relates;

3.9.2	separately itemise and specify each of the Charges and the associated Service to which the invoice relates;

3.9.3	separately itemise any expense or taxes said to be payable by the Customer;

3.9.4
separately itemise any Service Credits applied pursuant to Schedule 3 (Service Levels and Service Credits), Liquidated Damages payable pursuant to Schedule 8 (Transition and Transformation) or other deductions applied to the Charges;

3.9.5	specify the Service Provider's VAT code;

3.9.6	contains any other information reasonably required by Customer, from time to time; and

3.9.7	contain Customer's required purchase order number or contract ID as confirmed by Customer to the Service Provider from time to time.

3.10
The Service Provider shall in respect of each monthly invoicing run provide to the Customer a break‑down of the total amount of invoiced Charges arising during that month pursuant to this Agreement setting out the matters referenced in paragraph 3.9 together with the calculations used to reach the amount of Charges that are being invoiced and a break down as to which Customer Affiliate has been invoiced for the same so as to demonstrate the amount of the Charges attributable to Services consumed by each Service Tower in respect of each Affiliate invoiced.

3.11
It is acknowledged that, during the Term, the Customer may implement changes to its purchase order and invoicing process, including without limitation, the introduction of an e‑portal for invoicing. The Service Provider shall comply with any such changes in accordance with the Contract Change Control Procedure as required by the Customer.

3.12
All Charges shall be expressed, invoiced and payable in US Dollars except to the extent otherwise agreed by the Parties. Any and all fluctuations or changes in any exchange rates shall be at the risk of the Service Provider and shall not be passed on to Customer in any form.

3.13
An invoice shall not be valid (and the associated payment obligation shall therefore become null and void) if it is raised more than one hundred and twenty (120) days after the end of the month in which such Services were performed or the relevant Milestone met and if such happens the Service Provider shall have waived its rights to be paid for such Services.

4.	INDEXATION

4.1	On:

4.1.1	1 July 2019, in respect of: (i) the FTE Rates and (ii) the New Services Rate Card; and
each subsequent anniversary thereafter ("Indexation Date"), the Service Provider may perform an indexation review in accordance with this paragraph 4.

4.2	Unless otherwise agreed in writing between the Parties but subject to paragraphs 4.3 and 4.4 below:

4.2.1
the Indian FTE Rate shall be adjusted by the annual percentage change in the Consumer Prices Index published by the Reserve Bank of India in the month prior to the Indexation Date, up to a maximum of five per cent (5%);

4.2.2
the Charges payable for UK Onshore Support shall be adjusted by the annual percentage change in the UK Consumer Prices Index published by the UK Office for National Statistics in the month prior to the Indexation Date, up to a maximum increase of two and a half per cent (2.5%); and

4.2.3
the Charges payable for US Onshore Support shall be adjusted by the annual percentage change in the US Consumer Prices Index published by the US Federal Reserve in the month prior to the Indexation Date, up to a maximum increase of two and a half per cent (2.5%);

4.2.4	to the extent other onshore resources are deployed in Bermuda or other Customer Locations, the Parties shall agree an applicable index but agree that save to the extent the Service Provider can demonstrate that circumstances require a different cap, any such indexation shall be capped at two and a half per cent (2.5%);

4.2.5
the offshore element(s) of the New Services Rate Card shall be adjusted by the same percentage as the Indian FTE Rate card (as set out in paragraph 4.2.1 above) and the onshore element(s) of the New Services Rate Card shall be adjusted by the same percentage as set out in paragraphs 4.2.2 and 4.2.3 above depending upon whether they are US or UK based.

(each, an "Applicable Increase").

4.3
The Service Provider shall confirm the results of the indexation review to the Customer by no later than the Indexation Date and meet with the Customer to discuss the results generated by paragraph 4.2 and the outcome of the indexation review, to allow the Customer to validate the calculations performed by the Service Provider and agree with the Customer the Applicable Increase(s) (if any).

4.4
Once the Applicable Increase(s) is calculated and determined pursuant to paragraphs 4.2 and 4.3, the Service Provider may apply such Applicable Increase(s) to the relevant Rate Cards so as to adjust the Charges payable from the Indexation Date in respect of Services provided after the Indexation Date.

5.	TRANSITION CHARGES

5.1
The Transition Charges are, subject to paragraph 5.3, fixed for the delivery of Transition regardless of the actual effort undertaken. Accordingly, whilst the Price Book (Appendix 10-A) contains a 'Transition Charges' table this is contained for information purposes only and does not affect the payment profile against Milestones, or the payment in respect of expenses, as set out below.

5.2	[***]
Subject to the application of paragraph 5.3 below, the Transition Charges applicable are as set out in the tables below:
[***]

5.3
The Rates applicable to Transition are set out in the ‘Transition Rate Card’ in Appendix 10-A of this Schedule (10) and Charges for process training, parallel run cost/ramp-up, IT set-up and middle office resources are set out in the ‘Transition Forecast’ table in Appendix 10-A to this Schedule.

5.4	The Milestones for payment of Transition Charges are as follows (and such Milestones are described further in the Transition Plan in Appendix 1 to Schedule 8 (Transition and Transformation):

Key Milestone	Description	Liquidated Damages
Key Milestone 1	Completion of Detailed Design Phase
Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the Applicable Transition Charge as identified as per detailed Transition Charges stated in Appendix 10-A.

Key Milestone 2	Completion of Process Training Phase	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the Applicable Transition Charge
Key Milestone 3	Completion of Parallel Run subject to business acceptance in accordance with clause 6 of the MSA.)	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the Applicable Transition Charge
Holdback made pursuant to clause 10.2 (Holdback) payable three months after the completion Parallel Run and Acceptance	Ten per cent 10% of each milestone above
If Key Milestones 1 and/or 2 are missed but Milestone 3 is completed any LD in respect of Key Milestone 1 or 2 shall be repaid to the Service Provider as at the time of payment for completion of Key Milestone 3.

5.5
Expenses will be billed on actuals at the end of each Key Milestone up to the capped amounts as per the ‘Transition T&E’ table of the Price Book in Appendix 10-A, unless otherwise agreed in writing between the Parties. Per diem expenses applicable to the Landed Resource on an average of all Landed Resources will be a fixed amount of eighty five US dollars $85 covering any and all expenses (including travel costs and expenses but excluding international flights and accommodation for Landed Resource) and shall be chargeable on the same basis as all other expenses.

5.6
If the Service Provider fails to achieve approval of a Key Milestone for Transition Services in respect of which Liquidated Damages are payable by its Milestone Date, the Service Provider shall be liable to pay Liquidated Damages in accordance with clause 10.1 (Liquidated Damages) of the Agreement and paragraph 5.4 above.

5.7
Without prejudice to the application of paragraph 5.6, in the event that approval of a Milestone for any aspect of Transition does not occur on the relevant Milestone Date, any costs incurred by the Service Provider, including costs incurred by the Service Provider associated with extending the duration of the Ramp-Up Period, shall be borne by the Service Provider and the Transition Charges shall not be increased.

5.8
For the avoidance of doubt, the Transition Charges include the provision by the Service Provider of the change management services set out in paragraph 1 of Part A of Appendix 1 to Schedule 8 (Transition and Transformation) and more particularly described in the document titled “Aspen RFS – Genpact Transition and Transformation Plan” dated 15 March 2018 as produced by the Service Provider and as amended by agreement from time to time.

6.	DISCOUNT

6.1
In addition to and without prejudice to the volume discounts referenced in paragraph 18 below, the Service Provider will give a one-time discount as ‘deal bonus’ on the FTE Run Services Charges amounting to two and a half million US dollars ($2.5 million) which shall be payable by way of funds transfer to an Aspen nominated bank account on or before the 30th June 2018 in consideration of the award of this contract.

6.2	Accordingly whilst the Charges shall be calculated as set out in the remainder of this Schedule 10 (Charges & Invoicing), they shall in fact be subject to paragraph 6.1 above.

7.	FTE RUN SERVICES CHARGES

7.1	The FTE Run Services Charges are payable (and the provisions of this paragraph 7 are applicable):

7.1.1	in respect of the Services set out in Schedule 2 (Service Tower Specification), and

7.1.2
from approval by the Customer of the Transition Milestone in relation to the provision of the relevant type and scale of Services in respect of the Service Towers that have in respect of which such Milestone has been approved.

7.2	The FTE Run Services Charges are calculated on a P x Q basis, where:
P = the applicable FTE Rate; and
Q = the number of FTE that is the applicable number of FTE as determined pursuant to paragraph 7.4 below.

7.3	The applicable FTE Run Service Charges are set out in the ‘FTE Run Service Charges’ table of the Price Book set out in Appendix 10-A of this Schedule (10).

7.4	The Rates applicable to the FTE Run Service Charges are set out in the ‘Offshore Rate Card’ in the Price Book set out in Appendix 10-A of this Schedule (10).

7.5	The FTEs for which the Service Provider may charge shall be determined by:

7.5.1	the application of paragraph 8 below;

7.5.2
the application of Underwritten Benefits, including the productivity improvements agreed to be delivered by the Service Provider as part of Transition, for Committed Transformation Projects and any Future Transformation Projects and as set out in the Price Book or otherwise agreed between the Parties (it being agreed that pursuant to clause 5.3.3 of the Agreement, any delay in Transition or Committed Transformation Projects shall not entitle the Service Provider to delay the application of the Underwritten Benefits); and/or

7.5.3	as otherwise agreed pursuant to the Contract Change Control Procedure.

7.6	Individuals constituting the chargeable FTEs shall not provide services to any other of the Service Provider's clients, for so long as they are chargeable FTEs.

7.7	It is expressly agreed that the Service Provider must provide such number of FTEs and resources as are necessary to provide the Services to handle the volumes forecasted.

7.8
The Service Provider will provide such information regarding the number and grades of FTE utilised in the provision of the Services, and associated spans of control and seniority mix(es), as reasonably requested by the Customer. In this respect, the Service Provider shall ensure, and the FTE Run Services Charges include payment for, the provision of the following resource in relation to management and oversight in relation to the FTE Run Services Charges:

Staff Roles	Staff Ratio
Head to staff	1:[***]
Manager to staff	1:[***]
Supervisor to Staff	1:[***]

7.9
The rates in the ‘Offshore Rate Card’ from which the FTE Run Service Charges are calculated are all fully loaded fees and shall, for the avoidance of doubt and without limitation, include the following in respect of which no additional Charges shall be chargeable:

7.9.1
an FTE Working Day of no less than eight (8) Working Hours for Onshore Personnel and Landed Resource and nine (9) Working Hours for Offshore Personnel, in each case inclusive of contractual breaks. For avoidance of doubt, the Service Provider's standard ‘available production hours’ (i.e. excluding any vacation, holidays, weekends and contractual breaks) are 1,776 for India.

7.9.2
all remuneration for all Service Provider Personnel (including basic salaries, bonuses and marked allowances and other staff benefits such as healthcare) and all national insurance (or equivalent) and pensions contributions;

7.9.3	all costs of staff training (in terms of time, materials and overheads);

7.9.4
subsistence, travel, accommodation and expenses for all Service Provider Personnel (other than Landed Resources and any Service Provider resource travelling, at the Customer's request, from their usual working location in respect of which clause 22.6 (Expenses) shall apply);

7.9.5	direct management and supervision overheads; and

7.9.6	all Service Provider premises and desk‑top technology

7.10
The Transition Charges include the charges relating to extra buffer resources of [***] per cent ([***]%) (the "Transition Buffer") and the Buffer represents actual FTE capable of performing the Transition Services.

7.11
The FTE Run Services Charges include the charges relating to extra buffer resources of [***] per cent ([***]%) (the "FTE Run Buffer") and the Buffer represents actual FTE capable of performing the Services.

7.12
Without prejudice to the generality of its obligation to manage the performance of the Services efficiently set out in the Agreement, the Service Provider shall monitor the number of FTEs during the term and ensure that its level of FTEs is optimised so as to achieve the maximum efficiency and productivity, such that the level of FTE supplied by the Service Provider is no higher than as required in order to provide the Services in accordance with Agreement, making use of cross skilling and flexibility, as well as active demand management.

7.13
It is acknowledged and agreed by the Parties that the Customer may, during the Term, require that the FTE Run Services Charges are converted from the mechanism set out herein, to an output/transaction based model. With effect from the commencement of Ramp-Up in relation to the first Transition Wave in accordance with the Transition Plan, the Service Provider shall record the daily volume of each type of work items and activities processed by it as part of the Services and provide a report on such volumes to the Customer on a monthly basis. Upon receipt of written request from the Customer, the Service Provider shall prepare and submit to the Customer a written, detailed proposal for the implementation of an output/transaction based model in relation to the FTE Run Services Charges which includes details of how it has been prepared by reference to the reported volumes and illustration and a confirmation that, on a like for like basis considering all associated costs and benefits, the output/transaction based model will not be more expensive for the Customer. The Customer may then consider and discuss such proposal with the Service Provider and, if required by the Customer the basis for the calculation of the FTE Run Services Charges shall be updated in accordance with the Contract Change Control Procedure.

8.	FORECASTING

8.1
The Service Provider is responsible for sufficiently understanding the Customer's business and the market in which the Customer operates so as to ensure that it appropriately manages the FTEs so that it has a sufficient number of FTEs, in accordance with this paragraph 8, to enable it to meet demand for the Services.

8.2
On a monthly basis, the Service Provider will, taking into account any matters notified to it by the Customer (and in this regard the Service Provider will not be expected to cater for events of which it could not reasonably have been aware), inform the Customer of the expected number of work items in comparison to the Baseline Volume, together with any reasons for the deviation to the Baseline Volume over the coming twelve (12) months (the "Forecast Volumes").

8.3
The parties will meet at the Finance Contract, Billing and Commercial Meeting to discuss such Forecast Volumes together with the perceived reasons giving rise to such Forecast Volumes, including such relevant factors as seasonality, performance and any other relevant issues, and in doing so shall agree whether any increase to the FTE is required.

8.4
The Forecast Volumes approved by the Customer shall, for the first three (3) months from the date that is five (5) days after the date of the Customer's approval, be considered as fixed volume (the "Firm Forecast") and the forecasts for remaining nine (9) months shall be provided for information purposes only. For purposes of clarification and as an example: On 20th of March 2018 the Customer approves a Firm Forecast following which the Forecast Volumes for the period from 25 March 2018 to 24 June 2018 would be considered the Firm Forecast. Likewise if on 21 April 2018 Customer approves the next Firm Forecast, then the volumes from 26 April 2018 to 25 July 2018 would be the next Firm Forecast (and the period of overlap with the previous Firm Forecast would not change and thus there would be no requirement to change FTE numbers until 25 June 2018.).

8.5
Under no circumstances will there be an increase to the FTE based Charges where and to the extent that the increased Forecast Volume results from a delay in the Service Provider implementing any Transformation Projects or through any default on the part of the Service Provider. Accordingly, the Service Provider agrees that if, in order to meet the Performance Standards it must deploy additional resources then it shall do so at its own expense until it has addressed the underlying cause by implementing a Transition Project or otherwise addressing the root cause of its inability to otherwise meet the Performance Standards.

8.6
When a Firm Forecast is less than the Baseline Volume, the Customer shall be charged for only the FTE required to provide the Services in accordance with the Firm Forecast, save where the Customer requires the Service Provider to maintain FTE levels at the Baseline Volume (notwithstanding the lower Firm Forecast). In such an event the Service Provider shall be entitled to charge for the number of FTEs specified by the Customer. Where the Customer is charged for FTE in excess of those required to deliver the Firm Forecast, the Customer shall be entitled to direct such excess FTE to provide such other services and participate in other activities (in all cases associated with the Services) as the Customer requires and the Service Provider shall ensure that the relevant FTE fulfil these requirements.

8.7	When a Firm Forecast indicates a volume in excess of the Baseline Volume, the following provisions shall apply:

8.7.1
there shall be no automatic increases to FTEs where the Firm Forecast does not exceed [***] per cent ([***]%) of the Baseline Volume but the Customer and the Service Provider shall discuss whether increases in the FTEs should be effected, and the Service Provider shall be required to provide the Services in respect of such Firm Forecast volume in accordance with the terms of the Agreement, including the Service Levels;

8.7.2
where the Firm Forecast exceeds [***] per cent ([***]%) of the Baseline Volume, the Customer will notify the Service Provider whether it wishes in respect of the volume over and above [***] per cent ([***]%) of the Baseline Volume (with the volume up to and including [***] per cent ([***]%) being dealt with pursuant to paragraph 8.7.1 above) the Service Provider to (and where notified, the Service Provider shall, subject to compliance with applicable local employment legislation relating to overtime levels):

(i)	handle the excess volumes on a best efforts basis in which case the Service Levels relating to timeliness applicable to the excess volume shall not apply;

(ii)
provide additional resource to handle the excess volumes, in which case the Service Provider shall provide the Services in respect of all volumes in accordance with the terms of the Agreement, including all Service Levels and in return for which the Customer shall pay Additional Charges, as calculated pursuant to paragraph 9 below; and/or

(iii)
subject to paragraph 8.7.3 below, provide additional FTEs on a permanent basis to handle the excess volume in which case the Service Provider shall (no later than the timescales set out in paragraph 8.7.3) provide the Services in respect of all volumes in accordance with the terms of the Agreement, including all Service Levels;

8.7.3	If the Customer requires additional FTE as a result of the forecasting exercise, then:

(i)
For 30 or fewer FTEs, the Service Provider shall implement such change so that the FTEs are fully trained and capable of providing the Services in accordance with the terms of the Agreement as soon as possible but no later than two (2) months from the notice of such request;

(ii)
for the number of FTEs in excess of 30 but no more than 125, the Service Provider shall implement such change so that the FTEs are fully trained and capable of providing the Services in accordance with the terms of the Agreement as soon as possible but no later than three (3) months from the notice of such request;

(iii)	for 125 or more FTEs, the Service Provider shall implement such change so that the FTEs are fully trained and capable of providing the Services in accordance with the terms of the Agreement as soon as possible but no later than four (4) months from the notice of such request; and

(iv)
in all cases the required number shall be reflective of the already achieved productivity savings, and shall from the point of deployment be subject to the same month on month percentage reduction as can be derived from the FTE Walk.

8.7.4
Where additional FTE are added or removed in response to a Firm Forecast, the Baseline Volume shall be adjusted accordingly from: (i) in the case of any decrease or an increase to which paragraph 8.7.3 does not apply, the time the reduction resulting from the Firm Forecast takes effect; or (ii) in the case of an increase to which paragraph 8.7.3 does apply, the time the additional FTE are to be available in accordance with paragraph 8.7.3). The change to the number of FTE is ascertained by calculating the additional resource demand by multiplying the activities by their average handling time, assessed by reference to the relevant production hours.

8.8
For clarity, where the Firm Forecast contains volumes that are not addressed via paragraph 8.7, the Service Provider will always be required to provide the Services in respect of the actual volume of work items in the next month or as soon as practicable (and such volumes shall be taken into account when assessing the actual volumes in the relevant month in which it is handled) albeit that the Customer acknowledges the Service Provider's ability to provide the Services in respect of such volume to the Service Levels within the month in which the volumes arise is subject to paragraph 8.7 above.

8.9
Notwithstanding the above, where as a result of the Firm Forecast, the Customer requires the Service Provider to deploy additional FTE, the Service Provider shall be entitled to charge the applicable FTE Rate for such additional FTEs during the required training period (as such period is set out in Schedule 8 (Transition and Transformation), such rates (insofar as they apply to FTE charged at an Indian FTE Rate) discounted by [***] per cent ([***]%). For the avoidance of doubt the Service Provider shall not be entitled to charge for training time where the Service Provider is training Personnel to replace or back fill attrition.

9.	UN-FORECAST EXCESS VOLUMES IN A MONTH

9.1	If during any month the actual volume of work items the Customer requires the Service Provider to process is likely to exceed the Firm Forecast within that month, the following provisions shall apply:

9.1.1	the Service Provider shall immediately notify the Customer on becoming aware that the actual volume is likely to exceed the Firm Forecast (for that month);

9.1.2
where the actual volume is no more than [***] per cent ([***]%) of the Baseline Volume (as adjusted pursuant to paragraph 8.7.4), the Service Provider shall process the volumes within the Service Levels and at no extra charge to the Customer;

9.1.3
where the actual volume is more than [***] per cent ([***]%) of the Baseline Volume (as adjusted pursuant to paragraph 8.7.4), the Customer will notify the Service Provider whether it wishes the Service Provider to (and where notified, the Service Provider shall):

(i)	prioritise certain tasks so as to ensure that these identified tasks are handled in accordance with the Service Levels at no extra charge to the Customer;

(ii)
handle the excess volumes on a best efforts basis (by for example cancelling leave or re‑organising its work force) in which case the Service Levels relating to timeliness applicable to the excess volume shall not apply and the excess volume shall form part of the volume to be processed in the immediately following month; and/or

(iii)
provide additional resource (on an Additional Charges basis) to handle the excess volumes (subject to compliance with applicable local employment legislation relating to overtime levels), in which case the Service Provider shall provide the Services in respect of all volumes in accordance with the terms of the Agreement, including all Service Levels (save for those that the Service Provider cannot reasonably continue to meet through the use of the relevant additional resource) and in return for which the Customer shall pay Additional Charges, as calculated pursuant to paragraph 10 below.

9.2
Where actual volumes exceed the Firm Forecast or Baseline Volume for three (3) consecutive months, the parties shall meet to discuss whether the Baseline Volume should be adjusted. Any adjustments must be agreed in writing.

10.	ADDITIONAL CHARGES

10.1
Where the Customer agrees to engage the existing resource pursuant to paragraph 8.7.2(i) additional Charges shall be calculated using the ‘Offshore Rate Card’ rates multiplied by [***] pro‑rated in respect of an actual number of additional hours worked by such existing resource ("Additional Charges").

10.2
For clarity, Additional Charges apply only to Services provided from the Service Provider's Service Delivery Centre in India that are charged via the FTE based Run Services Charges using the Indian FTE Rates and Additional Charges shall only apply in respect of personnel performing tasks outside of the Working Hours described in paragraph 7.9.1.

10.3	Only Additional Charges pre‑approved in writing by the Customer shall be payable by the Customer.

10.4
In respect of Lean Six Sigma, the Service Provider shall use Onshore Personnel wherever possible and the Service Provider shall not book travel and living expenses for Offshore Personnel without the Customer’s prior approval.

11.	OVERHEAD CHARGES

11.1
The overhead Charges are set out in the Price Book (Appendix 10-A) in the table titled 'Overhead Charges' (the "Overhead Charges"). The 'Technology Data Connectivity' elements of the Overhead Charges are chargeable to the Customer on a pass-through basis on the actual costs to the Service Provider provided that any increases to the amounts set out in 'Overhead Charges' table in the Price Book that the Service Provider believes should be payable by the Customer shall be subject to the Change Control Procedure.

11.2
The Service Provider acknowledges and accepts that the Overhead Charges will not increase according to volume of Services provided for any other reason, except as may be agreed in writing between the Parties pursuant to the Contract Change Control Procedure.

12.	COMMITTED TRANSFORMATION CHARGES

12.1
The Transformation Charges are fixed for the delivery of the Committed Transformation regardless of the actual effort undertaken. Accordingly, whilst the Price Book (Appendix 10-A) contains a 'Committed Transformation' table this is contained for information purposes only and does not affect the payment profile against Milestones as set out in paragraph 12.5 below.

12.2	The Transformation Charges applicable to each Committed Transformation Project and those currently identified potential Future Transformation Projects are as set out in the tables below:
[***]

12.3
The recurring charges for Transformation Projects are laid down in the ‘Overhead Charges’ tab of the Price Book in Appendix 10-A as ‘Transformation Investment’. The implementation charges for RPA for Transformation Projects are laid down in the ‘RPA Transformation Payment Table’ within the ‘Committed Transformation’ tab of Appendix 10-A to this Schedule (10).

12.4
If the Service Provider fails to achieve approval of a Key Milestone for a Transformation Project for which Liquidated Damages apply by its Milestone Date, the Service Provider shall be liable for Liquidated Damages in accordance with clause 10 and paragraph 12.5 below and the Transformation Charges shall be reduced accordingly.

12.5	Each of the Transformation Charges may be invoiced in the following proportions upon approval by the Customer of the relevant Transformation Milestone:
[***]

No.	Key Milestone	Proportion of Transformation Charges	Liquidated Damages
1	Initiation (start date for Detailed Design Phase)	*%	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the applicable Transformation Charges
2	Plan and Design (end date for Detailed Design Phase)	*%	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the applicable Transformation Charges
3	Build and Test (end date for Build and Test Phase)	*%	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the applicable Transformation Charges
4	“Go Live” (Service Commencement Date)	*%	Liquidated Damages payable for failure to meet the applicable Key Milestone Date shall equal [***] per cent ([***]%) of the applicable Transformation Charges
5	Holdback made pursuant to clause 10.2 (Holdback) payable six (6) months after the Service Commencement Date	*%
If any of Key Milestones 1 - 3 are missed but Milestone 4 is completed any LD in respect of Key Milestone 1 to 3 shall be repaid to the Service Provider as at the time of payment for completion of Key Milestone 5.

12.6
In relation to each Transformation Project, the Service Provider has provided an underwritten commercial benefit relating to FTEs (‘Underwritten FTE Benefit’) which shall be applied in accordance with Appendix 10-B of this Schedule (10).

12.7	The method for calculation for the FTE Underwritten Benefits are set out in Appendix 10-B of this Schedule (10)

12.8
Expenses for each Transformation Project are included in the Committed Transformation Charges set out in paragraph 12.2 above and in the ‘Committed Transformation’ tab of the Price Book and shall be charged on actuals. Per diem expenses applicable to the Landed Resource on an average of all Landed Resources will be a fixed amount of eighty five US dollars ($85) covering any and all expenses (including travel costs and expenses but excluding international flights and accommodation for Landed Resource) and shall be chargeable on the same basis as all other expenses.

13.	COMMITTED TRANSFORMATION NON-FTE BENEFITS

13.1
In relation to each Transformation Project, the Service Provider has committed to delivering an underwritten commercial benefit through improved business analytics FTEs (“Committed Non-FTE Benefits”) which shall be applied in accordance with Appendix 10-C and the table titled ‘Committed Non-FTE Benefits’ in the Price Book as set out in Appendix 10-A of this Schedule (10).

13.2	The Charges payable for the delivery of the Committed Non-FTE Benefits are those set out in Appendix 10-A under the table ‘Committed Non-FTE Benefits’.

13.3	The relevant Charges may be invoiced in the proportions as set out in the above table in paragraph 12.5 upon approval by the Customer of the relevant Transformation Milestone.

14.	OPTIONAL TRANSFORMATION BENEFITS

14.1
In addition to the Committed FTE and Non-FTE Benefits there are optional benefits available to the Customer at its sole discretion (the “Optional Transformation Benefits”) such benefits being set out the table ‘Optional Transformation’ table of the Price Book in Appendix 10-A to this Schedule (10)

14.2
If required by the Customer upon giving 30 day’s written notice to the Service Provider, the Service Provider shall perform any actions as set out in ‘Optional Transformation Benefits’ table of the Price Book (Appendix 10-A) in accordance with that notice, and the applicable Charges shall apply.

14.3	For each of the Charges payable the Parties shall agree the applicable Milestones and agree a payment structure in line with the proportions set out in paragraph 12.4 above.

14.4
In the event that the Service Provider is unable to provide the committed benefits set out in ‘Optional Transformation’ table of the Price Book (Appendix 10-A), the Service Provider’s fee related to the project on Optional Transformation Benefits shall be reduced in the proportion that the Optional Transformation Benefits has not been delivered.

15.	EXPENSES

15.1	The Service Provider and the Customer shall agree in advance and in writing the situations in which the Customer will reimburse the Service Provider for a particular expense.

16.	GAINSHARE

16.1
The Parties agree that they may mutually benefit from savings delivered through distinct projects or programmes delivered by the Service Provider or the Customer in connection with the Services and designed to deliver Business Impact ("Business Impact Initiatives"). For the avoidance of doubt, the Committed Transformation projects shall not be capable of being Business Impact Initiatives pursuant to this paragraph.

16.2
All Business Impact Initiatives shall be considered at the Planning, Programme and Transformation Committee meeting. The Service Provider may present high level concepts for its ideas and suggested means of achieving Business Impacts at the Planning, Programme and Transformation Committee meetings. The Planning, Programme and Transformation Committee shall then jointly identify the ideas which shall be developed and formally proposed as "Gainshare Initiatives". No idea shall be considered to be a Gainshare Initiative until it has been approved by the Planning, Programme and Transformation Committee in accordance with this paragraph 16.2.

16.3
The approval of all Business Impact Initiatives will be provided by the Finance, Contract Billing and Commercial meeting (which shall review recommendations made to it by the Planning, Programme and Transformation Committee meetings) and, once approved for taking forward, a Business Impact Initiative shall be considered a Gainshare Initiative.

16.4	For a project to qualify to be considered as a Business Impact Initiative, the services provided by the relevant project or programme and outlined in the Business Impact Initiative must:

16.4.1	represent a clearly‑defined financial benefit to the Customer; and

16.4.2	be jointly agreed in terms of scope, cost, Service Provider share and timing in writing between the Customer and the Service Provider (such agreement not to be unreasonably withheld or delayed).
For the avoidance of doubt the Customer shall not be obliged to accept any Business Impact Initiatives proposed by the Service Provider. If the Customer rejects a Business Impact Initiative proposed by the Service Provider, nothing in this Agreement shall prevent the Customer from making modification to its operations (including how it receives the Services) which are materially similar to or the same as the rejected Business Impact Initiative, provided that the Customer can reasonably demonstrate that it has already initiated the same or similar initiative or is in discussion with another party to do the same.

16.5	Once both parties have jointly decided to consider a Gainshare Initiative, the Service Provider will submit a proposal to the Customer at no cost to the Customer, including the following:

16.5.1	a full and detailed description of the specific situation, challenges and proposed improvements;

16.5.2	the cost, expected Business Impact and other non‑financial benefits;

16.5.3
an implementation plan setting out when the Gainshare Initiative implementation project would start, when it would complete, and how and when it would deliver benefits to the Customer including how the benefits will be measured;

16.5.4
any investments required from the Customer and/or the Service Provider to capture and sustain the Business impact over time. This would include whether the Gainshare Initiative involves a third party (and if so, details of whom between the Customer and the Service Provider is responsible for invoicing and collecting Charges from such third party);

16.5.5	the proposed criteria for determining Gainshare initiative success;

16.5.6	the treatment of any investment costs suffered by either the Customer or the Service Provider and their recovery;

16.5.7	percentage of Service Provider share available to the Service Provider (save that where a Gainshare Initiative is to be treated as an Innovation Project/Initiative, paragraph 17.3 will apply); and

16.5.8	an upper limit on Service Provider share accruing from the Business Impact project.

16.6
The Parties shall discuss and agree on each proposal submitted in accordance with the Change Control Procedure. Upon agreeing a proposal in accordance with this paragraph, it shall constitute a "Gainshare Project" and shall be implemented in accordance with its terms.

17.	INNOVATION POOL

17.1	The Service Provider has agreed to establish an ‘Innovation Pool’, to initially be funded at a limit of $[***].

17.2
Attendees of the Finance, Contract, Billing and Commercial Meeting held pursuant to Schedule 12 (Governance and Service Management) shall, periodically, decide which Gainshare Initiatives the Innovation Pool will be used for (each to then be treated as an "Innovation Project/Initiative").

17.3	The proceeds from each Innovation Project/Initiative shall be treated as follows:

17.3.1	the Innovation Project/Initiative will be fully funded by the Innovation Pool; and

17.3.2
upon implementation, the benefits delivered by the project will be apportioned to a) replenish the implementation costs back to the Innovation Pool; b) any additional benefits will be split [***] between the Service Provider and the Customer for the first full 2 years (24 months) of the project implementation date, and c) any benefits delivered beyond the initial 2 years will be fully realisable to the Customer.

18.	VOLUME DISCOUNT

18.1
In addition to the discount referred to at paragraph 6 above, the following discounts shall be applied to the corresponding level of Charges invoiced to the Customer under or in relation to this Agreement in a particular year (which for these purposes shall be a twelve (12) month period from the Commencement Date or an anniversary thereof other than the [***] per cent ([***]%) discount for $6 million to $9.99 million, for which the particular year shall be a thirty-six (36) month period from the Commencement Date and each twelve (12) month period thereafter), excluding for these purposes any value added or similar taxes, any reimbursed travel and expenses, the Overhead Charges and Charges that does not relate to a business process outsourcing Services (for clarity, project related charges are excluded). The discounts within the table below apply to the spend within each tier. The discount will be applied to the final invoice in the year to which the calculation relates.

Annual Service Charges Tier (USD/$ )	Tier Discount Percentage
Up to $6million	[***]%
over $6m and upto $9.99m	[***]%
Over $10m and upto $14.99m-	[***]%
Over $15m	[***]%

19.	NEW SERVICES RATE CARD

19.1	Where the Customer requires additional services that are within the scope of the Services, the parties will use the appropriate Rate Card from the Price Book in Appendix 10-A.

19.2
The Service Provider shall ensure that it deploys any appropriate spare capacity from the Service delivery teams before utilising additional FTEs to provide additional services, provided that such deployment does not adversely impact its ability to meet the Service Levels or the Firm Forecast.

19.3
The rates set out in paragraph 19.1 above are the rates chargeable by the Service Provider in relation to the professional day, such that the amount charged will be reduced on a pro‑rated basis if the relevant Personnel member does not work the full day.

19.4
When calculating Charges pursuant to the rates, the Service Provider will ensure that it deploys the most appropriate resource to the required tasks and will, in any event, agree the grades of Personnel to be used to perform the Services with Customer.

20.	BUSINESS CONTINUITY AND DISASTER RECOVERY

20.1
Pursuant to clause 19 (Disaster Recovery) the Service Provider will provide its standard level of business continuity and disaster protection that it maintains at its service locations (‘BCDR”) covering the scope of Services delivered via the Service Provider Service Locations.

20.2	The Charges for Service Provider’s standard BCDR are included with the FTE Run Service Charges as set out in paragraph 7 above and the Price Book set out in Appendix 10-A below.

20.3
The Charges for BCDR testing, which shall be no less frequent than that stated in paragraph 3 of Schedule 16 (Business Continuity and DR Plan) are included in the Charges as set out in paragraph 7 above and the Price Book set out in Appendix 10-A below. Should the Customer elect to reserve Shared and/or Dedicated Seats the Charges for testing of the same are included in the rates set out in paragraph 20.8 below.

20.4
The Business Continuity Plan is the Service Provider’s disaster recovery offering and the Service Provider shall develop the Business Continuity Plan in accordance with the minimum requirements as set out in Schedule 16 (Business Continuity and DR Plan) which shall at least reflect the Service Provider’s standard BCDR protection, at such charges as is agreed between the Parties pursuant to paragraph 2.1 of Schedule 16,

20.5
In addition, on prior written notice in accordance with paragraph 20.8, the Service Provider will provide optional enhanced operational business continuity/disaster recovery services consisting of “Dedicated” and/or “Shared” seats (as further described below) that are available to the Customer at its sole discretion.

20.5.1
A Dedicated Seat is reserved solely for the use of the Customer dedicated FTEs engaged in delivering the Services to the Customer from time to time in the event the Business Continuity Plan is invoked on the occurrence of a Disaster. Dedicated Seats located at the Service Provider’s Service Location in Noida, India shall have a Return to Operation (“RTO”) time of four (4) hours from the time the Business Continuity Plan is invoked. The RTO time for Dedicated Seats located at Service Locations outside of the National Capital Region shall be within an agreed range of four (4) to eight (8) hours from the time the Business Continuity Plan is invoked and the Parties shall agree the applicable RTO time as part of the Business Continuity Plan.

20.5.2
A Shared Seat may be allocated to third parties, other than the Customer, for the purposes of business continuity and disaster recovery. The Service Provider shall not operate the Shared Seats in a manner that materially undermines the Customer’s ability to utilise its agreed Shared Seat allocation in the event the Business Continuity Plan is invoked. A Shared Seat shall have a Return to Operation time within an agreed range of four (4) to forty-eight (48) hours from the time the Business Continuity Plan is invoked and the Parties shall agree the applicable RTO time part of the Business Continuity Plan.

20.6
A Dedicated Seat consists of the office space configuration as is applicable to the Service Location that meets the agreed minimum specification as set out in Schedule 23 (IT Solution) of this Agreement and a Shared Seat shall be in a Service Provider office location fitted with, desk, chair, and connectivity to the Customer’s Systems.  The office space for Dedicated Seat shall be within a dedicated secure area and any Shared Seats shall be in a secure area within the relevant Service Location. Each Dedicated Seat must be available to the Customer dedicated FTEs for use twenty-four (24) hours per day, three hundred and sixty five (365) days per annum. Should the Customer invoke the Business Continuity Plan the relevant Dedicated Seats must be available to the Customer dedicated FTEs for as long as is necessary and be operated such that the Customer dedicated FTEs can utilize the seats in multiple shifts.

20.7
The additional costs (if any) of FTE’s making use of providing the Shared and Dedicated Seats in the event of a Disaster will be covered by the Service Provider’s ‘Business Interruption Insurance’ and no additional charges beyond the FTE Run Service Charges and the per-seat charges set out below will be payable by the Customer.

20.8
The rates payable per seat for Shared and Dedicated Seats are set out in the table below. The rates associated with the Shared and Dedicated Seats reserved for the Customer shall be pro-rated and invoiced on a monthly basis in arrears and the Customer shall have the right to reduce or increase the number of seats pursuant to Change Control Procedure in good faith with the intention that the increase and/or reduction will be implemented within thirty (30) days and in any event the increase and/or reduction will be implemented within no longer than ninety (90) days.

Seat	RTO	Rate Per Seat pa
Shared Seat	as per paragraph 20.5 above	$[***]
Dedicated Seat	as per paragraph 20.5 above	$[***]

21.	ENHANCED CHANGE MANAGEMENT SERVICES

21.1
The ‘Enhanced Change Management Services” as set out in Part E of Appendix 1 to Schedule 8 (Transition and Transformation) are optional services available to the Customer at its sole discretion upon furnishing the Service Provider with at least 20 calendar day’s written notice of its intention to take up the Enhanced Change Management Services.

21.2
The Charges payable for the Enhanced Change Management Services for one (1) FTE to be engaged until December 31, 2018 shall be agreed between the Parties should the Customer take up any Enhanced Change Management Services.

22.	SUBMISSION MANAGEMENT SERVICE

22.1
Indicative Charges for enhancements of the Ops Centre platform with additional functionality and application for the purposes of submission management, which the Parties may separately agree in writing is to be provided by the Service Provider to the Customer, are set out in Appendix 10-F of this Agreement.

23.	TERMINATION FEES – LIQUIDATED DAMAGES

23.1
Pursuant to clause 36.2 (Liquidated Damages for Early Termination) of the Agreement, where Customer terminates a Service Tower following the applicable Service Commencement Date the Customer shall pay the Liquidated Damages amount applicable to such Service Tower as set out in Appendix 10-E depending upon the month in which the notice of termination takes effect and the Services in question cease to be provided.

23.2	If the Customer terminates more than one Service Tower then the cumulative amount of Liquidated Damages for all such Service Towers shall be payable.

23.3
In addition and also pursuant to clause 36.2 (Liquidated Damages for Early Termination) of the Agreement, where the Customer terminates all of the Services whether for convenience or for cause or where the Service Provider terminates for the Customer’s breach pursuant to clause 36.7 (Service Provider Termination Rights) at any time following the payment of the amount referenced in paragraph 6 (Discount), the Customer shall pay the sum identified for the period in which termination takes place in the line item listed as ‘Unrecovered Discount (Deal Bonus)’ in Appendix 10-E below. Should only a partial termination take effect, this Liquidated Damages amount shall not be payable but the parties shall agree via the Contract Change Control Procedure how the remaining Charges are to be adjusted to reflect the impact of the reduction in Services and Charges on the deal bonus.

24.	TERMINATION ASSISTANCE CHARGES

24.1
Charges in respect of Termination Assistance (excluding Continuation Services which shall continue to be chargeable in accordance with this Schedule 10 (Charging & Invoicing) as applicable to the relevant scope of those Continuation Services) shall be payable by Customer in accordance with this paragraph 24.

24.2	The Charges payable for the provision of the Termination Assistance shall be limited to the actual, reasonable and demonstrable:

24.2.1
incremental project management and other costs associated with the provision of Termination Assistance calculated in accordance with the ‘Offshore Rate Card’ and/or the ‘New Services Rate Card’ as set out in the Price Book in Appendix 10-A of this Schedule (10) ; and

24.2.2
the additional costs incurred directly as a result of removing Service Provider Personnel from the provision of their day to day roles to participate in Termination Assistance, where such Termination Assistance cannot be accommodated alongside the provision of Continuation Services within their usual roles.

24.3	The Charges in respect of Termination Assistance may be invoiced by the Service Provider on completion of and in accordance with the Exit Milestones set out in the Exit Plan.

APPENDIX 10 ‑A
PRICE BOOK

APPENDIX 10-B
UNDERWRITTEN FTE BENEFITS

1.	Commitment to Underwritten FTE Benefit

1.1	The Service Provider commits to achieve the following financial benefits for the Customer (in each case subject to the remaining provisions of this Appendix):

1.1.1
in respect of the Customer's Onshore FTE: Transition and Transformation Projects which will improve the efficiency of the Customer's retained resources which will enable the Customer to release the number of FTEs set out in and in accordance with the timings set out in the Transition Plan and Committed Transformation Plan (the "Customer Onshore FTE Underwritten Benefits");

1.1.2
in respect of the Service Provider's Offshore FTE: transformation activities which will improve the efficiency of the Service Provider's Offshore FTEs, which will reduce the required number of FTEs in accordance with the FTE Walk (the "Offshore FTE Underwritten Benefits").

together, these are the "Underwritten FTE Benefits".

1.2
The method for ascertaining whether the Underwritten Benefits are achieved, the time by which the Underwritten Benefits are to be achieved and the immediate financial consequences if they are not achieved, are set out in paragraphs 2 to 3 of this Appendix. It is acknowledged and agreed that, in addition to the Underwritten Benefits, the Parties anticipate that there may be further benefits derived by Customer as a result of the Transition and Transformation of the Services and whilst it is acknowledged that these are not being financially underwritten by the Service Provider, this shall not prejudice the Service Provider's obligations to deliver the relevant Committed Transformation Projects in accordance with the terms of this Agreement. The Parties will work together in good faith to deliver the non-committed benefits identified by the Service Provider and as set out in Committed FTE benefit tab of Appendix 10-A (Price Book) (the "Non-Underwritten Benefits") in accordance with the principles set out in Appendix 10-C.

1.3
The monitoring of the achievement of the Underwritten Benefits and the Non-Underwritten Benefits shall be reported on by the Service Provider in the Finance, Contract, Billing and Commercial Meetings and the Planning, Program and Transformation Governance Committee Meetings. Unless otherwise specified herein, any matters to be discussed arising from this Appendix shall be discussed in the first instance by the Planning, Program and Transformation Governance Committee Meetings.

2.	Customer Onshore FTE Underwritten Benefits

2.1
Customer and the Service Provider will jointly conduct a baselining exercise to measure the volumes and Average Handling Times of a particular process, in collaboration with the relevant Customer business teams. The methodology for this measurement is set out in paragraphs 2.4 and 2.5 below. In no circumstances will the measurement methodology seek to undermine or change the level of the Underwritten Benefits, and the Parties agree it shall be used only to seek to determine the Average Handling Time and volumes of the particular tasks. Customer shall approve the Service Provider's plan for baselining the Average Handling Time in relation to each Committed Transformation Project, as a Transformation Deliverable of the start date of the Detailed Design Phase of the relevant Committed Transformation project. Any baselining exercise shall not impact on the ongoing performance of the Services and the Service Provider shall not interfere with or discuss the nature of the Committed Transformation Project with any Customer personnel unless agreed between the Parties in writing.

2.2
For the purposes of this Appendix, "Average Handling Time" or "AHT" is the average duration to process one transaction, measured from initiation to end of the transaction (including any ancillary tasks required for processing the transaction) as per defined Standard Operating Procedures. The purpose of this measurement exercise is to measure the Average Handling Time by Customer FTEs in relation to a particular process (i) before performance of the relevant Committed Transformation Project (as per Schedule 8 (Transition and Transformation) and (ii) after performance of a Committed Transformation Project (or a particular part of that Committed Transformation Project where applicable) and:

2.2.1
the pre-Committed Transformation Project measurement will take place on the dates and in relation to the scope identified and approved by Customer as part of the Technical Design Phase of the relevant Committed Transformation Project (or such other date(s) as the Parties may agree in writing at the time).

2.2.2
a post-Committed Transformation Project measurement will take place starting on the date following the Service Commencement Date applicable to that Committed Transformation Project, on the dates and in relation to the scope identified and approved by Customer as part of the Technical Design Phase of the relevant Committed Transformation Project (or as otherwise agreed by the Parties in writing at the time). Completion of the post-Committed Transformation project measurement will be a Transformation Deliverable of the 'Project Closure' Milestone for that Committed Transformation Project The performance of this exercise will not be determinative of Customer's Approval of the Deliverables associated with that Milestone and will be for the purposes of ascertaining the level of Customer Onshore FTE benefits only.

2.2.3
if the Committed Transformation Project is not approved by the applicable Service Commencement Date (or such other date as the parties may agree in writing at the time), then the provisions of this paragraph 2 shall continue to apply, save that, once Customer has approved the completion of the Service Commencement Date a further post-Committed Transformation Project measurement shall take place and if any additional capacity has been created since the measurement set out in paragraph 2.2.2, and the provisions of this paragraph 2 shall be followed in relation to that measurement, to determine whether any adjustment to the amounts calculated pursuant to paragraph 2.2.1 should be applied from the date of Approval of the completion of the Parallel Run Phase (but, for the avoidance of doubt, any such adjustment should not apply retrospectively to the period prior to that date).

2.3
The purpose of the Committed Transformation Project is to reduce the relevant Average Handling Time though delivering, for example, process efficiencies, tools, robotics and so forth. By reducing the Average Handling Time, fewer Customer Onshore FTE should be required to handle the same workload (both in terms of volume and complexity) as was taken into account in the pre Committed Transformation Project Average Handling Time measurement. Accordingly, the post-Committed Transformation Project measurement shall assess the Average Handling Time assuming the same workload as identified in the pre Committed Transformation Project Average Handling Time measurement (both in terms of volume and complexity). The achieved benefits will be the difference between the number of Customer Onshore FTE (theoretically) required based on the Average Handling Time post the Committed Transformation Project as compared to the Average Handling Time pre the Committed Transformation Project (such difference being the "Delivered Benefit").

2.4	A statistically valid and scientific approach shall be adopted to the measurement study in accordance with six sigma methodology, which entails:

2.4.1	a minimum sample size of an appropriate sample size of data points across product lines and sub-processes; and

2.4.2	30 days of daily volume and 3 months of monthly volume for volume study.

2.5	The Average Handling Time measurement exercises shall be performed in accordance with LEAN principles, including using the following approach as mentioned below:

2.5.1	DEFINE

•	Define the approach to should take time (i.e. the target handling time) and Average Handling Time study

•	By product and end to end value chain

•	30+ samples across product lines and value chain

•	Create a prioritisation strategy (80/20) to identify the high effort tasks and target adequate sample size thereby minimising the overall estimation error

2.5.2	MEASURE

•	Average Handling Time measurement using Epiplex tool and/or stop watch

•	Processing activity in a controlled environment

•	Volume analysis

2.5.3	ANALYSE

•	Special causation if any

•	Handoffs and reworks leading to additional should take time and volumes

•	Effort estimation basis volumes

2.5.4	FINDINGS AND ACCEPTANCE

•	Baseline performance standards – Resource/FTE requirements

•	Validation of Transformation benefits by Customer.

2.6
Customer shall sign off the post-Committed Transformation Project AHT as calculated by the above process and that shall be used to determine the Customer Onshore FTE capacity created as a result of the Committed Transformation Project and thus the Delivered Benefit. It is acknowledged and agreed that the Delivered Benefit will be measured based on the capacity created and not actual FTE released by Customer.

2.7
For the purposes of considering reductions to the Average Handling Time any reductions attributable to initiatives undertaken by Customer, a Customer Affiliate or a Third Party Service Provider shall be disregarded. However, where, Customer has asked another Service Provider to carry out such initiatives that are the same as the initiatives that the Service Provider is committed to provide as part of the Transformation, then the impact on the Service Provider's ability to achieve the Underwritten Benefits shall be discussed and agreed between the Parties in writing.

2.8
At the end of each Quarter, the Parties shall ascertain the Delivered Benefit achieved across each of the Committed Transformation Projects in respect of which the Service Commencement Date fell within that Quarter.

3.	Off Shore FTE Underwritten Benefits

3.1
If and to the extent that the Service Provider fails to achieve the relevant committed reduction in the required number of FTEs (by and in accordance with the Transition Plan and Transformation Plan and the FTE Walk), the relevant Underwritten Benefit shall nonetheless be delivered to Customer by the Service Provider only charging Customer as if the relevant committed FTE reduction had in fact been fully achieved (by and in accordance with the Transition Plan and Transformation Plan and the FTE Walk).

3.2
If and to the extent that the Service Provider exceeds the relevant committed reduction so as to reduce the actual number of FTEs required to provide the Services in respect of the same volumes as prior to the commencement of the relevant Committed Transformation Project in excess of the requirements of the Transition Plan and Transformation Plan and the FTE Walk) (such additionally unrequired FTE to be the "Excess FTE"), the Service Provider shall only charge Customer for the actual number of FTE that provide the Services

APPENDIX 10-C
COMMITTED NON-FTE BENEFITS

1.	Any assumptions supporting the delivery of Committed Non-FTE Benefits by the Service Provider will be validated during the Technical Design Phase.

2.	The costs of delivering the Non-FTE Committed Benefits will be capped at the amounts set out in the table titled ‘Committed Non-FTE Benefits’ in Appendix 10-A.

3.	The Parties shall agree during the Technical Design Phase the baseline for the current costs associated with each of the relevant business processes.

4.	The Service Provider shall propose during the Technical Design Phase the benchmark process to be adopted to measure the new costs for each of the relevant business processes.

5.	The Service Provider shall evidence to the satisfaction of the Customer at the end of each financial year that the Committed Non-FTE Benefit has been achieved.

6.
In the event that the Service Provider is unable to provide such evidence and/or there is a shortfall between the delivered benefit and the applicable Committed Non-FTE Benefit, the Service Provider’s fee related to the project on Committed Non-FTE Benefit shall be reduced in the proportion that the Committed Non-FTE Benefit has not been delivered.

7.
Customer will, during Technical Design Phase, provide reasonable assistance of resources and access to data to estimate the benefit and delivery of the three identified projects – ‘Claims Digital Inspection’, ‘New Business Analytics’ and ‘Ceded Ops Recoveries’.

APPENDIX 10-D
BASELINE VOLUMES
The Parties agree that the Baseline Volume data will be as supplied as part of the ‘Functional Workshops’ during the Detailed Design Phase.

APPENDIX 10-E
LIQUIDATED DAMAGES FOR EARLY TERMINATION

APPENDIX 10-F
COMMITTED PRICING FOR SUBMISSIONS MANAGEMENT

APPENDIX 10-G

EUROPEAN LANGUAGE LEVELS - SELF ASSESSMENT GRID

		A1	A2	B1	B2	C1	C2
UNDERSTANDING	Listening	I can understand familiar words and very basic phrases concerning myself, my family and immediate concrete surroundings when people speak slowly and clearly.	I can understand phrases and the highest frequency vocabulary related to areas of most immediate personal relevance (e.g. very basic personal and family information, shopping, local area,employment). I can catch the main point in short, clear, simple messages and announcements.	I can understand the main points of clear standard speech on familiar matters regularly encountered in work, school, leisure, etc. I can understand the main point of many radio or TV programmes on current affairs or topics of personal or professional interest when the delivery is relatively slow and clear.	I can understand extended speech and lectures and follow even complex lines of argument provided the topic is reasonably familiar. I can understand most TV news and current affairs programmes. I can understand the majority of films in standard dialect.	I can understand extended speech even when it is not clearly structured and when relationships are only implied and not signalled explicitly. I can understand television programmes and films without too much effort.	I have no difficulty in understanding any kind of spoken language, whether live or broadcast, even when delivered at fast native speed, provided. I have some time to get familiar with the accent.
	Reading	I can understand familiar names, words and very simple sentences, for example on notices and posters or in catalogues.	I can read very short, simple texts.I can find specific, predictable information insimple everyday material such as advertisements, prospectuses, menus and timetables and I can understand short simple personal letters.	I can understand texts that consist mainly of high-frequency everyday or job-related language. I can understand the description of events, feelings and wishes in personal letters.	I can read articles and reports concerned with contemporary problems in which the writers adopt particular attitudes or viewpoints. I can understand contemporary literary prose.	I can understand long and complex factual and literary texts, appreciating distinctions of style. I can understand specialised articles and longer technical instructions, even when they do not relate to my field.	I can read with ease virtually all forms of the written language, including abstract, structurally or linguistically complex texts such as manuals, specialised articles and literary works.
SPEAKING	Spoken interaction	I can interact in a simple way provided the other person is prepared to repeat or rephrase things at a slower rate of speech and help me formulate what I'm trying to say. I can ask and answer simple questions in areas of immediate need or on very familiar topics.	I can communicate in simple and routine tasks requiring a simple and direct exchange of information on familiar topics and activities. I can handle very short social exchanges, even though I can't usually understand enough to keep the conversation going myself.	I can deal with most situations likely to arise whilst travelling in an area where the language is spoken. I can enter unprepared into conversation on topics that are familiar, of personal interest or pertinent to everyday life (e.g. family, hobbies, work, travel and current events).	I can interact with a degree of fluency and spontaneity that makes regular interaction with native speakers quite possible. I can take an active part in discussion in familiar contexts, accounting for and sustaining my views.	I can express myself fluently and spontaneously without much obvious searching for expressions. I can use language flexibly and effectively for social and professional purposes. I can formulate ideas and opinions with precision and relate my contribution skilfully to those of other speakers.	I can take part effortlessly in any conversation or discussion and have a good familiarity with idiomatic expressions and colloquialisms. I can express myself fluently and convey finer shades of meaning precisely. If I do have a problem I can backtrack and restructure around the difficulty so smoothly that other people are hardly aware of it.
	Spoken production	I can use simple phrases and sentences to describe where I live and people I know.	I can use a series of phrases and sentences to describe in simple terms my family and other people, living conditions, my educational background and my present or most recent job.	I can connect phrases in a simple way in order to describe experiences and events, my dreams, hopes and ambitions. I can briefly give reasons and explanations for opinions and plans. I can narrate a story or relate the plot of a book or film and describe my reactions.	I can present clear, detailed descriptions on a wide range of subjects related to my field of interest. I can explain a viewpoint on a topical issue giving the advantages and disadvantages of various options.	I can present clear, detailed descriptions of complex subjects integrating subthemes, developing particular points and rounding off with an appropriate conclusion.	I can present a clear, smoothly-flowing description or argument in a style appropriate to the context and with an effective logical structure which helps the recipient to notice and remember significant points
WRITING	Writing	I can write a short, simple postcard, for example sending holiday greetings. I can fill in forms with personal details, for example entering my name, nationality and address on a hotel registration form.	I can write short, simple notes and messages. I can write a very simple personal letter, for example thanking someone for something.	I can write simple connected text on topics which are familiar or of personal interest. I can write personal letters describing experiences and impressions.	I can write clear, detailed text on a wide range of subjects related to my interests.I can write an essay or report, passing on information or giving reasons in support of or against a particular point of view. I can write letters highlighting the personal significance of events and experiences.	I can express myself in clear, wellstructured text, expressing points of view at some length. I can write about complex subjects in a letter, an essay or a report, underlining what I consider to be the salient issues. I can select a style appropriate to the reader in mind.	I can write clear, smoothly-flowing text in an appropriate style. I can write complex letters, reports or articles which present a case with an effective logical structure which helps the recipient to notice and remember significant points. I can write summaries and reviews of professional or literary works.

© Council of Europe: Common European Framework of Reference for Languages (CEF)

CEFR

APPENDIX 10-H
BASELINE FTE

SCHEDULE 11

BENCHMARKING PROCEDURE

1.	PURPOSE

1.1
The purpose of a benchmark review is to establish whether the Charges for those Services that are subject to a benchmarking exercise (the “Benchmarked Services”) are Market Competitive. In no event shall a benchmark review result in any decrease in the quality of any Services or Performance Standards or any increase in the Charges. The Customer agrees it may only Benchmark the whole of a given aspect of the Services (e.g. a service tower, a cross-tower service or such future service categories as may be subject to this Agreement).

1.2
“Market Competitive” shall mean that the Charges for the Benchmarked Services are less than or equal to the Comparative Charges on which services that are the same as, or substantially similar to the Benchmarked Services and of similar volumes and complexity, and which are, at the date of commencement of the benchmark review, being provided by a service provider of a similar international, professional standing as the Service Provider (the “Equivalent Services”), on broadly comparable terms and conditions, for Equivalent Services. For these purposes, the “Comparative Charges” means the charges paid for the relevant Equivalent Services over the previous twelve (12) month period by those customers whose charges are (in terms of their overall value for money) in the lowest quartile of charges paid for Equivalent Services having regard to all relevant factors including:

1.2.1	the financial and performance risks, and the investment, undertaken by the Parties in connection with this Agreement;

1.2.2	the quality of service with which the Equivalent Services, and the Services under this Agreement, are provided.

2.	PROCEDURE

2.1	Subject to paragraph 2.2 below, the Customer may, by written notice to the Service Provider, require a benchmark review to be carried out at any time, in relation to all or any part of the Services.

2.2	The Customer may not however require a benchmark review to be carried out:

2.2.1	within twenty-four (24) months after the Effective Date; or

2.2.2	within eighteen (18) months after a previous benchmark review relating to some or all of the same Services; or

2.2.3
with respect to Services performed under Statement(s) of Work, for the period of twenty four (24) months after entry into the applicable Statement(s) of Work and only after the date the next benchmark review falls due pursuant to paragraph 2.2.2 above. For the avoidance of doubt, entry into Statement(s) of Work shall not preclude benchmark reviews being carried out into the remainder of the Services and Charges in accordance with the terms of this Schedule (11).

2.3
Promptly following service of the Customer’s notice pursuant to paragraph 2.1, the Customer shall nominate three (3) potential candidates to operate as an independent third party to perform the benchmark review (the “Benchmarker”). The Service Provider shall have ten (10) Business Days to reject one of these choices and the Customer shall then choose one of the remaining candidates to be the Benchmarker. For the avoidance of doubt, different Benchmarkers may be appointed for different benchmark reviews. A Service Provider competitor shall not however be selected as the Benchmarker and for these purposes the Service Provider agrees that none of the “Big 4” accountancy firms, members of the Gartner Group, ISG or Hackett Group groups of companies shall be considered to be Service Provider competitors for the purposes of this Schedule (11).

2.4	The Customer shall prepare draft terms of reference for the Benchmarker, requiring the Benchmarker to:

2.4.1	carry out the benchmark review specified in the Customer’s notice;

2.4.2	within thirty (30) Business Days of being appointed: investigate, and prepare and provide to both Parties for review and comment, a draft Benchmarking Report;

2.4.3
if either Party provides the Benchmarker with written comments on the draft Benchmarking Report within ten (10) Business Days following receipt of that draft, pay due regard to those comments and revise the Benchmarking Report accordingly and in any event within ten (10) Business Days after receiving such comments;

2.4.4	within forty (40) Business Days of being appointed (or, if later, within ten (10) Business Days after receipt of any comments as referred to above): produce the final Benchmarking Report;

2.4.5	if so requested following production of the final Benchmarking Report, determine the appropriate changes to this Agreement, as envisaged by the below;

2.4.6
keep confidential the fact of his appointment as Benchmarker; and keep confidential all confidential information about the Parties (and/or their respective Groups) that is learnt by the Benchmarker as a result of the benchmark review, and/or as a result of his being requested to determine the appropriate changes to this Agreement; and only use that confidential information for the purpose of carrying out its obligations as Benchmarker, as envisaged by this Schedule (11) and the terms of reference;

2.4.7
where requested by the Service Provider the Customer shall procure that the Benchmarker concludes a non-disclosure agreement with the Service Provider substantially on the terms of the Agreed Form NDA;

2.4.8
throughout the period from its appointment until three (3) years after the date of the final Benchmarking Report (or, if later, until three (3) years after its determination of the appropriate changes to this Agreement), hold professional indemnity insurance that has been approved by both the Customer and the Service Provider (and neither shall unreasonably withhold or delay such approval); and

2.4.9	perform its responsibilities in a professional, competent and timely manner, having regard to the nature and purpose of its appointment.

2.5
The Customer shall provide the draft terms of reference to the Service Provider for review. The Service Provider may, within five (5) Business Days of receiving the draft terms of reference (but not thereafter), provide the Customer with suggested changes to them. The Customer shall not unreasonably refuse to make changes so proposed by the Service Provider.

2.6
The Customer shall provide the Benchmarker with the draft terms of reference (as the same may have been adjusted by the Customer to reflect any comments received from the Service Provider). Any changes proposed by the Benchmarker shall be considered by the Parties in good faith and consent to any such proposed changes shall not be unreasonably withheld or delayed.

2.7
The Customer shall then provide the final terms of reference to the Service Provider, and the selected Benchmarker shall be jointly appointed by both Parties, in accordance with those terms of reference.

3.	OUTCOME

3.1
If the Benchmarking Report concludes that the Charges are not Market Competitive, the Parties shall, in accordance with the Contract Change Control Procedure, negotiate in good faith such fair and reasonable Changes to this Agreement as are necessary so that the Charges are Market Competitive

(applying the criteria used in the Benchmarking Report, in so far as those criteria are apparent from the Benchmarking Report), and the effect of the changes shall be backdated to such date, if any, recommended by the Benchmarker.

3.2
If the Parties do not agree such Changes within fifteen (15) Business Days after the date of the Benchmarking Report, the Customer may ask the Benchmarker to determine what fair and reasonable changes are necessary to be made to this Agreement so that (applying the criteria used for the Benchmarking Report) the Charges are Market Competitive, provided that any such reduction in Charges shall not be more than [***] per cent ([***]%) of the pre-benchmarking Charges, with the effect of the changes being backdated to the date that the Parties should have reached agreement without a reference to the Benchmarker (or such earlier date, if any, recommended by the Benchmarker).

3.3
If the Customer does so, the Benchmarker shall be instructed to reach its decision as soon as reasonably practicable. The Benchmarker shall be appointed as an expert and not as an arbitrator and its decision shall, in the absence of manifest error of bad faith, be final and binding. The Parties shall then implement the Benchmarker’s decision, in accordance with the Contract Change Control Procedure; the Changes necessary to give effect to that decision being considered mandatory for the purpose of the Contract Change Control Procedure. Should the Service Provider fail to promptly execute a Change Control Note reflecting the required Changes then the Parties agree that the Customer may deem the Change Control Note to have been accepted and pay Charges by reference to it.

4.	GENERAL

4.1	Both Parties shall (and the Service Provider shall procure that all relevant Affiliates and sub-contractors shall):

4.1.1	co-operate fully, promptly and in good faith with the Benchmarker; and

4.1.2	promptly furnish to the Benchmarker all information and documentation, and all access to personnel, that is reasonably requested by the Benchmarker.

4.2	The Benchmarker’s costs and expenses shall be borne equally by the Parties.

4.3
Each Party shall bear its own costs of its own compliance with these requirements, except that if a Benchmarking Report states that the Charges are Market Competitive, the Customer shall bear any reasonable additional costs incurred by the Service Provider as a result of any disruption to the provision of the Services caused by the benchmark review.

4.4
If for any reason the Benchmarker ceases performing, or is unable to perform, all or any of its responsibilities, as envisaged by this Schedule (11), a replacement Benchmarker shall be appointed to perform such of those responsibilities as remain unperformed.

SCHEDULE 12

GOVERNANCE AND SERVICE MANAGEMENT

1	INTRODUCTION

1.1
This Schedule 12 sets out the governance structure for the Agreement, including the roles and responsibilities of each Party required to maintain an effective working relationship. For clarity, the Customer shall own the governance process.

1.2
This Schedule also sets out the primary interfaces for the management of the Agreement and the management of the relationship between the Customer and the Service Provider. The Parties acknowledge that day to day operation of the Services shall be governed by the applicable sections of the service descriptions.

1.3
Each Party shall appoint an individual with overall responsibility for operation of the Agreement and overall responsibility for performance of that Party’s obligations under the Agreement (“BPO Lead”). As at the Effective Date, these individuals shall be:

(a)	Andrew Ward – for the Customer; and

(b)	Service Provider Delivery Lead (as named in Schedule 18 (Key Personnel)) – for the Service Provider.
Each Party shall appoint an individual for each Service Tower with overall responsibility for the functional operation and management of the designated Service Tower as set out in Schedule 2 (Service Towers Specification) (“Functional Owner”) these individuals are set out in Schedule 18 (Key Personnel).
Each Party shall appoint an individual for each Service Tower with responsibility for day-to-day management and operation of the processes for the designated Service Tower as set out in Schedule 2 (Service Towers Specification) (“Functional Lead”) who will report to the Functional Owner from time to time, these individuals are set out in Schedule 18 (Key Personnel).

2	ANNUAL REVIEW

2.1	The Parties shall undertake an annual review six (6) months after the First Service Commencement Date and thereafter at regular intervals of twelve (12) months during the Term.

2.2	The Parties shall meet at the Customer’s offices or such other location as the Customer may reasonably request in order to undertake the annual review.

2.3	The matters to be considered during the annual review shall include:

(a)	each Party’s plans and objectives for the coming year;

(b)
updates on any Transformation activities undertaken or being undertaken by the Service Provider in the preceding time period including any arising in connection with Transition, Confirmed Transformation or agreed Future Transformation Projects;

(c)	whether any amendments to the Services and/or Deliverables are required;

(d)	the basis of pricing and the Charges;

(e)	the Performance Standards generally and the Service Levels and any Service Credits in particular;

(f)	the Contract Change Control and Dispute Resolution Procedures;

(g)
any Business Impact Initiatives or Gainshare Initiatives arising pursuant to the requirements of Schedule 10 (Charges & Invoicing) together with the treatment of the Innovation Pool referenced in paragraph 17 of Schedule 10 (Charges & Invoicing) and any related Innovation Project/Initiatives;

(h)
advice and guidance regarding technology trends (including innovation ideas, new technologies that could be applied to the Services and gainsharing proposals) and planning specific to the Customer’s business requirements;

(i)	proposals for additional Future Transformation Projects whether to address the matters discussed pursuant to paragraph (h) above or otherwise; and

(j)	such other matters as the Customer may require and/or the Parties may agree from time to time.

2.4	The Service Provider shall be responsible for providing such reports as may be required to enable the Parties to review the matters set out in paragraph 2.3 above.

2.5
The Service Provider shall be responsible for ensuring that the results of the annual review are issued for the Customer’s approval within ten (10) Business Days of such meeting, and thereafter the Service Provider shall as soon as reasonably practicable implement any agreed decisions arising out of the annual review, including, in respect of the Services, the Charges and the Service Levels.

3	THE STEERING COMMITTEE

3.1	Each Party may appoint representatives to the Steering Committee who shall, subject to Change Control, have the authority to make decisions on behalf of their respective Parties.

3.2
Steering Committee meetings shall be held by the Parties at quarterly intervals following completion of Transition and at monthly intervals during Transition or at such other times as agreed between the Parties to:

(a)	review any significant reports provided by the Service Provider;

(b)	consider any matters escalated to the Steering Committee from the operational governance forums referenced in paragraph 4 below.

(c)
allow for a discussion between the Customer’s Chief Operations Officer (or other nominated Director) and the Service Provider’s Executive Sponsor as named in paragraph 3.3 below and Schedule 18 (Key Personnel) (or each Party’s authorised and senior alternate) regarding all matters within the public domain pertaining to the Service Provider’s ongoing financial good standing, the Service Provider’s ability to continue to perform the Services and its strategic and investment plans pertaining to its ability to perform the Services on an ongoing basis;

(d)	deal with any matters referred to it for assessment under the Dispute Resolution Procedure;

(e)	review the Balanced Scorecard in accordance with Appendix 1 of this Schedule 12;

(f)	any Business Impact Initiatives, Gainshare Initiatives or Innovation Project/Initiatives referred to it by the Finance, Contract, Billing and Commercial Meeting;

(g)	assess the progress of the Services and the working relationship of the Parties; and

(h)	review any proposals for cost reduction in the Services.

3.3	As at the Effective Date the Steering Committee comprises:

Customer Attendees	Service Provider Attendees
Chief Operations Officer (COO) (currently David Shick)	Service Provider Executive Sponsor (Currently Sameer Dewan)
BPO Lead (currently Andrew Ward)	Service Provider Account/Relationship Manager
Functional Owners if nominated by the BPO Lead	Service Provider Program Director
Functional Leads if nominated by the BPO Lead	Service Provider Delivery Lead

4	OPERATIONAL GOVERNANCE

4.1
The Parties agree that the governance provisions of Schedule 8 (Transition and Transformation) shall apply in respect of Transition, Committed Transformation and Future Transformation activities undertaken pursuant to this Agreement.

4.2
The Procedures Manual will set out various matters related to the day to day operation and governance of the Services and the manner in which such matters shall be reported to the groups identified in paragraph 4.3 below.

4.3
The Parties will establish the following operational governance committees and meetings prior to the First Service Commencement Date. These meetings will take place at least monthly and may take place concurrently and may be attended by the same or overlapping groups of attendees. The Service Provider shall circulate minutes of each meeting within two (2) Business Days of the meeting taking place.

(a)	The “Operational Review Meeting”

Key Attendees	Key Matters to be Considered
For the Customer:
o    Functional Owners
o    Functional Leads
For the Service Provider:
o    Service Provider Delivery Lead
o    Service Provider Middle Office Leads
o    Service Provider Tower Level Delivery Heads
Such other attendees as the Parties deem appropriate.
Performance by the Service Provider against the Performance Standards – including review of the Service Level Reports and Weekly SL Reports.
Any issues arising with the performance of the Customer Dependencies.
Review each Service Tower’s end-to-end performance dashboard reports.
Review of Forecast Volumes and Firm Volumes pursuant to paragraph 8 of Schedule 10 (Charges & Invoicing).
On a quarterly basis (or more frequently if required), review updates made to the Procedures Manual.

(b)	The “Finance, Contract, Billing and Commercial Meeting”

Key Attendees	Key Matters to be Considered
For the Customer:
o    BPO Lead
o    Functional Leads
o    Functional Owners
For the Service Provider:
o    Service Provider Account/Relationship Manager
o    Service Provider Program Director
o    Service Provider Delivery Lead
Such other attendees as the Parties deem appropriate.
Levels and timeliness of invoicing and payment.
Any outcome of the forecasting discussions as to FTE requirements made pursuant to Schedule 10 (Charges & Invoicing).
Business Impact, Gainshare and Innovation Pool Initiatives identified pursuant to Schedule 10 (Charges & Invoicing).

(c)	The “Planning, Programme and Transformation Committee”

Key Attendees	Key Matters to be Considered
The Parties respective Transition and Transformation managers together with:
For the Customer:
o    Functional Leads
o    Functional Owners
For the Service Provider:
o    Service Provider Transition Director
o    Service Provider Transformation Director(s)
o    Service Provider Program Director
o    Service Provider Delivery Lead
Such other attendees as the Parties deem appropriate.
Progress of the execution of the Transition Plan and the Committed Transformation Plans
Any matters escalated from the project governance meetings and groups described in Schedule 8 (Transition and Transformation)
Any potential Future Transformation Projects

5	REPORTING

5.1	The Service Provider shall prepare the following reports for the purposes of this Schedule (12):

(a)	any such reports as required by the Procedures Manual and/or in accordance with Schedule 8 (Transition and Transformation);

(b)	any such reports required to enable the Parties to meet the objectives of the meetings set out in this Schedule;

(c)	the Balanced Scorecard report;

(d)	any such reports that the Parties agree to prepare from time to time; and

(e)
a “process dashboard report” to review end-to-end delivery of the Services that reports on both Customer and Service Provider performance and the hand offs between the Parties’ respective service delivery and management teams. The format and content of this report will be finalised and agreed as a Deliverable to be delivered as part of Transition.

6	THIRD PARTY SERVICE PROVIDER ISSUE MANAGEMENT

6.1
If the Service Provider is not receiving the cooperation that it requires from any Third Party Service Provider and the lack of cooperation could impact on the Service Provider’s ability to perform any of the Services, then the Service Provider shall promptly notify the Customer.

6.2	In the first instance, the Service Provider shall use all reasonable efforts to resolve any dispute between the Service Provider and any Third Party Service Provider.

6.3	If the Service Provider is unable to resolve a dispute with a Third Party Service Provider, it shall refer the matter promptly to the Customer’s contact at paragraph 1.3 above.

7	BALANCED SCORECARD

7.1	The Service Provider’s overall performance of the Services and of the relationship between the Parties shall be monitored using a performance management scorecard (the “Balanced Scorecard”).

7.2	At the request of the Customer, the Service Provider shall work with the Customer to agree a Balanced Scorecard within three (3) months of the Customer’s request.

7.3	The Service Provider shall produce the Balanced Scorecard on a monthly basis and submit the Balanced Scorecard to the Customer for monthly and quarterly review.

7.4	The information to be contained in the Balanced Scorecard is set out in Appendix 1 to this Schedule.

APPENDIX 1

BALANCED SCORECARD

1	PURPOSE

1.1
The purpose of the Balanced Scorecard is to drive the correct Service Provider and Customer behaviour in line with the Customer’s business objectives, in addition to the key performance metrics described in paragraph 3.2 of this Appendix 1.

1.2	The assessment of Balanced Scorecard metrics takes place throughout the month so that the Balanced Scorecard reflects performance across the whole month.

1.3	The Steering Committee and the monthly meetings will include a review of the Balanced Scorecard.

2	PRINCIPLES

2.1	The key principles of the Balanced Scorecard are:

(a)	easy visibility of successes and failures through a dashboard approach;

(b)	create key performance metrics specifically important to the Customer that can be adjusted through the life of the contract to reflect dynamic business;

(c)	promotes alignment of service and commercial goals and behaviours;

(d)	promotes continual service improvement;

(e)
the Balanced Scorecard will be amended from time to time by the Customer over the term to reflect changes in Customer business priorities and in the market. These amendments may include but not limited to specifying Balance Scorecard structure, number and composition of the top level elements, sub-elements, the specific measurements and their definition. The amendments will be advised by the Customer or the Service Provider at the Steering Committee;

(f)	the Balanced Scorecard shall be monitored through the Steering Committee;

(g)	the Customer shall be able to promote or demote with the written agreement of the Service Provider any existing and agreed measures on the Balanced Scorecard as it deems appropriate; and

(h)	responsibility for the production and reporting of the Balanced Scorecard shall be with the Service Provider.

3	METHODOLOGY
Assessment

3.1
The Balance Scorecard will be assessed by a combination of ‘hard’ service measures taken from existing service performance statistics along with ‘soft’ perception measures obtained through governance review. Wherever possible, all metrics whether they be ‘hard’ or ‘soft’ should be objective measurements and not subject to interpretation. Relationship scores may be based on the number of escalations, the number of Business Impact Initiatives and Gainshare Initiatives submitted, the number of contract Changes via Change Control (not relating to new Customer requirements), the number of Customer appreciations sent to the Service Provider as well as Customer satisfaction.

Key Performance Metrics

3.2
The key performance metrics will be agreed between the Service Provider and the Customer prior to the First Service Commencement Date and will align with the Customer’s key objectives and requirements in regard to desired behaviour expected from the Service Provider and the Services. Each key performance metric will include:

(a)	description and objective of metric;

(b)	description of successful performance and how this will be measured, including duration of metric/review period; and

(c)	ownership and agreement/variation process (if different to the process in paragraph 2.1(e) of this Appendix 1).

3.3	The specific measures will be defined by the Customer prior to the applicable Service Commencement Date.
Balanced Scorecard Scoring

3.4	Scores will be agreed for each metric and will be expressed as ‘RAG’ in accordance with the Customer defined ratings.

3.5
A historic record of the Balanced Scorecard will be kept for the duration of the Agreement so the trend analysis can be made. The Balanced Scorecard report will include a record of current status and a ‘RAG forecast’ for the next month.

3.6
Where red or amber scores are given for a metric, the Service Provider shall propose clear measurable actions intended to change the ‘RAG’ status to green for the next reporting period for agreement by the Customer at the Steering Committee.

3.7	Weighting will be assigned to the top level elements and sub-elements by the Customer to reflect business priorities at that time.
Customer and Supplier Responsibilities

3.8	In order for this reporting system to work effectively there are a number of responsibilities, which must be undertaken by both Parties.

The responsibilities of the Service Provider

3.9	The Service Provider shall:

(a)	produce performance statistics and Balance Scorecard report;

(b)	present the Balanced Scorecard to the Steering Committee;

(c)	attend meetings in line with the Agreement;

(d)	produce a monthly Balance Scorecard report (notwithstanding that some measurements will be taken quarterly as specified by the Customer); and

(e)	document and implement agreed remedial actions.
The responsibilities of the Customer

3.10	The Customer shall:

(a)	manage a process of internal end-user Customer surveys;

(b)	carry out the Service Provider’s “net promoter score survey“;

(c)	manage the Service Provider’s contact with the Customer; and

(d)	attend meetings in line with the Agreement.

3.11
If these Customer activities are not completed as agreed it may not be possible to generate accurate ratings for the Balanced Scorecard report, in which case no score (i.e. neutral) will be recorded and the matter will be reported by the Service Provider to the Steering Committee including reasons for there being no score and the actions and timescale required to complete the Balanced Scorecard.

SCHEDULE 13

CONTRACT CHANGE CONTROL PROCEDURE

1.	INTRODUCTION

1.1	This Schedule 13 sets out the procedure that shall apply to the classification, processing and approval or rejection of Changes.

1.2
Change Requests can emanate from either Party and shall be documented as a Change Request in accordance with paragraph 3 below. The Service Provider shall not charge the Customer for preparing or responding to a Change Request or for the preparation of any documentation relating to a Change Request.

1.3
All changes to the Services (including to any outputs of the Services such as Deliverables) shall be managed using Change Control unless such changes are those envisaged by the Procedures Manual in which case the changes shall be agreed between the relevant Customer Functional Lead and Service Provider Functional Lead insofar as the changes do not alter the Service Levels, the Milestones and/or the Charges.

1.4	The Service Provider shall record and track the progress of all Change Requests and report the status of Change Requests as part of its standard reports to the Customer.

1.5	The Service Provider shall record all changes effected pursuant to paragraph 1.3 above in the Procedures Manual and report all changes to the Customer’s BPO Lead on a quarterly basis.

2.	NEW SERVICES

In the event that the Customer requests the Service Provider to provide a New Service and the Service Provider agrees to provide such New Service (such agreement not to be unreasonably withheld or delayed), the Service Provider and the Customer shall agree on the nature and scope of the New Service, including any service levels for performance (as may be applicable), the related charges, and appropriate amendments to the part(s) of the Agreement affected (if any) in a SOW.

3.	CHANGE REQUEST PROCEDURE

3.1	Change Requests

3.1.1
While either Party may propose a Change, save to the extent specified in any applicable “fast-track” change process, the Service Provider must not unreasonably withhold or delay its consent to any Change proposed by or modified by the Customer.

3.1.2
All Change Requests shall be authorised by an authorised representative of the Party that requests the Change, who shall act as the Change Request sponsor throughout Change Control, and who shall complete Part A of the Change Control Note. Part B of the Change Control Note shall be completed by the Service Provider. Change Requests shall be presented to the appropriate authorised representative of the other Party who shall acknowledge receipt of the Change Request. The Parties shall agree within five (5) Business Days the timescale for completion of each Change Request. Each single Change shall generate a single Change Request.

3.2	Service Provider’s Obligations
Irrespective of which Party raises the Change Request, for each Change Request, the Service Provider shall assess the Change Request and complete Part B of the Change Control Note in accordance with the timescales agreed with the Customer, which in any event shall not exceed ten (10) Business Days. In completing Part B of the Change Control Note, at a minimum the Service Provider shall provide:

3.2.1	a description of the Change and whether the Service Provider considers that the Change is a New Service and should be dealt with in accordance with paragraph 2 above;

3.2.2	the information required in the Change Control Note pro-forma set out in Appendix 1 below; and

3.2.3	the reasoning behind proposed change where the change is proposed by the Service Provider;

3.2.4	the rationale for any proposed charges arising from the proposed change (it being acknowledged that the Service Provider shall not be obliged to disclose its actual costs or profit margins); and

3.2.5	any proposed amendments to the Agreement, as required.

4.	REVIEW AND APPROVAL

4.1	Prior to submission of the completed Change Request to the Customer, the Service Provider shall undertake its own internal review of the proposal and obtain all necessary internal approvals.

4.2	The Customer shall review the Change Request and following such review may:

4.2.1	accept or reject the Change Request;

4.2.2	require the Service Provider to resubmit the Change Request, providing reasonable details of the parts of the Change Request that do not meet with the Customer’s approval;

4.2.3	request more information from the Service Provider.

4.3
Where a Change Request does not meet with the Customer’s approval, the Parties shall negotiate in good faith. Any failure to reach agreement shall be referred to the Dispute Resolution Procedure, provided that the Customer shall be entitled to reject any Change proposed by the Service Provider in the event that any matter relating to such Change is not approved by the Customer.

4.4	Subject to paragraph 4.5 below, following an internal process of approval by the Customer and agreement between the Parties, Part C of the Change Control Note shall be signed by both Parties.

4.5
No Change to any part of this Agreement can be implemented without the prior written consent of the Parties. The Service Provider shall not take any action or implement any decision which may have a material effect on the Customer or which adversely affects the function or performance of, or decreases the resource efficiency of the Services, including implementing changes in technology, Equipment and Software configuration, without first obtaining the Customer’s written approval. If the Service Provider proceeds with a Change without the Customer’s prior written authorisation, such Change shall be entirely at the Service Provider’s cost and risk (and the Customer may require the Service Provider to undo the Change at its own expense).

4.6	A Change Request signed by both Parties shall constitute an amendment to this Agreement.

4.7
Subject to agreement by the Parties on the price of a Change (where a Change is chargeable and provided always the Service Provider acts reasonably in agreeing the charges applicable to the Change by reference to the relevant Rate Card(s) set out in the Price Book in Appendix 10-A of Schedule 10 (Charging & Invoicing) and such other pricing factors as are reasonable in the circumstances) the Service Provider is obliged to implement all Changes at the Customer’s request.

5.	REGULATORY CHANGE

5.1
The Parties each acknowledge and agree that if a Change is required to accommodate a Regulatory Change (applying after the Effective Date), then such Changes shall be implemented using Change Control and the costs relating to such Change shall be allocated as follows:

5.1.1	Regulatory Change that impacts the Customer only:

(a)	If a Regulatory Change occurs during the Term and such change impacts the Customer only, then the Customer shall be responsible for the costs of implementing the Regulatory Change.

5.1.2	Regulatory Changes that impact the market(s) in which the Service Provider operates:

(a)
Subject to sub-paragraph (c), if a Regulatory Change occurs during the Term and such change impacts Customer and the Service Provider’s other clients, then the Service Provider shall be responsible for the costs of implementing the Regulatory Change.

(b)
Subject to sub-paragraph (c), if the Service Provider makes one or more changes to the Service Provider Systems (as a result of as Regulatory Change during the Term, that impacts the Customer and third parties) that results in the Services complying with that Regulatory Change (and continuing to comply with the Customer Requirements) (“Service Provider Systems Regulatory Change”), the Service Provider shall be responsible for the costs of such changes to the Service Provider Systems.

(c)
If the Service Provider makes one or more changes to the bespoke features of the Services as a result of a Service Provider Systems Regulatory Change, the Customer shall be responsible for the costs of such changes.

5.1.3	Regulatory Changes that are not covered by paragraphs 5.1.1 and 5.1.2:

(a)
If a Regulatory Change occurs during the Term which is not a Regulatory Change that comes within paragraph 5.1.1 or paragraph 5.1.2, then the Parties shall, acting in good faith, work together to agree how to allocate the costs of such Regulatory Change and, if they cannot agree the same, such costs shall be equally divided between all customers of the Service Provider who are impacted by such Regulatory Change irrespective of whether the Service Provider is able to recover such portion of those costs from its other customers.

APPENDIX 1
PRO FORMA CHANGE CONTROL NOTE

Change Request	Change Request Number:
Part A: Initiation
Brief description:
Originator:	Contact number:
Sponsor:	Contact number:
Date of initiation:	Required by date:
Change category	Priority category (1: immediate; 2: normal; 3: not urgent)

Details of Proposed Change
(Include reason for change and appropriate details/specifications. Identify any attachments as A1, A2, A3, etc)

Authorised by Customer :	Date:
Name:
Signature:
Received by Service Provider:	Date:
Name:
Signature:

Change Request:	Change Request Number:
Part B: Evaluation
(Identify any attachments as B1, B2, B3, etc)
Changes to Services, terms of the Agreement, personnel to be provided, charging structure, payment profile, documentation, training and any other contractual issue.

Description of Change:
Impact: (Refer to any impact analysis attachment where applicable)
Deliverables:
Timetable:
Charges for Implementation: (Include a schedule of payments. If not applicable, mark “Not Applicable”)
Other Relevant Information: (Include value-added and acceptance criteria)
Authorised by Service Provider:	Date:
Name:
Signature:

Change Request	Change Request Number:
Part C: Authority to Proceed
Implementation of this Change Request as submitted in Part A, in accordance with Part B, is: (tick as appropriate)
Approved or Rejected or Requires Further Information (as follows, as Attachment 1, etc)
For Customer	For Service Provider
Signature	Signature
Name	Name
Title	Title
Date	Date

SCHEDULE 14

SEQUENCE LICENCE

A.
The Parties acknowledge and agree that pursuant to clause 25.10 of the Agreement and subject to the Special Terms stated below, Appendix 14.1 (Sequence Licence Terms) shall apply during the Term and any Termination Assistance Period to the Digital Product called ‘Sequence’. Following termination or, if later, completion of Termination Assistance, the Customer Group shall have the option to extend its use of ‘Sequence’ on the terms set out in Appendix 14.2 and at the rates set out in the template Sequence Order Form set out in Appendix 14.2 hereto.

Special Terms:

1.	Sequence is licensed for use by the Customer and/or a third party nominated by the Customer where such third party shall use Sequence for the sole benefit of the Customer Group.

2.
The Sequence licence shall extend to all jurisdictions where the Customer Group receives Services from the Service Provider and shall be limited to the Ops Centre functionality, unless agreed otherwise pursuant to a subsequent Statement of Work.

3.	Subject to paragraph 2 above, Sequence Pricing during the Term and any Termination Assistance Period

3.1
During the Term and any Termination Assistance Period, there shall be no charges payable by the Customer in relation to the Service Provider’s use of Sequence in connection with its delivery of the Services pursuant to this Agreement.

3.2
During the Term and any Termination Assistance Period, based on Service Provider’s reasonable recommendation, Customer may use and Service Provider will provide Sequence licences to Customer as described in paragraph 2 above for Customer’s Retained Organisation FTE scope only, not exceeding [***]. Should Customer require the Authorized Users to be increased beyond the aforesaid number of Authorized Users, Customer will be required to pay a license fee of $[***] per annum per additional license.

3.4
The Service Provider shall provide training to the Customer as reasonably requested in respect of the configuration, use and management of Sequence at no additional charge regardless of Authorized User numbers and agrees that such training may be provided to the Customer’s Third Party Service Providers.

3.5
Under no circumstances shall the Charges be increased or additional licence fees become payable if the number of Service Provider Personnel who use Sequence increase in order to enable the Service Provider to provide the Services or support and maintain the Sequence functionality.

3.6
For the avoidance of doubt the additional costs referenced in Appendix 10-F annexed to Schedule 10 (Charging & Invoicing) shall only apply where additional functionality is requested from and delivered by the Service Provider in the manner envisaged by section C.

4.
The Parties acknowledge that the Services under the Agreement shall be governed by the terms and conditions of the Agreement, including in relation to scope, service levels, warranties and liabilities. By way of clarification, in the event that the provision, use or receipt of Services itself is impacted pursuant to failure of Sequence (other than pursuant to an act or omission of the Customer), the Customer shall be entitled to exercise all remedies under the Agreement in relation to such failure in the Services. By way of further clarification, the Limited Warranty and Liability in section 3 of Appendix 14.1 shall only apply where Sequence and not the provision, use or receipt of Services itself, is impacted due to failure in Sequence to comply with the specifications.

5.
Where Sequence fails to operate as per specifications and where such failure has resulted from the Service Provider’s acts or omissions, the Service Provider shall be fully responsible for remedying such failures but where such failure is pursuant to the Customer’s acts or omissions, the Service Provider shall provide the maintenance over and above the standard maintenance at the Customer’s cost.

6.	Notwithstanding anything to the contrary in Appendix 14.1, the Parties agree that the Customer may assign its rights to use Sequence in accordance with clause 39 of the Agreement.

B.
Following the completion of the provision of Termination Assistance by the Service Provider, the Customer may elect to enter into a separate ongoing licence agreement for ‘Sequence’ on the terms set out in Appendix 14.2. The pricing for such post-Termination Assistance licence use (covering “subscription” fee and costs of maintenance and support as referenced in the front page section of the terms set out in Appendix 14.2) is set out in the template Sequence Order Form set out in Appendix 14.2 hereto.

C.
The Parties are considering adapting Sequence to provide additional functionality beyond that required to enable the provision of the Services and to assist the Customer to manage its submissions process (the “Submissions Management Functionality”). The Service Provider agrees that should such Submissions Management Functionality be procured:

a.
it will work with the Customer in good faith to identify and confirm the requirements of the proposed Submissions Management Functionality and shall then deliver the same pursuant to a Statement of Work to be executed pursuant to the terms of the Agreement;

b.
the costs of adapting, modifying, configuring or otherwise changing or enhancing Sequence in order to provide the Submissions Management Functionality pursuant to such Statement of Work shall not exceed the costs stated in Appendix 10-F annexed to Schedule 10 (Charging & Invoicing);

c.
the licence fees and support and maintenance fees payable for such Submissions Management Functionality shall not exceed the costs stated in Appendix 10-F annexed to Schedule 10 (Charging & Invoicing) for the period up to the end of the Termination Assistance Period or thereafter (as applicable), which has been agreed to be $[***] per annum per Authorized User license;

d.
the terms applicable to licence and support and maintenance shall be as set out in Appendix 14.1 and section A of this Schedule 14 during the Term and any Termination Assistance Period (as may be enhanced or varied pursuant to a Statement of Work) and thereafter shall be provided on the terms set out in Appendix 14.2.

D.
Where the additional $700 license fee in paragraph A-3.2 and C-c shall be payable by Customer on a prorated basis for any part of the Contract Year during which it is used and paid in full for each Contract Year it is used.

APPENDIX 14.1 - SEQUENCE LICENCE TERMS
A.In this Appendix 14.1, the following additional definitions apply, unless the context otherwise requires:
“Installed Software” means Sequence software installed on Customer owned or controlled servers (including any private or public cloud infrastructure) at the Customer Location or on appropriate cloud services infrastructure for Ops Centre functionality, as such software may be upgraded, enhanced and modified from time to time (including pursuant to section C of Schedule 14 to adopt the Submissions Management Functionality).
“Licence Terms” means this Appendix 14.1.
“Maintenance” means the maintenance and support services offered by the Service Provider for the Installed Software and as further identified herein.

B.	Terms applicable to Sequence:

1.    Terms of Use

1.1.
For Installed Software, subject to the terms of the Agreement, the Service Provider grants the Customer a limited, non-exclusive, non-transferable, non-sublicensable (other than to the extent required to permit third parties to Use the Installed Software pursuant to this clause), revocable (in accordance with the terms herein) and global licence to:

1.1.1.	Use; and

1.1.2.
permit named users (including, without limitation, its employees, agents and any third parties), up to the number of users permitted or otherwise agreed pursuant to paragraph 3 of section A of Schedule 14 (“Authorized Users”), to Use, such Installed Software, including any accompanying documents or files (“Documentation”), solely for the Customer’s internal business purposes (“Purpose”) and solely during the Term and the Termination Assistance Period (the “Authorized Period”).

“Use” means that the Customer and its Authorized Users may in respect of the Installed Software, configure (in accordance with paragraph 1.1.4 below), use, run, access and otherwise interact with the Installed Software in object code form and in accordance with Documentation, for the work flows specified in this Agreement and/or as envisaged by paragraph 1.1.4 below and/or as agreed in a Statement of Work, and solely for which the Service Provider has provided licence keys (which the Service Provider hereby undertakes to do). Installed Software may contain certain third-party components and nothing herein permits the Customer to use such third-party components separately from or except as packaged together with the Installed Software as delivered by the Service Provider. The Customer may at any time and at its sole discretion:

1.1.3.	designate, change or transfer the person authorized to use any Authorized User account and any permissions associated with any Authorized User account; and

1.1.4.
configure and permit Authorised Users to configure the Installed Software by the modelling, creation and deployment of unlimited additional automated business processes, the only restriction being that these may only be accessed and used in accordance with the number of Authorised Users.

1.2    The Customer shall not, nor allow any third party to: (a) rent, lease, modify, copy, loan, transfer, distribute or create derivative works of any Installed Software, Documentation or parts thereof; (b) except as otherwise permitted under applicable law, reverse engineer, decompile, translate, adapt, or disassemble any Installed Software or part thereof; (c) attempt to disable or circumvent any security or activation protection mechanism accompanying any Installed Software or part thereof or assist third parties to do so; or (d) remove or obscure any copyright or other notices from any Installed Software, Documentation or parts thereof. The Customer may not sublicense, assign or otherwise transfer its rights hereunder to any third party. The Customer shall not allow any third party to use or access any Installed Software or Documentation, except as any such user is authorized by the Customer in terms hereof. The Customer shall ensure that all users of the Installed Software comply with the terms and conditions of this Licence Terms and the Customer shall be solely responsible for the acts or omissions of the users of the Installed Software. Nothing in this Licence Terms limits or restricts the rights granted to the Customer under the third party Licence Terms applicable to the open source or other third party software components, if any, provided hereunder.

1.3    The Customer acknowledges that it has no ownership rights in any Installed Software or Documentation, including any intellectual property rights therein or thereto. Rather, the Service Provider grants the Customer a licence or right to use the Installed Software and Documentation during the Authorized Period, subject to the terms set out herein. As between the Service Provider and the Customer, ownership of the Installed Software, Documentation, all upgrades, enhancements and modifications thereof, and all intellectual property rights therein and thereto shall remain at all times with the Service Provider or its third party licensors, as applicable. All rights not expressly granted to the Customer herein are reserved to the Service Provider and its third party licensors. All references in this Licence Terms or in any quotation or any other documentation that refer to the sale or transfer of any Installed Software or Documentation shall only mean the license thereof or access thereto provided pursuant to the terms and conditions of this Licence Terms. Subject to the aforesaid, any output or reports derived from the Installed Software pursuant to the Use thereof shall be owned by the Customer.

2.    Maintenance and Application Support
2.1    The Service Provider shall provide technical support by telephone, e-mail and via the Service Provider’s web site on a 24X7 basis. Subject always to paragraph 2.4 below and excluding periods of scheduled maintenance notified to the Customer in advance, the Service Provider undertakes to ensure that the Installed Software shall be available for use (in the sense that it is not suffering from Priority Level 1 outages) for at least 99.5% of the time on a 24X7 basis but measured on a quarterly basis (excluding scheduled downtime and outages to the extent they arise due to one of the exclusions set out in paragraph 2.4 below). The Service Provider shall provide reasonable advance notice of scheduled downtime and use its reasonable endeavours to ensure that scheduled downtime occurs on Saturdays or Sundays.
2.2    The Service Provider may from time-to-time provide the Customer upgrades (which may include new versions, service packs, and patches) to Installed Software and shall support each major version of Installed Software for up to 12 months after the release of the next version thereof.
2.3    Maintenance for Installed Software will be addressed in accordance with the following assigned priority level (the parties shall agree priority level when issues are reported to the Service Provider but, in the absence of such agreement, the Customer’s view of the priority level shall be final save that, in the event the service levels committed to below are not met, the Service Provider shall be relieved from a breach (or any related breach of the availability service level set out in paragraph 2.1 above) to the extent it can demonstrate that the Customer’s classification was either incorrect or unreasonable):
(a)    Priority Level 1: complete loss of all service of the Installed Software and the situation is an emergency. The Service Provider will (i) acknowledge within 1 hour from the time that the call was logged with the Service Provider and (ii) remedy the relevant defects and/or provide a workaround therefor within 1 day of notification of the problem, with a permanent solution within an agreed timeframe.
(b)    Priority Level 2: severe loss of service of the Installed Software however, operation can continue in a restricted fashion. The Service Provider will (i) acknowledge within 2 hours from the time that the call was logged with the Service Provider and (ii) remedy the relevant defects and/or provide a workaround therefor within 3 days.
(c)    Priority Level 3: a minor loss of service of the Installed Software, the impact is an inconvenience. The Service Provider will (i) acknowledge within 1 day from the time that the call was logged with the Service Provider and (ii) remedy relevant defects in the next release of such software or within 2 months, whichever is earlier.
(d)    Priority Level 4: no loss of service of the Installed Software; the result is a minor error, incorrect behaviour, or an error in Documentation. The Service Provider will (i) acknowledge within 1 day from the time that the call was logged with the Service Provider and (ii) remedy relevant defects and/or provide a workaround therefor in the next release.
The Service Provider shall provide the Customer with a contact number and email address for it to notify the Service Provider of faults and, on notification, acting reasonably, the parties shall agree the priority level to be assigned. In the absence of agreement, the Customer’s designation shall be final save in the event of manifest error.
2.4    Exclusions. To the extent a problem is found to be caused by the Customer or to the extent it otherwise arises due to one or more of the following excluded factors, then the Service Provider shall be relieved from any failure to remedy faults pursuant to clause 2.3 above and shall only be obliged to use commercially reasonable efforts to resolve the situation and the Service Provider may charge the Customer at the Service Provider’s then-current rates for such services and for all reasonable costs plus applicable taxes. The Service

Provider shall notify the Customer as soon as they become aware that a fault may be due to one of the following exclusions:
(a)    Altered, damaged, or modified Installed Software (save for those alterations or modifications made by the Service Provider);
(b)    Installed Software that is not at a supported release level;
(c)    Defects or errors caused by the Customer’s use of the Installed Software other than in accordance with these Licence Terms, the Documentation or the Service Provider’s instructions;
(d)    Defects caused by the Customer’s failure to implement reasonable recommendations in respect of, or solutions to defects provided by, the Service Provider;
(e)    Installed Software installed by the Customer in a hardware or operating environment not supported by the Service Provider as set out in the Documentation;
(f)    Third party software that does not form part of the Installed Software and that is not licensed through or supported by the Service Provider;
(g)    Defects or errors caused by any fault or error in the equipment, programs, applications or products not supplied by the Service Provider and used in conjunction with the Installed Software;
(h)    Defects or errors caused by a result of application, functionalities or processes created on the Installed Software by a person other than the Service Provider.
2.5    Customer’s Support Service Obligations: The Customer shall provide reasonable cooperation and assistance to the Service Provider in the Service Provider’s efforts to provide Maintenance. Such cooperation and assistance shall include but not be limited to:
(a)the timely transmittal and release to the Service Provider of appropriate and accurate documentation and information; and
(b)remote access to the Customer’s environment (but not connectivity to the Customer’s data centres which shall be supplied and managed by the Service Provider) where the defect can be reproduced and traced.
If the defect cannot be replicated via the remote access, the Customer may require the Service Provider’s staff to go on-site to assess the issue. In such event the Customer shall pay the Service Provider for such on-site assessment and services at the Service Provider’s then-current rates plus applicable taxes unless such on-site access was required due to either a connectivity failure (it being agreed that such connectivity is a Service Provider obligation) or the inability to replicate the issue was due to a failure in the Installed Software itself.

3.    Limited Warranty and Liability.
3.1    The Service Provider warrants that Installed Software will operate in substantial accordance with the Documentation for a period of 90 days from the date of delivery thereof to the Customer when used in accordance with the Documentation and this Licence Terms. The foregoing warranty will not apply with respect to the exclusions set forth in Section 2.4.
3.2    EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE AND TO THE EXTENT PERMITTED BY LAW, NO OTHER WARRANTIES ARE BEING GIVEN WITH RESPECT TO THE INSTALLED SOFTWARE AND DOCUMENTATION, AND THE SERVICE PROVIDER EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER IMPLIED OR ARISING UNDER STATUTE, COMMON LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.
3.3    The Parties agree to the following indemnity arrangements:
(a)    Notwithstanding anything to the contrary in Section 3.4(b), the Customer agrees to indemnify, defend, and hold harmless the Service Provider, its affiliates, and their respective successors, assigns, officers, directors, agents and employees, from and against any and all third-party claims, proceedings, suits, and demands (“Claims”), and all related damages, liabilities, costs and expenses (including reasonable attorneys’ fees), arising out of or in connection with (iii) any infringement (or claim of infringement) by a third party of any third party intellectual property rights, based upon the Service Provider’s use of any data or materials made available to the Service Provider by or on behalf of the Customer, or otherwise used by or on behalf of the Customer in connection with the Installed Software (including any violation or infringement thereby of third party intellectual property or other rights).
(b)    The Service Provider shall indemnify, defend and hold harmless the Customer its affiliates, and their respective successors, assigns, officers, directors, agents and employees, against any third-party Claim brought against the Customer in accordance with clause 30.2 and 30.3 of the Agreement. CLAUSE 30.3 OF THE AGREEMENT STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF THE SERVICE PROVIDER, AND THE SOLE REMEDY OF THE CUSTOMER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY ANY INSTALLED SOFTWARE OR ANY

PART THEREOF(c)    The indemnification obligations set out above are conditioned upon: (i) the indemnified party notifying the indemnifying party in writing as soon as practically possible of the claim, suit or proceeding for which the indemnifying party is obligated under this section; and (ii) the indemnified party cooperating with, assisting and providing information to, the indemnifying party as reasonably required; and (iii) the indemnified party granting the indemnifying party the right to defend or settle such claim, suit or proceeding, at the indemnifying party’s cost and expense as stated above. Neither party shall admit liability in respect of, or settle a claim, suit or proceeding in the name and on behalf of, the other party without first obtaining the other party’s written consent. In this regard, it is also agreed that the indemnifying party shall not enter into any settlement Licence Terms with respect to any such claim, suit or proceeding unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such claim, suit or proceeding.

4.	Installation

The Service Provider shall complete installation of the Installed Software at Customer specified location for Installed Software as described in Schedule 23 or as may be mutually agreed, at no additional charge.

APPENDIX 14.2 - SEQUENCE LICENCE AND DELIVERY TERMS
(APPLICABLE POST TERM & TERMINATION ASSISTANCE)

Set out in this Appendix 14.2 are the terms that will apply to the ongoing, post-termination licence of the Service Provider’s “Sequence” product as envisaged by section B of this Schedule 14. The Service Provider agrees that save for completion of the details on the front page of the terms set out in this Appendix 14.2, it shall not be entitled to seek any changes to the terms of this Appendix 14.2 if the Customer seeks to invoke its ongoing licence right pursuant to section B of this Schedule 14 and shall execute a stand-alone licence agreement in these terms if required to by the Customer and that such execution shall be performed as a Termination Assistance related task.

Genpact International, Inc.
Sequence Order Form

Term	Description
Client
(1)    ASPEN INSURANCE UK SERVICES LIMITED a company incorporated in England with registered number 04270446, whose registered office is at 30 Fenchurch Street, London, EC3M 3BD (the “UK Customer”); and
(2)    ASPEN INSURANCE U.S. SERVICES, INC. a company incorporated in Delaware, United States , whose registered office is at 1209 Orange Street, Wilmington, DE 19801 (the “US Customer”);
(3)    ASPEN BERMUDA LIMITED a company incorporated in Bermuda with company number 127314 and registration number 32866, whose registered office is at 141 Front Street, Hamilton HM 19, Bermuda (the “Bermuda Customer”)
(each individually and collectively referred to as the “Client”).

[To be updated at the relevant time to reflect the Customer’s then current group structure. The Parties agree that additional text reflecting appropriate invoicing arrangements that are substantially similar to the invoicing arrangements the in place under the Agreement immediately prior to the effective date of termination of the same shall be included to the extent the Customer requires the same.]

Genpact	Genpact International, Inc., a Delaware corporation with an address of 1155 Avenue of the Americas, 4th Floor, New York, NY 10036, USA (“Genpact”)
Effective Date	[To be updated at the relevant time]
Products
     Sequence
     Installed Software

Additional Notes [Terms applicable to Installed Software shall apply from the Licence Terms. The parties note that they will also have to execute suitable data protection legislation addendums to enable processing of personal data (if any) in connection with provision of Maintenance. The parties agree that they will agree data protection terms that are substantially similar to those in place pursuant to the Agreement immediately prior to the effective date of termination of the same. In this regard the Parties may agree that notwithstanding termination of the Agreement, they will keep in place any data transfer agreements in place as at the effective termination date but link them to this licence agreement.]

Services	Select as appropriate: Maintenance Professional Services Application Support [For the Client to choose]
Authorized Period	Perpetual but subject to subscription fee
Usage Metrics
     Number of Authorized Users [ ]
     Number of workflows [workflow for the Ops Centre and the Submission Management tool] [fill as appropriate]
     Enterprise [ ]

Pricing Notes [The Parties have agreed a “Subscription” fee of $[***] per annum per user that shall apply to ongoing usage of the [ ]

Initial Maintenance Period	[insert Maintenance Period]
Maintenance Renewal terms
Maintenance will automatically renew for successive [1 year] terms and the Client will pay the applicable Maintenance Fees therefore, unless the Client provides Genpact at least 90 days’ written notice of non-renewal prior to the end of the then-current Maintenance Period. [to be updated]

Maintenance Fees	Incorporated into the Subscription fee amount referenced above.
Professional Services	[Scope/deliverables Dependencies and Assumptions Project Timetable]
Professional Services Fees	[insert Professional Services Fees, for professional services stated above]
Application Support Period	[Insert Application Support Period]
Application Support Fees	Incorporated into the Subscription fee amount referenced above. [It is agreed that Maintenance Fees are included in the “Subscription” fee referenced above.]
Contact	Genpact: [Name to be updated] Client: [Name to be updated]

This Order is subject to the Licence Terms, which is incorporated by reference and which takes precedence. No terms of any agreement, purchase order or other form provided by the Client will modify this Order or the Licence Terms. Capitalized terms used but not defined in this Order have the meanings ascribed to them in the Licence Terms.

Agreed:
[Client]                                Genpact International, Inc.

By:        By:
Name:         Name:
Title:        Title:
Date:        Date:

SCHEDULE 15
EXIT PLAN AND SERVICE TRANSFER ARRANGEMENTS

1.	OBJECTIVES

1.1	The purpose of Termination Assistance is:

1.1.1
to enable the Service Provider to cease supplying the Services or such part(s) of the Services as are to be terminated and for the Customer or the Successor Service Provider during and in any event no later than the end of the Termination Assistance Period to undertake the applicable Replacement Services; and

1.1.2
to eliminate or minimise any disruption or deterioration of the Services, or failure to achieve the Service Levels, during and as a result of the handover from the Service Provider and the commencement of the Replacement Services.

2.	TERMINATION PLANNING

2.1
The Service Provider shall develop a plan for the smooth and effective management of the termination or expiry of this Agreement (the “Exit Plan”) and, within ninety (90) days following the First Service Commencement Date, shall submit the same for approval by the Customer. The Service Provider shall ensure that the Exit Plan shall be sufficiently clear and detailed to enable the Customer and the Service Provider to meet the objectives set out in paragraph 1 above. The level of detail of the Exit Plan shall be reasonable but in any event sufficient to provide the procedures and responsibilities for an orderly transition of Services. In the event that the Agreement terminates within ninety (90) days of the First Service Commencement Date, the Service Provider shall submit the Exit Plan to the Customer within twenty (20) days of the date of the termination notice.

2.2	The Service Provider shall during the Term:

2.2.1
maintain the Exit Plan through the Term and any Termination Assistance Period, ensuring that it is updated regularly (including upon completion of the Transition of each Service Tower and following completion of any Committed Transformation or Future Transformation Project) to reflect the then current Services;

2.2.2	at the Customer’s request, provide information and assistance reasonably necessary to conduct the termination in accordance with the Exit Plan as efficiently and effectively as possible;

2.2.3
jointly review and verify the Exit Plan with the Customer at least once per year (or otherwise reasonably requested by the Customer) in such a way as to provide the Customer with a high level of confidence that the process and procedures required by the Exit Plan can be put into effect at the commencement of the Termination Assistance Period. Areas of the Exit Plan which are identified as failing or requiring improvement shall be identified and the steps necessary to remedy such failures or improve such areas clearly stated and then undertaken by the Service Provider as soon as reasonably practicable.

2.3	The Exit Plan shall, amongst other things:

2.3.1	provide details of the Service Provider functions and other resources that shall provide Termination Assistance as agreed between the Parties;

2.3.2	set out clearly how the Service Provider shall engage with the Customer any third party entities it may have appointed as Successor Service Providers and/or to assist it with the exit process;

2.3.3	be designed to address all the issues set out in this Schedule 15; and

2.3.4	provide a timetable, project milestones, generic timings, process, responsibilities of each of the Parties and specify critical controls for providing the Termination Assistance.

3.	GENERAL TERMINATION ASSISTANCE OBLIGATIONS

3.1
As soon as possible (but in any event within three (3) weeks) following receipt or submission of a notice of termination or notification that the Agreement shall not be renewed the Customer may request a Termination Assistance Period of up to twelve (12) months (effective from the date of such notice), and the Service Provider shall update the Exit Plan to ensure it contains the most current information and accurately predicts the timescales for conducting Termination Assistance and deliver it to the Customer.

3.2
The Parties shall meet as soon as reasonably practical following commencement of the Termination Assistance Period and agree what additional resources may be required during the Termination Assistance Period to enable the provision of Termination Assistance, and the provisions of paragraph 3.3 below shall thereafter apply.

3.3	The Parties agree as follows:

3.3.1	the Service Provider shall provide the Continuation Services during the Termination Assistance Period for the Charges;

3.3.2
to the extent provided for in the Exit Plan (or otherwise agreed between the Parties in writing), the Service Provider may be relieved from liability for Service Credits in respect of a failure to meet the Service Levels if Service Provider Personnel are removed from provision of the Continuation Services or the termination of specific aspects of the Continuation Services during the Termination Assistance Period render it unreasonable for the Service Provider to achieve the applicable Service Levels. The Parties will discuss whether any reduction in the Charges is appropriate;

3.3.3
the Service Provider shall update the Procedures Manual at the start of the Termination Assistance Period to reflect the then current nature of the provision of the Services unless it had been updated within the three (3) months preceding the start of the Termination Assistance Period;

3.3.4
the Service Provider shall undertake the activities identified under the Exit Plan and shall use Commercially Reasonable Efforts to mitigate the costs of so doing (including by the reasonable use of the Service Provider’s internal support functions such as human resources, legal and finance in support of the Service Provider’s Termination Assistance obligations); and

3.3.5	the Service Provider shall undertake any further activities that are required under the Exit Plan.

3.4
The Customer shall have an option to extend the Termination Assistance Period two times by written notice of at least thirty (30) Business Days each time to the Service Provider provided that each such extension shall not extend beyond three (3) months after the expiry of the original Termination Assistance Period or the previous extension period.

3.5	The Customer shall have the right to terminate its requirement for Termination Assistance by serving not less than twenty (20) days' notice upon the Service Provider to such effect.

3.6
For the purposes of this Schedule 15 and the Exit Plan, a reference to the Customer includes any other person nominated by the Customer, including any Successor Service Provider, provided that the Customer shall act as an intermediary between the Service Provider and such third parties and the Service Provider’s point of contact for the obligations in Termination Assistance shall be the Customer’s Contract Manager. The Service Provider may require the Successor Service Provider and the Customer to enter into the Service Provider’s reasonable standard form agreement addressing access to Service

Provider facilities and Service Provider Equipment, including the Service Provider and the Successor Service Provider entering into an Agreed Form NDA.

3.7
Each Party shall use Commercially Reasonable Efforts to ensure that any novation of a contract to be undertaken pursuant to the terms of this Schedule 15 shall be undertaken substantially on the terms set out in Annex 2.

3.8	Each Party shall bear its own internal costs in connection with assigning and/or novating any contracts pursuant to this Schedule 15.

3.9
Each Party shall use Commercially Reasonable Efforts to minimise any costs payable to third parties in connection with the implementation of the Exit Plan and the orderly transfer of service (including any consent and transfer fees associated with obtaining any third party consent to assignment, novation, licensing or sub-licensing).

3.10	If the terms of the Exit Plan are incomplete, unclear, ambiguous or contradictory to the terms of this Schedule 15, then they are to be interpreted and construed by reference to this Schedule 15.

4.	CHARGES FOR TERMINATION ASSISTANCE AND CONTINUATION SERVICES

4.1
In the event of the expiry or termination of this Agreement for any reason, the Service Provider shall be entitled to charge for Termination Assistance and Continuation Services if and to the extent set out in Schedule 10 (Charging & Invoicing), but in any event, and for the avoidance of doubt, the Service Provider shall be obliged in all circumstances to provide the Termination Assistance and Continuation Services. Notwithstanding the foregoing, if this Agreement has been terminated by the Service Provider due to the Customer’s non-payment of the Charges, the Service Provider shall not be obliged to perform Termination Assistance if the Customer does not pay the Charges for Termination Assistance in advance of the provision of such Termination Assistance.

4.2	The Charges for Termination Assistance (if any) shall be calculated by reference to paragraph 24 of Schedule 10 (Charging & Invoicing).

5.	FURTHER TENDERS

5.1
At any time during the Term, at the Customer’s request the Service Provider shall provide to the Customer and/or its potential Successor Service Providers (subject to such potential Successor Service Providers entering into reasonable written confidentiality undertakings substantially in the form of the Agreed Form NDA) the following material and information in order to facilitate the preparation by the Customer of any invitation to tender and/or to facilitate any potential Successor Service Providers undertaking due diligence:

5.1.1	details of the Service(s);

5.1.2	an up-to-date copy of inventories of any Equipment or Software used in the provision of the Services;

5.1.3	an inventory of the Customer Data in the Service Provider's possession or control;

5.1.4
details of any Dedicated Third Party Contracts and any Non-Dedicated Third Party Contracts, including the identities of the Third Party Service Providers, the nature of the relevant services, and such other information as the Customer reasonably requires to procure alternative third party contracts and/or services (but excluding any confidential information which the Service Provider is not permitted under the terms of such contracts to disclose to the Customer or commercially sensitive information);

5.1.5	a list of ongoing and/or threatened disputes in relation to the provision of the Services of which the Service Provider is aware (or should reasonably be aware); and

5.1.6	such other material and information relevant to the Services or the Replacement Services as the Customer reasonably requires,
(together, the “Exit Information”).

5.2
Provided the Service Provider and Successor Service Provider have entered into an Agreed Form NDA, the Customer may disclose the Service Provider's Confidential Information to a Successor Service Provider solely to the extent that such disclosure is necessary in connection with such engagement (except that the Customer may not under this paragraph 5.2 disclose any of the Service Provider’s Confidential Information which is information relating to the Service Provider’s or its Approved Sub-contractors’ prices or costs). Nothing in this Agreement shall prevent the Customer from disclosing to potential Successor Service Providers Customer-owned information, such as: asset inventory, incident and problem ticket data, policies and procedures manuals, and staffing levels, and Service Levels.

5.3	The Service Provider shall:

5.3.1
notify the Customer within five (5) Business Days of any material change to the Exit Information which may adversely impact upon the potential transfer and/or continuance of any Services and shall consult with the Customer regarding such proposed material changes; and

5.3.2	provide complete updates of the Exit Information on an as-requested basis as soon as reasonably practicable and in any event within ten (10) Business Days of a request in writing from the Customer.

5.4	The Service Provider may charge the Customer for its reasonable additional costs to the extent the Customer requests more than two (2) updates pursuant to paragraph 5.3.2 in any six (6) month period.

5.5
The Service Provider shall ensure that the Exit Information provided under this paragraph 5 is accurate and complete in all material respects and the level of detail to be provided by the Service Provider shall be such as would be reasonably necessary to enable a third party to:

5.5.1	prepare an informed offer for the provision of the Services; and

5.5.2	not be disadvantaged in any subsequent procurement process compared to the Service Provider (if the Service Provider is invited to participate).

6.	EQUIPMENT
The Service Provider shall arrange for the removal, delivery and installation of any Customer Equipment which is in the Service Provider’s possession or control. The cost of such removal, delivery and installation shall be borne by the Customer or shall be as agreed in writing between the Parties at the time of the original move of such Customer Equipment or, in the case of new Customer Equipment purchased by the Service Provider during the Term, at the time of purchase of such Customer Equipment.

7.	SOFTWARE

7.1
Subject to paragraph 7.4 below, in relation to third party Software required to perform the Replacement Services, that are listed in Schedule 19 (Transferring Contracts/Rights to Use) (it being acknowledged at the Effective Date that no such Software is listed) the Service Provider shall (at the request of the Customer’s Contract Manager) use Commercially Reasonable Efforts (including in obtaining any third party consents) either to:

7.1.1	novate or assign any Dedicated Licences to the Customer; or

7.1.2
in respect of any Dedicated Licences which the Service Provider (having used Commercially Reasonable Efforts) has not assigned or novated in accordance with paragraph 7.1.1, and any Non-Dedicated Licences, procure licences to use such Software for the Customer, and the Customer to the extent specified in Schedule 19 (Transferring Contracts/Rights to Use) shall pay any applicable novation, assignment, or license fees. Schedule 19 (Transferring Contracts/Right to Use) sets forth whether Software is Dedicated or Non-Dedicated.

7.2	The Service Provider shall grant a licence to the Customer in respect of all Service Provider Materials and Service Provider Tools or Software as set forth in Schedule 14 (Sequence License).

7.3	Subject to paragraph 7.4, in relation to its obligations under paragraphs 7.1 and 7.2, the Service Provider shall:

7.3.1	prepare and execute the relevant licences, novations or assignments; and

7.3.2	do all other things reasonably needed to effect the transfer of the relevant licences.

7.4
The Service Provider shall consult with the Customer and obtain the Customer’s consent to licensing and maintenance fees and other material licence terms before entering into any licences for third party Software during the Termination Assistance Period.

7.5
All licences, leases and authorisations granted by the Customer to the Service Provider in relation to this Agreement are terminated with effect from the date of termination or the end of the Termination Assistance Period unless the Customer’s Contract Manager directs otherwise.

8.	THIRD PARTY SERVICES

8.1
At the request of the Customer, the Service Provider shall use Commercially Reasonable Efforts to either novate or assign any Dedicated Third Party Contracts to the Customer (including in obtaining any third party consents) or assist the Customer in entering into new contracts with the relevant third parties for the provision of services that are or were provided to the Service Provider under such contracts, on reasonable terms and conditions.

8.2
In respect of third party services (including for the avoidance of doubt maintenance agreements and third party Software licences) which relate exclusively to the Customer Equipment referred to in paragraph 6 above, the following shall apply:

8.2.1	the Service Provider shall use Commercially Reasonable Efforts to minimise any outstanding charges payable in respect of such services; and

8.2.2
the Customer shall assume financial obligations and accept transfer in respect of such services. Subject to pre-existing obligations of confidentiality, the Service Provider shall substantiate all amounts payable or otherwise certify (giving reasons) that the amounts payable are proper.

8.3	The Service Provider shall:

8.3.1	use Commercially Reasonable Efforts to obtain third party consents; and

8.3.2	do all other things reasonably necessary,
to give effect to the provisions of this paragraph 8.

9.	DATA AND MATERIAL

9.1	The Service Provider shall assist the Customer in transporting, loading and running the Customer Data and the Customer Material.

9.2	The Service Provider and the Customer shall each comply with its obligations to return Customer Software, Data and Material under clauses 13 and 18 of the Agreement.

10.	PERSONNEL

10.1
The Service Provider shall use Commercially Reasonable Efforts to assist the Customer by liaising with any of the Service Provider’s sub-contractors to ensure that the termination is performed in accordance with the obligations under this Agreement and the Exit Plan.

10.2
Subject to the other provisions of this Schedule 15 and the Agreement generally, the Service Provider shall, as soon as reasonably practicable after a request, provide to the Customer Personnel such information and instruction as could reasonably be expected to enable the Customer to provide services similar to the Services, with minimum disruption and in accordance with service levels similar to the Service Levels. This instruction includes the Customer assigning Customer Personnel to work with the Service Provider Personnel to facilitate necessary knowledge transfer from the Service Provider to the Customer as set out in paragraph 11 below.

10.3	The Parties shall comply with their obligations under Schedule 17 (Staff Transfer).

11.	KNOWLEDGE TRANSFER

11.1
Subject to the provisions of paragraph 4 above, the Service Provider shall provide for the transfer of knowledge reasonably required for the provision of the Services to the Customer and/or its nominated Successor Service Provider(s), which may, as appropriate include information, records and documents. To facilitate the transfer of knowledge from the Service Provider to the Customer and/or its nominated Successor Service Provider(s), the Service Provider shall explain the relevant procedures and operations to the Customer’s and/or its nominated Successor Service Provider(s)’ personnel.

11.2
The information to be provided by the Service Provider to the Customer (or to such parties, including any Successor Service Provider(s), as the Customer may direct) pursuant to paragraph 11.1 above shall include:

11.2.1	copies of the Procedures Manual and any other operations manuals used by the Service Provider in connection with the delivery of the Services;

11.2.2	relevant System, Software and/or Hardware information;

11.2.3	a list of third party suppliers of goods and services which are to be transferred to the Customer;

11.2.4	key support contact details for third party supplier employees under contracts which are to be assigned or novated to the Customer;

11.2.5
information regarding work in progress and unresolved faults in progress at the commencement of the Termination Assistance Period as well as those expected to be in progress at the end of the Termination Assistance Period. This information shall be updated by the Parties at the end of the Termination Assistance Period; and

11.2.6	details of security processes and tools that shall be available to the Customer.

12.	OPERATIONAL TRANSITION

12.1
Subject to the provisions of paragraph 4 above, the Service Provider shall use Commercially Reasonable Efforts to perform the activities identified in the Exit Plan as required to effect a smooth transfer of operational responsibilities for the Replacement Services. This may include (to the extent applicable to the Replacement Services and where not already documented in this Schedule 15) the following:

12.1.1
carrying out such activities within the time frames specified in the Exit Plan and ensuring that the quality metrics and other acceptance and handover completion processes specified in the Exit Plan are complied with or, if none are specified, ensuring the quality levels achieved are consistent with Good Industry Practice;

12.1.2	documenting and delivering object libraries, reference files and Software used to provide the Services;

12.1.3	delivering the existing Systems support profiles, monitoring or System logs, the Documentation, problem tracking/resolution Documentation and status reports;

12.1.4
providing work volumes, staffing requirements, actual Service Levels and information on historical performance for each service component, over the twelve (12) months preceding the commencement of the Termination Assistance Period;

12.1.5
with respect to work in progress as at the end of the Termination Assistance Period, documents the current status, stabilising for continuity during transition, and providing any required training to achieve transfer of responsibility without loss of momentum or adverse impact on project timetables; and

12.1.6	providing information and process dashboard data for reports, as required.

13.	GENERAL

13.1
If the Service Provider materially breaches or unreasonably and wilfully refuses to perform any of its Termination Assistance obligations set out in paragraphs 2.2.1, 2.2.2, 3.1, 3.3.4, 3.3.5, 5.1, 5.3, 10.2, 11 or 12 and such failure or refusal remains uncured for ten (10) days following receipt of written notice of such failure or refusal, then the Customer shall be entitled to exercise any of its rights and remedies set out in paragraph 13.3.

13.2
The Service Provider shall not be entitled to withhold performance of any of its Termination Assistance obligations for any reason (save where the Customer is in breach of its obligations to the pay the Service Provider in accordance with paragraph 4).

13.3	If paragraph 13.1 applies, then without prejudice to any of its other rights and remedies under this Agreement, the Customer shall be entitled to:

13.3.1	elect to commence a new Termination Assistance Period;

13.3.2	assert that the Service Provider is in material breach of the Agreement;

13.3.3
inform any Successor Service Provider(s) of the material breach with full details of that material breach to explain any consequential delays and impact on the transition of the Services to such Successor Service Provider(s);

13.3.4
appoint a third party to obtain any information that is not provided by the Service Provider, or perform any obligation of the Service Provider that is not performed, at the Service Provider’s cost (save that the costs payable by the Service Provider under this paragraph 13.3.4 shall not exceed the amount of Charges that would have been payable to the Service Provider in respect of the relevant Termination Assistance obligation(s));

13.3.5	invoke its rights under clause 8.5 of the Agreement (Executive Escalation); and/or

13.3.6	seek injunctive relief to compel the Service Provider to perform its Termination Assistance obligations.

ANNEX 1
AGREED FORM NON-DISCLOSURE AGREEMENT
THIS CONFIDENTIALITY AGREEMENT is made on 20[ ]

BETWEEN

(1)	[SERVICE PROVIDER ENTITY], of [REGISTERED OFFICE ADDRESS] (the “Service Provider”); and

(2)	[THIRD PARTY SUPPLIER/SUCCESSOR SERVICE PROVIDER] of [REGISTERED OFFICE ADDRESS] (the “Third Party Supplier”),

each a “Party” and together the “Parties”.

BACKGROUND:

(A)	The Parties wish to provide protection for the Confidential Information (as defined below) that they may disclose to each other in the process of conducting their respective business activities.

(B)	The Parties therefore agree to disclose Confidential Information to each other on and subject to the terms set out below.

THE PARTIES AGREE as follows:

1.	Definitions

1.1	For the purpose of this Confidentiality Agreement, the following terms shall have the following meanings:

“Affiliates”	with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity;
“Confidential Information”
any information that is marked as confidential or that may reasonably be regarded as confidential relating to the products, business, affairs, data, technology, know-how, methodology of supply, developments, finances, employees, customers or suppliers of a Party or its Affiliates, including information based on or otherwise derived from information and/or materials disclosed by that Party;

“Control”
and its derivatives means the power of a person to secure (i) by means of the holding of shares or the possession of voting power in an entity, or (ii) by virtue of any powers conferred by the articles of association or other document regulating or relating to an entity, that the affairs of that entity are conducted in accordance with that person’s wishes and “Controlled” and “Controlling” shall be construed accordingly;

“Customer”	[Aspen Insurance UK Services Limited];
“Disclosing Party”	the Party or its Affiliates disclosing Confidential Information;
“Outsourcing Agreement”	the agreement executed by and between the Service Provider and the Customer dated ________________;
“Receiving Party”	the Party or its Affiliates receiving Confidential Information; and
“Third Party Supplier Agreement”	the agreement executed by and between the Third Party Supplier and the Customer dated _______________.

2.	Disclosure

2.1	Confidential Information will be disclosed either:

2.1.1	in writing;

2.1.2	by delivery of items;

2.1.3	by initiation of access to Confidential Information, such as may be in a database; or

2.1.4	by oral or visual presentation.

2.2
Confidential Information should be marked with a restrictive legend of the Disclosing Party. If Confidential Information is not marked with such legend or is disclosed orally, the Confidential Information shall be identified as confidential at the time of disclosure. In any event, Confidential Information will be protected by this Confidentiality Agreement if by its nature it would reasonably be considered to be confidential even if it is not marked with a restrictive legend or identified as confidential at the time of disclosure.

3.	Obligations

3.1	The Receiving Party agrees to:

3.1.1
use the same care and discretion to avoid disclosure, publication or dissemination of the Disclosing Party’s Confidential Information as it uses with its own similar Confidential Information that it does not wish to disclose, publish or disseminate; and

3.1.2	use the Disclosing Party’s Confidential Information solely for the purpose for which it was disclosed or otherwise for the benefit of the Disclosing Party.

3.2	The Receiving Party may disclose Confidential Information to:

3.2.1
those of its employees and to those of its Affiliates’ employees and agents to whom it is necessary to disclose such Confidential Information and only to the extent the such disclosure is necessary in order to carry out the purpose for which the Confidential Information was disclosed by the Disclosing Party provided always that such employees and agents are subject to confidentiality obligations substantially the same as those set out in this Confidentiality Agreement and only to the extent such employees and agents require it in connection with their role;

3.2.2	any other party with the Disclosing Party’s prior written consent.

3.3
Before disclosure to other parties as described in Clause 3.2.2, the Receiving Party will have a written agreement with such party sufficient to require that party to treat Confidential Information in accordance with this Confidentiality Agreement.

3.4
The Receiving Party may disclose Confidential Information to the extent required by law, provided that the Receiving Party shall use its best endeavours to limit such disclosure and provide the Disclosing Party with an opportunity to make representations to a relevant court and unless prohibited by law, the Receiving Party will give the Disclosing Party prompt notice to allow the Disclosing Party a reasonable opportunity to obtain a protective order.

3.5
Notwithstanding the Parties’ obligations in this Clause 3, the Parties acknowledge that general ideas, concepts and know-how contained in the Disclosing Party’s Confidential Information related to the Outsourcing Agreement or the Third Party Supplier Agreement (as applicable) may be retained in the unaided memories (meaning that part of the memory that cannot be controlled or influenced by a person) of the Receiving Party’s employees who have had access to the Confidential Information in accordance with the terms of this Confidentiality Agreement. The Parties therefore agree that the Receiving Party shall not be in breach of this Confidentiality Agreement if the Receiving Party’s employees who have had access to such Confidential Information use such retained general ideas, concepts and know-how in conducting the Receiving Party’s business activities.

3.6	Nothing contained in Clause 3.5 gives the Receiving Party the right to disclose, publish or disseminate:

3.6.1	the source of Confidential Information;

3.6.2	any financial, statistical, or personnel data of the Disclosing Party;

3.6.3	any of the Customer’s client information and/or client object data;

3.6.4	the business plans of the Disclosing Party.

Without limiting the foregoing, neither Party shall use any ideas, concepts or know-how if such use (a) violates the other Party’s Confidential information or (b) involves the reproduction or reconstruction of any Confidential Information in such a form as may involve an infringement of the other Party’s Intellectual Property Rights.

4.	Exceptions to Obligations

4.1	The Receiving Party may disclose, publish, disseminate and use Confidential Information that is:

4.1.1	already in its possession without obligation of confidentiality;

4.1.2	developed independently;

4.1.3	obtained from a source other than the Disclosing Party without obligation of confidentiality;

4.1.4	publicly available when received, or subsequently becomes publicly available through no fault of the Receiving Party; or

4.1.5	disclosed by the Disclosing Party to another person without obligation of confidentiality.

5.	Return of Confidential Information

5.1	All documents, files or other items containing any Confidential Information received or derived from the Disclosing Party shall remain the absolute property of the Disclosing Party.

5.2
The Receiving Party shall at the request of the Disclosing Party, return to the Disclosing Party or destroy forthwith all documents, files or other items containing any Confidential Information received or derived from the Disclosing Party.

6.	Notification of Disclosure

6.1
The Receiving Party shall promptly notify the Disclosing Party if the Receiving Party becomes aware of any unauthorised disclosure or use of any of the Confidential Information received or derived from the Disclosing Party by the Receiving Party, its employees or representatives, any of its Affiliates and/or the employees or representatives of any of its Associates.

7.	Disclaimers

7.1	The Disclosing Party provides Confidential Information without warranties of any kind in favour of the Receiving Party.

7.2	The Disclosing Party will not be liable to the Receiving Party for any damages arising out of the use of Confidential Information disclosed under this Confidentiality Agreement.

7.3
Neither this Confidentiality Agreement nor any disclosure of Confidential Information made under it grants the Receiving Party any right or licence under any trademark, copyright or patent now or subsequently owned or controlled by the Disclosing Party.

8.	General

8.1	This Agreement does not require either Party to disclose or to receive Confidential Information.

8.2
The Parties agree that the terms of this Confidentiality Agreement do not replace the obligations of confidence set out in any other agreement currently in force between either of the Parties and the Customer (the “Lead Agreement”) which shall apply to those Parties in addition to the terms of this Confidentiality

Agreement. [In the event that there is a conflict between the terms of the Lead Agreement and these terms, the terms of the Lead Agreement shall prevail.]

8.3	Neither Party may assign, or otherwise transfer, its rights or delegate its duties or obligations under this Confidentiality Agreement without prior written consent. Any attempt to do so is void.

8.4
The receipt of Confidential Information under this Confidentiality Agreement will not in any way limit the Receiving Party from (subject always to the Receiving Party’s compliance with its confidentiality obligations hereunder):

8.4.1	providing to others products or services which may be competitive with products or services of the Disclosing Party;

8.4.2	providing products or services to others who compete with the Disclosing Party; or

8.4.3	assigning its employees in any way it may choose.

8.5	The Receiving Party will comply with all applicable export and import laws and regulations.

8.6	Only a written agreement signed by both Parties can modify this Confidentiality Agreement.

8.7
The Parties acknowledge that damages alone would not be an adequate remedy for any breach of the provisions of this Confidentiality Agreement. Accordingly, without prejudice to any other rights or remedies that any Party may have, the Parties agree that they shall be entitled to seek equitable relief, including injunctions and orders for specific performance, in the event of any breach of the provisions of this Confidentiality Agreement, in addition to all other remedies available at law or in equity.

8.8
This Confidentiality Agreement shall remain in force for as long as either Party is under an obligation to cooperate or provide assistance to the other Party and/or the Customer pursuant to the terms of the Outsourcing Agreement or the Third Party Supplier Agreement (as applicable).

9.	Governing Law and Jurisdiction

9.1
This Agreement and all matters arising out of or in connection with it (including any non-contractual dispute or claim) shall be governed by English law and the Parties irrevocably submit to the non-exclusive jurisdiction of the English courts in respect thereof.

9.2
AGREED by the Parties through their duly authorised representatives on the date written at the start of this Agreement.

Signed for and on behalf of:
[SUPPLIER]

Signed _______________________

Full Name ____________________

Title_________________________

Signed for and on behalf of:
[THIRD PARTY SUPPLIER/SUCCESSOR SERVICE PROVIDER]

Signed_______________________

Full Name ____________________

Title_________________________

ANNEX 2
EXIT NOVATION AGREEMENT
This Novation Agreement is dated [ ]
BETWEEN:

(1)	[THIRD PARTY VENDOR], a company registered in England and Wales (with registered number [ ]) and whose registered office is at [ ] (the “Third Party Vendor”);

(2)	[EXISTING SERVICE PROVIDER], a company registered in England and Wales (with registered number [ ]) and whose registered office is at [ ] (the “Outgoing Service Provider”); and

(3)	[SUCCESSOR SERVICE PROVIDER/THE CUSTOMER], a company registered in England and Wales (with registered number [ ]) whose registered office is at [ ] (the “Successor”).
RECITALS:

(A)	The Third Party Vendor and the Outgoing Service Provider have entered into the agreement(s) listed in Schedule 1 (the “Agreement(s)”).

(B)
The Parties have agreed to enter into this Novation Agreement under which the rights and obligations of the Outgoing Service Provider under the Agreement(s) are transferred to and undertaken by the Successor, in the Outgoing Service Provider’s stead.

In consideration of the mutual undertakings given hereunder the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The following words and phrases shall have the following meanings:
Agreement(s)            has the meaning given in Recital (A);
[Customer            ;]
Novation Agreement        means this agreement and the schedules attached hereto;

Novation Date	means in respect of [the][an] Agreement[s], the date shown in the relevant paragraph[s] in schedule 1 to this Novation Agreement;

Services Agreement	means the services agreement entered into between the Outgoing Service Provider and the Third Party Vendor on the [ ].

2.	COMMENCEMENT DATE
In relation to [the] [each] Agreement, the terms of this Novation Agreement shall come into effect on the [relevant] Novation Date.

3.	UNDERTAKINGS

3.1
Subject to clause 4, the Successor hereby undertakes to the Third Party Vendor and the Outgoing Service Provider that, with effect on and from the Novation Date, it shall accept and perform all obligations and discharge all liabilities and otherwise be bound by the Agreement(s) as if the Successor had at all times since the Agreement(s) entered into force been a Party to the Agreement(s) in place of the Outgoing Service Provider.

3.2
Subject to clause 4, the Third Party Vendor hereby undertakes to the Successor and the Outgoing Service Provider that, with effect from the Novation Date, it shall accept and perform all obligations and discharge all liabilities and otherwise be bound by the Agreement(s) as if the Successor had, at all times since the Agreement(s) entered into force been a Party to the Agreement(s) in place of the Outgoing Service Provider.

4.	RELEASE AND ONGOING OBLIGATIONS

4.1
In consideration for the undertakings given in this Novation Agreement, the Outgoing Service Provider and the Third Party Vendor, with effect on and from the Novation Date each releases and discharges the other from that Party’s obligations and liabilities to the other under or in relation to the Agreement(s), and, subject to the foregoing, the Outgoing Service Provider and the Third Party Vendor hereby waive any rights of action they may have under the Agreement(s) against each other in respect of the rights, obligations and liabilities assumed by the Successor.

4.2	The Outgoing Service Provider, the Third Party Vendor and the Successor hereby agree that, in respect of the Agreement(s):

(a)
the Outgoing Service Provider shall remain liable to the Third Party Vendor for all of the Outgoing Service Provider’s liabilities, obligations, acts and omissions that accrued or occurred prior to the Novation Date;

(b)
the Third Party Vendor shall remain liable to the Outgoing Service Provider for all of the Third Party Vendor’s liabilities, obligations, acts and omissions that accrued or occurred prior to the Novation Date;

(c)
the Successor shall be liable to the Third Party Vendor or the Outgoing Service Provider, as applicable, for all of the Successor’s liabilities, obligations, acts and omissions that accrue or occur on or after the Novation Date; and

(d)
the Successor shall not be liable to either the Outgoing Service Provider or the Third Party Vendor for any liabilities, obligations, acts or omissions that accrued or occurred prior to the Novation Date.

4.3	The Successor and the Third Party Vendor agree that, subject to clause 6.2 below, the Agreement(s) shall remain in full force and effect as novated by this Novation Agreement.

5.	RIGHTS

5.1
The Successor shall be entitled to rights and benefits identical to those to which the Outgoing Service Provider was entitled under or in relation to the Agreement(s) immediately prior to the Novation Date.

5.2
The Third Party Vendor shall be entitled to rights and benefits in relation to the Successor, identical to those to which it was entitled in relation to the Outgoing Service Provider under or in relation to the Agreement(s) immediately prior to the Novation Date.

5.3
The Outgoing Service Provider, the Third Party Vendor and the Successor hereby agree that, notwithstanding anything to the contrary in the Agreement(s), the Outgoing Service Provider shall be entitled to assign, novate or otherwise transfer any or all of its rights, obligations or liabilities under the Agreement(s) to Successor. The Third Party Vendor and the Successor undertakes to the Outgoing Service Provider that each shall execute all such documents, consent, waivers and do all such other things as are reasonably required to give effect to the provisions of this clause 5 or any other provision of this Novation Agreement.

6.	[SPECIFIC CONDITIONS AND AMENDMENTS]

6.1	[The terms and conditions of this Novation Agreement specific to each of the Agreement(s) are set out in Schedule 2 to this Novation Agreement.]

6.2
[The Outgoing Service Provider, the Successor and the Third Party Vendor agree that the Agreement(s) if amended, shall be amended as set out in Schedule 3 to this Novation Agreement. [Note to Draft: if any terms are to be amended as a result of negotiations between the Outgoing Service Provider and Customer then these should be set out in the Schedules.]

7.	CONFIDENTIALITY
The Outgoing Service Provider, the Third Party Vendor and the Successor agree to keep confidential the existence and terms of this Novation Agreement and any other document designated as confidential by the disclosing Party, save that, for the avoidance of doubt, they and their legal advisers may make a disclosure when under a legal or regulatory obligation to do so (provided that, where reasonably practicable and without breaking any legal or regulatory obligation, two (2) days’ prior written notice is provided by the Party making the disclosure to the other Parties), or to their respective professional advisors, auditors or insurers or in order to secure compliance with this Novation Agreement in the event of a breach by another Party (provided always that such third parties are placed under and comply with obligations of confidentiality no less onerous than those set out herein). The provision of confidentiality contained herein shall not apply to the extent that the information comprising the subject matter of this clause 7 falls into the public domain without breach by a Party of an obligation under this Novation Agreement, is otherwise acquired from a third party who owes no obligation in respect of the information, or is otherwise known by the receiving Party.

8.	WARRANTY OF AUTHORITY
Each Party warrants that this Novation Agreement constitutes its legal, valid and binding obligation, that it has full power and authority to enter into and perform and has taken all necessary action to authorise its entry into and performance of this Novation Agreement.

9.	COSTS
Each of the Parties shall pay its own costs in relation to the negotiation of this Novation Agreement and in relation to any legal documentation arising out of this Novation Agreement.

10.	ENTIRE AGREEMENT
Save in respect of any terms set out in the Services Agreement (which terms shall apply only as between the Third Party Vendor and the Successor), this Novation Agreement shall constitute the entire agreement between the Parties in relation to the subject matter of this Novation Agreement and all other terms, statements or undertakings are expressly excluded. The Parties acknowledge that in entering into this Novation Agreement they are not relying upon any statement or representation made by or on behalf of the other Party, whether or not in writing, at any time prior to the execution of this Novation Agreement, which is not expressly set out in this Novation Agreement. The foregoing does not exclude or limit any Party’s liability for any fraudulent misrepresentation upon which the other Party can prove it relied.

11.	COUNTERPARTS
This Novation Agreement may be executed in counterparts, each of which, when so executed and delivered, should be an original, but all the counterparts shall together constitute one and the same instrument.

12.	THIRD PARTY RIGHTS

A person who is not a party to this Novation Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Novation Agreement but this does not affect any rights or remedy of a third party which exists or is available other than under that Act.

13.	GOVERNING LAW
This Novation Agreement shall be considered as a contract made in England and shall be interpreted and construed according to the laws of England and Wales and any dispute or issue arising under or pursuant to this Novation Agreement shall be subject to the exclusive jurisdiction of the English Courts, to which all the Parties hereby irrevocably submit.

IN WITNESS whereof the Parties hereto duly enter into this Novation Agreement the day and year first before written.
SIGNED for and on behalf of [THIRD PARTY VENDOR] by:

Signature:    ………………………………….

Name:        ………………………………….

Title:        ………………………………….

SIGNED for and on behalf of [EXISTING SUPPLIER] by:

Signature:    ………………………………….

Name:        ………………………………….

Title:        ………………………………….

SIGNED for and on behalf of [SUCCESSOR SERVICE PROVIDER/THE CUSTOMER] by:

Signature:    ………………………………….

Name:        ………………………………….

Title:        ………………………………….

SCHEDULE 1
Supplier Name :
Contract Number :
Contract Date
Schedule Number :
Agreement Description :
Product / Service :
Novation Date :

SCHEDULE 2
[SPECIFIC TERMS AND CONDITIONS]

SCHEDULE 3
[AMENDMENTS TO THE AGREEMENT(S)]

SCHEDULE 16

BUSINESS CONTINUITY AND DR PLAN

1.	GENERAL

1.1	The Service Provider shall:

1.1.1
be responsible for developing and creating a detailed plan for the prompt and efficient handling of a Disaster in accordance with paragraph 2 of this Schedule 16 (the "Business Continuity Plan") as may be updated in accordance with this Schedule 16;

1.1.2	in the event of a Disaster, invoke and comply with the Business Continuity Plan for prompt and efficient handling of such Disaster;

1.1.3	in accordance with this Schedule 16, maintain the Business Continuity Plan; and

1.1.4	provide a copy of the up-to-date Business Continuity Plan to the Customer on request and implement any changes to the Business Continuity Plan as reasonably requested by the Customer.

1.2
The Service Provider shall appoint a representative who is a business continuity and IT disaster recovery specialist to act as a single point of contact for the Customer ("Service Provider BC Representative"). The Service Provider BC Representative must be knowledgeable in Business Continuity Plan best practice, maintenance and related planning activities and the actual Business Continuity Plan itself.

1.3
The Service Provider shall ensure that details of the Service Provider Personnel responsible for or directly involved in the Business Continuity Plan are kept up to date within the Business Continuity Plan and that such Service Provider Personnel are provided with the necessary training to fulfil their roles.

1.4
Pursuant to clause 17, the Service Provider shall remain fully responsible for any Approved Sub-contractors or service providers, and ensure that each Approved Sub-contractor or service provider has at all times in place robust and sufficient business continuity and disaster recovery plans that are:

1.4.1	integrated with the Business Continuity Plan, and do not in any way conflict with or undermine the effectiveness of the Business Continuity Plan;

1.4.2	in accordance with the requirements for the Business Continuity Plan as set out in this Agreement; and

1.4.3	tested and updated in accordance with the provisions of this Agreement as if such plans were the Business Continuity Plan.

1.5
Regardless of the occurrence of a Disaster or the invocation of the Business Continuity Plan, the Service Provider shall continue to use reasonable endeavours to provide the Services and to do so in accordance with the Service Levels.

2.	BUSINESS CONTINUITY PLAN

2.1	The Service Provider shall develop a draft Business Continuity Plan that reflects the Customer's business continuity and disaster recovery requirements and using the template notified to the

Service Provider shall submit the draft Business Continuity Plan and revised Business Continuity Plan Charges to the Customer for its approval within thirty (30) days of the Effective Date and in any event prior to the end date of the Detailed Design Phase set out in Appendix 1 to Schedule 8 (Transition and Transformation). The approval of the Business Continuity Plan and revised Business Continuity Plan Charges shall be undertaken in accordance with Schedule 13 (Contract Change Control Procedure) and once agreed in accordance with this procedure, it shall be deemed to be incorporated into this Schedule and shall form part of the Agreement.

2.2
The Service Provider shall ensure that at all times the Business Continuity Plan details the processes and arrangements which the Service Provider shall follow to ensure continuity of the Services, and the Service Provider's business processes and operations on which the Services depend, following any Disaster.

2.3
Without prejudice to the generality of paragraphs 2.1 and 2.2, the Service Provider shall ensure that at all times the Business Continuity Plan documents as a minimum will together address the following:

2.3.1	purpose and scope;

2.3.2	roles and responsibilities of the team, including specific task and actions lists for the team for particular scenarios;

2.3.3	criteria and process for activation of the Business Continuity Plan, including details of who can invoke the Business Continuity Plan and an activation call tree;

2.3.4	activities required to implement the Business Continuity Plan;

2.3.5	key internal and external contact details for the Service Provider (and any sub-contractors or service providers) and for the Customer and the related roles and responsibilities;

2.3.6	an outline of the systems and business processes required to ensure continuity of Services including prioritisation of these elements;

2.3.7	a description of how the business continuity and disaster recovery elements of the Business Continuity Plan link to each other;

2.3.8	details of how the invocation of any element of the Business Continuity Plan may impact upon the operation of the Services;

2.3.9	examples of invocation scenarios;

2.3.10
detail regarding how the Business Continuity Plan links and interoperates with any overarching and/or connected disaster recovery or business continuity plans of the Customer and any of its other service providers, as notified to the Service Provider by the Customer from time to time;

2.3.11	a description of how the Service Provider will liaise with the Customer with respect to issues concerning business continuity and disaster recovery where applicable;

2.3.12	a risk analysis;

2.3.13	frequency of review and amendment of the Business Continuity Plan;

2.3.14	a description of test procedures and frequency of testing;

2.3.15	the procedures for reverting to "normal service";

2.3.16	a description of alternative processes (including business processes), options and responsibilities that may be adopted in the event of a failure in or disruption to the delivery of the Services;

2.3.17
a description of steps to be taken by the Service Provider upon resumption of the Services in order to address any prevailing effect of the failure or disruption including a root cause analysis of the failure or disruption, including details of short, medium and long-term recovery strategies for people, premises and IT;

2.3.18
details of the various possible levels of failures of or disruptions to Services and the steps to be taken to remedy the differing levels of failure and disruption. The Business Continuity Plan shall also clearly set out the conditions and/or circumstances under which escalation to the disaster recovery element of the plan is invoked;

2.3.19
details of the procedures and processes to be put in place by the Service Provider (and any sub-contractor (or service providers) in relation to the disaster recovery system and the provision of the disaster recovery services and any testing of the same;

2.3.20	high level description of the technical design and build specification of the disaster recovery system;

2.3.21	a description of the Service Provider’s internal data centre and disaster recovery site audits;

2.3.22	backup methodology and details of the Service Provider’s approach to data back up and data verification;

2.3.23
any applicable service levels with respect to the provision of disaster recovery services and details of any agreed relaxation of the Service Levels during any period of invocation of the Business Continuity Plan;

2.3.24	details of how the Service Provider shall ensure compliance with security standards ensuring that compliance is maintained for any period during which the Business Continuity Plan is invoked;

2.3.25	access controls to any disaster recovery sites used by the Service Provider and any sub-contractor or service providers in relation to its obligations pursuant to this Schedule 16;

2.3.26	a list of primary and alternate recovery locations for each of the Service Provider Service Locations, as applicable;

2.3.27	resources required to support the response and recovery process; and

2.3.28	escalation and communication procedures and processes.

2.4
The Service Provider shall ensure that at all times the Business Continuity Plan is sufficient to ensure sustained delivery of the Services delivered by the Service Provider to the Customer, and failing that recovery of all such Services as soon as possible, and in any event in accordance with paragraph 4 of this Schedule 16.

2.5	The Service Provider shall ensure that at all times the Business Continuity Plan includes specific provisions detailing IT disaster recovery and business continuity plans and strategies (including data backup and restore procedures) for all systems, processes, infrastructure and service locations, which are such as to enable the Service Provider to meet the respective recovery times. The Service Provider shall ensure that at all time the parts of the customised Business Continuity Plan that detail the IT disaster recovery and business continuity plans for critical systems, infrastructure and service locations and critical services include the details listed in paragraph 2.3.

2.6
The Service Provider shall ensure that at all times the Business Continuity Plan includes a schedule of when all key components will be tested in the following twelve (12) month period and that the frequency of such testing as set out in the schedule complies with paragraph 3 of this Schedule 16.

2.7
In the event of a Disaster during the Transition and subject to paragraph 1.1.2 above, the Service Provider shall comply with the section of the Business Continuity Plan specific to the Transition activities that are ongoing at the time of the Disaster.

2.8
At least thirty (30) days in advance of the scheduled start date for the Parallel Run Phase of each Transition Project, the Service Provider shall review the Business Continuity Plan, in cooperation with the Customer, to ensure that the section specific to the Parallel Run Phase of the relevant Transition activities:

2.8.1
is adequate to ensure sustained delivery of the Services delivered by the Service Provider to the Customer as at that point in Transition, and failing that recovery of all such Services as soon as possible, and in any event in accordance with paragraph 4 of this Schedule 16; and

2.8.2
aligns with the Customer's business continuity and disaster recovery plan(s), processes and procedures relevant to the tasks and activities still being performed by the Customer as at that point in Transition, such that the roles and responsibilities of both the Customer and the Service Provider in relation to each activity and Service are clear and distinct and operate smoothly and effectively in conjunction with one another to ensure sustained delivery of all Services and related activities.

2.9
The Service Provider shall provide for the Customer's approval an updated Business Continuity Plan, showing any amendments, where any changes to the Business Continuity Plan are required (a) following the Service Provider's review pursuant to paragraph 2.8 above, or (b) by the Customer.

2.10
Where an updated Business Continuity Plan is submitted to the Customer pursuant to paragraph 2.9(a) above, such updated Business Continuity Plan shall be submitted no later than twenty-five (25) Business Days or such other period as the Parties may agree prior to the scheduled start date for the Parallel Run Phase of the relevant Transition activities.

2.11
The Customer shall review the updated Business Continuity Plan and notify the Service Provider as to whether it accepts the updated Business Continuity Plan. Customer shall not unreasonably delay such review. If the Customer does not accept the updated Business Continuity Plan, the Customer shall inform the Service Provider of that fact and its reasons for finding the Business Continuity Plan unacceptable and any proposed amendments.

2.12
The Service Provider shall, within five (5) Business Days of receiving any proposed amendments from the Customer, amend the Business Continuity Plan so as to take into account any amendments reasonably requested by the Customer, or otherwise required to render the Business Continuity Plan compliant with the requirements of this Agreement and ISO22301, as appropriate, and re-issue the amended Business Continuity Plan to the Customer, in which case the provisions of paragraphs 2.9 and 2.10, and this paragraph 2.12, of this Schedule 16 shall re-apply.

2.13	In addition, the Service Provider shall, every twelve (12) months and whenever one or more of the following occurs:

2.13.1
the Service Provider commences the provision of any New Services or completes any Transition activities or Transformation activities (as set out in Appendix 1 of Schedule 8) in accordance with Schedule 8 (Transition & Transformation); or

2.13.2	the Services are otherwise modified such that the existing Business Continuity Plan is no longer sufficient to ensure continuity of the Services in the event of a Disaster, review and update the Business Continuity Plan within thirty (30) days and re-submit to the Customer for review. The Customer shall not unreasonably delay such review. The provisions of paragraphs 2.11 and 2.12 above shall apply to the updated Business Continuity Plan in accordance with paragraph 1.1 of this Schedule 16.

3.	TESTING

3.1
The Service Provider hereby undertakes to test and review all aspects of its Business Continuity Plan for effectiveness on a regular basis in accordance with the testing schedule within the Business Continuity Plan (and in any event no less frequently than once every six (6) months unless and until the Customer determines, in its sole discretion, that a minimum frequency of every twelve (12) months shall apply and notifies the Service Provider of this in writing), in cooperation with the Customer, its designated representatives, any testing and recovery providers, and any other Third Party Service Providers providing services to the Customer ("BCP Test"). The Service Provider shall give the Customer such reasonable notice in writing as allows the Customer to be present to witness any such testing of the Business Continuity Plan.

3.2	The Service Provider shall ensure the first BCP Test is carried out within six (6) months of the First Service Commencement Date.

3.3
The Customer may require the Service Provider to conduct additional tests of some or all aspects of the Business Continuity Plan at any time, where the Customer considers it reasonably necessary, including where there has been any change to Services provided or any underlying business processes, or on the occurrence of any event which may increase the likelihood of the need to implement the Business Continuity Plan. Except where an additional test relates to: (i) a failure by the Service Provider to implement successfully the Business Continuity Plan; (ii) a failure by the Service Provider to comply with its obligations; (iii) an existing obligation of the Service Provider; or (iv) any change proposed and made by the Service Provider, the Customer will reimburse the Service Provider for the reasonable costs incurred by the Service Provider in conducting a BCP Test more than twice in a twelve (12) month period, up to a maximum amount agreed between the Parties.

3.4	During the periodic BCP Tests, the Service Provider shall continue to provide the Services without any loss of performance.

3.5
The Service Provider will provide to the Customer a formal report of the results of the BCP Test and any other Business Continuity Plan testing, including any improvement actions identified by the Service Provider as being required by any such testing, and deliver this report to the Customer within thirty (30) days of the completion of any such test. The Customer shall provide to the Service Provider any comments it has in respect of such report and the Service Provider shall implement any actions or remedial measures which the Service Provider believes are necessary or which the Customer reasonably requires as a result of those tests in accordance with a remediation plan.

3.6	The Service Provider shall undertake and manage testing of the Business Continuity Plan in full consultation with the Customer and shall liaise with the Customer in respect of the planning,

performance, and review, of each test, and shall comply with the reasonable requirements of the Customer in this regard.

3.7	If any component(s) of a BCP Test fails to achieve its objectives or satisfactory results, the Service Provider shall:

3.7.1	re-test such component(s) within thirty (30) days; and

3.7.2	update the Business Continuity Plan as necessary upon re-testing and verify and confirm to the Customer in writing within five (5) days after the re-test whether the remedy was successful.

3.8	Every Calendar Quarter, the Service Provider shall provide to the Customer a report on the status of Business Continuity Plan, testing and any identified risk and issues and remediation work.

3.9
the Customer and any Regulator shall have the right to inspect and audit (either by itself or through an external auditor) in accordance with clause 20 (Regulatory Matters and Audit Rights) of this Agreement any aspect of the Business Continuity Plan and the Service Provider's business continuity and disaster recovery processes. The Service Provider shall implement, any reasonable recommendations that may arise from any such audits as soon as reasonably practicable, provided that where any such recommendations require an extension to the scope of the Service Provider's Business Continuity Plan then, unless such extension was as a result of a failure of the Business Continuity Plan to comply with the terms of this Schedule and the Agreement, then parties shall discuss the allocation of the reasonable incremental costs associated with such extension via the Contract Change Control Procedure.

4.	IMPLEMENTATION

4.1
In the event that a Disaster occurs or is reasonably likely to occur, the Service Provider BC Representative (or, to the extent the Service Provider BC Representative is not available, a suitable alternative approved by the Customer) must notify the Customer immediately upon becoming aware of the occurrence of a Disaster. The Service Provider must undertake, and in accordance with, the agreed Business Continuity Plan.

4.2
Following any Disaster, the Service Provider shall promptly conduct a post-incident meeting with the Customer in order explain the cause of the Disaster, restore Services and Service Levels in accordance with this Agreement (to the extent these have not already been restored) and develop plans to eliminate or mitigate future occurrences.

4.3
Within thirty (30) days of the resolution of any Disaster, the Service Provider shall provide to the Customer a post-incident report detailing the root cause, subsequent business impact and lessons learnt.

SCHEDULE 17
STAFF TRANSFER
DEFINITIONS
In this Schedule 17, the following additional definitions apply, unless the context otherwise requires:
"Employment Liabilities" in respect of any matter, event or circumstance includes all demands, claims, actions, proceedings, damages, payments, losses, costs, expenses or other liabilities connected with or arising from all and any laws, including, without limitation, directives, statutes, secondary legislation, orders, codes of practice and common law, whether of the European Community or the United Kingdom, relating to or connected with the employment of employees or the engagement of other workers, including in each case their health and safety at work;
"Exit Transfer Employees" means those Service Provider Personnel employed by Service Provider or its Affiliate or Subcontractor as at the Relevant Termination Date under a contract of employment who work wholly or mainly in the Services and who are agreed by the Parties as being subject to an automatic transfer of employment under the Transfer Regulations;
"Incumbent Service Provider" means a service provider, its affiliates and subcontractors (other than Service Provider or a member of the Service Provider Group) who, immediately prior to the relevant Service Commencement Date, supplied to Customer or a member of the Customer Group services which are being replaced by any of the Services;
"Incumbent Service Provider Personnel" means any person employed by the Incumbent Service Provider under a contract of employment who works wholly or mainly in the services being replaced by any of the Services;
"Potential Exit Employee" means Service Provider Personnel employed by Service Provider at any time during the Protected Period under a contract of employment who work wholly or mainly in the Services;
"Protected Acts" means:

(a)	the termination of the employment of any Potential Exit Employee for any reason other than gross misconduct, voluntary resignation or retirement;

(b)
the alteration or change of (or the promise to alter or change) any of the material terms and conditions of employment of any Potential Exit Employee (whether with or without their consent) other than a pay review or other changes which apply generally to other Service Provider Personnel in similar positions or grades;

(c)
the recruitment (except as a replacement for an employee whose employment is terminated and where the replacement is recruited on terms which are not materially better than those of the employee being replaced) of any employee to provide any part of the Services, unless Customer's prior consent has been given (such consent not to be unreasonably withheld), in which case such replacement employee will be deemed to be a Potential Exit Employee; or

(d)	the relocation or assignment to new duties of any Potential Exit Employee save to the extent the relocation or assignment:

(i)	was formally agreed by Service Provider with the employee in writing prior to the Protected Period;

(ii)	was formally agreed by Service Provider with both the employee and Customer (such consent not to be unreasonably withheld by Customer) during the Initial Protected Period; or

(iii)	is permitted pursuant to an Exit Plan which is agreed between the parties in respect of any Subsequent Protected Period;
"Protected Period":
(a)    commences on the earlier of:

(i)	the date which is six months before the termination or expiry of the whole or relevant part of the Agreement; or

(ii)	the date any notice of termination of the whole or relevant part of the Agreement is given, where the period of notice given is more than six months; and
(b)    ends on the date of expiry of the Termination Assistance Period.
The period commencing on the earlier of the dates calculated in accordance with (a) above until the date of termination or expiry of the whole or relevant part of the Agreement being the "Initial Protected Period". The period from the date of termination or expiry of the whole or relevant part of the Agreement until the date of expiry of the Termination Assistance Period being the "Subsequent Protected Period";
"Redundancy" means a dismissal on economic, technical or organisational grounds and "Redundant" shall be construed accordingly.
"Redundancy Costs" means a statutory or contractual redundancy or severance payment and a statutory or contractual notice payment paid to a Transferring Customer Employee under paragraph 1.1(h) or to an Exit Transfer Employee under paragraph 4.2(c), to which they are entitled as a matter of law, their employment contract or applicable collective bargaining agreement and includes any tax and/or employer social security contributions which Service Provider, Customer or Replacement Service Provider is obliged to pay to the relevant authorities as a result of making such payment to the employee;
"Relevant Termination Date" means the Termination Date or, in the event of a termination of part of this Agreement or the Services, the date of termination or expiry of the relevant part of the Agreement or the Services (however arising and including termination in breach by either party);
"Replacement Service Provider" means a party (which may include Customer or another member of the Customer Group but does not include the Service Provider or any member of the Service Provider Group) who will be providing, either wholly or partly, services to Customer which are provided in place of any of the Services;
"Service Provider Offer" means an offer to a Transitioned Employee under paragraph 2;
"Transfer Regulations" means the Acquired Rights Directive and any analogous or equivalent legislation or regulation in all relevant jurisdictions;
"Transferring Customer Employee" means any person employed by Customer or by any member of the Customer Group or an Incumbent Service Provider under a contract of employment who works wholly or mainly in the services being replaced by any of the Services and who is agreed by the Parties as being subject to an automatic transfer of employment under the Transfer Regulations and is listed in a list of employees agreed between the parties on or before the commencement of the relevant Services;

"Transitioned Employee" means any person employed or engaged by Customer or any member of the Customer Group in the performance of the services which will be replaced by the Services and who is not considered subject to an automatic transfer of employment under the Transfer Regulations but is agreed by the Parties to be a Transitioned Employee under paragraph 2 and is listed in a list of employees agreed between the parties on or before the commencement of the relevant Services.
Other capitalised terms used in this Schedule are defined in the context in which they are used and shall have the meanings there indicated. Capitalised terms used but not defined in this Schedule shall have the meanings set out in Schedule 1 (Definitions) of this Agreement.

1.	TRANSFERRING CUSTOMER EMPLOYEES ON COMMENCEMENT

1.1	Transfer of Transferring Customer Employees on commencement

(a)
Subject to paragraph 1.1(h), Customer and Service Provider acknowledge that it may be agreed by the Parties that Transferring Customer Employees will transfer under the Transfer Regulations to Service Provider with effect from the relevant Service Commencement Date.

(b)
In accordance with the Transfer Regulations the employment of the Transferring Customer Employees (and to the extent provided for by the Transfer Regulations, any associated rights, duties, liabilities, or obligations) will transfer with effect from the relevant Service Commencement Date to Service Provider, subject to paragraph 1.1(d).

(c)	Each of the parties shall comply with their respective obligations under the Transfer Regulations.

(d)
If a Transferring Customer Employee voluntarily elects not to transfer in accordance with the Transfer Regulations, their employment or termination shall remain the responsibility of Customer or the relevant member of the Customer Group or the Incumbent Service Provider and Customer shall indemnify and keep indemnified Service Provider against any Employment Liabilities in connection with such Transferring Customer Employee. Any such employee will still be considered a Transferring Customer Employee for the purposes of paragraph 3.2 despite that election.

(e)
If a Transferring Customer Employee ceases to work wholly or mainly in the services being replaced by any of the Services prior to the relevant Service Commencement Date due to redeployment, retirement or resignation, the employment of such Transferring Customer Employee will not transfer in accordance with the Transfer Regulations and they will cease to be a Transferring Customer Employee, save for the purposes of paragraph 3.1 and paragraph 3.2.

(f)
All salaries and other emoluments (including benefits) of the Transferring Customer Employees shall be the responsibility of and shall be discharged or provided by Customer or the relevant member of the Customer Group or the Incumbent Service Provider in respect of the period prior to the relevant Service Commencement Date. In relation to bonuses, commission payments, incentive schemes, deferred payments or other benefits or bonuses, Customer shall be responsible for such amounts in respect of the period prior to the relevant Service Commencement Date, whether or not such amounts are payable before or after that date.

(g)
Subject to paragraph 1.1 (h), all salaries and other emoluments (including benefits) of the Transferring Customer Employees or Incumbent Service Provider Personnel who transfer to Service Provider or any member of the Service Provider Group shall be the responsibility of and shall be discharged or provided by Service Provider or relevant member of the Service Provider Group in respect of the period on and after the relevant Service Commencement Date. In relation to bonuses, commission payments, incentive schemes, deferred payments or other benefits or bonuses, Service Provider shall be responsible for such amounts in respect of the period on and after the relevant Service Commencement Date, whether or not such amounts are payable before or after that date.

(h)
In respect of any Transferring Customer Employee who Service Provider has not agreed in writing with the Customer to employ or who will be Redundant on Service Commencement Date, Customer shall (and shall procure that any member of the Customer Group shall) use all reasonable endeavours to implement redundancy consultation with any such Transferring Customer Employee prior to Service Commencement Date, including but not limited to seeking to relocate or to redeploy any Transferring Customer Employee prior to Service Commencement Date. Customer shall (and shall procure that any member of Customer Group shall) implement any dismissals of such Transferring Customer Employees on or before the Service Commencement Date failing which Service Provider shall be entitled to terminate such Transferring Customer Employee within thirty (30) Business Days (or, if that is not lawfully possible, as soon as a termination can be carried out lawfully and effectively pursuant to the Transfer Regulations) of their transfer or alleged transfer to the Service Provider. The parties will co-operate in good faith, and provide information or assistance as reasonably requested by the other party, to enable Customer to comply with its obligations under this paragraph 1.1(h). Customer shall indemnify and keep indemnified Service Provider and each member of the Service Provide Group against any Employment Liabilities (including Redundancy Costs) arising out of or relating to the employment or termination of the employment of any Transferring Customer Employees where Service Provider, Customer or a relevant member of the Customer Group terminates the employment of any such Transferring Customer Employee pursuant to this paragraph 1.1(h).

1.2	Employees who incorrectly transfer
If any employee of Customer or a member of the Customer Group who is not a Transferring Customer Employee incorrectly transfers or alleges that they have transferred to Service Provider under the Transfer Regulations, the Parties agree that:

(a)	as soon as possible after becoming aware of that transfer or alleged transfer, the relevant party will notify the other of the transfer or alleged transfer;

(b)
the Parties will cooperate with each other to agree how that employee should be treated for the purposes of this paragraph 1.2 but, if it is not possible for them to agree within ten (10) Business Days of the date that notification is given, Customer will, in its sole discretion (such discretion not to be exercised unreasonably), determine whether the employee will be treated as a Transferring Customer Employee under paragraph 1.2(b)(iii) or not;

(c)
if the parties agree, or Customer determines, that the employee is subject to the Transfer Regulations and should have been listed as a Transferring Customer Employee, then their employment will be treated as having transferred to Service Provider with effect from the relevant Service Commencement Date and that employee will be treated as a Transferring Customer Employee for the purposes of this Schedule, in which case the Service Provider is entitled to terminate the employment of such Transferring Customer Employee within thirty (30) Business Days (or, if that is not lawfully possible, as soon as a termination can be carried out lawfully and effectively pursuant to the Transfer Regulations) of their transfer or alleged transfer and Customer shall indemnify the Service Provider for resulting Employment Liabilities in accordance with paragraph 1.1(h);

(d)	if the parties agree, or Customer determines, that the employee is not subject to the Transfer Regulations and should not have been listed as a Transferring Customer

Employee, Customer will, as soon as reasonably practicable after the relevant Commencement Date, make to that person an offer in writing to employ him/her under a new contract of employment to take effect on the termination or confirmation referred to below;

(e)
if Service Provider terminates the employment of the person concerned (or otherwise confirms in writing that it does not accept that person has transferred under the Transfer Regulations) in either case within thirty (30) Business Days of that offer having been made or the confirmation having been provided (or, if that is not lawfully possible, as soon as a termination can be carried out lawfully and effectively pursuant to the Transfer Regulations), Customer shall indemnify and keep indemnified Service Provider against any Employment Liabilities in connection with (aa) the employment of that person and (bb) the termination of that person's employment.

1.3	Service Provider undertaking in respect of Transferring Customer Employees
The Service Provider undertakes to Customer that where Transfer Regulations apply and Service Provider does not terminate the employment of a Transferring Customer Employee pursuant to paragraph 1.1(h), then in addition to the Transfer Regulations, the terms and conditions of employment and other benefits (whether contractual or otherwise) enjoyed by each of the Transferring Customer Employees in the period of no less than one year from the Service Commencement Date shall be substantially equivalent in aggregate to those enjoyed by him or her immediately prior to the relevant Service Commencement Date (but without prejudice to any improvements to salaries, wages or conditions agreed in accordance with Service Provider's normal review procedures) and for this purpose:

(a)
on and after the relevant Service Commencement Date the continuity of service of the Transferring Customer Employees with Customer shall be preserved for the purpose of calculating their service with Service Provider and any service-related schemes and benefits; and

(b)
if Service Provider effects a redundancy of any of the Transferring Customer Employees in the period of no less than one year from the relevant Service Commencement Date, Service Provider shall make available or procure that there is available to those Transferring Customer Employees a redundancy package which is equivalent in all material respects to that which would have been made available to him or her had he or she still be an employee of Customer at the date of that redundancy. If Service Provider's redundancy package applicable at the date of the relevant redundancy is more favourable overall for such Transferring Customer Employee then Service Provider's redundancy package will apply

2.	TRANSITIONED EMPLOYEES ON COMMENCEMENT

2.1	Offer to Transitioned Employees

(a)
The Service Provider shall make a Service Provider Offer to the Transitioned Employees on the same basis as set out in paragraph 1.3. Neither party shall take any steps which will or which may be seen to have the effect of discouraging any such employee to accept the Service Provider Offer.

(b)
Those Transitioned Employees who accept the Service Provider Offer shall, with effect from the relevant Service Commencement Date, be deemed to be Service Provider Personnel for the purposes of this Schedule 17 and the Agreement and, for the avoidance of doubt, on the basis that paragraph 1.3 applies to them.

(c)
If any Transitioned Employee wishes to accept the Service Provider Offer, Customer shall (or shall procure that the member of the Customer Group which is the employer of the Transitioned Employee shall) waive the requirement on the Transitioned Employee concerned to give any period of notice of termination of his or her employment so that the employee can commence employment with the Service Provider at the relevant Service Commencement Date.

3.	INDEMNITIES

3.1	Customer indemnity
Subject to paragraph 3.2, Customer shall indemnify and keep indemnified Service Provider and each member of the Service Provide Group against any Employment Liabilities in connection with:

(a)
any act or omission of Customer or any member of the Customer Group prior to the relevant Service Commencement Date arising out of or relating to the employment or termination of the employment of any Transferring Customer Employee who transfers to Service Provider under paragraph 1.1; and

(b)
any claim by a recognised trade union, works council, staff association or other representative person or body (whether elected or not) in respect of any Transferring Customer Employee arising out of any failure by Customer or any member of the Customer Group to comply with its or their obligations under the Transfer Regulations, except to the extent such Employment Liabilities arise as a result of Service Provider's, any member of the Service Provider's Group failure to comply with its or their obligations under the Transfer Regulations and such failure in not in accordance with the provisions of this Schedule 17.

3.2	Service Provider indemnity
Service Provider shall indemnify and keep indemnified Customer and each member of the Customer Group against any Employment Liabilities in connection with:

(a)
any act or omission of Service Provider or any member of the Service Provider Group before, on or after the relevant Service Commencement Date arising out of or relating to the employment or termination of the employment of any Transferring Customer Employee or Transitioned Employee who accepts a Service Provider Offer under paragraph 2;

(b)
any changes other than in accordance with the express terms hereof to the terms of employment or working conditions of any of the Transferring Customer Employees to their material detriment which are made, proposed or anticipated to take effect on or after the relevant Service Commencement Date or any right of any Transferring Customer Employee to terminate his or her contract of employment without notice in acceptance of any actual, proposed or anticipated repudiatory breach of his or her contract by Service Provider or any member of the Service Provider Group; and

(c)
any claim by a recognised trade union, works council, staff association or other representative body or person (whether elected or not) in respect of any Transferring Customer Employee arising out of any failure by Service Provider or any member of the Service Provider Group to comply with its or their obligations under the Transfer Regulations, except to the extent such Employment Liabilities arise as a result of Customer's or any Customer Group member's failure to comply with its or their obligations under the Transfer Regulations or Service Provider’s rights in accordance with the express rights stated herein.

4.	TERMINATION

4.1	Protected Acts in Protected Period

(a)
Subject to paragraph 4.1(b), neither Service Provider, the relevant member of the Service Provider Group shall, without Customer's prior written consent, during the Protected Period carry out a Protected Act in relation to any Potential Exit Employee employed in a country to which the Transfer Regulations apply.

(b)
If Customer so requests at any time during the Protected Period, Service Provider will take reasonable steps to redeploy any Potential Exit Employees employed in a country to which the Transfer Regulations apply so that he or she ceases to work wholly or mainly in the Services. Any such Potential Exit Employee who is redeployed under this paragraph will continue to be considered Service Provider Personnel for the purposes of paragraph 4.4.

4.2	Transfer of Exit Transfer Employees if Transfer Regulations apply

(a)
Subject to paragraph 4.2(c), the Parties acknowledge that they may agree that the Transfer Regulations apply on expiry or termination (in whole or in part) of the Services, this Agreement, or any Local Agreement, and that the employment of Exit Transfer Employees (and to the extent provided for by the Transfer Regulations, any associated rights, duties, liabilities, or obligations) may transfer with effect from the Relevant Termination Date to Customer, a member of the Customer Group or Replacement Service Provider (as appropriate), subject to paragraph 4.2(b). In such event, each of the parties shall comply with their respective obligations under the Transfer Regulations.

(b)
If an Exit Transfer Employee voluntarily elects not to transfer in accordance with the Transfer Regulations, their employment or termination shall remain the responsibility of Service Provider, the relevant member of the Service Provider Group and Service Provider shall indemnify and keep indemnified Customer for its benefit and that of any member of the Customer Group or Replacement Service Provider against any Employment Liabilities in connection with such Exit Transfer Employee. Any such employee will still be considered an Exit Transfer Employee for the purposes of paragraphs 4.4(a) and 4.4(c) and 4.5 despite that election.

(c)
In respect of any Exit Transfer Employee who Customer or Replacement Service Provider has not agreed in writing with the Service Provider to employ or who will be Redundant on a Relevant Termination Date as identified by Customer, any member of the Customer Group or the Replacement Service Provider, Service Provider shall (and shall procure that any member of the Service Provider Group shall) use all reasonable endeavours to implement redundancy consultation with any such Exit Transfer Employee prior to the Relevant Termination Date, including but not limited to seeking to relocate or to redeploy any Exit Transfer Employee prior to the Relevant Transfer Date. Service Provider shall (and shall procure that any member of Service Provider Group shall) implement any dismissals of such Exit Transfer Employees on or before the Relevant Termination Date, failing which Customer or the relevant member of the Customer Group or the Replacement Service Provider shall be entitled to terminate such Exit Transfer Employee within thirty (30) Business Days (or, if that is not lawfully possible, as soon as termination can be carried out lawfully and effectively pursuant to the Transfer Regulations) of their transfer or alleged transfer. The parties will co-operate in good faith, and provide information or assistance as reasonably requested by the other party, to enable Service Provider to comply with its obligations under this paragraph 4.2(c). Service Provider shall indemnify and keep indemnified Customer, each member of the Customer Group and any Replacement Service Provider against any Employment Liabilities (including Redundancy Costs) arising out of or relating to the employment or termination of the employment of any Exit Transfer Employees where Service Provider or a relevant member of the Service Provider Group or Customer or a relevant member of the Customer Group or a Replacement Service Provider terminates the employment of any such Exit Transfer Employee pursuant to this paragraph 4.2(c).

4.3	Responsibility for Exit Transfer Employees

(a)
All salaries and other emoluments (including benefits) of any Exit Transfer Employees shall be the responsibility of and shall be discharged or provided by Service Provider in respect of the period prior to the Relevant Termination Date. In relation to bonuses, commission payments, incentive schemes, deferred payments or other benefits or bonuses, Service Provider shall be responsible for such amounts in respect of the period prior to the Relevant Termination Date, whether or not such amounts are payable before, on or after that date.

(b)
Subject to paragraph 4.2(c) all salaries and other emoluments (including benefits) of any Exit Transfer Employees who transfer to Customer, any member of the Customer Group or Replacement Service Provider for the period on and after the Relevant Termination Date shall be the responsibility of and shall be discharged or provided by Customer, a member of the Customer Group or Replacement Service Provider (as appropriate). In relation to bonuses, commission payments, incentive schemes, deferred payments or other benefits or bonuses, Customer, a member of the Customer Group or Replacement Service Provider (as appropriate) shall be responsible for such amounts in respect of the period on and after the Relevant Termination Date.

4.4	Service Provider indemnity on termination
Service Provider shall indemnify and keep indemnified Customer for its benefit and that of any member of the Customer Group or Replacement Service Provider against any Employment Liabilities in connection with:

(a)
any act or omission of Service Provider, any member of the Service Provider Group prior to the Relevant Termination Date arising out of or relating to the employment or termination of the employment of any Exit Transfer Employee;

(b)
the employment or termination of the employment of any Service Provider Personnel who is not an Exit Transfer Employee and where those liabilities transfer or are alleged to transfer to Customer, any member of the Customer Group or Replacement Service Provider under the Transfer Regulations; and

(c)
any claim by a recognised trade union, works council, staff association, worker representative, person or bodies (whether elected or not) in respect of any Service Provider Personnel arising out of a failure by the Service Provider, any member of the Service Provider Group to comply with its or their obligations under the Transfer Regulations, except to the extent such Employment Liabilities arise as a result of Customer's or any member of the Customer Group's failure to comply with its or their obligations under the Transfer Regulations and such failure is not in accordance with this Schedule 17.

4.5	Customer indemnity on termination
Subject to paragraph 4.6 Customer shall indemnify and keep indemnified Service Provider, each member of the Supplier Group against any Employment Liabilities in connection with any Exit Transfer Employee who was a Transferring Customer Employee and who transfers in accordance with paragraph 4.2 and who is not dismissed in accordance with paragraph 4.2(c) and which arise from:

(a)	any act or omission of Customer before, on or after the Relevant Termination Date arising out of or relating to the employment or termination of the employment of any such Exit Transfer Employee;

(b)
any changes to the terms of employment or working conditions of any such Exit Transfer Employee to their material detriment which are made, proposed or anticipated to take effect on or after the Relevant Termination Date or any right of any such Exit Transfer Employee to terminate his or her contract of employment without notice in acceptance of any actual, proposed or anticipated repudiatory breach of his or her contract by Customer, any member of the Customer Group or any Replacement Service Provider; and

(c)
any claim by a recognised trade union, works council, staff association or other representative body or person (whether elected or not) in respect of any such Exit Transfer Employee arising out of any failure by Customer or any member of the Customer Group to comply with its or their obligations under the Transfer Regulations, except to the extent such Employment Liabilities arise as a result of Service Provider's, a member of the Service Provider Group's failure to comply with its or their obligations under the Transfer Regulations.

4.6	Persons other than Exit Transfer Employees who incorrectly transfer
For the avoidance of doubt, it is not the intention of the parties that any person other than Exit Transfer Employees under paragraph 4.2 should transfer to Customer, any member of the Customer Group or Replacement Service Provider in connection with the termination or expiry of the Agreement, any Local Agreement or the termination of any part of the Services and, if this is or is alleged to be the case, Service Provider agrees that:

(a)
in consultation with Customer, it shall within thirty (30) Business Days of being so requested by Customer (provided that request is made by Customer within one (1) month of the Relevant Termination Date) make to that person an offer in writing to employ him or her under a new contract of employment to take effect on the termination referred to below; and

(b)
that offer of employment shall be on terms and conditions which are no less favourable overall than the terms and conditions of employment of that person immediately before they transferred to Customer, a member of the Customer Group or a Replacement Service Provider.

Upon that offer being made, or at any time after the expiration of thirty (30) Business Days after a request by Customer for Service Provider to make that offer (or, if that is not lawfully possible, as soon as a termination can be carried out lawfully and effectively pursuant to the Transfer Regulations), Customer, a member of the Customer Group or a Replacement Service Provider (as appropriate) may terminate the employment of the person concerned (or otherwise confirm in writing that it does not accept that person has transferred under the Transfer Regulations) and, if it or Replacement Service Provider does so terminate or confirm in writing, Service Provider shall indemnify and keep indemnified Customer for its benefit and that of any member of the Customer Group or Replacement Service Provider against any Employment Liabilities in connection with (i) the employment of that person and (ii) the termination of that person's employment.

4.7	Employment of Service Provider Personnel to whom Transfer Regulations do not apply

(a)
In respect of any Service Provider Personnel to whom the Transfer Regulations do not apply and subject always to Customer and Service Provider mutually agreeing on a list of Service Provider Personnel who shall transfer to Customer or a Replacement Service Provider, Customer shall have the option of making (or procuring Replacement Service Provider to make) an offer to employ such Service Provider Personnel, such offer to take effect on the Relevant Termination Date. If such offer is made, Service Provider shall not take any steps which will or which may be seen to have the effect of discouraging any such employee from accepting that offer.

(b)
Those Service Provider Personnel who accept such an offer shall, with effect from the Relevant Termination Date, be deemed to be Exit Transfer Employees for the purposes of this Schedule 17, the Agreement, or Local Agreement.

(c)
If no offer is made, or if the Service Provider Personnel for any reason does not accept such an offer, that Service Provider Personnel shall remain the responsibility of Service Provider and Service Provider shall indemnify Customer and any member of the Customer Group in respect thereof. If any such Service Provider Personnel wishes to accept that offer, Service Provider will waive the requirement on that Service Provider Personnel to give any period of notice to terminate his or her employment so that the Service Provider Personnel can commence employment with Customer or a Replacement Service Provider on or after the Relevant Termination Date.

4.8	Copies of records

(a)
In relation to the Service Provider Personnel to whom the Transfer Regulations apply and subject to this being required under applicable law, within 14 days of a request by Customer, such request being made at any time during the Protected Period, Service Provider shall provide Customer with full and complete particulars in respect of each Potential Exit Employee of:

(i)	THEIR NAME, SEX, JOB TITLE, THE IDENTITY OF THEIR EMPLOYER, AND THE DATE ON WHICH CONTINUITY OF EMPLOYMENT BEGAN FOR EACH SUCH PERSON FOR STATUTORY PURPOSES;

(ii)	COPIES OF STANDARD TERMS OF EMPLOYMENT, INCLUDING HANDBOOKS AND POLICIES (INCLUDING ANY TERMS OF ANY RELEVANT COLLECTIVE AGREEMENT) APPLICABLE TO ANY POTENTIAL EXIT EMPLOYEE;

(iii)	THEIR MATERIAL TERMS AND CONDITIONS OF EMPLOYMENT;

(iv)
DETAILS OF REMUNERATION PAYABLE (INCLUDING ANY BONUS OR COMMISSION ENTITLEMENTS) AND ANY OTHER EMOLUMENTS AND BENEFITS PROVIDED OR WHICH THE EMPLOYER IS BOUND TO PROVIDE (WHETHER NOW OR IN THE FUTURE), TOGETHER WITH THE TERMS UPON WHICH SUCH REMUNERATION, EMOLUMENTS AND BENEFITS ARE PAYABLE;

(v)	ANY TERMS RELATING TO THE TERMINATION OF THEIR EMPLOYMENT, INCLUDING ANY REDUNDANCY PROCEDURES AND ANY CONTRACTUAL REDUNDANCY PAY SCHEME;

(vi)	DISMISSALS OF ANY POTENTIAL EXIT EMPLOYEE OR TERMINATION OF EMPLOYMENT EFFECTED WITHIN 12 MONTHS OF THE DATE OF TERMINATION;

(vii)
INFORMATION ON ANY DISCIPLINARY ACTION, GRIEVANCES OR CLAIMS BROUGHT BY ANY POTENTIAL EXIT EMPLOYEES IN THE PRECEDING TWO YEARS, OR AS WOULD BE REQUIRED TO BE DISCLOSED PURSUANT TO THE TRANSFER REGULATIONS;

(viii)
DETAILS OF SICKNESS ABSENCE DURING THE PERIOD OF 12 MONTHS PRIOR TO THE DATE OF THE REQUEST AND WHETHER ANY POTENTIAL EXIT EMPLOYEES ARE IN RECEIPT OF ANY PERMANENT HEALTH INSURANCE, LONG TERM SICKNESS, DISABILITY BENEFIT OR SIMILAR;

(ix)
ALL AGREEMENTS OR ARRANGEMENTS ENTERED INTO IN RELATION TO POTENTIAL EXIT EMPLOYEES BETWEEN SERVICE PROVIDER OR ANY RELEVANT SUB-CONTRACTOR OR RELEVANT EMPLOYER AND ANY TRADE UNION OR ASSOCIATION OF TRADE UNIONS OR

ORGANISATION OR BODY OF EMPLOYEES INCLUDING ELECTED REPRESENTATIVES;

(x)	ALL STRIKES OR OTHER INDUSTRIAL ACTION TAKEN BY ANY POTENTIAL EXIT EMPLOYEE WITHIN 12 MONTHS PRIOR TO THE DATE OF THE REQUEST;

(xi)
INFORMATION AS TO HOW LONG EACH POTENTIAL EXIT EMPLOYEE HAS BEEN ASSIGNED TO THE SERVICES, WHETHER EACH POTENTIAL EXIT EMPLOYEE IS PERMANENTLY ASSIGNED TO THE SERVICES AND HOW MUCH OF EACH POTENTIAL EXIT EMPLOYEE'S WORKING TIME IS SPENT WORKING ON THE SERVICES (AS A PERCENTAGE OF THEIR OVERALL WORKING TIME); AND

(xii)	SERVICE PROVIDER SHALL, AS SOON AS REASONABLY PRACTICABLE, PROVIDE UPDATED INFORMATION IN THE EVENT OF ANY MATERIAL CHANGES TO SUCH PARTICULARS.

(b)
Within 14 days of a request by Customer, made at any time during the Agreement, Service Provider shall supply Customer with the following particulars, relating to any Service Provider Personnel at the date of the request:

(i)	NAMES OF RESOURCES WORKING ON THE CUSTOMER'S ACCOUNT; AND

(ii)	THEIR DESIGNATIONS AND SCOPE OF WORK.

(c)
Service Provider shall permit Customer or the relevant member of the Customer Group to use such particulars for such purposes as it may reasonably require, including providing such particulars to a potential or prospective Replacement Service Provider, subject to Customer taking reasonable steps to ensure that such Replacement Service Provider enters into an appropriate confidentiality agreement with Customer. This paragraph shall be subject to compliance with any relevant data protection or privacy laws or regulations. If the provisions of those laws or regulations prohibit full compliance with this paragraph, then Service Provider shall be under a continuing obligation to take all such steps as it can lawfully undertake to ensure as full compliance as possible with this paragraph.

(d)
Following the Relevant Termination Date, Service Provider shall deliver promptly or procure the delivery promptly to Customer, the relevant member of the Customer Group or the Replacement Service Provider which Customer notifies Service Provider is taking over the Service(s), copies of all personnel and employment records for the Exit Transfer Employees including the employees' employment contracts, social security and payroll records (or local equivalents) and all other similar information held by Service Provider in relation to the employment of those persons.

4.9	Third Party Rights
The parties agree that the provisions of this Schedule 17 can by their written agreement be rescinded, varied or substituted so as to extinguish, alter or substitute the benefits granted to all or any Replacement Service Provider without notice and without the consent or approval of any Replacement Service Provider, and with immediate effect from the date of agreement of the parties to such rescission variation or substitution.

5.	MUTUAL ASSISTANCE

(a)	The parties shall give each other such assistance as either may reasonably require to comply with the Transfer Regulations in relation to Transferring Customer Employees,

Incumbent Service Provider Personnel or Service Provider Personnel and in contesting any claim by any person resulting from or in connection with the Agreement.

(b)
Customer and Service Provider will consult and keep the other fully informed regarding any information they propose to give to Transferring Customer Employees, Potential Exit Employees, Exit Transfer Employees and their representatives, or any consultation they have with those employees and their representatives as required under the Transfer Regulations, and each will offer the other reasonable opportunity to attend and participate in any meetings at which such information is given to, or there is such consultation with, those employees and their representatives.

(c)	Customer and Service Provider shall use all reasonable endeavours to mitigate any Employment Liabilities which they suffer or incur and which may be recoverable from the other under this Schedule 17.

SCHEDULE 18

KEY PERSONNEL
The following named Service Provider Personnel shall be Key Personnel for the purposes of clause 15 (Personnel).

1.	OVERALL ACCOUNT

Name	Role	Duration of Commitment
Sameer Dewan and/or Mohita Sajwan	Service Provider Executive Sponsor(s)	Term, but not dedicated
Phil Tyson	Service Provider Account/Relationship Manager	Term, but not dedicated
Vaibhav Bisen	Service Provider Program Director	Fifteen months from Effective Date Arjun Mathai will continue for 3 to 6 months from Effective Date
Sayan Ghosh	Service Provider Delivery Lead	Term
Sumit Jolly	Service Provider Transition Director	For as long as Transition Services are provided by the Service Provider
Peter Melville	Service Provider Onshore Transformation Director (applicable only for onshore transformation projects i.e. retained organisation delivery project)	Is the single point of contact but not dedicated
Sabyasachi Neogi	Service Provider Offshore Transformation Director	For as long as committed automation services are provided by the Services Provider
Michel Janszen	Head of IT (Solution Architect)	Is the single point of contact but not dedicated
Deepali Mathur	Head of IT (Transition)	Is the single point of contact but not dedicated
(To be updated during IT transition phase)	Head of IT (Steady State)	Term, after IT transition
Raviraj Apte	Middle Office UK	15 months from Effective Date
Rini Biswas	Middle Office UK	15 months from Effective Date
Matthew Bethke	Middle Office US	15 months from Effective Date
Ravi Venkata	Middle Office US	15 months from Effective Date
To be identified (for R&A Middle Office)	Middle Office UK/India	15 months from Effective Date
Khushboo Madan Kshatriya	Service Provider Contract Manager	Term, is the single point of contact but not dedicated

2.	REINSURANCE SERVICE TOWER

Name	Role	Duration of Commitment
Rahul Malik	Service Delivery Head Offshore Reinsurance Claims	Term
Udyan Sreevastav	Service Delivery Head Offshore Reinsurance Underwriting	Term
TBD by the Service Provider no later than one (1) month prior to the start of the Process Training Phase.	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
Rishabh Bhola	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

3.	INSURANCE SERVICE TOWER

Name	Role	Duration of Commitment
Rahul Malik	Service Delivery Head Offshore Insurance Claims	Term
Dipti Rawt	Service Delivery Head Offshore Insurance Underwriting	Term
Shri Om	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
Reema Seth	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

4.	RISK & ACTUARIAL SERVICE TOWER

Name	Role	Duration of Commitment
Sambit Sahoo	Service Delivery Head Offshore CRM	Term
Mukul Gera	Service Delivery Head Offshore Pricing & Reserving	Term
Sambit Sahoo	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
Rishabh Bhola	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

5.	FINANCE SERVICE TOWER

Name	Role	Duration of Commitment
Siddharth Bedi	Service Delivery Head Offshore Finance & Accounting	Term
Ravi Sharma* *subject to change by 2nd week of the Design Phase if any new process details arise.	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
Navneet Singh	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

6.	LEGAL & COMPLIANCE SERVICE TOWER

Name	Role	Duration of Commitment
Sachin Kapoor	Service Delivery Head Offshore Legal	Term
Sachin Kapoor	Service Delivery Head Offshore Compliance	Term
Rakhi Sabharwal	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
TBD by service provider no later than two (2) month prior to start of process knowledge transfer – last wave migration	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

7.	CEDED OPERATIONS SERVICE TOWER

Name	Role	Duration of Commitment
TBD by the Service Provider no later than one (1) month prior to the start of the Process Training Phase.	Service Delivery Head Offshore Ceded Operations	Term
TBD by the Service Provider no later than one (1) month prior to the start of the Process Training Phase.	Process Trainers for Offshore Services	Duration of Transition of first service order plus twelve (12) months from completion of Parallel Run (subject to business acceptance as per clause 6 of the Agreement)
TBD by service provider no later than two (2) month prior to start of process knowledge transfer – last wave migration	Service Provider Tower-Specific Transition Manager	Duration of Tower-Specific Transition, covering all waves plus 3 months

1.
The Service Provider shall ensure that each of the Key Personnel devotes substantially their whole time to the performance of the Services for the "Duration of Commitment" period set out in the table above, with the exception of:

1.1
The Service Provider Executive Sponsor (s) and/or Service Provider Account/Relationship Manager (who will attend all relevant governance forums as needed and provide dedicated support as necessary in support of clause 8.6 of this Agreement).

1.2
The Program Director, Onshore Transformation Director, Offshore Transformation Director, who will be dedicated to the Services for the duration of Transformation, but following Transformation will not be dedicated to the Services but who shall still devote sufficient time to the Services so as to ensure the continued performance of the Services in accordance with the terms of this Agreement.

1.3
Head of IT (Solution Architect), Head of IT (Transition) and Head of IT (Steady State) and Service Provider Contract Manager who will devote sufficient time to ensure the performance of the Services in accordance with the terms of this Agreement.

1.4
Notwithstanding anything contrary in clause 15.7, Service Provider may at any time after twenty-four (24) months from the Effective Date, assign or replace up to twenty five per cent (25%) of the Key Personnel identified as dedicated for the Term in this Schedule (18), with reasonable notice to the Customer.

SCHEDULE 19

TRANSFERRING CONTRACTS / RIGHTS TO USE
As at the Effective Date there are no transferring contracts or Right to Use issues that have been identified by the Parties. Should such items be identified in the future they shall be deemed to be listed in this Schedule 19 and, to the extent they are licences they shall be identified as being either Dedicated Licences or Non-Dedicated Licences.

SCHEDULE 20

TRANSFERRING ASSETS
As at the Effective Date, no assets have been identified as requiring transfer from one Party to the other Party for the purpose of this Agreement.

SCHEDULE 21

DATA TRANSFER AND PROCESSING
PART A – DATA TRANSFER

1.	Pursuant to clause 27.11 of this Agreement, the Parties shall enter into the ‘Data Protection Model Clauses’ in the form set out in the Annex to this Schedule 21.
PART B – DATA PROCESSING

2.	Description of the data processing

2.1	The data processing activities carried out by the Service Provider under this Agreement may be described as follows, and as further described in Schedule 2 (Service Towers Specification):

2.1.1	Nature, purpose and subject matter:
Processing the Customer Group’s employees and end customers personal data for the purposes of the provision of business process outsourcing services by the Service Provider under each of the following Service Towers, as more particularly described in Schedule 2 (Service Towers Specification):

1.	reinsurance services – claims and underwriting;

2.	insurance services – claims and underwriting;

3.	risk and actuarial services;

4.	finance services;

5.	ceded operations services; and

6.	legal & compliance operations services.

2.1.2	Duration:
The Term of the Agreement.

2.1.3	Data categories:
Personal data contained within: employee records relating to the Customer Group’s employees (including dependents, partners and issue), consultants, temporary workers; and the insurance policy records relating to the Customer Group’s end customers (including insured, beneficiaries, claimants and third parties), such as, for example: names, addresses, dates of birth, national identity numbers and health conditions.

2.1.4	Data subjects:
The Customer Group’s employees (including dependents, partners and issue), consultants, temporary workers; and the Customer Group’s end customers (including insured, beneficiaries, claimants and third parties).

2.2	List of instructions with respect to the processing of Customer Personal Data
See Schedule 7 (Security – IT and Physical) and clause 21 (Data Protection) for the instructions on data protection and security.

ANNEX
DATA PROTECTION MODEL CLAUSES
The parties have agreed on the following contractual clauses (the “Clauses”) in order to adduce adequate safeguards with respect to the protection of privacy and fundamental rights and freedoms of individuals for the transfer by the Data Exporter to the Data Importer of the Personal Data specified in Appendix 1.

1.	DEFINITIONS

For the purposes of the Clauses:

“Personal Data”, “Special Categories of Data”, “Process/Processing”, “Controller”, “Processor”, “Data Subject” and “Supervisory Authority”
shall have the same meaning as in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the Processing of Personal Data and on the free movement of such data (the Directive);

“Data Exporter”	means the Controller who transfers the Personal Data;
“Data Importer”
means the Processor who agrees to receive from the Data Exporter Personal Data intended for Processing on his behalf after the transfer in accordance with his instructions and the terms of the Clauses and who is not subject to a third country’s system ensuring adequate protection within the meaning of Article 25(1) of Directive 95/46/EC;

“Subprocessor”
means any Processor engaged by the Data Importer or by any other Subprocessor of the Data Importer who agrees to receive from the Data Importer or from any other Subprocessor of the Data Importer Personal Data exclusively intended for Processing activities to be carried out on behalf of the Data Exporter after the transfer in accordance with his instructions, the terms of the Clauses and the terms of the written subcontract;

“Applicable Data Protection Law”
means the legislation protecting the fundamental rights and freedoms of individuals and, in particular, their right to privacy with respect to the Processing of Personal Data applicable to a data Controller in the Member State in which the Data Exporter is established;

“Technical and Organisational Security Measures”
means those measures aimed at protecting Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the Processing involves the transmission of data over a network, and against all other unlawful forms of Processing.

2.	DETAILS OF THE TRANSFER

The details of the transfer and in particular the special categories of Personal Data where applicable are specified in Appendix 1 which forms an integral part of the Clauses.

3.	THIRD-PARTY BENEFICIARY CLAUSE

3.1
The Data Subject can enforce against the Data Exporter this Clause, Clause 4(b) to (i), Clause 5(a) to (e), and (g) to (j), Clause 6(1) and (2), Clause 7, Clause 8(2), and Clauses 9 to 12 as third-party beneficiary.

3.2
The Data Subject can enforce against the Data Importer this Clause, Clause 5(a) to (e) and (g), Clause 6, Clause 7, Clause 8(2), and Clauses 9 to 12, in cases where the Data Exporter has factually disappeared or has ceased to exist in law unless any successor entity has assumed the entire legal obligations of the Data Exporter by contract or by operation of law, as a result of which it takes on the rights and obligations of the Data Exporter, in which case the Data Subject can enforce them against such entity.

3.3
The Data Subject can enforce against the Subprocessor this Clause, Clause 5(a) to (e) and (g), Clause 6, Clause 7, Clause 8(2), and Clauses 9 to 12, in cases where both the Data Exporter and the Data Importer have factually disappeared or ceased to exist in law or have become insolvent, unless any successor entity has assumed the entire legal obligations of the Data Exporter by contract or by operation of law as a result of which it takes on the rights and obligations of the Data Exporter, in which case the Data Subject can enforce them against such entity. Such third-party liability of the Subprocessor shall be limited to its own Processing operations under the Clauses.

3.4	The parties do not object to a Data Subject being represented by an association or other body if the Data Subject so expressly wishes and if permitted by national law.

4.	OBLIGATIONS OF THE DATA EXPORTER

The Data Exporter agrees and warrants:

(a)
that the Processing, including the transfer itself, of the Personal Data has been and will continue to be carried out in accordance with the relevant provisions of the Applicable Data Protection Law (and, where applicable, has been notified to the relevant authorities of the Member State where the Data Exporter is established) and does not violate the relevant provisions of that State;

(b)
that it has instructed and throughout the duration of the Personal Data Processing services will instruct the Data Importer to Process the Personal Data transferred only on the Data Exporters’ behalf and in accordance with the Applicable Data Protection Law and the Clauses;

(c)	that the Data Importer will provide sufficient guarantees in respect of the Technical and Organisational Security Measures specified in Appendix 2 to these Clauses;

(d)
that after assessment of the requirements of the Applicable Data Protection Law, the security measures are appropriate to protect Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the Processing involves the transmission of data over a network, and against all other unlawful forms of Processing, and that these measures ensure a level of security appropriate to the risks presented by the Processing and the nature of the data to be protected having regard to the state of the art and the cost of their implementation;

(e)	that it will ensure compliance with the security measures;

(f)
that, if the transfer involves Special Categories of Data, the Data Subject has been informed or will be informed before, or as soon as possible after, the transfer that its data could be transmitted to a third country not providing adequate protection within the meaning of Directive 95/46/EC;

(g)
to forward any notification received from the Data Importer or any Subprocessor pursuant to Clause 5(b) and Clause 8(3) to the data protection Supervisory Authority if the Data Exporter decides to continue the transfer or to lift the suspension;

(h)
to make available to the Data Subjects upon request a copy of the Clauses, with the exception of Appendix 2, and a summary description of the security measures, as well as a copy of any contract for subprocessing services which has to be made in accordance with the Clauses, unless the Clauses or the contract contain commercial information, in which case it may remove such commercial information;

(i)
that, in the event of subprocessing, the Processing activity is carried out in accordance with Clause 11 by a Subprocessor providing at least the same level of protection for the Personal Data and the rights of Data Subject as the Data Importer under the Clauses; and

(j)	that it will ensure compliance with Clause 4(a) to (i).

5.	OBLIGATIONS OF THE DATA IMPORTER

The Data Importer agrees and warrants:

(a)
to Process the Personal Data only on behalf of the Data Exporter and in compliance with its instructions and the Clauses; if it cannot provide such compliance for whatever reasons, it agrees to inform promptly the Data Exporter of its inability to comply, in which case the Data Exporter is entitled to suspend the transfer of data and/or terminate the contract;

(b)
that it has no reason to believe that the legislation applicable to it prevents it from fulfilling the instructions received from the Data Exporter and its obligations under the contract and that in the event of a change in this legislation which is likely to have a substantial adverse effect on the warranties and obligations provided by the Clauses, it will promptly notify the change to the Data Exporter as soon as it is aware, in which case the Data Exporter is entitled to suspend the transfer of data and/or terminate the contract;

(c)	that it has implemented the Technical and Organisational Security Measures specified in Appendix 2 before Processing the Personal Data transferred;

(d)	that it will promptly notify the Data Exporter about:

(ii)
any legally binding request for disclosure of the Personal Data by a law enforcement authority unless otherwise prohibited, such as a prohibition under criminal law to preserve the confidentiality of a law enforcement investigation,

(iii)	any accidental or unauthorised access, and

(iv)	(any request received directly from the Data Subjects without responding to that request, unless it has been otherwise authorised to do so;

(a)
to deal promptly and properly with all inquiries from the Data Exporter relating to its Processing of the Personal Data subject to the transfer and to abide by the advice of the Supervisory Authority with regard to the Processing of the data transferred;

(b)
at the request of the Data Exporter to submit its data Processing facilities for audit of the Processing activities covered by the Clauses which shall be carried out by the Data Exporter or an inspection body composed of independent members and in possession of the required professional qualifications bound by a duty of confidentiality, selected by the Data Exporter, where applicable, in agreement with the Supervisory Authority;

(c)
to make available to the Data Subject upon request a copy of the Clauses, or any existing contract for subprocessing, unless the Clauses or contract contain commercial information, in which case it may remove such commercial information, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures in those cases where the Data Subject is unable to obtain a copy from the Data Exporter;

(d)	that, in the event of subprocessing, it has previously informed the Data Exporter and obtained its prior written consent;

(e)	that the Processing services by the Subprocessor will be carried out in accordance with Clause 11;

(f)	to send promptly a copy of any Subprocessor agreement it concludes under the Clauses to the Data Exporter.

6.	LIABILITY

6.1
The parties agree that any Data Subject, who has suffered damage as a result of any breach of the obligations referred to in Clause 3 or in Clause 11 by any party or Subprocessor is entitled to receive compensation from the Data Exporter for the damage suffered.

6.2
If a Data Subject is not able to bring a claim for compensation in accordance with paragraph 1 against the Data Exporter, arising out of a breach by the Data Importer or his Subprocessor of any of their obligations referred to in Clause 3 or in Clause 11, because the Data Exporter has factually disappeared or ceased to exist in law or has become insolvent, the Data Importer agrees that the Data Subject may issue a claim against the Data Importer as if it were the Data Exporter, unless any successor entity has assumed the entire legal obligations of the Data Exporter by contract of by operation of law, in which case the Data Subject can enforce its rights against such entity.

6.3	The Data Importer may not rely on a breach by a Subprocessor of its obligations in order to avoid its own liabilities.

6.4
If a Data Subject is not able to bring a claim against the Data Exporter or the Data Importer referred to in Clauses 6.1 and 6.2, arising out of a breach by the Subprocessor of any of their obligations referred to in Clause 3 or in Clause 11 because both the Data Exporter and the Data Importer have factually disappeared or ceased to exist in law or have become insolvent, the Subprocessor agrees that the Data Subject may issue a claim against the data Subprocessor with regard to its own Processing operations under the Clauses as if it were the Data Exporter or the Data Importer, unless any successor entity has assumed the entire legal obligations of the Data Exporter or Data Importer by contract or by operation of law, in which case the Data Subject can enforce its rights against such entity. The liability of the Subprocessor shall be limited to its own Processing operations under the Clauses.

7.	MEDIATION AND JURISDICTION

7.1
The Data Importer agrees that if the Data Subject invokes against it third-party beneficiary rights and/or claims compensation for damages under the Clauses, the Data Importer will accept the decision of the Data Subject:

(a)	to refer the dispute to mediation, by an independent person or, where applicable, by the Supervisory Authority;

(b)	to refer the dispute to the courts in the Member State in which the Data Exporter is established.

7.2
The parties agree that the choice made by the Data Subject will not prejudice its substantive or procedural rights to seek remedies in accordance with other provisions of national or international law.

8.	COOPERATION WITH SUPERVISORY AUTHORITIES

8.1	The Data Exporter agrees to deposit a copy of this contract with the Supervisory Authority if it so requests or if such deposit is required under the Applicable Data Protection Law.

8.2
The parties agree that the Supervisory Authority has the right to conduct an audit of the Data Importer, and of any Subprocessor, which has the same scope and is subject to the same conditions as would apply to an audit of the Data Exporter under the Applicable Data Protection Law.

8.3
The Data Importer shall promptly inform the Data Exporter about the existence of legislation applicable to it or any Subprocessor preventing the conduct of an audit of the Data Importer, or any Subprocessor, pursuant to paragraph 2. In such a case the Data Exporter shall be entitled to take the measures foreseen in Clause 5 (b).

9.	GOVERNING LAW

The Clauses shall be governed by the law of the Member State in which the Data Exporter is established, namely ……………………………………………………………………………….

10.	VARIATION OF THE CONTRACT

The parties undertake not to vary or modify the terms of the Clauses. This does not preclude the parties from adding clauses on business related issues where required as long as they do not contradict the Clause.

11.	SUBPROCESSING

11.1
The Data Importer shall not subcontract any of its Processing operations performed on behalf of the Data Exporter under the Clauses without the prior written consent of the Data Exporter. Where the Data Importer subcontracts its obligations under the Clauses, with the consent of the Data Exporter, it shall do so only by way of a written agreement with the Subprocessor which imposes the same obligations on the Subprocessor as are imposed on the Data Importer under the Clauses Where the Subprocessor fails to fulfil its data protection obligations under such written agreement the Data Importer shall remain fully liable to the Data Exporter for the performance of the Subprocessor's obligations under such agreement.

11.2
The prior written contract between the Data Importer and the Subprocessor shall also provide for a third-party beneficiary clause as laid down in Clause 3 for cases where the Data Subject is not able to bring the claim for compensation referred to in Clause 6.1 against the Data Exporter or the Data Importer because they have factually disappeared or have ceased to exist in law or have become insolvent and no successor entity has assumed the entire legal obligations of the Data Exporter or Data Importer by contract or by operation of law. Such third-party liability of the Subprocessor shall be limited to its own Processing operations under the Clauses.

11.3
The provisions relating to data protection aspects for subprocessing of the contract referred to in paragraph 1 shall be governed by the law of the Member State in which the Data Exporter is established, namely [X,Y, Z]

11.4
The Data Exporter shall keep a list of subprocessing agreements concluded under the Clauses and notified by the Data Importer pursuant to Clause 5(j), which shall be updated at least once a year. The list shall be available to the Data Exporter's data protection Supervisory Authority.

12.	OBLIGATION AFTER THE TERMINATION OF PERSONAL DATA PROCESSING SERVICES

12.1
The parties agree that on the termination of the provision of data Processing services, the Data Importer and the Subprocessor shall, at the choice of the Data Exporter, return all the Personal Data transferred and the copies thereof to the Data Exporter or shall destroy all the Personal Data and certify to the Data Exporter that it has done so, unless legislation imposed upon the Data Importer prevents it from returning or destroying all or part of the Personal Data transferred. In that case, the Data Importer warrants that it will guarantee the confidentiality of the Personal Data transferred and will not actively Process the Personal Data transferred anymore.

12.2
The Data Importer and the Subprocessor warrant that upon request of the Data Exporter and/or of the Supervisory Authority, it will submit its data Processing facilities for an audit of the measures referred to in paragraph 12.1.

On behalf of the data exporter:
Name (written out in full):
Position:
Address:
Other information necessary in order for the contract to be binding (if any):
Signature……………………………………….
(stamp of organisation)
On behalf of the data importer:
Name (written out in full):
Position:
Address:
Other information necessary in order for the contract to be binding (if any):
Signature……………………………………….
(stamp of organisation)

APPENDIX 1
DETAILS OF THE TRANSFER
This Appendix forms part of the Clauses and must be completed and signed by the parties:
Data exporter
[Insert the data exporter and specify briefly the activities relevant to the transfer]
[List systems to which the processor has access]
Data importer
[Insert the data importer and specify briefly the activities relevant to the transfer]
[List systems to which the processor has access]
Data Subjects
The personal data transferred concern the following categories of data subjects (please specify):
………………….…...………………………………………………………………………………………
Categories of data
The personal data transferred concern the following categories of data (please specify):
………………………………………………………………………………………………………………

Special categories of data (if appropriate)
The personal data transferred concern the following special categories of data (please specify):
………………………………………………………………………………………………………………

Processing operations
The personal data transferred will be subject to the following basic processing activities (please specify):
………………………………………………………………………………………………………………

DATA EXPORTER                    DATA IMPORTER
Name: ............................... ...... ............................................

Authorised signature
.............................. ........... .... ............................................

APPENDIX 2
TECHNICAL AND ORGANISATIONAL SECURITY MEASURES

This Appendix forms part of the Clauses and must be completed and signed by the parties:
Description of the Technical and Organisational Security Measures implemented by the Data Importer in accordance with Clauses 4(d) and 5(c) (or document/legislation attached):
…………………………………………………………………………………….

DATA EXPORTER                    DATA IMPORTER
Name: ..................................... ............................................

Authorised signature
................................................. ............................................

SCHEDULE 22
LOCATIONS AND SITE LICENCE

1.	SCOPE AND PURPOSE

1.1	This purpose of this Schedule 22 is to set out:

1.1.1	the regime for the provision of specific services and facilities by the Customer at the Customer’s Sites to enable the Service Provider to provide the Services in accordance with the Agreement; and

1.1.2	the respective obligations of the Customer and Service Provider governing the use of the Customer’s Sites.

2.	LICENCE

2.1
The Customer hereby grants to the Service Provider a non-exclusive licence to enter and remain on so much of the Designated Areas only for so long as and to the extent necessary from time to time to enable the Service Provider to provide the Services (the “Site Licence”).

2.2
The Site Licence shall continue until the expiry or termination of the Agreement for whatever reason or upon the Service Provider ceasing to provide the Services under the Agreement, whichever is sooner.

2.3
Subject always to the Service Provider’s compliance with clause 15 of the Agreement (Personnel), the Site Licence is exercisable by the Service Provider, its employees, agents and Approved Sub-contractors save in relation to the office accommodation provided at paragraph 5.1 which shall only be exercised by the Service Provider and Service Provider Personnel in accordance with paragraph 5.1.

2.4
The Service Provider acknowledges that the Customer is entitled to exclusive control and possession of the Designated Areas and other sites and nothing in the Site Licence is intended to create a letting of the Designated Areas or other sites or to confer any rights on the Service Provider, whether under common law or any enactment, greater than a bare licence on the terms of the Site Licence.

2.5	The Site Licence is personal to the Service Provider and cannot be transferred, assigned or sub-licenced.

3.	DESIGNATED AREAS
The Designated Areas of the Customer Sites, for the purposes of this Schedule, are to be identified during Transition and set out in Appendix 1 to this Schedule.

4.	OTHER SITES
The Customer shall use Commercially Reasonable Efforts to procure access to Other Sites for the Service Provider for the purpose of performing the Services when reasonably requested by the Service Provider.

5.	PROVISION OF ON-SITE FACILITIES

5.1
At the Site(s) listed in Appendix 1, the Customer shall use Commercially Reasonable Efforts to provide, at no charge and at all relevant times, non-exclusive office accommodation as described in Appendix 1 for Service Provider Personnel and the office services as detailed in paragraph 5.2 for the Service Provider’s reasonable use at any one time for the purpose of providing the Services in accordance with the Agreement.

5.2	The Customer shall provide to the Service Provider Personnel, at no charge, the following office services in accordance with paragraph 5.1:

5.2.1
ID security cards (provided always that Service Provider Personnel who cease providing Services or who cease to provide Services at the applicable Designated Area shall surrender their ID security cards immediately);

5.2.2	office cleaning services and toilet facilities;

5.2.3	air conditioning (where available) in the same manner as it is provided to the Customer’s employees working in the vicinity of the relevant Service Provider Personnel;

5.2.4	lockable office filing cabinet storage facilities, with corresponding keys;

5.2.5	security services in the same manner as are provided to the Customer;

5.2.6	access to catering and staff restaurant facilities as are provided to the Customer’s employees from time to time;

5.2.7	photocopier facilities;

5.2.8	facsimile machine facilities;

5.2.9	use of office furniture;

5.2.10	subject to appropriate control by the Customer, associated telephone and computer access facilities including computer ports for access to the Service Provider and Customer networks and e-mail; and

5.2.11
access to meeting rooms and associated equipment such as projector and speaker-phone in the same manner as provided to the Customer’s employees working in the Customer’s main offices from time to time.

5.3
For the avoidance of doubt, where the Service Provider does not utilise the services and facilities made available by the customer in accordance with paragraphs 5.1 and 5.2 it shall pay for the cost of any alternatives to such services and facilities. Nothing in this Schedule shall require the Customer to bear the Service Provider’s cost of any requirements related to office accommodation or premises that it may have incurred from time to time that are not provided for under the Agreement.

6.	RELOCATION AND SUSPENSION OF OFFICE SERVICES
The Customer may at any time (subject to giving the Service Provider reasonable notice where practicable (except in an emergency)) relocate the Service Provider to alternative Customer Sites (including moving the Service Provider to physically separate sites) and/or suspend some or all of the office services referred to in paragraphs 5.1 and 5.2 provided that the Customer shall use Commercially Reasonable Efforts to ensure that any alternate Customer Sites enable the Service Provider to continue to provide the Services at the contracted levels.

7.	SERVICE PROVIDER’S OBLIGATIONS

7.1	In addition and without prejudice to its obligations under clause 15 (Personnel), the Service Provider warrants, represents and undertakes to the Customer that it shall:

7.1.1
keep the Designated Areas and Other Sites clean, tidy and in good order and not use the Designated Areas or Other Sites or permit them to be used in such a way as to cause: (i) any nuisance, obstruction, damage or disturbance to the Customer or its staff, contractors or visitors; or (ii) waste or damage to such Sites (except for normal wear and tear);

7.1.2
observe all Relevant Laws and Customer Standards and Policies applicable to the use or occupancy of any Designated Area or Other Site together with any other reasonable requests and other policies, conditions, timescales and security provisions (which for the avoidance of doubt includes all requests relating to security and/or health and safety) for use of the Designated Areas and Other Sites which the Customer makes available to the Service Provider from time to time and the Service Provider shall procure that the Service Provider Personnel and the Service Provider’s agents and sub-contractors observe and comply with the same;

7.1.3	only access Designated Areas or Other Sites during the times such areas and sites are normally open for the Customer’s employees, unless otherwise agreed between the Parties;

7.1.4
keep a record of all Service Provider Personnel and the Service Provider’s agents and sub-contractors who, at any time, are present at the Designated Areas and Other Sites, including a record of the date of the access to such areas and sites. If requested by the Customer, the Service Provider shall provide a copy of such records to the Customer as soon as reasonably possible, but in any event within three (3) Business Days following receipt of the request from the Customer;

7.1.5
without prejudice to clause 15 (Personnel), if the Customer reasonably objects for operational reasons to the presence of any Service Provider Personnel or of the Service Provider’s agents and sub-contractors on any of the Designated Areas or Other Sites and the Customer notifies the Service Provider giving its reasons, promptly on receipt of such notification ensure that those Service Provider Personnel or agents and sub-contractors leave the Designated Areas or Other Sites, as applicable; and

7.1.6
not cause any damage to the Designated Areas or Other Sites. If the Service Provider does not comply with this obligation, it shall at the request of the Customer remove any alterations or additions to the Customer Sites and make good any damage caused to the reasonable satisfaction of the Customer except where damage, alterations or additions are necessary for the provision of the Services and the Customer’s prior written consent has been obtained.

7.2	Upon the Site Licence coming to an end in accordance with paragraph 2.2:

7.2.1	the Service Provider shall:

(a)	cease to operate on the Customer’s Sites and shall remove its employees, agents and sub-contractors from the Customer’s Sites; and

(b)	immediately return to the Customer all ID security cards issued in accordance with paragraph 5.2.1.

7.2.2
if the Service Provider leaves any goods or materials on the Customer’s Sites, the Customer may remove them from the Customer’s Sites, store and then dispose of them if they are not claimed by the Service Provider within two (2) weeks after the Site Licence comes to an end. The costs of removal, storage and disposal of any unusual or hazardous items or materials are to be paid by the Service Provider to the Customer on demand with credit being given for any sums received on their disposal.

7.3
The Service Provider shall be responsible for damage to the Sites caused by any Service Provider Personnel or agent or sub-contractor of the Service Provider or for any other breach of this Schedule (22) in accordance with the terms of clause 30 (Indemnities) by virtue of their contract of employment or contract for service.

APPENDIX 1
DESIGNATED AREAS
During Transition, the parties shall identify any Designated Areas (if any), and shall update the table below accordingly.

Location	Address
The description of location within building including designated desks provided and the number of designated desks provided will be agreed within the Detailed Design Phase.	Plantation Place 30 Fenchurch Street London EC3M 3BD
The description of location within building including designated desks provided and the number of designated desks provided will be agreed within the Detailed Design Phase	175 Capital Boulevard Suite 300 Rocky Hill, CT 06067
The description of location within building including designated desks provided and the number of designated desks provided will be agreed within the Detailed Design Phase	590 Madison Ave 7th Floor New York, NY 10022

SCHEDULE 23
INFORMATION TECHNOLOGY SET-UP AND DESIGN
DEFINITIONS
Capitalised terms used in this Schedule are defined in the context in which they are used and shall have the meanings there indicated. Capitalised terms used but not defined in this Schedule shall have the meanings set out in Schedule 1 of this Agreement.

1.	GENERAL

1.1
This Schedule 23 contains the Service Provider’s IT infrastructure solution as will be applicable to the Services, including with respect to network connectivity, the delivery of and access to Customer applications, Service Provider Service Location infrastructure, the delivery of voice services, service management, continuity and information security. Additionally, the Parties agree that the Service Provider shall provide the hosting requirements for the Service Provider’s Digital Products.

1.2
The final IT and network infrastructure design, including the parameters of the technology solution and network connectivity (which will be documented by the Service Provider and agreed between the Service Provider and Customer), will be detailed and given final approval by the Customer during the Detailed Design Phase.

2.	INFORMATION TECHNOLOGY SET-UP DESIGN DETAILS

2.1	The Service Provider’s IT infrastructure solution comprises of the following:

•
Wide Area Network (WAN) solution: Service Provider provided network solution connecting two Customer data centres with the Service Provider Service Locations for Customer and enabling restricted access to the Customer virtual application delivery platform (“Customer VADP”).

•	Local Area Network (LAN) solution: a secure and robust, dedicated virtual local area network (“VLAN”) for Customer at the Service Provider Service Location.

•	End-user computing solution: Service Provider managed and secured workstations (desktops and laptops).

•	Customer business application (access) solution: Customer VADP to access all Customer (business) applications and data.

•	Voice solution: a telephony solution supporting back-office telephony between Customer and Service Provider and a telephony solution for accounts payable helpdesk services.

•
IT Service management solution: Customer and Service Provider aligned arrangements for incident, problem, change and service request management including escalation and communication and the tools to support the service management process.

•	Information Security and Compliance solution: Service Provider’s comprehensive information security and compliance framework aligned to Schedule 7.
Specific requirements for each technology solution component include:

2.2	Customer business applications (access) solution:

•	Onboarding and provisioning of user accounts for the Service Provider team.

•	Assignment of application access privileges for required Customer business application (training and production) for the Service Provider team.

•	Provisioning of Customer email IDs for all internal and external communication for the Service Provider team.

•	Provision access privileges to common/shared Customer mailboxes required for the delivery of services for the Service Provider team.

•	Use existing Customer onboarding and access request procedures and workflows to obtain user accounts and application access privileges for the Service Provider team.

•	Provisioning of Customer application licenses for the Service Provider team.

•	Setup a data storage/file repository to enable the secure exchange of files and documents between the Customer and Service Provider.

•	Technical availability of all Customer business and supporting applications using the agreed network solution.

•	Ensure an acceptable (workable) and consistent response/performance of the business applications using the agreed network solution and the Customer VADP.

•	Restrict printing: prevent general printing from the Customer VADP and only allow printing for agreed business print requirements on a case-by-case basis.

2.3	Training Environment to be provided by Customer

•	Enabling existing Customer training environments for the Service Provider team.

•	Enabling (temporary) access to existing Customer training environments prior to start of the transition phase.

•	Provide Internet connectivity at the Customer locations during the Process Training (knowledge transfer) Phase (during onsite on-the-job-training only) for the Service Provider team.

•	Provide the technical infrastructure to facilitate remote training during the Process Training (knowledge transfer) Phase for the Service Provider team.

•
Setup of a shared storage repository (SharePoint site, Shares Drives, etc.) for sharing standard operating procedures (SOPs) and other supporting documentation between the Customer and the Service Provider team.

2.4	Wide Area Network (WAN) Solution Requirements

•
Setup of secure, reliable, redundant and scalable network connectivity solution between the Customer and the Service Provider using a Service Provider provided wide area network (WAN) solution supporting all application access requirements.

•	Enable access to the Customer VADP over this network for the Service Provider team.

•	Restricted access to the network solution based on need-to-know and need-to-have principles. By default, all access is disabled. Access exceptions are user, URL, IP and port-based.

2.5	Voice Solution Requirements

•	Setup of telephony solution for inter-office communication between the Customer Retained Organisation and the Service Provider team.

•	Setup of a telephony solution for accounts payable helpdesk communication.

•	Provisioning of regional United States and United Kingdom Direct Inward Dial (“DID”) numbers to support inter-office and helpdesk communication.

2.6	IT Service Design Requirements

•
Setup of a user provisioning process ensuring the correct creation, modification, disablement and deletion of user accounts and their profiles across the Customer’s IT infrastructure and business applications.

•	Setup of an IT support model to support the Service Provider team.

•	Setup of an IT communication model and escalation model.

•	Define a role - and responsibility matrix.

2.7	Digital tools hosting and application management

•	Setup of a hosting environment for Service Provider provided digital solutions and tools that support the Service Provider transition.

•	Application management and support arrangements for Service Provider provided digital solutions.

2.8	Core Technology Scope
The following items are part of the Service Provider scope of this solution:

Area	In-scope
Transition	IT infrastructure project management to support the Transition Plan
Transition	IT infrastructure solution workshop
Transition	IT infrastructure solution documentation in line with Service Provider best practices, documentation requirements and the Service Provider toll-gate methodology
Transitions	Setup of a Service Provider provided managed connectivity solution between the Customer and Service Provider
Transition	Setup a telephony solution for inter-office communication
Transition	Support the setup of the Customer call-forwarding (if required) to the Service Provider back-office telephony solution
Transition	Setup a telephony solution for accounts payable helpdesk communication
Transition	Service Provider Service Location infrastructure (VLAN and end-user computing)
Transition	Setup of the hosting infrastructure to support the Service Provider in-scope Digital Products
Transition	Deployment of the Service Provider in-scope Digital Products on the Customer provided hosting infrastructure
Transition	Hand over to the Service Provider IT operations team (ETO)
Transition	Support an end-user acceptance test (including plan and documentation)
Transition	Create and implement an IT infrastructure support model for the Customer and Service Provider. Train the Service Provider team on incident identification and validation and contact procedures
Transition	Create project- and business-as-usual (BAU) on boarding documentation.
On-going	Update IT infrastructure documentation (technology designs and operations manuals) as a result of maintenance and change
On-going	IT infrastructure operational management (delivery centre) for day-to-day operations and as a result of maintenance and change
On-going	IT infrastructure operational support (delivery centre)
On-going	Customer IT support (“IT Service Desk”) for Customer applications
On-going	Service Provider IT support (IT Service Desk) for the Service Provider provided IT hardware and technical infrastructure
On-going	Customer hosting services for Service Provider provided in-scope Digital Products
On-going	Service Provider application support for Service Provider provided in-scope Digital Products

2.9	Core Technology Responsibility Split

Transition Phase	Activity Description	Responsibility
Detailed Design	Determine the Customer business and supporting applications required for the services	Joint (Customer contribute its current usage and Service Provider from identifying through solution design, what it will require access to).
Detailed Design	Identify the business and supporting applications and hosting locations required for the services	Customer
Detailed Design	Understand current business application issues and risks	Customer to lead, Service Provider to contribute to identifying any issues and risks
Detailed Design	Understand new technology requirements for the services	Joint (Service Provider will propose some new technology requirements)
Detailed Design	Understand the timelines and current in-flight IT programmes and projects with impact on the proposed IT solution	Customer
Detailed Design	Service Provider resource allocation: IT Project Manager	Service Provider
Detailed Design	Customer resource allocation: IT Project Manager	Customer
Detailed Design	Agree the application access model for all Customer applications	Customer Service Provider
Detailed Design	Provide details of current telephony design for the services	Customer
Detailed Design	Create the WAN and telephony design	Service Provider
Detailed Design	Agree the virtual application delivery platform (VADP) delivery and end-user computing requirements	Customer Service Provider
Detailed Design	Provide current DR arrangement and details for the Customer applications	Customer
Detailed Design	Create the BCP solution	Service Provider
Detailed Design	Setup IT governance model, communication and escalation models and IT service management processes	Service Provider
Detailed Design	Determine and agree IT security requirements, compliance/audit requirements, project milestones aligned to Service Provider and the Customer’s frameworks and polices	Customer Service Provider
Detailed Design	Determine and agree training requirements	Customer Service Provider

Transition Phase	Activity Description	Responsibility
Detailed Design	Check infrastructure resource availability at the Customer for: • Internet Bandwidth • VADP server capacity • (business) application licenses	Customer
Detailed Design	Check infrastructure availability at Service Provider for: • Internet bandwidth (hub locations) • MPLS bandwidth (delivery centre)	Service Provider
Set-up	Set up weekly IT status calls and reports	Service Provider
Set-up	Procurement initiation, PO creation, procurement, tracking and delivery of end-user computing and telephony equipment	Service Provider
Set-up	Procure any additional hardware and software required for the Customer VADP	Customer
Set-up	Procure the Customer VADP licenses, business applications licenses and Office productivity and supporting licenses	Customer
Set-up	Procure hardware and software for the Customer applications	Customer
Set-up	Training access setup for the Customer applications	Customer
Set-up	Provide temporary training laptops for the Service Provider team travelling to the Customer for on-the-job-training	Service Provider
Set-up	Provide temporary training infrastructure for the Service Provider team for remote on-the-job-training	Service Provider
Set-up	Risk mitigation and/or interim solutions	Customer
Set-up	Risk mitigation and/or interim solutions	Service Provider
Set-up	Additional Customer hardware, software, application licenses	Customer
Set-up	Additional Service Provider hardware, software, application licenses	Service Provider
Set-up	Customer-dedicated subnet allocation, data and voice port allocation	Service Provider
Set-up	Service Provider hardware delivery	Service Provider
Set-up	Service Provider software delivery	Service Provider
Set-up	IT Implementation/Readiness audit checklist	Service Provider

Transition Phase	Activity Description	Responsibility
Set-up	Maintain a master list of users, roles, security access by process and application	Service Provider
Set Up	Extend the Service Provider network to the Customer points-of-presence	Service Provider
Setup	Provide rackspace, cooling, power and cabling for the Service Provider network devices in the two Customer points-of-presence	Customer
Set Up	Customer application mapping to Service Provider user profiles (model person) for user ID creation	Service Provider
Setup	Provide onboarding details for the Service Provider team	Service Provider
Set Up	User ID creation for the Customer applications	Customer
Process Training	First network performance and stability evaluation	Customer Service Provider
Set Up	Routing and firewall rules for the Customer VADP access (up to and including Aryaka devices)	Service Provider
Set Up	Routing and firewall rules for the Customer VADP access (beyond the Aryaka devices)	Customer
Process Training	Virtual LAN and end-user computing infrastructure setup at Service Provider primary and DR site	Service Provider
Process Training	Customer application mapping to Service Provider user profiles for production for user ID creation	Service Provider
Process Training	Creation of business user Acceptance Test (“UAT”) Plan	Service Provider
Process Training	Execution of detailed end-to-end business UAT	Service Provider
Pilot	Tracking capacity utilisation for WAN and LAN	Service Provider
Pilot	Handover to IT Operations team (ETO)	Service Provider
Pilot	Second network performance and stability evaluation	Customer Service Provider

2.10	Responsibility split: for Transition Deliverables

Transition Phase	Deliverable Description	Responsibility
Detailed Design	IT Infrastructure solution document, validated/updated by Service Provider SMEs	Service Provider
Detailed Design	Sign off on IT Solution by the Customer and Service Provider IT Leadership	Customer Service Provider
Detailed Design	Detailed IT project plan	Service Provider
Set Up	Completed customer application access solution for the Service Provider team	Customer
Process Training	Completed network Setup (SD-WAN)	Customer Service Provider
Process Training	Completed telephony infrastructure setup	Service Provider
Process Training	Completed telephony infrastructure forwarding for selected TFNs (optional)	Customer
Process Training	Applications access profile setup for the Service Provider team	Customer
Process Training	End-user computing setup	Service Provider
Process Training	Review and sign off on UAT results by Business teams	Customer Service Provider
Process Training	Signoff on IT readiness	Customer Service Provider
Process Training	Creation of IT Operations manual and handover docs for IT Operations team	Service Provider
Process Training	Deployment of on-going IT support process (helpdesk)	Customer Service Provider
Pilot	Steady-state operations	Customer Service Provider
Pilot	Handover to IT Helpdesk / Service Delivery team for day-to-day IT support	Customer Service Provider
Pilot	Security Audit	Customer Service Provider
Pilot	BCP 1st hot test report-out	Service Provider
Pilot	Sign off on BCP readiness	Customer

2.11	Responsibility splits for on-going services

Transition Phase	Activity	Responsibility
On-going	Customer will provide access to the Customer assets that the Parties have agreed are required, to deliver the Services to the Customer.	Customer
On-going	Customer will notify Service Provider of any system changes impacting processes supported by Service Provider	Customer
On-going	Service Provider will maintain a user access list as defined above	Service Provider

2.12	Core technology setup approach
The IT infrastructure solution is a unified design with options for limited process specific adaptations.
The IT infrastructure solution contains the Customer solution principles applicable for all the Customer in-scope services:

•	Wide Area Network (“WAN”) Connectivity

•	Local Area Network (“LAN”) and end-user computing

•	Customer business application access

•	Voice solution

•	Information Security and Compliance

•	IT Service Management

•	Business Continuity Planning

2.13	Process adaptations
Business needs may result in minor adaptations of the IT infrastructure solution.
The Service Provider identify solution adaptations the Detailed Design Phase of each process Transition Wave. The Service Provider shall incorporate solution adaptations, after approval, in this design document.
The Service Provider can only consider and agree solution adaptations in the following areas:

2.13.1	Customer business application access:
Adaptation: additional (newly identified) Customer applications for deployment on the Customer VADP solution

2.13.2	Voice solution:
Adaptation: process specific voice prompts, DIDs, call distribution and handling, voicemail and call forwarding

2.13.3	Print:
Adaptation: newly identified activities with a mandatory print requirement at the Service Provider delivery centre.
All requested and required process adaptations are subject to the Customer business process owner validation and approval. If required, the Customer process owner will act as a single-point-of-contact for the Customer IT team for any required technology changes.
All requested and required changes to the IT infrastructure solution will be validated and approved by the Customer IT project team assigned to the Transition Project. The Customer process lead validates and raises requests for change and will act as a gatekeeper between the Customer process and Customer IT.

2.14	Timelines for process adaptations
The identification of process adaptations completes before the end of the Detailed Design Phase. Process adaptations identified after the end of each individual fit-gap phase may not be available at the start of the services Parallel Run Phase (TG4)

2.15	Timelines for design and implementation
The Customer and Service Provider will create a joint project plan as part of the Detailed Design Phase of the project. For planning and practical purposes, the Customer and Service Provider may agree to combine certain IT infrastructure deployments.
The Service Provider will execute the following activities for each business process in a Transition Wave in line with the business transition planning:

2.15.1	Transition Setup Phase

•	Onsite Process Training (knowledge transfer) setup for the Service Provider team at the Customer Locations (WIFI, site access, training room requirements).

•	Confirmation on number of Service Provider laptops required by location.

•	Confirmation on Service Provider laptop software requirement.

•	List of Service Provider on-the-job training (“OJT”) staff per Customer Location (dependent of Visa status).

•	Laptops setup for the Service Provider OJT team.

•	Confirmation on the laptop setup and email to Service Provider Transition Manager.

2.15.2	Service Provider team on-boarding: Knowledge Transfer

•	Submit Customer domain and application access request.

•	Customer business applications access request approval.

•	Customer domain and e-mail ID creation.

•	Pre-requisite trainer lead or computer-based trainings completion.

•	Customer training access creation.

•	User access test to the Customer VADP and training environment, issue resolution and confirmation.

2.15.3	Service Provider team on-boarding: production

•	List of users for production access with completed pre-requisites.

•	Production access for the Customer applications.

•	Test the Customer’s business applications access and provide feedback.

•	Issue resolution and confirmation.

2.15.4	Telephony Setup

•	Complete the Customer and Service Provider business team’s telephony requirements.

•	Design telephony solution for each process.

•	Sign-off on process telephony solution design.

•	Order United States and United Kingdom DID numbers and line capacity.

•	Delivery of Service Provider regional DIDs and other telephony resources.

•	Setup and configuration of call flow and extensions.

•	Testing of voice call routing.

2.15.5	End User Computing Setup

•	Finalise bill of materials based on business requirement for procurement - workstations, phones, headsets, other specific device requirements.

•	IT Panel approval and purchase order release.

•	Delivery of end user computing infrastructure.

•	Set up of user computing infrastructure.

2.15.6	Test Phase (User Acceptance Testing)

•	Test scenarios and case creation.

•	User Acceptance Test (UAT) of Service Provider end-user computing setup.

•	Customer business applications - testing for completeness of access requested.

•	Customer business applications - testing for functionality.

•	Customer business applications - performance testing.

•	Telephony setup testing.

•	Issue resolution / bug fixing.

•	Agreement on gaps that cannot be fixed immediately and resolution timelines.

•	UAT Sign-off on IT infrastructure setup by Service Provider Delivery Lead.

2.15.7	Parallel Run Phase

•	Initiate daily pilot support call - tracking performance, key issues and resolution.

•	Setup performance monitoring of the infrastructure.

•	Handover from project to IT operations team.

3.	NETWORK SERVICES

3.1	Network solution

3.1.1	Business requirements
[***]

3.2	Network solution overview

3.2.1	Service Provider network
[***]

3.3	Connectivity between Customer and Service Provider.

3.3.1	Connectivity Model
[***]

3.4	Assumptions:
[***]

3.5	Connectivity solution details

3.5.1	[***]

3.6	Data traffic and GRE configuration
[***]

3.7	Network setup and administration
[***]

3.8	Backhaul connectivity
[***]

3.9	Data traffic restrictions

[***]

3.10	Internet access
[***]

3.11	Bandwidth
[***]

3.12	Access solution for on-the-job-training at Customer
[***]

3.13	Solution Figures
[***]

3.14	Figure 8: Customer and Service Provider network solution description

[***]

3.15	Aryaka ANAP Devices
[***]

3.16	Customer requirements for Aryaka setup

3.16.1	Housing and Mounting Services
[***]

3.16.2	Access and Configuration Services
[***]

3.17	RACI (Responsible/Approve/Consults/Informed)
[***]

4.	CUSTOMER APPLICATIONS
[***]

4.1	Business requirements
[***]

4.2	Business applications
[***]

4.3	Customer software inventory¹
[***]

4.4	Special software requirements
[***]

4.5	Customer applications
[***]

5.	VOICE SOLUTION

5.1	Overview for inter-office communication
[***]

5.2	Voice Solution Diagram:
[***]

5.3	Base Call Flows:
[***]

5.4	Overview for AP helpdesk communication
[***]

5.5	Voice solution diagram
[***]

5.6	Base call flows
[***]

5.7	RACI (Responsible/approve/consults/informed)
[***]

6.	DELIVERY CENTRE LAN AND END USER COMPUTING SERVICES

6.1	Business requirements
[***]

6.2	Solution overview

6.2.1	Dedicated virtual LAN
[***]
6.2.2    Connectivity Schematic:
[***]

6.3	Desktop computing infrastructure

[***]

6.3.1	Workstation configuration
[***]

6.4	End-user computing workstation security controls
[***]

6.5	Customer VADP Solution
[***]

6.6	Customer Application and IT Infrastructure Performance
[***]

6.7	Application access solution technical overview
[***]

6.8	Authentication services
[***]

6.9	File server
[***]

6.10	Desktop anti-virus and security patch management
[***]

6.11	Email and instant messaging services
[***]

6.12	Printing and electronic fax services
[***]

6.13	Fax
[***]

6.14	Licenses
[***]

6.15	RACI (Responsible/Approve/Consults/Informed)
[***]

6.16	RACI (Responsible/approve/consults/informed application delivery solution)
[***]

7.	IT SERVICE MANAGEMENT

7.1	Business requirements
[***]

7.2	Solution overview
[***]

7.3	Service Provider
[***]

7.4	Customer
[***]

7.5	Incident management
[***]

7.6	Service Provider
[***]

7.7	Service Provider Incident Priority Definitions
[***]

7.8	Additional arrangements for Customer
[***]

7.9	Service Provider incident management process overview for Customer
[***]

7.10	(Standard) service requests
[***]

7.11	Service Provider standard service request process overview
[***]

7.12	Change management
[***]

7.13	Change definitions
[***]

7.14	Change classifications
[***]

7.15	Guidelines for risk classification:
[***]

7.16	Guidelines for Impact Classification:
[***]

7.17	Planned, scheduled and normal Changes
[***]

7.18	Emergency changes
[***]

7.19	Preapproved changes
[***]

7.20	Change control board
[***]

7.21	Support responsibilities
[***]

7.22	IT service meeting

7.22.1	Meeting topics
[***]

7.22.2	Meeting frequency and duration
[***]

7.22.3	Meeting participants
[***]

7.23	RACI (Responsible/approve/consults/informed)
[***]

8.	INFORMATION SECURITY AND COMPLIANCE

8.1	Introduction
[***]

8.2	Solution overview
[***]

8.3	Customer specific information security and assurance requirements
[***]

8.4	Service Provider general information security arrangements for Customer
[***]

8.5	Information Access Controls
[***]

8.5.1	Usage of passwords
[***]

8.6	Network Security Controls
[***]

8.7	Physical Security Controls
[***]

8.8	Personnel Security Controls
[***]

8.8.1	Pre-hiring security practices
[***]

8.8.2	Post-hiring security practices
[***]

8.8.3	Incident management practices
[***]

8.9	RACI (Responsible/approve/consults/informed)
[***]

9.	SERVICE PROVIDER TRANSFORMATION REQUIREMENTS

9.1	Introduction
[***]

9.2	Application hosting and management responsibilities
[***]

9.3	Requirements for rapid process automation

9.3.1	RPA landscape overview
[***]

9.3.2	RPA production environment overview
[***]

9.3.3	RPA hard- and software requirements
[***]

9.3.4	RPA quantities required
[***]

9.3.5	RPA other requirements
[***]

9.4	Sequence requirements

9.4.1	Sequence landscape overview
[***]

9.4.2	Sequence production environment overview
[***]

9.4.3	Sequence hard- and software requirements
[***]

9.4.4	Sequence quantities required
[***]

9.4.5	Sequence other requirements
[***]

9.5	Articulate and iKnow Requirements

9.5.1	The Service Provider team will use two (2) tools to support the capturing, transfer and management of knowledge:

9.5.2	Articulate hardware and software requirements
[***]

9.5.3	Articulate other requirements
[***]

9.6	iKnow requirements
[***]

SCHEDULE 24

PRO FORMA STATEMENTS OF WORK

Attached as Appendices are two (2) pro forma statements of work: one (1) for “Run” Services and one (1) for “Professional” Services.

APPENDIX A

PRO FORMA RUN SERVICES SOW

DATED                20

(1) [ASPEN ENTITY]

(4) GENPACT INTERNATIONAL, INC.

___________________________

PRO FORMA RUN SERVICES SOW
___________________________

PRO FORMA RUN SERVICES SOW
SOW Number: 000[x]
Statement of Work
BETWEEN:
(1)    [Insert Name and address of Aspen entity] (“Customer”); and

(2)	Genpact International, Inc., a Delaware, US corporation with office at 1155 Avenue of the Americas 4th Floor, New York, NY 10036 (“Service Provider”).

1.	General

1.1.
This SOW is made pursuant to and in accordance with the terms of [the business process outscoring agreement between Genpact International, Inc., Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services Inc and Aspen Bermuda Limited on [insert date]] / [the Local Agreement between Genpact International, Inc. and [insert Aspen entity] on [insert date]] (the “Agreement”).

1.2.	Unless stated otherwise in this SOW, capitalised terms have the meaning set out in Schedule 1 (Definitions) of the Agreement, except that:

1.2.1.
[“Customer” in the Agreement and the Schedules thereto shall be read as a reference to the Customer under this SOW, save that the reference to “the Customer” in clause 3.5,  shall be read as a reference to Aspen Insurance UK Services Limited; and] [Drafting note: delete if the Aspen contracting entity is the UK entity]

1.2.2.
where the Customer under this SOW is the UK Customer, the US Customer or the Bermuda Customer, references in the Agreement and the Schedules thereto to the “UK Customer”, the “US Customer” or “Bermuda Customer” as applicable shall be deemed to be a reference to the Customer under this SOW.

Service Commencement Date	[insert]
Term	[insert]
Type of Services	Business process outsourcing services
Overview	[Insert high level description of project and context in which the Services are being provided.]
Charges	See Appendix 2
Key Personnel	See Appendix 4
Customer contact	Name: [insert] Tel: [insert] Email: [insert]
Service Provider contact	Name: [insert] Tel: [insert] Email: [insert]
Linked SOWs	[Set out any SOW linked to this one for the purposes of an overall delivery programme or recovery of costs.]

2.	Scope: Services/Products/Deliverables and Methodology

2.1.	The Service Provider shall perform the Services in accordance with the Service description set out in Appendix 1 to this SOW.

3.	Assumptions and Dependencies (including Additional Customer Dependencies)
The Customer Dependencies and Service Provider assumptions are set out in Appendix 3.

4.	Early Termination Charges

4.1.	[Insert or state “not applicable”]

5.	Special Conditions

5.1.	[Insert or state “not applicable”]

6.	Service Levels and Service Credits
The Parties agree that the terms of Appendix 5 shall apply to this SOW.

7.	Approved Subcontractors
In addition to those listed in Schedule 5 (Subcontractor List), the following shall be deemed to be Approved Subcontractors:

7.1.	[Insert or state “not applicable”]

8.	Service Level Reporting
The Service Provider shall comply with the governance obligations set out in Schedule 12 (Governance and Service Management) to the Agreement and provide the following information at the frequency specified below:

Information/Report	Frequency and delivery date
[insert]	[insert]
[insert]	[insert]

9.	Additional Governance

9.1.	[Set out additional governance mechanisms (if any) or state “not applicable”.]

This SOW has been executed by the Parties on the date last written below:

Signed by duly authorised for and on behalf of [INSERT ASPEN ENTITY]	)
)
)

Name

Signature

Title

Date

Signed by duly authorised for and on behalf of GENPACT INTERNATIONAL, INC.	)
)
)

Name

Signature

Title

Date

Appendix 1
Services Description
[Insert description of the Services. For example: where an IT system is stood up by the Service Provider under a Professional Services SOW, this description would need to include a description of support, maintenance and the application of the Service Levels in Appendix 5.]

Appendix 2
Charges

1.	The following Charges shall apply to this SOW:
[Insert]

Appendix 3
Dependencies and Assumptions

1.	For the purposes of clause 21 (Customer Dependencies) of the Agreement, the Customer Dependencies applicable to this SOW are as follows:

1.1.	[Insert clearly defined and bounded obligations]

2.	In addition, the Service Provider has made the following assumptions:

2.1.	[Insert]

Appendix 4
Key Personnel
In addition to those people identified as Key Personnel in Schedule 18 of the Agreement, for this SOW the following shall also be Key Personnel:

[Insert in table below]

Name	Role on project	Profile	Key Personnel (Y/N)

Appendix 5
Service Levels and Service Credits

1.	Schedule 3 (Service Levels and Service Credits) of the Agreement shall apply in addition to the following terms:
[Insert any specific terms and additional Service Levels and Key Measures]

APPENDIX B

PRO FORMA PROFESSIONAL SERVICES SOW

DATED                20

(1) [ASPEN ENTITY]

(4) GENPACT INTERNATIONAL, INC.

___________________________

PRO FORMA PROFESSIONAL SERVICES SOW
___________________________

PRO FORMA PROFESSIONAL SERVICES SOW
SOW Number: 000[x]
Statement of Work
BETWEEN:
(1)    [Insert Name and address of Aspen entity] (“Customer”); and

(2)	Genpact International, Inc., a Delaware, US corporation with office at 1155 Avenue of the Americas 4th Floor, New York, NY 10036 (“Service Provider”).

1.	General

1.1.
This SOW is made pursuant to and in accordance with the terms of [the business process outscoring agreement between Genpact International, Inc., Aspen Insurance UK Services Limited, Aspen Insurance U.S. Services Inc and Aspen Bermuda Limited on [insert date]] / [the Local Agreement between Genpact International, Inc. and [insert Aspen entity] on [insert date]] (the “Agreement”).

1.2.	Unless stated otherwise in this SOW, capitalised terms have the meaning set out in Schedule 1 (Definitions) of the Agreement, except that:

1.2.1.
[“Customer” in the Agreement and the Schedules thereto shall be read as a reference to the Customer under this SOW, save that the reference to “the Customer” in clause 3.5,  shall be read as a reference to Aspen Insurance UK Services Limited; and] [Drafting note: delete if the Aspen contracting entity is the UK entity]

1.2.2.
where the Customer under this SOW is the UK Customer, the US Customer or the Bermuda Customer, references in the Agreement and the Schedules thereto to the “UK Customer”, the “US Customer” or “Bermuda Customer” as applicable shall be deemed to be a reference to the Customer under this SOW.

Service Commencement Date	[insert]
Term	[insert]
Type of Services	Professional Services
Overview	[Insert high level description of project and context in which the Services are being provided.]
Charges	See Appendix 3
Key Personnel	See Appendix 5
Customer contact	Name: [insert] Tel: [insert] Email: [insert]
Service Provider contact	Name: [insert] Tel: [insert] Email: [insert]
Linked SOWs	[Set out any SOW linked to this one for the purposes of an overall delivery programme or recovery of costs.]

2.	Scope: Services/Products/Deliverables and Methodology

2.1.	The Service Provider shall perform the Services and provide the Deliverables in accordance with the Service Description described in Appendix 1 to this SOW.

2.2.	In providing the Services, the Service Provider shall comply deliver the Deliverables identified in Appendix 2.

3.	Implementation Plan and Milestones
The Service Provider shall commence provision of the Services with effect from [insert date] and shall comply with the implementation plan referred to in Appendix 2 (“Implementation Plan”) and the Milestones set out in Appendix 3.
[Drafting note: Ensure any Key Milestones (which if missed would cause a Material Service Failure) are also identified in Appendix 3.]

4.	Acceptance Criteria
In the absence of any specific Acceptance Criteria being set out in this SOW in relation to a particular Deliverable or Service, clause 6 (Acceptance) of the Agreement shall apply.

5.	Incentive Mechanisms

5.1.	[Incentive payments and mechanism (if any) to be set out or referred to here – e.g. “holdback”]

6.	Assumptions and Dependencies (including additional Customer Dependencies)
The Customer Dependencies and Service Provider assumptions are set out in Appendix 4.

7.	Early Termination Charges

7.1.	[Insert or state “not applicable”]

8.	Material Service Failure

8.1.	[Set out any events that would be Material Service Failures]

9.	Special Conditions

9.1.	[Insert or state “not applicable”]

9.2.	[The Parties agree that [Insert Deliverable] shall be Developed IPR.]

10.	Transition Plan and Transition Services

10.1.	[Insert or state “not applicable”]

11.	Approved Subcontractors
In addition to those listed in Schedule 5 (Subcontractor List), the following shall be deemed to be Approved Subcontractors:

11.1.	[Insert or state “not applicable”]

12.	Governance and Progress Reports

12.1.
The Service Provider shall comply with the governance obligations set out in Schedule 12 (Governance and Service Management) to the Agreement and provide the following information at the frequency specified below:

Information/Report	Frequency and delivery date
[insert]	[insert]
[insert]	[insert]

12.2.	In addition, for the Services set out in this SOW the Service Provider shall attend the following regular project forums: [Drafting note: amend table below as applicable]

Meeting	Frequency	Agenda	Customer Attendees	Service Provider Attendees
Project Review Board	Weekly	Review of weekly progress, actions, risks, issues		Project manager, Technical lead
Steering Group	Monthly	Review high level project progress		Project sponsor, Project manager

The weekly progress report will be submitted to the Customer’s Project Manager no later than 16:00 on the day preceding the Project Review Board.

This SOW has been executed by the Parties on the date last written below:

Signed by duly authorised for and on behalf of [INSERT ASPEN ENTITY]	)
)
)

Name

Signature

Title

Date

Signed by duly authorised for and on behalf of GENPACT INTERNATIONAL, INC.	)
)
)

Name

Signature

Title

Date

Appendix 1
Professional Services Description

1.	Scope

1.1.	The scope of the Professional Services is to provide suitably skilled personnel to perform the activities required so as to deliver the Deliverables identified herein.

1.2.
[Note: the expectation is that details of the activities to be performed will be set out in the Appendix 2, assumptions will be set out at Appendix 4 and the Charges will be set out at Appendix 3. Consider referring to all three elements if you wish but otherwise the reference above will suffice.]

2.	Implementation

2.1.
The Service Provider shall provide the Implementation Plan which shall set out full details of how the Services under this SOW shall be delivered by the Service Provider. [Drafting note: include in the Implementation Plan any details of customer sites and locations, if different to Schedule 22.]

2.2.
The Service Provider shall be responsible for the overall management of the project and shall identify and resolve, or assist the Customer in the identification and resolution of, any problems encountered in the timely completion of each task identified in the Transition Plan, whether the task is the responsibility of the Service Provider, the Customer or a third party.

2.3.
The Service Provider shall provide the Customer with weekly progress reports that describe in reasonable detail the current status of the transition, indicate the progress of the work being performed, identify any actual or anticipated problems or delays, assess the impact of such problems or delays on the Service Provider’s provision of the Services and describe all actions being taken or to be taken to remedy such problems or delays.

3.	Acceptance

3.1.
The Parties shall comply with clause 6 (Acceptance) of the Agreement and the acceptance testing methodology set out in [paragraph [x] of Appendix 2]/[the “Acceptance Test Plan” annexed [TBC]/referenced [TBC]].

3.2.
Acceptance Items delivered under this SOW will adhere to their corresponding Acceptance Criteria set out in [paragraph [x] of Appendix 2]/[the “Acceptance Test Plan” annexed [TBC]/referenced [TBC]] at the time the relevant tests are undertaken. If those acceptance tests are not passed any additional work to meet the relevant Acceptance Criteria will be carried out at the Service Provider’s expense.

4.	Warranties

4.1.	The Parties acknowledge that the warranties are as set out in clause 29 (Representation and Warranties) of the Agreement.

4.2.	[Either state: ‘Beyond those warranties no specific performance warranties are provided under this SOW’ or set out the specific performance warranties.]

Appendix 2
Specification and Deliverables
[Insert detail of the Services and any Deliverables including reference to the Implementation Plan.]

Appendix 3
Pricing and Milestones
[Insert in table below]

Milestone	Work package	Milestone $	#Week
1
2
3
4
5
6
7
8
9
10
11
12
Total

▪	Include expenses,

This price is based on the scope detailed in Appendix 2.

Appendix 4
Dependencies and Assumptions

1.	For the purposes of clause 21 (Customer Dependencies) of the Agreement, the Customer Dependencies applicable to this SOW are as follows:

1.1.	[Insert clearly defined and bounded obligations]

2.	In addition, the Service Provider has made the following assumptions:

2.1.	[Insert]

Appendix 5
Key Personnel
In addition to those people identified as Key Personnel in Schedule 18 of the Agreement, for this SOW the following shall also be Key Personnel:

[Insert in table below]

Name	Role on project	Profile	Key Personnel (Y/N)

SCHEDULE 25

PARENT COMPANY GUARANTEE
DEED OF GUARANTEE

THIS DEED OF GUARANTEE is made the day of 2018
BETWEEN:

(1)
GENPACT LIMITED a company incorporated in Bermuda with company number 1398659 and registration number 39838, whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM, Bermuda (the “Guarantor”);

in favour of:

(2)	ASPEN INSURANCE UK SERVICES LIMITED a company incorporated in England with registered number 04270446, whose registered office is at 30 Fenchurch Street, London, EC3M 3BD;

(3)	ASPEN INSURANCE U.S. SERVICES, INC. a Delaware, US corporation, whose office is at 1209 Orange Street, Wilmington, DE 19801, United States; and

(4)	ASPEN BERMUDA LIMITED a company incorporated in Bermuda with company number 127314 and registration number 32866, whose registered office is at 141 Front Street, Hamilton HM 19, Bermuda,
(together, the “Beneficiaries”).
WHEREAS:

(A)	It is a condition of the Beneficiaries entering into the Guaranteed Agreement that the Guarantor executes and delivers this Deed of Guarantee to the Beneficiaries.

(B)
The Guarantor has agreed, in consideration of the Beneficiaries entering into the Guaranteed Agreement with the Service Provider, to guarantee all of the Service Provider's obligations under the Guaranteed Agreement.

(C)	It is the intention of the Parties that this document be executed and take effect as a deed.
Now in consideration of the Beneficiaries entering into the Guaranteed Agreement, the Guarantor hereby agrees with the Beneficiaries as follows:

1.	DEFINITIONS AND INTERPRETATION
In this Deed of Guarantee:

1.1	unless defined elsewhere in this Deed of Guarantee or the context requires otherwise, defined terms shall have the same meaning as they have for the purposes of the Guaranteed Agreement;

1.2	the words and phrases below shall have the following meanings:

1.2.1	“Guaranteed Agreement” means the business processing ‘Outsourcing Agreement’ made between the Beneficiaries and the Service Provider on or about the date of this Deed of Guarantee;

1.2.2	“Guaranteed Obligations” means all obligations and liabilities of the Service Provider to the Beneficiaries arising under or out of the Guaranteed Agreement;

1.2.3
"Guarantor Group" means the Guarantor and its subsidiary undertakings, any parent undertaking and any subsidiary undertakings of such parent undertaking from time to time where "subsidiary undertaking" and "parent undertaking" have the meanings given in the Companies Act 2006; and

1.2.4	“Service Provider” means Genpact International, Inc., a Delaware, US corporation, whose office is at 1155 Avenue of the Americas 4th Floor, New York, NY 10036.

1.3
references to this Deed of Guarantee and any provisions of this Deed of Guarantee or to any other document or agreement (including to the Guaranteed Agreement) are to be construed as references to this Deed of Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, restated, supplemented, substituted or novated from time to time;

1.4	unless the context otherwise requires, words importing the singular are to include the plural and vice versa;

1.5	references to a person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;

1.6	the words “other” and “otherwise” are not to be construed as confining the meaning of any following words to the class of thing previously stated where a wider construction is possible;

1.7	unless the context otherwise requires, reference to a gender includes the other gender and the neuter;

1.8
unless the context otherwise requires, references to an Act of Parliament, statutory provision or statutory instrument include a reference to that Act of Parliament, statutory provision or statutory instrument as amended, extended or re-enacted from time to time and to any regulations made under it;

1.9
unless the context otherwise requires, any phrase introduced by the words “including”, “includes”, “in particular”, “for example” or similar, shall be construed as illustrative and without limitation to the generality of the related general words;

1.10	references to Clauses and Schedules are, unless otherwise provided, references to Clauses of and Schedules to this Deed of Guarantee; and

1.11	references to liability are to include any liability whether actual, contingent, present or future.

2.	GUARANTEE AND INDEMNITY

2.1
The Guarantor irrevocably and unconditionally guarantees and undertakes to the Beneficiaries to procure that the Service Provider duly and punctually performs all of the Guaranteed Obligations now or hereafter due, owing or incurred by the Service Provider to the Beneficiaries.

2.2
The Guarantor irrevocably and unconditionally undertakes upon demand to pay to the Beneficiaries all monies and liabilities which are now or at any time hereafter shall have become payable by the Service Provider to the Beneficiaries under or in connection with the Guaranteed Agreement or in respect of the Guaranteed Obligations as if it were a primary obligor, save that nothing in this Deed of Guarantee shall be construed as imposing greater obligations or liabilities on the Guarantor than are purported to be imposed on the Service Provider under the Guaranteed Agreement.

2.3
If at any time the Service Provider shall fail to perform any of the Guaranteed Obligations, the Guarantor, as primary obligor, irrevocably and unconditionally undertakes to the Beneficiaries that, upon demand by the Beneficiaries it shall, at the cost and expense of the Guarantor:

2.3.1
fully, punctually and specifically perform (or procure the performance of) such Guaranteed Obligations as if it were itself a direct and primary obligor to the Beneficiaries in respect of the Guaranteed Obligations and liable as if the Guaranteed Agreement had been entered into directly by the Guarantor and the Beneficiaries; and

2.3.2
as a separate and independent obligation and liability, indemnify and keep the Beneficiaries indemnified against all losses, damages, costs and expenses (including VAT thereon, and including, without limitation, all court costs and all legal fees on a solicitor and own client basis, together with any disbursements,) of whatever nature which may result or which such Beneficiaries may suffer, incur or sustain arising in any way whatsoever out of a failure by the Service Provider to perform the Guaranteed Obligations save that this shall not be construed as imposing greater obligations or liabilities on the Guarantor than are purported to be imposed on the Service Provider under the Guaranteed Agreement. As a separate and independent obligation and liability from its obligations and liabilities under Clauses 2.1 to 2.3 above, the Guarantor as a primary obligor irrevocably and unconditionally undertakes to indemnify and keep the Beneficiaries indemnified on demand against all losses, damages, costs and expenses (including VAT thereon, and including, without limitation, all legal costs and expenses), of whatever nature, whether arising under statute, contract or at common law, which such Beneficiaries may suffer or incur if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal as if the obligation guaranteed had not become unenforceable, invalid or illegal provided that the Guarantor's liability shall be no greater than the Service Provider's liability would have been if the obligation guaranteed had not become unenforceable, invalid or illegal.

3.	OBLIGATION TO DISCUSS A NEW CONTRACT

3.1
If the Guaranteed Agreement is terminated for any reason, whether by the Beneficiaries or the Service Provider, or if the Guaranteed Agreement is disclaimed by a liquidator of the Service Provider or the obligations of the Service Provider are declared to be void or voidable for any reason, then the Guarantor will, at the request of the Beneficiaries, meet and discuss in good faith the replacement of the Service Provider with a member of the Guarantor Group of sufficient financial standing to enter into a contract with the Beneficiaries in terms mutatis mutandis the same as the Guaranteed Agreement and the obligations of such member of the Guarantor Group under such substitute agreement shall be the same as if such member of the Guarantor Group had been original obligor under the Guaranteed Agreement or under an agreement entered into on the same terms and at the same time as the Guaranteed Agreement with the Beneficiaries.

4.	DEMANDS AND NOTICES

4.1
Any demand or notice served by the Beneficiaries on the Guarantor under this Deed of Guarantee shall be in writing, addressed to Genpact (UK) Limited (company number: 04217635) and marked for the attention of Legal Counsel at:

4.1.1	its registered office from time to time (being, at the date of this Deed of Guarantee, 66 Buckingham Gate, 4th Floor, London SW1E 6AU); or

4.1.2
or such other address in England and Wales or facsimile number as the Guarantor has from time to time notified to the Beneficiaries in writing in accordance with the terms of this Deed of Guarantee as being an address or facsimile number for the receipt of such demands or notices.

4.2	Any notice or demand served on the Guarantor or the Beneficiaries under this Deed of Guarantee shall be deemed to have been served:

4.2.1	if delivered by hand, at the time of delivery;

4.2.2	if posted, at 10.00 a.m. on the second Business Day after it was put into the post; or

4.2.3	if sent by facsimile, at the time of despatch, if despatched before 5.00 p.m. on any Business Day, and in any other case at 10.00 a.m. on the next Business Day.

4.3
In proving service of a notice or demand on the Guarantor or the Beneficiaries it shall be sufficient to prove that delivery was made, or that the envelope containing the notice or demand was properly addressed and posted as a prepaid first class recorded delivery letter, or that the facsimile message was properly addressed and despatched, as the case may be.

4.4	Any notice purported to be served on the Beneficiaries under this Deed of Guarantee shall only be valid when received in writing by the Beneficiaries.

5.	BENEFICIARYS’ PROTECTIONS

5.1
The Guarantor shall not be discharged or released from this Deed of Guarantee by any arrangement made between the Service Provider and the Beneficiaries (whether or not such arrangement is made with or without the assent of the Guarantor) or by any amendment to or termination of the Guaranteed Agreement or by any forbearance or indulgence whether as to payment, time, performance or otherwise granted by the Beneficiaries in relation thereto (whether or not such amendment, termination, forbearance or indulgence is made with or without the assent of the Guarantor) or by the Beneficiaries doing (or omitting to do) any other matter or thing which but for this provision might exonerate the Guarantor.

5.2	This Deed of Guarantee shall be a continuing security for the Guaranteed Obligations and accordingly:

5.2.1
it shall not be discharged, reduced or otherwise affected by any partial performance (except to the extent of such partial performance) by the Service Provider of the Guaranteed Obligations or by any omission or delay on the part of the Beneficiaries in exercising its rights under this Deed of Guarantee;

5.2.2
it shall not be affected by any dissolution, amalgamation, reconstruction, reorganisation, change in status, function, control or ownership, insolvency, liquidation, administration, appointment of a receiver, voluntary arrangement, any legal limitation or other incapacity, of the Service Provider, the Beneficiaries, the Guarantor or any other person;

5.2.3
if, for any reason, any of the Guaranteed Obligations shall prove to have been or shall become void or unenforceable against the Service Provider for any reason whatsoever, the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were principal debtor in respect thereof; and

5.2.4
the rights of the Beneficiaries against the Guarantor under this Deed of Guarantee are in addition to, shall not be affected by and shall not prejudice, any other security, guarantee, indemnity or other rights or remedies available to the Beneficiaries.

5.3	The Beneficiaries shall be entitled to exercise its rights and to make demands on the Guarantor under this Deed of Guarantee as often as it wishes and the making of a demand (whether effective, partial or defective) in respect of the breach by the Service Provider of any Guaranteed Obligation shall not preclude the Beneficiaries from making a further demand in respect of the same or some other default in respect of the same Guaranteed Obligation.

5.4
The Beneficiaries shall not be obliged before taking steps to enforce this Deed of Guarantee against the Guarantor to obtain judgment against the Service Provider or the Guarantor or any third party in any court, or to make or file any claim in a bankruptcy or liquidation of the Service Provider or any third party, or to take any action whatsoever against the Service Provider or the Guarantor or any third party or to resort to any other security or guarantee or other means of payment. No action (or inaction) by the Beneficiaries in respect of any such security, guarantee or other means of payment shall prejudice or affect the liability of the Guarantor hereunder.

5.5
The Beneficiaries’ rights under this Deed of Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Beneficiaries deems expedient.

5.6
Any waiver by the Beneficiaries of any terms of this Deed of Guarantee, or of any Guaranteed Obligations shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

5.7
Any release, discharge or settlement between the Guarantor and the Beneficiaries shall be conditional upon no security, disposition or payment to the Beneficiaries by the Guarantor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Beneficiaries shall be entitled to enforce this Deed of Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made. The Beneficiaries shall be entitled to retain this security after as well as before the payment, discharge or satisfaction of all monies, obligations and liabilities that are or may become due owing or incurred to the Beneficiaries from the Guarantor for such period as the Beneficiaries may determine.

6.	GUARANTOR INTENT

6.1
Without prejudice to the generality of Clause 5 (Beneficiaries’ Protections), the Guarantor expressly confirms that it intends that this Deed of Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Guaranteed Agreement and any associated fees, costs and/or expenses.

7.	RIGHTS OF SUBROGATION

7.1
The Guarantor shall, at any time when there is any default in the performance of any of the Guaranteed Obligations by the Service Provider and/or any default by the Guarantor in the performance of any of its obligations under this Deed of Guarantee, exercise any rights it may have:

7.1.1	of subrogation and indemnity;

7.1.2	to take the benefit of, share in or enforce any security or other guarantee or indemnity for the Service Provider’s obligations; and

7.1.3	to prove in the liquidation or insolvency of the Service Provider, only after obtaining the Beneficiaries’ written consent and shall hold any amount recovered as a result of the exercise of such rights up to such amount as the Beneficiaries determines in its sole discretion represents the amount of the Guarantor’s liabilities under this Deed of Guarantee (the “Guarantee Estimate Amount”) on trust for the Beneficiaries and pay the same to the Beneficiaries on first demand. The Guarantor may retain for its own account or otherwise deal with any such amounts recovered in excess of the Guarantee Estimate Amount as the Guarantor may determine in its sole discretion. The Guarantor hereby confirms that it has not taken any security from the Service Provider (other than cross-indemnities or other security taken in the ordinary course of its financial arrangements with members of the Guarantor Group and that is unrelated to this Deed of Guarantee) and agrees not to do take any further security (other than security taken in the ordinary course of its financial arrangements with members of the Guarantor Group and that is unrelated to this Deed of Guarantee) until the Beneficiaries receives all moneys payable hereunder and will hold any security taken in breach of this Clause on trust for the Beneficiaries.

8.	DEFERRAL OF RIGHTS

8.1
Until all amounts which may be or become payable by the Service Provider under or in connection with the Guaranteed Agreement have been irrevocably paid in full, the Guarantor agrees that, without the prior written consent of the Beneficiaries, it will not:

8.1.1	claim any contribution from any other guarantor of the Service Provider’s obligations under the Guaranteed Agreement; or

8.1.2
take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries under the Guaranteed Agreement or of any other guarantee or security taken pursuant to, or in connection with, the Guaranteed Agreement.

8.2
Until all amounts which may be or become payable by the Service Provider under or in connection with the Guaranteed Agreement have been irrevocably paid in full, the Guarantor agrees that, without the prior written consent of the Beneficiaries, it will not following the occurrence of a Financial Distress Event:

8.2.1	exercise any rights it may have to be indemnified by the Service Provider in relation to the Guaranteed Obligations;

8.2.2	demand or accept repayment in whole or in part of any indebtedness now or hereafter due from the Service Provider; or

8.2.3	claim any set‑off or counterclaim against the Service Provider.

8.3
If the Guarantor receives any payment or other benefit or exercises any set off or counterclaim or otherwise acts in breach of this Clause 8, anything so received and any benefit derived directly or indirectly by the Guarantor therefrom shall be held on trust for the Beneficiaries and applied in or towards discharge of its obligations to the Beneficiaries under this Deed of Guarantee.

9.	REPRESENTATIONS AND WARRANTIES

9.1	The Guarantor hereby represents and warrants to the Beneficiaries that:

9.1.1
the Guarantor is duly incorporated and is a validly existing company under the laws of its place of incorporation, has the capacity to sue or be sued in its own name and has power to carry on its business as now being conducted and to own its property and other assets;

9.1.2
the Guarantor has full power and authority to execute, deliver and perform its obligations under this Deed of Guarantee and no limitation on the powers of the Guarantor will be exceeded as a result of the Guarantor entering into this Deed of Guarantee;

9.1.3
the execution and delivery by the Guarantor of this Deed of Guarantee and the performance by the Guarantor of its obligations under this Deed of Guarantee have been duly authorised by all necessary corporate action and do not contravene or conflict with:

(i)	the Guarantor's memorandum and articles of association or other equivalent constitutional documents;

(ii)	any existing law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(iii)	the terms of any agreement or other document to which the Guarantor is a Party or which is binding upon it or any of its assets;

9.1.4
all governmental and other authorisations, approvals, licences and consents, required or desirable, to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Deed of Guarantee, and to make this Deed of Guarantee admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect; and

9.1.5	this Deed of Guarantee is the legal valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

10.	PAYMENTS AND SET-OFF

10.1
All sums payable by the Guarantor under this Deed of Guarantee shall be paid without any set-off, lien or counterclaim, deduction or withholding, howsoever arising, except for those required by law, and if any deduction or withholding must be made by law, the Guarantor will pay that additional amount which is necessary to ensure that the Beneficiaries receives a net amount equal to the full amount which it would have received if the payment had been made without the deduction or withholding.

10.2	The Guarantor shall pay interest on any amount due under this Deed of Guarantee at the rate of interest for late payments set out in the Guaranteed Agreement.

10.3	The Guarantor will reimburse the Beneficiaries for all legal and other costs (including VAT) incurred by the Beneficiaries in connection with the enforcement of this Deed of Guarantee.

11.	GUARANTOR'S ACKNOWLEDGEMENT

11.1
The Guarantor warrants, acknowledges and confirms to the Beneficiaries that it has not entered into this Deed of Guarantee in reliance upon, nor has it been induced to enter into this Deed of Guarantee by any representation, warranty or undertaking made by or on behalf of the Beneficiaries (whether express or implied and whether pursuant to statute or otherwise) which is not set out in this Deed of Guarantee.

12.	ASSIGNMENT

12.1
The Beneficiaries shall be entitled to assign or transfer the benefit of this Deed of Guarantee at any time to any party to which the Guaranteed Agreement has or is being assigned, without the consent of the Guarantor being required and any such assignment or transfer shall not release the Guarantor from its liability under this Guarantee.

12.2	The Guarantor may not assign or transfer any of its rights and/or obligations under this Deed of Guarantee.

13.	SEVERANCE

13.1
If any provision of this Deed of Guarantee is held invalid, illegal or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed and the remainder of the provisions hereof shall continue in full force and effect as if this Deed of Guarantee had been executed with the invalid, illegal or unenforceable provision eliminated.

14.	THIRD PARTY RIGHTS

14.1
A person who is not a Party to this Deed of Guarantee shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed of Guarantee. This Clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

15.	GOVERNING LAW

15.1	This Deed of Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in all respects in accordance with English law.

15.2
The Guarantor irrevocably agrees for the benefit of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any dispute which may arise out of or in connection with this Deed of Guarantee and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

15.3
Nothing contained in this Clause shall limit the rights of the Beneficiaries to take proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

15.4
The Guarantor irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

15.5
The Guarantor hereby irrevocably designates, appoints and empowers Genpact (UK) Limited (company number: 04217635) at its registered office from time to time (being, at the date of this Deed of Guarantee, 66 Buckingham Gate, 4th Floor, London SW1E 6AU) to act as its authorised agent to receive notices, demands, service of process and any other legal summons in England and Wales for the purposes of any legal action or proceeding brought or to be brought by the Beneficiaries in respect of this Deed of Guarantee. The Guarantor hereby irrevocably consents to the service of notices and demands, service of process or any other legal summons served in such way.

IN WITNESS whereof the Guarantor has caused this instrument to be executed and delivered as a Deed the day and year first before written.

EXECUTED as a DEED by    ) /s/ Heather White
Genpact Limited acting by:
Heather White
Senior Vice President, Senior Counsel & Secretary